UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Aerojet Rocketdyne Holdings, Inc. (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED JANUARY 30, 2023

222 N. Pacific Coast Highway, Suite 500
El Segundo, California 90245
ALL-CASH ACQUISITION PROPOSED

STOCKHOLDER APPROVAL REQUIRED

[   ], 2023
Dear Fellow Stockholders:
On December 18, 2022, Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (“Aerojet Rocketdyne”), announced that it had entered into a definitive agreement to be acquired by L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), in an all-cash transaction. Stockholder approval of the Merger Agreement and the transactions contemplated thereby is required to consummate the transactions contemplated by the Merger Agreement.
You are cordially invited to attend a Special Meeting of stockholders of Aerojet Rocketdyne that will be held at [   ] Pacific Time, on [   ] 2023, to consider and vote on a proposal to adopt the Merger Agreement and the related merger (the “Special Meeting”). The Special Meeting will be a completely virtual meeting of stockholders conducted via live webcast. You will be able to attend the Special Meeting on the Internet and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/AJRD2023SM. Details regarding how to attend the Special Meeting online and the business to be presented at the Special Meeting can be found in the accompanying Notice of Special Meeting.
At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 17, 2022 (as amended, modified or supplemented from time to time, the “Merger Agreement”), under which Aquila Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of L3Harris (“Merger Sub”), will, upon the terms and subject to the conditions of the Merger Agreement, merge with and into Aerojet Rocketdyne, with Aerojet Rocketdyne surviving as a wholly owned subsidiary of L3Harris (the “Merger”). You will also be asked to consider and vote on a non-binding, advisory proposal to approve certain compensation that may become payable to Aerojet Rocketdyne’s named executive officers in connection with our proposed Merger with L3Harris.
If the Merger is completed, unless you have properly exercised your appraisal rights, you will be entitled to receive (A) $58.00 per share in cash, plus (B) if the closing date occurs after September 17, 2023, an amount in cash equal to (i) $0.0025 multiplied by (ii) the number of calendar days elapsed after September 17, 2023 to and including the closing date, subject to any required tax withholding. The $58.00 per share price represents a premium of approximately 37% to Aerojet Rocketdyne’s closing stock price on August 15, 2022 (the last full day of unaffected trading of Aerojet Rocketdyne’s common stock).
Our proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of Aerojet Rocketdyne’s board of directors in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.
The board of directors of Aerojet Rocketdyne supports the Merger. After considering the factors more fully described in the enclosed proxy statement, our board of directors: (1) has determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are advisable and fair to and in the best interests of Aerojet Rocketdyne and Aerojet Rocketdyne’s stockholders; (2) has approved and declared advisable the Merger Agreement, the Merger and the transactions contemplated thereby in accordance with the requirements of the Delaware General Corporation Law (“DGCL”); (3) has directed that the Merger Agreement be submitted to the stockholders of Aerojet Rocketdyne for adoption; and (4) recommends that Aerojet Rocketdyne stockholders vote in favor of the adoption of the Merger Agreement and the transactions contemplated thereby at the Special Meeting.
The board of directors recommends that you vote:
“FOR” Proposal 1 - The adoption of the Merger Agreement and the transactions contemplated thereby;
“FOR” Proposal 2 - The adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and the transactions contemplated thereby at the time of the Special Meeting; and
“FOR” Proposal 3 - The non-binding, advisory proposal to approve certain compensation payable to Aerojet Rocketdyne’s named executive officers in connection with the Merger.
YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. WE CANNOT COMPLETE THE MERGER UNLESS THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY IS APPROVED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF AEROJET ROCKETDYNE COMMON STOCK AS OF THE RECORD DATE.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals for stockholder consideration contained in this proxy statement without your instructions.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
[   ]
On behalf of the board of directors and the management of Aerojet Rocketdyne Holdings, Inc., I extend our appreciation for your continued support.
Sincerely,

Aerojet Rocketdyne Holdings, Inc.

Eileen P. Drake Chief Executive Officer and President
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
This proxy statement is dated [   ], 2023 and is first being mailed to stockholders on or about [   ], 2023.

AEROJET ROCKETDYNE HOLDINGS, INC.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
DATE	TIME	RECORD DATE
[ ]	[ ]	[ ]
HOW TO CAST YOUR VOTE
It is important that your shares be represented and voted at the Special Meeting. You may vote your shares by voting electronically at the Special Meeting by visiting www.virtualshareholdermeeting.com/AJRD2023SM and following the instructions, or by submitting a proxy by Internet, telephone or mail. Participants in the Aerojet Rocketdyne Retirement Savings Plan should use the enclosed proxy card to provide voting instructions to Fidelity Management Trust Company. See details under the heading “How do I vote?” on page 16.
ONLINE	BY PHONE	BY MAIL
Vote online at www.proxyvote.com. You may also vote online during the Special Meeting at www.virtualshareholdermeeting.com/AJRD2023SM	Vote by phone by calling 1(800) 690-6903	If you have received a printed version of these proxy materials you may vote by mail using the postage-paid envelope provided
HOW TO ATTEND THE SPECIAL MEETING
•	Attend the Special Meeting of stockholders online at www.virtualshareholdermeeting.com/AJRD2023SM.
•	To participate in the Special Meeting, you will need the control number included on your proxy card or in the instructions that accompanied your proxy materials.
•
The Record Date for the Special Meeting is [   ]. This means you are entitled to receive notice of the Special Meeting and vote shares at the Special Meeting if you were a stockholder of record as of the close of business on [   ].

ITEMS OF BUSINESS
Proposal 1	The adoption of the Merger Agreement and the transactions contemplated thereby;
Proposal 2
The adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and the transactions contemplated thereby at the time of the Special Meeting; and

Proposal 3	The non-binding, advisory proposal to approve certain compensation payable to Aerojet Rocketdyne’s named executive officers in connection with the Merger.
By Order of the Board of Directors,

Joseph E. Chontos
General Counsel and Corporate Secretary

i

ANNEX A	Agreement and Plan of Merger
ANNEX B	Opinion, dated December 17, 2022, of Citigroup Global Markets Inc.
ANNEX C	Opinion, dated December 17, 2022, of Evercore Group L.L.C.
ANNEX D	Section 262 of the Delaware General Corporation Law
ii

SUMMARY
This summary highlights selected information contained in this proxy statement, including as to the Merger Agreement and the Merger. We encourage you to, and you should, carefully read this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, because this summary may not contain all of the information that may be important to you in determining how to vote. We have included page references to direct you to a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information.”
Except as otherwise specifically noted in this proxy statement, “Aerojet Rocketdyne,” “we,” “our,” “us,” the “Company” and similar words refer to Aerojet Rocketdyne Holdings, Inc. Throughout this proxy statement, we refer to L3Harris Technologies, Inc. as “L3Harris” and “Parent,” Aquila Merger Sub Inc. as “Merger Sub” and Aerojet Rocketdyne, L3Harris and Merger Sub each as a “party” and together as the “parties.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of December 17, 2022 (as amended, modified or supplemented from time to time), by and among L3Harris, Merger Sub and Aerojet Rocketdyne as the “Merger Agreement”; our common stock, par value $0.10 per share, as “Aerojet Rocketdyne Common Stock”; and the holders of shares of Aerojet Rocketdyne Common Stock as “Aerojet Rocketdyne stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.
The Companies (page 21)
Aerojet Rocketdyne Holdings, Inc.
Aerojet Rocketdyne is primarily a technology-based engineering and manufacturing company that develops and produces specialized power and propulsion systems, as well as armament systems. It develops and manufactures liquid and solid rocket propulsion, air-breathing hypersonic engines, and electric power and propulsion for space, defense, civil and commercial applications.
Aerojet Rocketdyne operates as a merchant supplier in the aerospace and defense industry. The Company has over 5,200 employees and 13 operating locations throughout the U.S.
Aerojet Rocketdyne acts as either a prime contractor, selling directly to the end user, or as a subcontractor, selling products to prime contractors. The principal end user customers of our products and technologies are primarily agencies of the U.S. government.
Aerojet Rocketdyne’s Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AJRD.” The Company is headquartered at 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245 and its telephone number is (310) 252-8100.
Additional information about Aerojet Rocketdyne is contained in our public filings, certain of which are incorporated by reference herein. For more information, see the sections of this proxy statement entitled “Where You Can Find Additional Information” and “The Companies — Aerojet Rocketdyne Holdings, Inc.”
L3Harris Technologies, Inc.
L3Harris is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. L3Harris provides advanced defense and commercial technologies across space, air, land, sea and cyber domains. L3Harris supports government and commercial customers in more than 100 countries, with its largest customers being various departments and agencies of the U.S. government and their prime contractors. L3Harris’s products, systems and services have defense and civil government applications, as well as commercial applications. As of December 31, 2021, L3Harris had approximately 47,000 employees, including approximately 19,000 engineers and scientists.
L3Harris’s common stock is listed on the NYSE under the symbol “LHX”. L3Harris is headquartered at 1025 West Nasa Boulevard, Melbourne, Florida 32919 and its telephone number is (321) 727-9100.

Aquila Merger Sub Inc.
Merger Sub is a wholly owned subsidiary of L3Harris that will function as the merger subsidiary in the Merger. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement (the “Transactions”) and it has not carried on any activities on or before the date of this proxy statement, except for activities incidental to its formation and activities in connection with L3Harris’s acquisition of the Company. Upon completion of the Merger, Merger Sub will merge with and into Aerojet Rocketdyne, with Aerojet Rocketdyne continuing as the surviving corporation in the Merger, and Merger Sub will cease to exist (the “Merger”). For more information, see the section of this proxy statement entitled “The Companies — Aquila Merger Sub Inc.”
Merger Sub’s principal executive offices are located at c/o L3Harris Technologies, Inc., 1025 West Nasa Boulevard, Melbourne, Florida 32919 and its telephone number is (321) 727-9100.
The Special Meeting (page 22)
Date, Time and Place of the Special Meeting
The Special Meeting of Aerojet Rocketdyne’s stockholders (the “Special Meeting”) will be held at [   ], on [   ], at [   ] local time.
Purposes of the Special Meeting
At the Special Meeting, Aerojet Rocketdyne stockholders will be asked to consider and vote on the following proposals:
•
to approve and adopt the Agreement and Plan of Merger, dated as of December 17, 2022 (as amended, modified or supplemented from time to time, the “Merger Agreement”), by and among the Company, L3Harris and Merger Sub (the “Merger Proposal”);

•
to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, the value of which is disclosed in the table in the section of this proxy statement entitled “The Merger — Interests of Aerojet Rocketdyne’s Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to Aerojet Rocketdyne’s Named Executive Officers in Connection with the Transaction” (the “Compensation Proposal”); and

•
to approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum (the “Adjournment Proposal”).

Aerojet Rocketdyne stockholders must approve the Merger Proposal for the Merger to occur. If our stockholders fail to approve the Merger Proposal, the Merger will not occur. For more information, see the sections of this proxy statement entitled “The Special Meeting” and “The Merger Agreement.”
No matters other than the proposals set forth above will be brought before the Special Meeting.
Aerojet Rocketdyne’s board of directors (the “Board”) has approved, adopted and declared advisable the Merger Agreement and the Transactions, including the Merger, and determined that the Merger Agreement and the Transactions are advisable and fair to, and in the best interests of, the Company and its stockholders. The Board has directed that the Merger Agreement be submitted to the Company’s stockholders for their consideration at the Special Meeting and recommends that the Company’s stockholders vote “FOR” the Merger Proposal and “FOR” the other proposals to be considered at the Special Meeting.
Record Date, Notice and Quorum
The holders of record of outstanding shares of Aerojet Rocketdyne Common Stock, as of the close of business on [   ], the record date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting. As of the close of business on the record date, [   ] shares of Common Stock were outstanding and entitled to vote at the Special Meeting.

The presence at the Special Meeting, virtually or represented by proxy, of the holders of at least a majority of the voting power of the issued and outstanding Common Stock of Aerojet Rocketdyne will constitute a quorum at the Special Meeting. A quorum is necessary to transact business at the Special Meeting. If a quorum is not present at the Special Meeting, we expect that the Special Meeting will be adjourned to a later date.
An abstention occurs when a stockholder attends a meeting, either virtually or by proxy, but abstains from voting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum. If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf as to any of the proposals, and your shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting.
Required Vote
Each share of Common Stock outstanding as of the close of business on the record date is entitled to one vote on each of the proposals to be considered at the Special Meeting.
For the Company to complete the Merger, a majority of the outstanding shares of Aerojet Rocketdyne Common Stock must vote “FOR” the Merger Proposal, assuming a quorum is present. An abstention as to the Merger Proposal, or a failure to vote your shares of Common Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” this proposal.
Approval of each of (i) the Compensation Proposal and (ii) the Adjournment Proposal requires the affirmative vote of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and that vote thereon, but is not a condition to the completion of the Merger. An abstention as to either proposal or a failure to return your proxy card or otherwise vote your shares of Common Stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have no effect on these proposals, assuming a quorum is present.
As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, approximately [   ] shares of Common Stock, or approximately [ ]% of the outstanding shares of Common Stock entitled to vote at the Special Meeting. Our directors and executive officers have informed us that they intend to vote all of their shares of Common Stock: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Voting; Proxies; Revocation
To ensure that your shares of Common Stock are voted at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting virtually.
Shares of Common Stock Held in the Stock Fund of the Aerojet Rocketdyne Retirement Savings Plan
If you are a participant in the Aerojet Rocketdyne Retirement Savings Plan, the enclosed proxy card will also serve to provide voting instructions to by Fidelity Management Trust Company, the trustee of the Aerojet Rocketdyne Retirement Savings Plan (the “Trustee”), with respect to any shares of the Stock Fund attributable to your account under the Aerojet Rocketdyne Retirement Savings Plan. You may provide such instructions to the Trustee by following the instructions on the proxy card. If you provide voting instructions by mail, telephone, or the Internet, the Trustee will vote your shares as you have directed (or not vote your shares, if that is your direction). If you do not provide voting instructions, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received voting instructions. You must submit voting instructions to the Trustee by no later than 11:59 p.m. Eastern time on [ ], in order for your shares to be voted as you have directed by the Trustee at the Special Meeting. Aerojet Rocketdyne Retirement Savings Plan participants may not vote their Plan shares virtually at the Special Meeting.

Shares of Common Stock Held by Record Holder
If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.
Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address specified on the enclosed proxy card. Your shares of Common Stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.
Submit a Proxy Card by Mail. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the Special Meeting, your shares of Common Stock will be voted in the manner directed by you on your proxy card. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy card or vote by telephone or via the Internet, and you are a holder of record on the record date, unless you attend the Special Meeting virtually and vote electronically, your shares of Common Stock will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, which will have the same effect as a vote “AGAINST” the Merger Proposal and, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal.
Shares of Common Stock Held in “Street Name”
If your shares of Common Stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.
In accordance with applicable stock exchange rules, brokers, banks and other nominees that hold shares of Common Stock in “street name” for their customers do not have discretionary authority to vote the shares as to (i) the Merger Proposal, (ii) the Compensation Proposal or (iii) the Adjournment Proposal. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they cannot vote such shares as to these proposals. Therefore, unless you attend the Special Meeting virtually with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of Common Stock not being present at the meeting and not being voted on any of the proposals. As a result, a failure to vote your shares of Common Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf) will have the same effect as a vote “AGAINST” the Merger Proposal, but it will have no effect on the other proposals, assuming a quorum is present.
If you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction card. However, even if you plan to attend the Special Meeting via the Internet, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting via the Internet.
Revocation of Proxies
Any person giving a proxy under this solicitation has the power to revoke and change it before it is voted. If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Special Meeting by:
•
submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to [ ] on [ ], or by completing, signing, dating and returning a new proxy card by mail to the Company;

•	attending the Special Meeting virtually and voting electronically; or
•	delivering a written notice of revocation by mail to the Company, in care of the Corporate Secretary, at our headquarters, 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245.

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the Special Meeting.
If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting electronically at the Special Meeting if you obtain a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote electronically at the Special Meeting.
The Merger and the Merger Consideration (page 27)
Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into Aerojet Rocketdyne, and Aerojet Rocketdyne will continue as the surviving corporation and as a wholly owned subsidiary of L3Harris (the “Surviving Corporation”). As a result of the Merger, Aerojet Rocketdyne will cease to be a publicly traded company and all outstanding shares of Aerojet Rocketdyne Common Stock will be canceled and converted into the right to receive, subject to applicable withholding taxes, (A) $58.00 per share in cash, plus (B) if the closing date occurs after September 17, 2023, an amount in cash equal to (i) $0.0025 multiplied by (ii) the number of calendar days elapsed after September 17, 2023 to and including the closing date (the “Additional Consideration” and, together with the $58.00 per share in cash, the “Price Per Share” or “Merger Consideration”) except for (i) any shares held by Aerojet Rocketdyne or any wholly owned subsidiary of Aerojet Rocketdyne (or held in Aerojet Rocketdyne’s treasury), including shares of Common Stock reserved for issuance under any of our equity and performance incentive plans or Aerojet Rocketdyne’s Amended and Restated 2013 Employee Stock Purchase Plan (the “ESPP”), but not including any shares of Common Stock held by any of our employee and performance incentive plans or trusts related thereto, (ii) any shares held, directly or indirectly, by L3Harris or Merger Sub, and (iii) any shares owned by stockholders who are entitled to and who properly exercise appraisal rights under the DGCL. You will not own any shares of the capital stock of the Surviving Corporation upon the consummation of the Merger.
After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder of Aerojet Rocketdyne (except that stockholders who properly exercise their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined under an appraisal proceeding as contemplated by Delaware law, as described below in the section of this proxy statement captioned “The Merger — Appraisal Rights”).
The Merger Agreement provides that, promptly after the Effective Time of the Merger, a designated paying agent will send each holder of record of a certificate representing shares of Aerojet Rocketdyne Common Stock or of uncertificated shares of Aerojet Rocketdyne Common Stock immediately before the Effective Time of the Merger a customary letter of transmittal and instructions advising such holder as to how to surrender or transfer such shares of Common Stock in exchange for the Merger Consideration. The paying agent will promptly pay such holders the Merger Consideration upon (i) the surrender of a certificate representing shares of Common Stock to the paying agent (or compliance with the reasonable procedures established by the paying agent for transfer of uncertificated shares) and (ii) delivery of a properly completed letter of transmittal and any other documents reasonably required by the paying agent or L3Harris. Interest will not be paid or accrue in respect of cash payments. The amount of any cash payments paid to you will be reduced by any applicable withholding taxes.
You should not surrender your shares of Aerojet Rocketdyne Common Stock without a letter of transmittal.
See the section of this proxy statement captioned “The Merger Agreement — Payment for Common Stock in the Merger.”
Treatment of Outstanding Equity Awards (page 67)
At the Effective Time, each outstanding unvested Aerojet Rocketdyne restricted Common Stock award (“Restricted Stock Award”) will automatically (i) vest and be canceled and (ii) be converted into the right to receive (subject to any applicable withholdings) an amount in cash equal to the product of the Price Per Share multiplied by the total number of shares subject to such Restricted Stock Award, together with any accrued and unpaid dividends corresponding to such Restricted Stock Award. The total number of shares subject to a performance-based Restricted Stock Award will be based on deemed achievement of maximum performance.
At the Effective Time, each outstanding stock appreciation right (“SAR”) with respect to shares of Aerojet Rocketdyne Common Stock will be canceled and converted into the right to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the total number of shares of Aerojet Rocketdyne Common Stock subject to such SAR multiplied by (ii) the excess, if any, of the Price Per Share over the per share base price of such SAR. Each outstanding SAR with respect to which the per share base price equals or exceeds the Price Per Share will be canceled for no consideration at the Effective Time.
At the Effective Time, each outstanding unvested Aerojet Rocketdyne restricted stock unit award (“RSU Award”) granted before the execution of the Merger Agreement will automatically (i) vest and be canceled and (ii) be converted into the right to receive (subject to any applicable withholdings) an amount in cash equal to the product of the Price Per Share multiplied by the total number of shares subject to such vested RSU Award, together with any accrued and unpaid dividends corresponding to such vested RSU Award. The total number of shares subject to a performance-based RSU Award will be based on deemed achievement of maximum performance.
At the Effective Time, each outstanding unvested RSU Award granted on or after the date of the execution of the Merger Agreement (each, a “Post-Signing RSU Award”), excluding any such award granted to a non-employee director, will be canceled. With respect to each canceled Post-Signing RSU Award:
•
for each former Post-Signing RSU Award holder who remains employed with L3Harris or its subsidiaries as of the L3Harris RSU Award grant date (which grant date will be within 30 days of the closing date), L3Harris will grant an award of L3Harris restricted stock units (each such replacement award, a “L3Harris RSU Award”) with respect to a number of shares of L3Harris common stock, rounded up to the nearest whole number equal to the product of the total number of shares of Aerojet Rocketdyne Common Stock subject to such canceled Post-Signing RSU Award multiplied by the Equity Award Exchange Ratio (as defined in the Merger Agreement), where (x) such L3Harris RSU Award will vest

•	on the same vesting schedule as the canceled Post-Signing RSU Award, based on continued service following the Effective Time through each applicable vesting date, and
•
upon an earlier termination of employment or service by L3Harris or its affiliates without cause or, solely with respect to any member of the Executive Leadership Team, an earlier resignation for good reason, and

(y)
such L3Harris RSU Award will otherwise continue to have, and be subject to, the same terms and conditions as applied to the corresponding Post-Signing RSU Award immediately prior to the Effective Time, or

•
for each former Post-Signing RSU Award holder who is employed by Aerojet Rocketdyne as of immediately prior to the Effective Time and who does not remain employed with L3Harris and its subsidiaries as of the L3Harris RSU Award grant date, such former holder will be entitled to receive (subject to any applicable withholdings), an amount in cash equal to the product of the Price Per Share multiplied by the total number of shares of Aerojet Rocketdyne Common Stock subject to such canceled Post-Signing RSU Award, together with any accrued and unpaid dividends corresponding to such Post-Signing RSU Award.

The “Equity Award Exchange Ratio” means, with respect to each Post-Signing RSU, the quotient determined by dividing (a) the Price Per Share by (b) the volume weighted average of the closing sale prices per share of the L3Harris common stock on the NYSE, as reported in the New York City edition of The Wall Street Journal (or, if not reported thereby, as reported in another authoritative source), on each of the five (5) full consecutive trading days ending on and including the third (3rd) business day prior to the closing date (the “Parent Stock Price”).

Conditions to Completion of the Merger (page 82)
Each party’s obligation to complete the Merger is subject to the satisfaction or waiver at or before the Effective Time of the following conditions:
•	the Merger Proposal having been adopted by the holders of at least a majority of our outstanding Common Stock (the “Required Company Stockholder Vote”);
•
no law, order or injunction or similar order having been enacted, issued or promulgated by a governmental entity of competent jurisdiction over either party that is in effect and that prohibits or makes illegal the consummation of the Merger (the “Prohibition Condition”); and

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) (the “Antitrust Condition”).
The respective obligations of L3Harris and Merger Sub to complete the Merger are subject to the satisfaction or waiver by L3Harris and Merger Sub on or before the Effective Time of certain additional conditions, including:
•
the accuracy of the representations and warranties of the Company as of the date of the Merger Agreement and the closing date (except to the extent such representation and warranty speaks as of any earlier date, in which case such representation and warranty will be true and correct as of such earlier date), subject to certain materiality standards described in the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Merger”;

•	the performance by the Company in all material respects of the covenants and obligations required to be performed or complied with under the Merger Agreement at or before the closing; and
•	the absence of any Company Material Adverse Effect that has occurred and is continuing.
The obligation of the Company to complete the Merger is subject to the satisfaction or waiver by the Company on or before the Effective Time of certain additional conditions, including:
•
the accuracy of the representations and warranties of L3Harris and Merger Sub as of date of the Merger Agreement and the closing date (except to the extent such representation and warranty speaks as of any earlier date, in which case such representation and warranty will be true and correct as of such earlier date), subject to certain materiality standards described in the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Merger”; and

•
the performance by each of L3Harris and Merger Sub in all material respects of the covenants and obligations required to be performed or complied with under the Merger Agreement at or before the closing.

Recommendation of the Board of Directors (page 36)
After considering various factors described in the section of this proxy statement captioned “The Merger — Reasons for the Merger; Recommendation of the Aerojet Rocketdyne Board,” Aerojet Rocketdyne’s board of directors: (1) determined that the Merger is advisable and fair to and in the best interests of the Company and its stockholders; (2) approved the Merger Agreement and approved the Merger, in accordance with the requirements of the DGCL; (3) directed that the Merger Agreement be submitted to the stockholders of Aerojet Rocketdyne for adoption; and (4) recommends that Aerojet Rocketdyne stockholders vote in favor of the adoption of the Merger Agreement. The Company’s board of directors recommends that you vote: (1) “FOR” the adoption of the Merger Agreement and the transactions contemplated thereby (the “Board Recommendation”); (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and the transactions contemplated thereby at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to Aerojet Rocketdyne’s named executive officers in connection with the Merger.

Reasons for the Merger (page 36)
For a description of the reasons considered by the Board in resolving to recommend in favor of the approval of the Merger Proposal, see the section of this proxy statement entitled “The Merger — Reasons for the Merger; Recommendation of the Aerojet Rocketdyne Board.”
Opinion of Citigroup Global Markets Inc. (page 39)
Aerojet Rocketdyne retained Citigroup Global Markets Inc. (“Citi”) to provide financial advisory services in connection with a possible transaction involving Aerojet Rocketdyne. In connection with Citi’s engagement, Aerojet Rocketdyne’s board of directors requested that Citi evaluate the fairness, from a financial point of view, to the holders of shares of Aerojet Rocketdyne Common Stock of the consideration of $58.00 per share to be received in the proposed Merger by such holders pursuant to the terms and subject to the conditions set forth in the Merger Agreement. On December 17, 2022, at a meeting of the Aerojet Rocketdyne board of directors held to evaluate the proposed Merger, Citi rendered to the Aerojet Rocketdyne board of directors an oral opinion, subsequently confirmed by delivery of a written opinion, dated December 17, 2022, to the effect that, as of the date of Citi’s written opinion and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in its written opinion, the consideration of $58.00 per share was fair, from a financial point of view, to the holders of shares of Aerojet Rocketdyne Common Stock.
The full text of Citi’s written opinion, dated December 17, 2022, to the Aerojet Rocketdyne board of directors, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated herein by reference in its entirety. The summary of Citi’s opinion in the section of this proxy statement captioned “The Merger — Opinion of Citigroup Global Markets Inc.” beginning on page 39 is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was rendered to the Aerojet Rocketdyne board of directors (in its capacity as such) in connection with its evaluation of the proposed Merger and was limited to the fairness, from a financial point of view, as of the date of the opinion, to the holders of shares of Aerojet Rocketdyne Common Stock of the consideration of $58.00 per share. Citi’s opinion did not address any other terms, aspects or implications of the proposed Merger or the Merger Agreement. Citi’s opinion did not address the underlying business decision of Aerojet Rocketdyne to effect the proposed Merger, the relative merits of the proposed Merger as compared to any alternative business strategies that might have existed for Aerojet Rocketdyne or the effect of any other transaction in which Aerojet Rocketdyne might have engaged. Citi’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger.
For more information, see the section of this proxy statement captioned “The Merger — Opinion of Citigroup Global Markets Inc.”
Opinion of Evercore Group L.L.C. (page 47)
Aerojet Rocketdyne retained Evercore Group L.L.C. (“Evercore”) to provide financial advisory services in connection with a possible transaction involving Aerojet Rocketdyne. As part of this engagement, Aerojet Rocketdyne requested that Evercore evaluate the fairness, from a financial point of view, of the consideration of $58.00 per share to be received by the holders of Aerojet Rocketdyne Common Stock. On December 17, 2022, at a meeting of the Board held to evaluate the proposed Merger, Evercore rendered to the Board its oral opinion, which was subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the consideration of $58.00 per share to be received by holders of shares of Aerojet Rocketdyne Common Stock in the Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Evercore, dated December 17, 2022, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Aerojet Rocketdyne encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Board (in its capacity as such) in connection with its evaluation of the proposed Merger.

The opinion does not constitute a recommendation to the Board or to any other persons in respect of the Merger, including as to how any holder of shares of Aerojet Rocketdyne Common Stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Aerojet Rocketdyne, nor does it address the underlying business decision of Aerojet Rocketdyne to engage in the Merger.
For more information, see the section in this proxy statement captioned “The Merger — Opinion of Evercore Group L.L.C.”
Interests of Aerojet Rocketdyne’s Directors and Executive Officers in the Merger (page 58)
When considering the recommendation of the Board that you vote to approve the proposal to adopt the Merger Agreement and the transactions contemplated thereby, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement and the transactions contemplated thereby be adopted by Aerojet Rocketdyne’s stockholders, the Board was aware of and considered these interests, among other matters. These interests include the following:
•	continued indemnification and directors’ and officers’ liability insurance;
•	treatment of equity-based awards of our directors and executive officers;
•	payments upon termination following a change-in-control; and
•	certain golden parachute payment mitigation actions.
For more information, see the section in this proxy statement captioned “The Merger — Interests of Aerojet Rocketdyne’s Directors and Executive Officers in the Merger.”
Financing (page 79)
L3Harris has agreed to do all things necessary, proper or advisable to obtain funds sufficient to fund (i) all amounts required to be paid as Merger Consideration in the Merger, (ii) any fees and expenses of or payable by L3Harris or Merger Sub in connection with the consummation of the Transactions, (iii) all amounts in connection with any repayment or refinancing of any outstanding indebtedness of the Company and/or its subsidiaries in connection with the consummation of the Transactions and (iv) all other amounts required to be paid under the Merger Agreement by L3Harris or Merger Sub (such amounts, collectively, the “Financing Amounts”) on or before the closing under the terms of the Merger Agreement.
Material U.S. Federal Income Tax Consequences of the Merger (page 62)
The receipt of cash in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of Common Stock for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). For more information, see the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”
Regulatory Approvals (page 64)
Antitrust Clearance. Completion of the Merger is conditioned on the expiration or early termination of the applicable waiting period under the HSR Act. The Company and L3Harris filed their respective Notification and Report Forms with the Antitrust Division and the U.S. Federal Trade Commission (the “FTC”) on January 10, 2023. The applicable waiting period will expire on February 9, 2023, unless terminated earlier or extended including by the issuance of a request for additional information and documentary materials by the Antitrust Division or FTC.
Commitments to Obtain Antitrust Approval. The Company, L3Harris, and Merger Sub are each required to, and to cause their respective affiliates to, use reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Transactions prior to the Termination Date, subject to certain limitations. As to the remedies and actions that L3Harris would be required to take, which limitations and other relevant provisions are further described under the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger.”
Filing Fees. L3Harris has agreed to bear the cost of any filing fee payable to a governmental authority in connection with any filings made to obtain regulatory approval.
Appraisal Rights (page 65)
Under Delaware law, holders of record of Aerojet Rocketdyne Common Stock who do not vote in favor of approving and adopting the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the Merger is completed. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the Merger Agreement. To exercise appraisal rights under Delaware law, stockholders must submit a written demand for appraisal to Aerojet Rocketdyne prior to the vote on the proposal to approve and adopt the Merger Agreement, must not vote in favor of the proposal to approve and adopt the Merger Agreement and must continue to hold the shares of Aerojet Rocketdyne Common Stock of record through the Effective Time. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. The text of the Delaware appraisal rights statute, Section 262 of the DGCL, is reproduced in its entirety as Annex D to this proxy statement. You are encouraged to read these provisions carefully and in their entirety.
Delisting and Deregistration of the Common Stock (page 65)
If the Merger is completed, the Common Stock will be delisted from the NYSE and deregistered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Alternative Proposals; Non-Solicitation (page 75)
From the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, Aerojet Rocketdyne will not, and will cause each of its subsidiaries, affiliates and representatives not to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing or providing access to non-public information) the making or submission of, any indication of interest, proposal or offer that constitutes or could reasonably be expected to lead to an Alternative Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish (or continue to furnish) any nonpublic information to any other person (other than L3Harris, Merger Sub and their respective representatives) that has made or, to the knowledge of Aerojet Rocketdyne, is considering making an Alternative Proposal (except, in each case, solely to clarify the terms and conditions of any proposal or offer made by any Person solely to determine whether such proposal or offer constitutes or could reasonably be expected to lead to a Superior Proposal), or (iii) enter into any letter of intent or agreement in principle or any other agreement relating to, or that is intended to or that would reasonably be expected to lead to, any Alternative Proposal (except for confidentiality agreements permitted under the Merger Agreement).
However, at any time from the date of the Merger Agreement and before the time the Required Company Stockholder Vote is obtained, if the Company receives a bona fide, written unsolicited Alternative Proposal that the Board determines in good faith, after consultation with its outside legal counsel and financial advisors could reasonably be expected to result in a Superior Proposal, Aerojet Rocketdyne may, in response to such Alternative Proposal (x) furnish nonpublic information to such persons and their representatives and potential financing sources, if, and only if, the third party has first executed a confidentiality agreement with the Company having provisions as to confidential treatment of information and other terms that are not materially less favorable in the aggregate to the Company than the confidentiality provisions and other terms of the confidentiality agreement between L3Harris and the Company (it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making or amendment of any Alternative Proposal on a confidential basis, but such confidentiality agreement will not prohibit the Company or its subsidiaries from providing any information contemplated by the Merger Agreement) and (y) engage in discussions or negotiations with such third party as to the Alternative Proposal, in each case, subject to the requirement that the Company must give L3Harris written notice of such determination promptly (and in any event within 48 hours) after the Board makes such determination.
Change in the Aerojet Rocketdyne Board Recommendation (page 77)
The Board has recommended that Aerojet Rocketdyne stockholders vote “FOR” the Merger Proposal. The Merger Agreement provides that, subject to the exceptions noted below, the Board may not:
•
withhold or withdraw (or modify in any manner adverse to L3Harris or Merger Sub), or propose publicly to withhold or withdraw (or modify in any manner adverse to L3Harris or Merger Sub), the Board Recommendation;

•	approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Alternative Proposal;
•	fail to include the Board Recommendation in this proxy statement;
•
fail to publish, send or provide to the holders of shares of Common Stock, under Rule 14e-2(a) under the Exchange Act, a statement recommending against any Alternative Proposal that is a tender or exchange offer and publicly reaffirm the Recommendation within ten (10) business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer or fail to maintain such recommendation against such offer at any time before such offer has expired or been withdrawn; or

•	resolve or agree to do any of the foregoing.
Any action referred to in the clauses above is a “Change of Recommendation.”
Notwithstanding the foregoing limitations, before obtaining the Required Company Stockholder Vote, the Merger Agreement permits the Board to, in response to a bona fide written unsolicited Alternative Proposal received by the Company after the date of the Merger Agreement, make a Change of Recommendation or cause the Company to terminate the Merger Agreement in order to enter into an acquisition agreement providing for such Superior Proposal, subject to the requirements that:
•
the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such Alternative Proposal constitutes a Superior Proposal after giving effect to all of the adjustments to the terms of the Merger Agreement that have been irrevocably offered by L3Harris in accordance with the terms of the Merger Agreement;

•
the Company provides prior written notice to L3Harris, at least three business days in advance, that it intends to effect a Change of Recommendation and/or terminate the Merger Agreement to enter into a Superior Proposal, which notice specifies the identity of the person making such proposal and a summary of the material terms thereof and includes a copy of the proposed Superior Proposal and the proposed acquisition agreement, if any, with respect thereto;

•
during the three business day period following the date on which notice was received (or the two business day extension, in the event of any change to (i) the financial terms or (ii) other material terms of such Superior Proposal), the Company and its representatives negotiate with L3Harris in good faith to consider amendments to the terms and conditions of the Merger Agreement as L3Harris may propose;

•
upon the conclusion of the three business day period, the Board consider in good faith any revisions to the terms of the Merger Agreement proposed in writing by L3Harris and determine, after consultation with the Company’s outside legal counsel and financial advisors, that the Superior Proposal continues to constitute a Superior Proposal; and

•
provided that in the event of any modification of the financial terms or any other material modifications to the terms of such Superior Proposal, the Company delivers a new written notice to L3Harris and again complies with the requirements of such notice, except that the notice period in such instance will only be two business days.

In addition, the Board may also effect a Change of Recommendation (before obtaining the Required Company Stockholder Vote) in response to an Intervening Event if the Board determines in good faith after consultation with its outside legal counsel and financial advisors that the failure to effect a Change of Recommendation would reasonably likely be inconsistent with its fiduciary duties under applicable law, subject to a two business day negotiation period with L3Harris.
An “Intervening Event” means any event, change, occurrence or development first occurring or arising after the date of the Merger Agreement that is material to the Company and its subsidiaries, taken as a whole, and that (i) is unknown and not reasonably foreseeable to the Board as of the date of the Merger Agreement, the material consequences of which were not known and reasonably foreseeable to the Board as of the date of the Merger Agreement and (ii) does not involve or relate to an Alternative Proposal.
Termination and Termination Fees (page 83)
The Merger Agreement may be terminated by either party and the Merger may be abandoned in certain circumstances, including if (i) the Merger is not completed on or before December 17, 2023 (the “Termination Date”), subject to certain extensions and limitations, (ii) Aerojet Rocketdyne’s stockholders fail to approve the Merger Proposal, (iii) a governmental authority of competent jurisdiction has issued a final non-appealable governmental order prohibiting the Merger (the “Legal Restraint Right”) and (iv) the other party breaches its representations, warranties or covenants in the Merger Agreement which causes the failure of a closing condition, subject in certain cases to the right of the breaching party to cure the breach. L3Harris and the Company may also terminate the Merger Agreement by mutual written consent. The Company may also terminate the Merger Agreement before obtaining the Required Company Stockholder Vote in order to enter into an acquisition agreement providing for a Superior Proposal, subject to compliance by the Company with the non-solicitation provisions of the Merger Agreement. L3Harris may also terminate the Merger Agreement if the Board has made a Change of Recommendation.
Aerojet Rocketdyne will pay L3Harris a termination fee in an amount equal to $95.6 million (the “Company Termination Fee”) if:
•	the Company terminates the Merger Agreement before obtaining the Required Company Stockholder Vote in order to enter into an acquisition agreement providing for a Superior Proposal;
•	L3Harris terminates the Merger Agreement because the Board has made a Change of Recommendation; or
•	if all of the following conditions are satisfied:
•
L3Harris or the Company terminates the Merger Agreement as a result of the closing having not occurred on or before the Termination Date as extended, if applicable, or the Required Company Stockholder Vote having not been obtained;

•
after the date of the Merger Agreement and (i) before the Special Meeting (in the case of a termination before obtaining the Required Company Stockholder Vote or (ii) before the Termination Date (in the case of a termination due to not receiving the required antitrust approvals), an Alternative Proposal is publicly proposed or publicly disclosed, or any person has publicly announced an intention (whether or not conditional) to make an Alternative Proposal, before, and not withdrawn before the Termination Date (or at least two business days before the Special Meeting in the case of a termination as a result of the Required Company Stockholder Vote having not been obtained); and

•
within 12 months of termination of the Merger Agreement, (xx) the Company enters into a definitive agreement providing for a transaction that constitutes an Alternative Proposal (which transaction is subsequently consummated, whether during or following such twelve-month period) or (yy) the Company completes a transaction that constitutes an Alternative Proposal.

(For purposes of the above, all references in the definition of “Alternative Proposal” to twenty percent (20%) are fifty percent (50%) and the word “inquiry” will be disregarded. In no event will the Company be required to pay a termination fee on more than one occasion.)

L3Harris will pay the Company a termination fee in an amount equal to $406.3 million (the “Parent Termination Fee”) if:
•
L3Harris or the Company terminates the Merger Agreement because the Merger is not consummated on or before the Termination Date as extended, if applicable, and at such time (i) one or more of the Prohibition Condition or the Antitrust Condition (in the case of the Prohibition Condition, only as a result of an order or injunction issued or granted in respect of the Transaction by a governmental entity pursuant to applicable antitrust law) have not been satisfied or waived, (ii) the Required Company Stockholder Vote has been obtained, (iii) all of the other conditions to L3Harris’s obligation to close the Transaction have been satisfied (other than any such conditions that by their nature are to be satisfied at the closing (if such conditions would be satisfied were the closing to occur at such time) and other than with respect to such covenants that, by their nature, are only applicable if the closing were to occur) or waived, and (iv) no breach by the Company of its interim operating covenants or its efforts obligations under the Merger Agreement has been the principal cause of the failure to be satisfied of all or any of the conditions in clause (i) above; or

•
L3Harris or the Company terminates the Merger Agreement under the Legal Restraint Right only as the result of an order or injunction issued or granted in connection with the Transaction by a governmental entity in connection with the required antitrust approvals and at the time of such termination, (i)  one or more of the Prohibition Condition or the Antitrust Condition (in the case of the Prohibition Condition, only as a result of an order or injunction issued or granted in respect of the Transaction by a governmental entity pursuant to applicable antitrust law) have not been satisfied or waived, (ii)  no event has occurred such that the condition relating to the receipt of the Required Company Stockholder Vote or the conditions to L3Harris’s obligation to close the Transaction are not capable of being satisfied and (iii) no breach by the Company of its interim operating covenants or its efforts obligations under the Merger Agreement has been the principal cause of the imposition of such order or injunction.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers address briefly some questions you may have regarding the Special Meeting and the proposals to be voted on at the Special Meeting. These questions and answers may not address all of the questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the documents incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information.”
Q:	Why am I receiving this proxy statement?
A:
On December 17, 2022, the Company entered into the Merger Agreement, providing for the acquisition of the Company by L3Harris for a price of $58.00 per share in cash, plus, if the closing date occurs after September 17, 2023, an amount in cash equal to (i) $0.0025 multiplied by (ii) the number of calendar days elapsed after September 17, 2023 to and including the closing date, subject to any required tax withholding. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the Merger Proposal and to approve the other related proposals to be voted on at the Special Meeting.

Q:	As a stockholder of Aerojet Rocketdyne, what will I receive in the Merger?
A:
If the Merger is completed, you will receive $58.00 in cash, plus, if the closing date occurs after September 17, 2023, an amount in cash equal to (i) $0.0025 multiplied by (ii) the number of calendar days elapsed after September 17, 2023 to and including the closing date, subject to any required tax withholding, for each outstanding share of Common Stock that you own immediately before the Effective Time.

Q:	When and where is the Special Meeting?
A:	The Special Meeting will be held at [ ], on [ ], at [ ] local time.
Q:	Who is entitled to vote at the Special Meeting?
A:
Only holders of record of Common Stock as of the close of business on [   ], the record date for the Special Meeting, are entitled to receive these proxy materials and to vote their shares at the Special Meeting. Each share of Common Stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the Special Meeting. Our directors and executive officers have informed us that they intend to vote all of their shares of Common Stock: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Q:	What matters will be voted on at the Special Meeting?
A:	At the Special Meeting, you will be asked to consider and approve the following proposals:
•	the Merger Proposal;
•	the Compensation Proposal; and
•	the Adjournment Proposal.
Q:	How do I attend the Special Meeting?
A:
If you plan to attend the Special Meeting virtually, you must provide proof of ownership of Common Stock as of the record date, such as an account statement indicating ownership on that date, and a form of personal identification for admission to the meeting. If you hold your shares in “street name,” and you also wish to be able to vote at the meeting, you must obtain a legal proxy, executed in your favor, from your bank or broker.

Q:	How many shares are needed to constitute a quorum?
A:
The presence, virtually or by proxy, of the holders of at least a majority of the shares of Common Stock entitled to be cast on any matter to be acted on at the Special Meeting is necessary to have a quorum. If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned or postponed from time to time until a quorum is obtained.

As of the close of business on [   ], the record date for the Special Meeting, there were [   ] shares of Common Stock outstanding.
If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the Special Meeting.
If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf as to any of the proposals, and your shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting.
Q:	What vote of Aerojet Rocketdyne stockholders is required to approve the Merger Proposal?
A:	Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of all the votes entitled to be cast to approve the Merger Agreement.
An abstention as to the Merger Proposal, or a failure to vote your shares of Common Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” this proposal.
Q:	What vote of Aerojet Rocketdyne stockholders is required to approve the other proposals to be voted upon at the Special Meeting?
A:
Each of the Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and that vote thereon.

An abstention as to either proposal or a failure to return your proxy card or otherwise vote your shares of Common Stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), will have no effect on these proposals, assuming a quorum is present.
Q:	How does the Board recommend that I vote?
A:	The Board recommends that Aerojet Rocketdyne stockholders vote:
•	“FOR” the Merger Proposal;
•	“FOR” the Compensation Proposal; and
•	“FOR” the Adjournment Proposal.
For a discussion of the factors that the Board considered in determining to recommend in favor of the approval of the Merger Proposal, see the section of this proxy statement entitled “The Merger — Reasons for the Merger; Recommendation of the Aerojet Rocketdyne Board.” In addition, in considering the recommendation of the Board as to the Merger Agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Aerojet Rocketdyne stockholders generally. For a discussion of these interests, see the section of this proxy statement entitled “The Merger — Interests of Aerojet Rocketdyne’s Directors and Executive Officers in the Merger.”
Q:	How many shares of Common Stock may Aerojet Rocketdyne’s directors and officers vote?
A:
As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, approximately [   ] shares of Common Stock, or approximately [ ]% of the outstanding shares of

Common Stock entitled to vote at the Special Meeting. Our directors and executive officers have informed us that they intend to vote all of their shares of Common Stock: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Q:	Am I entitled to appraisal rights under the DGCL?
A:
Yes. If the Merger is completed, stockholders who do not vote in favor of the Merger Proposal and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Common Stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex D to this proxy statement.

Q:	When is the Merger expected to be completed?
A:
As of the date of this proxy statement, we expect to complete the Merger in 2023. However, completion of the Merger is subject to the satisfaction or waiver of the conditions to the completion of the Merger, including the expiration of the required regulatory waiting period under the HSR Act and the approval of Aerojet Rocketdyne’s stockholders, which are described in this proxy statement, and we cannot be certain when or if the conditions to the Merger will be satisfied or, to the extent permitted, waived.

Q:	What happens if the Merger is not completed?
A:
If the Merger Agreement is not approved by the Company’s stockholders, or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Common Stock in connection with the Merger. Instead, the Company will remain a public company, and shares of Common Stock will continue to be registered under the Exchange Act, as well as listed and traded on the NYSE. In the event that either Aerojet Rocketdyne or L3Harris terminates the Merger Agreement, then, in certain specified circumstances, Aerojet Rocketdyne may be required to pay L3Harris the Company Termination Fee, or L3Harris may be required to pay Aerojet Rocketdyne the Parent Termination Fee, as applicable. For more information, see the sections of this proxy statement entitled “The Merger Agreement — Company Termination Fee” and “The Merger Agreement — Parent Termination Fee.”

Q:	Why am I being asked to consider and cast a vote on the Compensation Proposal? What will happen if stockholders do not approve this proposal?
A:
The inclusion of the Compensation Proposal is required by the rules of the Securities and Exchange Commission (the “SEC”); however, the approval of the Compensation Proposal is not a condition to the completion of the Merger and the vote on the Compensation Proposal is an advisory vote by stockholders and will not be binding on the Company or L3Harris. If the Merger Proposal is approved by the Company’s stockholders and the Merger is completed, the Merger-related compensation will be paid to the Company’s named executive officers in accordance with the terms of their compensation agreements and arrangements even if the Company’s stockholders fail to approve this Compensation Proposal.

Q:	How does the merger consideration compare to the market price of shares of Common Stock?
A:
The merger consideration of $58.00 per share represents a 37% premium to Aerojet Rocketdyne’s closing stock price on August 15, 2022 (the last full day of unaffected trading of Aerojet Rocketdyne’s Common Stock).

Q:	What do I need to do now? How do I vote my shares of Common Stock?
A:
We urge you to read this entire proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the Merger affects you. Your vote is important, regardless of the number of shares of Common Stock you own.

Voting at the Special Meeting
Stockholders of record will be able to vote electronically at the Special Meeting. If you are not a stockholder of record but instead hold your shares of Common Stock in “street name” through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote electronically at the Special Meeting.
It is not necessary to attend the Special Meeting virtually in order to vote your shares of Common Stock. To ensure that your shares of Common Stock are voted at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting virtually.
Attending the Special Meeting virtually does not itself constitute a vote on any proposal.
Shares of Common Stock Held by Record Holder
You can ensure that your shares of Common Stock are voted at the Special Meeting by submitting your proxy via:
•	mail, by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope;
•	telephone, by using the toll-free number [ ]; or
•	the Internet, at [ ].
The telephone and Internet voting facilities for stockholders of record will close at [   ] on [   ].
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” (i) the Merger Proposal, (ii) the Compensation Proposal and (iii) the Adjournment Proposal.
We encourage you to vote by proxy even if you plan on attending the Special Meeting virtually.
A failure to vote or an abstention will have the same effect as a vote “AGAINST” the approval of the Merger Proposal.
Shares of Common Stock Held in “Street Name”
If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal.
Shares of Common Stock Held in 401(k) Plan Account
If you hold shares in a Aerojet Rocketdyne 401(k) plan account, you should follow the directions provided by the plan administrator or plan trustee regarding how to instruct the plan trustee how to vote your shares.
Q:	Can I revoke my proxy?
A:
Yes. You can revoke your proxy before the vote is taken at the Special Meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company in writing, in care of the Corporate Secretary, at our headquarters, 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245, or by submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to [   ] on [   ], or by completing, signing, dating and returning a new proxy card by mail to the Company. In addition, you may revoke your proxy by attending the Special Meeting; however, simply attending the Special Meeting will not cause your proxy to be revoked. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the Special Meeting.

If you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting electronically at the Special Meeting if you obtain a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote electronically at the Special Meeting.
Q:	What happens if I do not vote or if I abstain from voting on the proposals?
A:
The requisite number of shares to approve the Merger Proposal is based on the total number of shares of Common Stock outstanding on [   ], the record date, not just the shares that are voted. If you do not vote, or abstain from voting, on the Merger Proposal, or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal.

The requisite number of shares to approve the other two proposals is based on the total number of shares of Common Stock present virtually or represented by proxy at the Special Meeting and that vote thereon. If you abstain from voting on (i) the Compensation Proposal and (ii) the Adjournment Proposal or if you do not return your proxy card or otherwise fail to vote your shares of Common Stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf), it will have no effect on these proposals, assuming a quorum is present.
Q:	Will my shares of Common Stock held in “street name” or held in another form of record ownership be combined for voting purposes with shares I hold of record?
A:
No. Because any shares of Common Stock you may hold in “street name” will be deemed to be held by a different stockholder (that is, your broker, bank, or other nominee) than any shares of Common Stock you hold of record, any shares of Common Stock held in “street name” will not be combined for voting purposes with shares of Common Stock held of record. Similarly, if you own shares of Common Stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of Common Stock because they are held in a different form of record ownership. Shares of Common Stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card.

Q:	What does it mean if I get more than one proxy card or voting instruction card?
A:
If your shares of Common Stock are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the Internet) to ensure that all of your shares of Common Stock are voted.

Q:	What happens if I sell my shares of Common Stock before completion of the Merger?
A:
In order to receive the Merger Consideration, you must hold your shares of Common Stock through completion of the Merger. Consequently, if you transfer your shares of Common Stock before completion of the Merger, you will have transferred your right to receive the Merger Consideration.

The record date for stockholders entitled to vote at the Special Meeting is earlier than the completion of the Merger. If you transfer your shares of Common Stock after the record date but before the closing of the Merger, you will have the right to vote at the Special Meeting but not the right to receive the Merger Consideration.
Q:	If the Merger is completed, how do I obtain the Merger Consideration for my shares of Common Stock?
A:
Following the completion of the Merger, your shares of Common Stock will automatically be converted into the right to receive your portion of the Merger Consideration. After the Merger is completed, if your shares of Common Stock are evidenced by stock certificates, you will receive a letter of transmittal and related materials from the paying agent for the Merger with detailed written instructions for exchanging your shares of Common Stock evidenced by stock certificates for the Merger Consideration (without interest and subject to any required tax withholding). If your shares of Common Stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration (without interest and subject to any required tax withholding).
Q:	Should I send in my stock certificates or other evidence of ownership now?
A:
No. You should not return your stock certificates or send in other documents evidencing ownership of Common Stock with the proxy card. If the Merger is completed and if your shares of Common Stock are evidenced by stock certificates, the paying agent for the Merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of Common Stock for the Merger Consideration (without interest and subject to any required tax withholding).

Q:	What is householding and how does it affect me?
A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of Common Stock held through brokerage firms. If your family has multiple accounts holding Common Stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Where can I find more information about Aerojet Rocketdyne?
A:	You can find more information about us from various sources described in the section of this proxy statement entitled “Where You Can Find Additional Information.”
Q:	Who will solicit and pay the costs of soliciting proxies?
A:
The Board is soliciting your proxy, and we will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. Aerojet Rocketdyne has retained D.F. King & Co., Inc. (“D.F. King”), a proxy solicitation firm, to assist the Board in the solicitation of proxies for the Special Meeting, and we expect to pay D.F. King approximately $20,000, plus reimbursement of reasonable and documented out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or via the Internet by D.F. King or, without additional compensation, by certain of Aerojet Rocketdyne’s directors, officers and employees.

Q:	Who can help answer my other questions?
A:
If you have more questions about the Merger or any of the other matters set forth in this proxy statement, or require assistance in submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, please contact D.F. King, which is acting as the proxy solicitation agent and information agent for Aerojet Rocketdyne in connection with the Special Meeting. Aerojet Rocketdyne stockholders can contact [   ], as to banks and brokers, collect [   ] and, as to stockholders and all others, toll-free at [   ].

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws.
Stockholders can identify forward-looking statements by the use of words such as “estimate,” “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue” or the negative of such terms, or other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.
Actual results may be materially different from any future results expressed or implied by such forward-looking statements. Among other risks and uncertainties, there can be no guarantee that the Merger will be completed, or if it is completed, that it will close within the anticipated time frame. Additional risks and uncertainties relating to the acquisition include: (1) the Company may be unable to obtain stockholder approval as required for the transaction; (2) other conditions to the closing of the transaction may not be satisfied or waived; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the Company’s business may suffer as a result of uncertainty surrounding the transaction, including due to disruption of current plans and operations and the potential difficulties in employee retention as a result of the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) required regulatory approvals may not be obtained on a timely basis or at all; and (7) an event, change or other circumstances may occur that could give rise to the termination of the Merger Agreement. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are described in the “Risk Factors” section in Item 1A of our Annual Report to the SEC on Form 10-K for the year ended December 31, 2021, and Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022. Forward-looking statements speak only as of the date hereof, and no obligation is assumed to update any forward-looking statements, even if expectations change, except as required by law. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

THE COMPANIES
Aerojet Rocketdyne, Inc.
Aerojet Rocketdyne is primarily a technology-based engineering and manufacturing company that develops and produces specialized power and propulsion systems, as well as armament systems. It develops and manufactures liquid and solid rocket propulsion, air-breathing hypersonic engines, and electric power and propulsion for space, defense, civil and commercial applications.
Aerojet Rocketdyne operates as a merchant supplier in the aerospace and defense industry. The Company has over 5,200 employees and 13 operating locations throughout the U.S.
Aerojet Rocketdyne acts as either a prime contractor, selling directly to the end user, or as a subcontractor, selling products to prime contractors. The principal end user customers of our products and technologies are primarily agencies of the U.S. government.
Aerojet Rocketdyne’s Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AJRD.” The Company is headquartered at 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245 and its telephone number is (310) 252-8100.
A detailed description of the Company’s business is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 18, 2022, which is incorporated by reference into this proxy statement. For more information, see the section of this proxy statement entitled “Where You Can Find Additional Information.”
L3Harris Technologies, Inc.
L3Harris is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. L3Harris provides advanced defense and commercial technologies across space, air, land, sea and cyber domains. L3Harris supports government and commercial customers in more than 100 countries, with its largest customers being various departments and agencies of the U.S. government and their prime contractors. L3Harris’s products, systems and services have defense and civil government applications, as well as commercial applications. As of December 31, 2021, L3Harris had approximately 47,000 employees, including approximately 19,000 engineers and scientists.
L3Harris’s common stock is listed on the NYSE under the symbol “LHX”. L3Harris is headquartered at 1025 West Nasa Boulevard, Melbourne, Florida 32919 and its telephone number is (321) 727-9100.
Aquila Merger Sub Inc.
Merger Sub is a wholly owned subsidiary of L3Harris that will function as the merger subsidiary in the Merger. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the Transactions and it has not carried on any activities on or before the date of this proxy statement, except for activities incidental to its formation and activities in connection with L3Harris’s acquisition of the Company. Upon completion of the Merger, Merger Sub will merge with and into Aerojet Rocketdyne, with Aerojet Rocketdyne continuing as the surviving corporation in the Merger, and Merger Sub will cease to exist.
Merger Sub’s principal executive offices are located at c/o L3Harris Technologies, Inc., 1025 West Nasa Boulevard, Melbourne, Florida 32919 and its telephone number is (321) 727-9100.

THE SPECIAL MEETING
We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof. This proxy statement provides the Company’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting or any adjournment or postponement thereof.
Date, Time and Place of the Special Meeting
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held at [   ], on [   ], at [   ] local time, or at any adjournment or postponement thereof.
For information regarding attending the Special Meeting, see “The Special Meeting — Voting; Proxies; Revocation — Attendance.”
Purposes of the Special Meeting
At the Special Meeting, Aerojet Rocketdyne stockholders will be asked to consider and approve the following proposals:
•	the Merger Proposal;
•
the Compensation Proposal, the value of which is disclosed in the table in the section of this proxy statement entitled “The Merger — Interests of Aerojet Rocketdyne’s Directors and Executive Officers in the Merger — Quantification of Payments”; and

•	the Adjournment Proposal.
Our stockholders must approve the Merger Proposal for the Merger to occur. If our stockholders fail to approve the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference herein in its entirety, and certain provisions of the Merger Agreement are described in the section of this proxy statement entitled “The Merger Agreement.”
The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on either Aerojet Rocketdyne or L3Harris. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of Aerojet Rocketdyne stockholders.
No matters other than the proposals set forth above will be brought before the Special Meeting.
This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about [   ].
Record Date, Notice and Quorum
The holders of record of Common Stock as of the close of business on [   ], the record date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting. As of the close of business on the record date, [   ] shares of Common Stock were outstanding and entitled to vote at the Special Meeting.
The presence at the Special Meeting, virtually or represented by proxy, of the holders of at least a majority of the voting power of the issued and outstanding Common Stock, present individually or represented by proxy will constitute a quorum for purposes of the Special Meeting. Once a share is represented at the Special Meeting, it will be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a new record date is set for an adjourned Special Meeting, a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Special Meeting.

Required Vote
Each share of Common Stock outstanding as of the close of business on the record date is entitled to one vote on each of the proposals to be considered at the Special Meeting.
For the Company to complete the Merger, Aerojet Rocketdyne stockholders holding a majority of all the votes entitled to be cast to approve the Merger Agreement must vote “FOR” the Merger Proposal. An abstention as to the Merger Proposal, or a failure to vote your shares of Common Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” the Merger Proposal.
Approval of each of (i) the Compensation Proposal and (ii) the Adjournment Proposal requires the affirmative vote of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and that vote thereon, but is not a condition to the completion of the Merger. An abstention as to either proposal or as failure to return your proxy card or otherwise vote your shares of Common Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have no effect on these proposals, assuming a quorum is present.
As of the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, approximately [   ] shares of Common Stock, or approximately [  ]% of the outstanding shares of Common Stock entitled to vote at the Special Meeting. Our directors and executive officers have informed us that they intend to vote all of their shares of Common Stock: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Stock Ownership and Interests of Certain Persons
Voting by the Company’s Directors and Executive Officers
As of the close of business on the record date, directors and executive officers of the Company were entitled to vote approximately [   ] shares of Common Stock, or approximately [  ]% of the shares of Common Stock issued and outstanding on that date and entitled to vote at the Special Meeting.
Voting; Proxies; Revocation
Attendance
All holders of shares of Common Stock as of the close of business on [   ], the record date, including stockholders of record and beneficial owners of Common Stock registered in the “street name” of a broker, bank or other nominee, are invited to attend the Special Meeting virtually.
If you hold your shares in “street name,” and you also wish to be able to vote at the meeting, you must obtain a legal proxy, executed in your favor, from your bank, broker or other nominee.
Voting at the Special Meeting
Shareholders of record will be able to virtually attend and vote electronically at the Special Meeting. If you are not a stockholder of record, but instead hold your shares of Common Stock in “street name” through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote electronically at the Special Meeting. Attending the Special Meeting virtually does not itself constitute a vote on any proposal.
Providing Voting Instructions by Proxy
To ensure that your shares of Common Stock are voted at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting virtually.
Shares of Common Stock Held in the Stock Fund of the Aerojet Rocketdyne Retirement Savings Plan
If you are a participant in the Aerojet Rocketdyne Retirement Savings Plan, the enclosed proxy card will also serve to provide voting instructions to Fidelity Management Trust Company, the Trustee, with respect to any shares of the Stock Fund attributable to your account under the Aerojet Rocketdyne Retirement Savings Plan. You may provide such instructions to the Trustee by following the instructions on the proxy card. If you provide voting instructions by mail, telephone, or the Internet, the Trustee will vote your shares as you have directed (or not vote your shares, if that is your direction). If you do not provide voting instructions, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received voting instructions. You must submit voting instructions to the Trustee by no later than 11:59 p.m. Eastern time on [  ], in order for your shares to be voted as you have directed by the Trustee at the Special Meeting. Aerojet Rocketdyne Retirement Savings Plan participants may not vote their Plan shares electronically at the Special Meeting.
Shares of Common Stock Held by Record Holder
If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.
Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address specified on the enclosed proxy card. Your shares of Common Stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.
Submit a Proxy Card by Mail. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the Special Meeting, your shares of Common Stock will be voted in the manner directed by you on your proxy card.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. If you fail to return your proxy card or vote by telephone or via the Internet, and you are a holder of record on the record date, unless you attend the Special Meeting and vote electronically, your shares of Common Stock will not be considered present at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting, which will have the same effect as a vote “AGAINST” the Merger Proposal and, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal.
Shares of Common Stock Held in “Street Name”
If your shares of Common Stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.
In accordance with applicable stock exchange rules, brokers, banks and other nominees that hold shares of Common Stock in “street name” for their customers do not have discretionary authority to vote the shares as to (i) the Merger Proposal, (ii) the Compensation Proposal or (iii) the Adjournment Proposal. Accordingly, if brokers, banks or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they cannot vote such shares as to these proposals. Therefore, unless you attend the Special Meeting virtually with a properly executed legal proxy from your broker, bank or other nominee, your failure to provide instructions to your broker, bank or other nominee will result in your shares of Common Stock not being present at the meeting and not being voted on any of the proposals. As a result, a failure to vote your shares of Common Stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf) will have the same effect as a vote “AGAINST” the Merger Proposal, but it will have no effect on the other proposals, assuming a quorum is present.
Revocation of Proxies
Any person giving a proxy under this solicitation has the power to revoke and change it before it is voted. If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Special Meeting by:
•
submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to [   ] on [   ], or by completing, signing, dating and returning a new proxy card by mail to the Company;

•	attending the Special Meeting virtually and voting electronically; or

•	delivering a written notice of revocation by mail to the Company, in care of the Corporate Secretary, at our headquarters, 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245.
Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the Special Meeting.
If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee in order to revoke your proxy or submit new voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting electronically at the Special Meeting if you obtain a legal proxy executed in your favor from your broker, bank or other nominee in order to be able to vote electronically at the Special Meeting.
Abstentions
An abstention occurs when a stockholder attends the Special Meeting, either virtually or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of Common Stock present or represented at the Special Meeting for purposes of determining whether a quorum has been achieved.
Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Compensation Proposal or the Adjournment Proposal.
Solicitation of Proxies
The Board is soliciting your proxy, and we will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. The Company has retained D.F. King, a proxy solicitation firm, to assist the Board in the solicitation of proxies for the Special Meeting, and we expect to pay D.F. King approximately $20,000, plus reimbursement of reasonable and documented out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or via the Internet by D.F. King or, without additional compensation, by certain of Aerojet Rocketdyne’s directors, officers and employees.
Adjournments and Postponements
Although it is not currently expected, the Special Meeting may be adjourned or postponed if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum.
The Chairman of the Special Meeting or the holders of a majority of shares present virtually or represented by proxy at the Special Meeting, whether or not constituting a quorum, may adjourn the Special Meeting. Adjournments and postponements are also subject to certain restrictions in the Merger Agreement. Aerojet Rocketdyne may not postpone, recess, adjourn or otherwise delay the Special Meeting without L3Harris’s prior written consent. Notwithstanding the foregoing, (i) Aerojet Rocketdyne may postpone, recess or adjourn the Special Meeting, and if requested by L3Harris it will postpone, recess or adjourn the Special Meeting for a reasonable period to solicit additional proxies, if Aerojet Rocketdyne or L3Harris, respectively, reasonably believes there will be insufficient shares represented (either virtually or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting or to obtain the Required Company Stockholder Vote (provided that, unless otherwise agreed in writing between Aerojet Rocketdyne and L3Harris, all such adjournments, recesses or postponements will be for periods of no more than ten business days each) and (ii) Aerojet Rocketdyne may adjourn, recess or postpone the Special Meeting to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to the stockholders of Aerojet Rocketdyne within a reasonable amount of time in advance of the Special Meeting.

Other Information
You should not return your stock certificates or send in other documents evidencing ownership of Common Stock with the proxy card. If the Merger is completed and your shares of Common Stock are evidenced by stock certificates, the paying agent for the Merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of Common Stock evidenced by stock certificates for the Merger Consideration (without interest and subject to any required tax withholding).

THE MERGER
The description of the Merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety.
Certain Effects of the Merger
Under the terms of the Merger Agreement, if the Merger Proposal is approved by the Company’s stockholders and the other conditions to the closing of the Merger are satisfied or waived, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of L3Harris.
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each share of Common Stock issued and outstanding immediately before the Effective Time (excluding any shares of Common Stock held by (i) the Company or any wholly owned subsidiary of the Company (or held in the Company’s treasury), including shares of Common Stock reserved for issuance under any of the Company’s equity and performance incentive plans or the ESPP, but not including any shares of Common Stock held by any of the Company's employee and performance incentive plans or trusts related thereto, or (ii) L3Harris, Merger Sub or any other wholly owned subsidiary of L3Harris, immediately before the Effective Time of the Merger (collectively, the “Canceled Shares”)), and all rights in respect thereof, will, by virtue of the Merger, be converted into the right to receive the Merger Consideration.
The Common Stock is currently registered under the Exchange Act and is listed on the NYSE under the symbol “AJRD.” Upon completion of the Merger, the Company will cease to be a publicly traded company and will be a wholly owned subsidiary of L3Harris. Following the completion of the Merger, the Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, following which the Company will no longer be required to file periodic reports with the SEC as to its Common Stock in accordance with applicable law, rules and regulations. The Company will therefore become a privately held company, wholly owned by L3Harris.
Background of the Merger
As part of Aerojet Rocketdyne’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board and Aerojet Rocketdyne’s senior management periodically review, consider, and assess Aerojet Rocketdyne’s capabilities, operations, financial performance, business plans and prospects, as well as overall industry conditions, opportunities and risks for the Company as they may affect those strategic goals and plans. This review includes, among other matters, the consideration of potential opportunities for business combinations, acquisitions, divestitures, strategic partnerships, and other financial and strategic alternatives that might be in the best interests of the Company and its stockholders on an ongoing basis.
In December 2020, the Company entered into a merger agreement with Lockheed Martin, pursuant to which the Company would merge with and into a subsidiary of Lockheed Martin (the “Lockheed Martin transaction”) in exchange for consideration of $51.00 per share in cash (exclusive of a $5.00 per share special one-time cash dividend that was paid in March 2021). In all, the consideration contemplated by the Lockheed Martin transaction totaled approximately $5 billion in equity value and Aerojet Rocketdyne’s stockholders voted to approve the transaction on March 9, 2021. On January 21, 2022, the FTC unanimously voted to issue an administrative complaint to block the transaction, which was filed on January 25, 2022, and on February 13, 2022, Lockheed Martin delivered notice of termination of the merger agreement resulting in abandonment of the Lockheed Martin transaction.
In the wake of the failure to consummate the Lockheed Martin transaction, disagreements arose within the Board about various matters, including the future direction of the Company. As a result, a proxy fight ensued in which competing slates engaged in a proxy contest from January to June 2022. One proposed Board slate was led by the CEO of the Company and the other proposed Board slate was led by the former Executive Chairman of the Company. During the proxy contest, the competing slates each engaged with Company stockholders in discussions over the strategic direction of Aerojet Rocketdyne.
On June 30, 2022, the Company held a special meeting of stockholders (the “2022 Special Meeting”) at which the current Board was elected (the slate led by the Company’s CEO).

During the proxy contest, the members of the prevailing Board slate (including the newly proposed nominees) had received input from many Company stockholders indicating their preference that the Board consider all of the Company’s potential strategic alternatives in order to determine a preferred path forward that was in the best interests of the Company. The prevailing Board slate committed to do that.
To carry out that commitment, the newly elected Board held a meeting on August 1, 2022, shortly after the 2022 Special Meeting, to consider a report from members of the Company’s senior management on, among other things, the state of the business, the Company’s financial performance, and its future outlook and prospects relative to potential strategic alternatives. The meeting was held by videoconference and, unless otherwise noted, all Board meetings were held by videoconference. At this initial meeting, presentations were made by members of the Company’s senior management on the Company’s standalone plan (the “strategic plan”). The presentations also covered the environment for mergers and acquisitions and the potential benefit to the Company of pursuing either an acquisition or a business combination with another aerospace and defense company. The presentations addressed the comparative potential for the Company to grow and become more profitable through either acquiring other complementary assets or companies, executing its existing standalone strategic plan, or combining with a larger strategic or financial acquiror. As to the last option, the Board was informed of unsolicited expressions of interest that members of the Company’s senior management and the Company’s financial advisors had received from several industry participants after the termination of the Lockheed Martin transaction. As a result of the discussion, the Board directed members of the Company’s senior management, with the assistance of financial and legal advisors, to prepare a more detailed analysis of the full set of potential strategic alternatives available.
The next day, on August 2, 2022, consistent with the Board’s direction that the Company’s senior management consider the Company’s strategic alternatives and develop options for consideration by the Board, a meeting was held in person between the Board’s non-executive chair, Thomas A. Corcoran, and the Company’s Chief Executive Officer, Eileen P. Drake, along with members of Aerojet Rocketdyne’s senior management and the Company’s financial advisors, Citi and Evercore, which had both served as the Company’s financial advisors for the Lockheed Martin transaction, and its legal advisor, Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”). Members of the Company’s senior management presented, among other things, an overview of the Company’s performance and an update on trends in the aerospace and defense industry, and each of Citi and Evercore presented a review of potential strategic and financial buyers for Aerojet Rocketdyne if the Company were to pursue a sale or a business combination. During the presentation, members of the Company’s senior management discussed the unsolicited expressions of interest that the Company had received in the wake of the termination of the Lockheed Martin transaction and the 2022 Special Meeting from a number of third parties interested in a possible strategic transaction with Aerojet Rocketdyne. An important aspect of the discussion of the Company’s strategic alternatives focused on the utility in the industries in which the Company competed of having the resources to make desired capital expenditures and research and development investments. The discussion noted the difficulty for the Company to obtain the scale in its business lines that the Company desired through acquisitions, given that most of the potential acquisitions within the Company’s financial capacity would not help attain such scale, as compared to transactions in which a strategic counterparty of comparable or much greater size might combine with or acquire the Company. A review of potential strategic and financial counterparties was conducted, and the importance of ensuring a competitive process that involved viable strategic and financial counterparties who could consummate a potential transaction was discussed.
The merger and acquisition alternatives in light of the Company’s strategic plan and standalone prospects were also considered and discussed. In view of the failure of the Lockheed Martin transaction to secure regulatory clearance, the need for any potential transaction to, among other things, address regulatory risk and for the terms of any transaction to provide the Company with appropriate transactional certainty and protections in light of such risk was also discussed. At the end of the meeting, Mr. Corcoran and Ms. Drake agreed that the Board should be presented at its next meeting with potential strategic alternatives and an assessment of its capital allocation options, including the possibility of proceeding with a full process to consider a potential combination of the Company with a strategic or financial counterparty, which could take the form of, among other things, a potential sale of the Company (the “strategic process”) and that the Company should work with its outside financial and legal advisors to prepare the presentation materials and an illustrative timeline for the Board to review, discuss and consider.

On August 15, 2022, before the proposed meeting with the Board was scheduled to be held, Bloomberg News released an article stating that Elliott Management (“Elliott”) had acquired a 3.7% equity stake in the Company. In the same period, representatives of Elliott reached out to Ms. Drake and sought a meeting with her. In a telephonic discussion with representatives of Elliott, the Elliott representatives expressed, among other things, potential interest in pursuing a potential transaction involving the Company.
In response to these developments, a meeting of the Board was convened on the same day for members of the Company’s senior management, Wachtell Lipton, Citi and Evercore to brief the Board on the potential impact Elliott’s investment and stated intentions could have on the Company. During this discussion, the importance of ensuring a competitive process that involved viable strategic and financial counterparties who could consummate a potential transaction was emphasized again in the event that the Board ultimately determined to pursue a strategic process after further informing itself regarding the Company’s strategic alternatives at the upcoming Board meeting. The closing price per share of Aerojet Rocketdyne’s Common Stock on August 15, 2022, the last trading day before Elliott’s position in the Company was released, was $42.49.
On August 18, 2022, members of the Company’s senior management, Wachtell Lipton, Citi and Evercore met with Mr. Corcoran in his role as non-executive chair to discuss, among other things, potential strategic alternatives for the Company, which included a further refined set of materials regarding a potential strategic process, including the range of potential counterparties, the trends for mergers and acquisitions in the defense and aerospace industry, the Company’s valuation compared to the Company’s standalone strategic plan and the degree of regulatory risk associated with each potential counterparty. After discussion, Mr. Corcoran expressed his desire that the advisors join members of the Company’s senior management to make the presentation to the Board on August 30. At this meeting, Mr. Corcoran raised the fact that he was on the board of L3Harris but had recused himself from any discussion on the L3Harris board regarding the Company.
On August 23, 2022, a press report on Dealreporter indicated that Aerojet Rocketdyne was in discussions with a few potential strategic buyers about a potential transaction. Aerojet Rocketdyne declined to comment on the report.
On August 30, 2022, the Board held a meeting, which was also attended by members of the Company’s senior management, Wachtell Lipton and, for a portion of the meeting, Citi and Evercore. During the meeting, the Board addressed certain issues relevant to the conduct of the strategic process if one was to be undertaken. These issues included, among other things, reviewing and approving, with input from Wachtell Lipton and without Citi or Evercore present, the terms for updated engagement letters for each of Citi and Evercore as the Company’s financial advisors. Citi and Evercore had served as the Company’s financial advisors for the Lockheed Martin transaction. The Board discussed that Citi and Evercore had certain relationships with certain of the potential counterparties, but did not believe that it would have an impact on either firm with respect to their work for the Company.
In advance of the meeting, Citi and Evercore presented the Board with information about potential counterparties for acquisition by the Company and potential counterparties that could potentially be interested in and capable of acquiring the Company. As to the latter category, the set of potential counterparties included 13 strategic defense and aerospace companies and nine financial sponsors. One of the potential counterparties was L3Harris. The list was later updated to add one additional potential strategic counterparty and then re-delivered to the Board on August 31, 2022.
Consistent with the Board’s request at the August 1, 2022 meeting, the Board considered at length its strategic options, with input from members of the Company’s senior management, Citi, Evercore and Wachtell Lipton. As part of this consideration, Mr. Corcoran summarized three of the Company’s potential strategic options: (1) execute the Company’s standalone strategic plan and defer consideration of mergers and acquisitions opportunities in the near term, (2) consider acquisitions by the Company in order to obtain greater scale and other changes in its capital allocation; or (3) undertake the strategic process, through which the Company would engage with potential strategic and financial counterparties to explore the opportunity for a business combination, including a potential sale of the Company, to deliver value for Company stockholders and to provide the Company’s business lines with greater scale and the capacity for growth and investment.
With input from members of the Company’s senior management and financial and legal advisors, the Board reviewed each of the three options Mr. Corcoran had outlined. The discussion of the potential utility for a strategic merger and acquisition process was accompanied by and came in the context of a review of the

Company’s current strategic plan. To aid that discussion and consideration of the comparative advisability of the Company’s options, members of the Company’s senior management and representatives of each of Citi and Evercore provided the Board certain preliminary financial analyses of Aerojet Rocketdyne on a standalone basis. Members of the Company’s senior management and Citi and Evercore each also discussed the aerospace and defense industry generally and trends in mergers and acquisitions transactions in the aerospace and defense industry and reviewed the advantages and risks presented by potential candidates for acquisition by the Company and of the potential financial and strategic counterparties who might be interested in and capable of successfully combining with or acquiring the Company. The potential implications of regulatory risk, and in particular, investigations of or challenges to a potential transaction by antitrust regulators, was also the subject of the discussion in this context. The utility of focusing on potential counterparties who did not pose regulatory issues similar to those in the abandoned Lockheed Martin transaction was discussed, as was the importance of ensuring that the form of any transaction agreement provide the Company with as much certainty and protection to address regulatory risk as was achievable. The Board received information on, among other things, the types of provisions used to accomplish that end.
The Board was also provided with a potential framework and schedule for conducting a strategic process involving outreach to potential strategic and financial buyers, with a recommendation from each of the Company’s senior management, Citi and Evercore as to which should be the subject of outreach in light of their viability to be counterparties in a transaction in the best interests of the Company.
Throughout the course of the meeting, the Board weighed the potential benefits of outreach to counterparties against the potential risks of such a process, including the risks to employee retention and destabilization in the event of a leak, and further considered the set of potential counterparties identified in the Board materials. At the end of the meeting, the Company’s senior management recommended that the Company conduct the strategic process on the suggested timeline, begin outreach to potential counterparties, and to further explore a business combination that could provide necessary scale and resources for the Company’s defense and space businesses to effectively compete, while continuing to manage the Company in accordance with its strategic plan. Members of the Company’s senior management explained that, although the Company’s standalone strategic plan was sound, its execution depended on accessing a substantial amount of capital and deploying it towards the acceleration of capital expenditures and investments in research and development. Members of the Company’s senior management also emphasized that there were limited acquisition opportunities available that would increase the Company’s scale. It was noted that substantial interest had been expressed by potential counterparties with the capital to invest in the Company’s business lines and to engage in a transaction that would deliver value for the Company’s stockholders. Senior management explained its view that proceeding with the strategic process was the Company’s best path forward. Mr. Corcoran concurred with the recommendation from members of the Company’s senior management and the Board unanimously approved proceeding with the strategic process. Following further discussion, it was the Board’s view that the strategic process should focus on potential financial and strategic counterparties who might be capable of successfully combining with or acquiring the Company without presenting heightened regulatory risk.
On September 1 and September 6, 2022, Ms. Drake spoke with L3Harris’s CEO, Christopher E. Kubasik, regarding, among other things, L3Harris’s potential interest in participating in a strategic process.
In accordance with the Board’s direction, during the period between September 5, 2022 and October 14, 2022, representatives of Citi and Evercore made initial contact with 17 potential transaction counterparties — 10 strategic counterparties, including L3Harris, and seven financial sponsor counterparties — to gauge their interest in a potential strategic transaction with Aerojet Rocketdyne. Of those 17 counterparties, eight strategic counterparties, including L3Harris, and six financial sponsor counterparties entered into a non-disclosure and standstill agreement with Aerojet Rocketdyne to begin conducting due diligence on the Company. Pursuant to the terms of these non-disclosure agreements, all standstill restrictions expired upon the announcement of a transaction or tender or exchange offer for 50% or more of the Company’s securities or assets, in each case solely to permit the counterparties to make an expression of interest to submit a Superior Proposal. Three of the 17 parties contacted by representatives of Citi and Evercore chose not to engage in discussions with Aerojet Rocketdyne.
On September 23, 2022, the Board held a meeting at which members of the Company’s senior management of Aerojet Rocketdyne, Wachtell Lipton and, for a portion of the meeting, Citi and Evercore, were also present. At the meeting, members of the Company’s senior management and representatives of Citi and Evercore provided an update of certain interactions and discussions held with the parties contacted in connection with Aerojet Rocketdyne’s strategic process and discussion ensued with respect to the status of the strategic process. Representatives of Citi and Evercore also reviewed the 14 counterparties contacted by representatives of Citi and Evercore that chose to proceed in the strategic process and conduct due diligence. Members of the Company’s senior management reiterated to the Board the importance of confidentiality, of limiting outside contact by Board members with any of the potential counterparties and of treating all parties equally given the competitive and sensitive nature of the process. In the materials for the meeting, the Board had been provided informational materials on certain actions the Company could take with respect to Elliott’s recently disclosed position in order to permit the exploration of the strategic process without the effect of a significant position by Elliott in the Company’s Common Stock.
Based upon advice from Wachtell Lipton, the Board also considered the fact that Mr. Corcoran was a director of L3Harris and that another director (“Director AA”) was a director of another company in the industry that was discussed as a potential counterparty and had executed a non-disclosure agreement as part of the strategic process. Wachtell Lipton informed the Board that, although overlapping service by certain directors on the board of a potential counterparty could pose conflict issues that should be accounted for in the future, the strategic process had not yet begun and there were no concerns with Mr. Corcoran and Director AA participating fully in preliminary discussions regarding whether to pursue a strategic process. Wachtell Lipton noted, however, that, should the strategic process proceed to a point at which specific offers from counterparties were received and the number of parties were narrowed, recusals and other actions to minimize the potential for any conflict of interest might become appropriate. Later in September, Director AA informed the Company that the other company for which they also served as a director had requested that they recuse themselves entirely from the discussions regarding any strategic process on the boards of both companies. Consistent with such advice, Director AA did not participate in discussions regarding the strategic process in Board meetings. During the meeting, the Board also reviewed the marketing materials and confidential information presentation that the Company planned to distribute to the 14 potential counterparties that had executed a non-disclosure agreement in order to help them proceed with their due diligence investigations and submit an initial indication of interest and accompanying price range for a transaction with the Company (the “initial indications of interest”).
Beginning on September 27, 2022, representatives of Citi and Evercore sent a process email to each of the 14 potential counterparties that had entered into a non-disclosure agreement with Aerojet Rocketdyne, requesting initial indications of interest by October 14, 2022.
On September 29, 2022, Ms. Drake and Mr. Kubasik spoke by telephone regarding the recusal of Mr. Corcoran from discussions about the strategic process relating specifically to L3Harris on the boards of both L3Harris and Aerojet Rocketdyne.
On October 3, 2022, upon the announcement of L3Harris’s acquisition of Viasat, Inc.’s Tactical Data Links product line, the Company was informed that Citi had represented L3Harris in the transaction. When Citi’s relationship with L3Harris was considered by the Board at its August 30, 2022 meeting, the Board did not view Citi’s work for L3Harris as bearing on the strategic process that the Board was considering or that it would otherwise pose a material issue for Citi with respect to their work for the Company.
On October 14, 2022, seven potential counterparties — five potential strategic counterparties, including L3Harris, and two potential financial sponsor counterparties — submitted initial indications of interest to acquire Aerojet Rocketdyne (such parties, other than L3Harris, referred to as “Bidder A,” “Bidder B,” “Bidder C,” “Bidder D,” “Bidder E” and “Bidder F”). Bidder E was formed after two of the financial sponsors targeted in the initial outreach requested to form a single co-bidding group and the request was granted by the Company’s management, following consultation with the Company’s financial and legal advisors. Bidder A indicated a price range of $52.00 – $55.00 per share; Bidder B indicated a price of $51.00 per share; Bidder C indicated a price range of $47.00 – $52.00 per share; Bidder D declined to provide a written indication of value, noting that further diligence would be required; and Bidders E and F each indicated a price range of $50.00 – $52.00 per share. Despite having expressed substantial interest in a potential transaction with the Company, L3Harris initially indicated a price range of $47.00 – $49.00. Because L3Harris’s initial price range was low compared with those of other bidders, despite its perceived strategic fit with the Company and its financial capacity to conduct a transaction on terms favorable to the Company, members of the Company’s senior management and its financial and legal advisors determined it was advisable to inform L3Harris that its initial price range was not competitive and that it risked exclusion from the strategic process. Mr. Corcoran was not involved in that decision or in any discussion regarding that decision. After the financial advisors of the Company so informed L3Harris, on October 15, 2022, L3Harris responded with an increased price range of $50.00 – $52.00 per share.
On October 18, 2022, the Board held a meeting at which members of the Company’s senior management of Aerojet Rocketdyne, Wachtell Lipton, Citi and Evercore were also present. Before the full Board meeting, an executive session of the entire Board was held, with the presence of members of the Company’s senior management, and without the presence of any of the Company’s outside advisors.
The purpose of the executive session was to again discuss, among other things, whether the directors wished to proceed with the ongoing strategic process that involved consideration of whether the Company might enter into a strategic transaction with another company, or should instead concentrate all its resources at this time on executing the Company’s standalone strategic plan. In advance of the executive session, the Board had been provided with and had reviewed input from members of the Company’s senior management and outside advisors, which provided the Board with, among other things, updated information about the Company’s latest standalone strategic plan, its stock price, the market conditions facing the Company and other relevant information, including a summary of the non-binding indications of interest submitted by seven of the potential counterparties, which portion of such materials had been redacted from the materials provided to Mr. Corcoran. Director AA recused themselves from the executive session and did not receive the materials. After discussion, the Board was inclined, subject to receiving additional input from members of the Company’s senior management and the Company’s outside advisors, to proceed with the strategic process because it could yield a transaction that might be in the best interests of the Company and its stockholders.
At that time, the full Board meeting began and Wachtell Lipton summarized, among other things, the terms of the draft merger agreement to be distributed to the subset of bidders selected to advance to the next round of the strategic process, focusing in particular on provisions that would ensure a greater degree of closing certainty for the Company. Consistent with the relevant counterparty’s request in late September and with the Company’s full assent, Director AA recused themselves from the entirety of the full Board meeting and did not receive the materials.
At that time, Mr. Corcoran also recused himself from the meeting in light of his service on the L3Harris board of directors. Because of Mr. Corcoran’s role as non-executive chair and because of the still-early stage of the strategic process, Wachtell Lipton advised that Mr. Corcoran’s agreement to recuse as to any information or Board deliberation relating specifically to L3Harris was sufficient for present purposes, but that more extensive recusal by Mr. Corcoran might be required at a later time when it became necessary to consider specific offers from potential counterparties, narrow the participants in the strategic process or to compare the utility of transactions with other counterparties.
After Mr. Corcoran had recused himself, representatives of Citi and Evercore presented the non-binding indications of interest submitted by seven of the potential counterparties — comparing the price ranges, early regulatory feedback and financing plans for each. Representatives of Citi and Evercore presented preliminary financial analyses of Aerojet Rocketdyne and it was noted that the price ranges offered by the bidders compared favorably against the effective offer price of $51.00 per share in the Lockheed Martin transaction. Representatives of Citi and Evercore also reviewed, among other things, a timeline of next steps and summarized each party’s engagement with the diligence process to date. Members of the Company’s senior management recommended to the Board that L3Harris and Bidders A, B, C, E and F be invited to participate in the next round of the strategic process, which would begin with a scheduled management presentation and further diligence, followed by a request for revised bids from each bidder (the “revised bids”). The Board determined to proceed as recommended. With review of the individual bidders’ submissions complete and the discussion of next steps concluded, Mr. Corcoran returned to the meeting and further discussion ensued about, among other things, the Company’s preparedness in relation to the previously discussed position disclosed by Elliott.
In accordance with the Board’s directions, during the period between October 23, 2022 and November 3, 2022, representatives of Citi and Evercore scheduled management presentations and further diligence processes, including site visits where requested, with each of L3Harris and Bidders A, B, C, E and F. Executive leadership from each of the bidders attended separate management presentations with senior management of Aerojet Rocketdyne either via videoconference or in person at Aerojet Rocketdyne’s corporate headquarters in

El Segundo, California. During the course of this process, additional diligence material was uploaded to the virtual data room, which was made available to each bidder. Bidders were also given the opportunity to ask supplemental diligence questions of the Company’s senior management regarding the diligence materials for the purpose of informing the revised bids.
On October 25, 2022, a press report in Reuters indicated that Aerojet Rocketdyne was soliciting acquisition offers from a number of potential bidders. Aerojet Rocketdyne declined to comment on the report. The closing price per share of Aerojet Rocketdyne common stock on October 24, 2022, the last trading day before the Reuters report was issued, was $45.33.
On October 27, 2022, the Board held a regularly scheduled meeting at which members of the Company’s senior management were present, but Wachtell Lipton, Citi and Evercore were absent. The Board reviewed ordinary course items for the Company’s business. A brief update on the strategic process was given. The Board discussed these items with members of the Company’s senior management and the importance of confidentiality and an even hand towards all potential counterparties was reiterated.
On November 4, 2022, representatives of Citi and Evercore sent a process letter by email to each of the six potential counterparties that had submitted initial indications of interest and were continuing to pursue a potential transaction, requesting a revised bid by December 8, 2022, and explaining that each bidder would receive a draft merger agreement so that they could submit an interim markup by November 30, 2022 for a preliminary round of feedback from the Company to inform each bidder’s submission of transaction documents on December 8, 2022 alongside the revised bid.
On November 14, 2022, representatives of Citi and Evercore distributed an initial draft of the Merger Agreement to all six potential counterparties remaining in the strategic process, inviting counterparties, if they wished, to provide an initial markup on November 30, to allow the opportunity for interaction about the merger agreement draft before the December 8 deadline for revised bids.
On November 19, 2022, Bidder F notified Citi and Evercore that it would withdraw from the strategic process after determining it would be unable to submit a competitive revised bid.
On November 21, 2022, the Board held a meeting at which members of senior management of Aerojet Rocketdyne, Wachtell Lipton, Citi and Evercore were also present. Given the narrowing of the field of potential counterparties, the fact that L3Harris was still an active potential counterparty and the need to consider potential revised bids in relation to each other, it was determined that Mr. Corcoran should recuse himself from all Board deliberations regarding the strategic process. For that reason, Mr. Corcoran recused himself from the entirety of the meeting, as did Director AA.
At the meeting, the Board, with input from members of the Company’s senior management and financial advisors, reviewed, among other things, an update on the strategic process and a revised view of the Company’s standalone strategic plan, and determined that competitive pressures and other limitations, including the need for greater scale and breadth of product diversity, continued to support the Company’s pursuit of a strategic transaction. The Board also reviewed, among other things, the degree of engagement in the process by each of the remaining bidders. Wachtell Lipton also summarized the key terms of the merger agreement draft that was distributed to all bidders in advance of the deadline for the revised bids, noting in particular the importance of the proposed reverse break fee, the “ticking” fee and efforts covenants requiring the buyer to secure regulatory clearance, as well as each provision’s utility in ensuring more closing certainty and protection for the Company in the event a transaction did not close. Wachtell Lipton also reviewed with the Board, among other things, the Board’s fiduciary duties in the context of a potential transaction, noting that the Board was entitled to rely on the expertise of its advisors throughout the process and in making any final decision. At the end of the meeting, the Board directed members of the Company’s senior management and advisors to proceed with negotiations and diligence with each of the remaining five counterparties in pursuit of transaction on terms in the best interests of the Company and its stockholders.
In accordance with the Board’s direction, during the period between November 21, 2022 and December 8, 2022, members of Company’s senior management, Citi and Evercore continued to engage each of the bidders with diligence calls and scheduled site visits for members of bidders’ business and advisor teams (for those bidders that requested site visits).

On November 30, 2022, L3Harris, Bidder B and Bidder C each submitted initial markups of the merger agreement to Wachtell Lipton for feedback in advance of the December 8, 2022 deadline for revised bids. Over the following days, Wachtell Lipton reviewed the terms of each markup with members of the Company’s senior management and the Company’s financial advisors and provided feedback to each of the bidders. Bidder A and Bidder E did not submit markups of the merger agreement for feedback.
On December 3 and December 4, 2022, clean team agreements were entered into with each of L3Harris, Bidder A, Bidder C and Bidder E to facilitate access to additional diligence materials in advance of the submission of revised bids.
During the period from November 30, 2022 to December 8, 2022, Wachtell Lipton provided detailed feedback to each of L3Harris, Bidder B and Bidder C on their markups of the transaction documents.
On December 6, 2022, in advance of L3Harris’s submission of a revised bid, Mr. Kubasik sent personal letters to each member of the Board concerning his company’s interest in pursuing a transaction with Aerojet Rocketdyne.
On December 8, 2022, Bidder B and Bidder C each submitted revised bids. Bidder B offered $51.00 per share and did not submit a revised markup of the transaction documents beyond what it had already submitted on November 30, 2022. Bidder C offered $52.00 per share and submitted a further revised markup of the transaction documents. Each bid was for all-cash consideration with no financing contingency. L3Harris had advised that it would provide its revised bid on December 9 after concluding its board meeting on that date.
On December 9, 2022, L3Harris submitted a revised bid, along with revised transaction documents, and Bidder E submitted only a revised price bid. L3Harris offered $57.00 per share and Bidder E offered $50.00 per share, each in all-cash consideration with no financing contingency. The closing price per share of Aerojet Rocketdyne common stock on December 9, 2022, was $53.89.
Bidder A did not submit a revised bid and indicated that it had ultimately decided it was interested only in purchasing a part of, but not the entire Company. Citi and Evercore told Bidder A that the Company would welcome its return to the strategic process if it reconsidered that decision.
On December 10, 2022, the Board held a meeting at which members of the Company’s senior management, Wachtell Lipton, Citi and Evercore were also present. Mr. Corcoran and Director AA recused themselves from the entirety of the meeting. Without the financial advisors present, Wachtell Lipton reviewed again with the Board its fiduciary duties in the context of the contemplated transaction and provided an updated overview of the regulatory risk associated with each remaining bidder. With the presence of all advisors, the Board reviewed, among other things, the status of the strategic process, including a comparison of the revised bids submitted by each bidder and a comparison of the potential benefits of the revised bids in comparison to executing the Company’s standalone strategic plan. Citi and Evercore also reported on their discussion with Bidder A. Copies of the personal notes sent to members of the Board on December 6 by Mr. Kubasik were shared with the Board. The Board also reviewed a comparison of the terms of the merger agreement submitted in each bidder’s markup of the transaction documents. The Board also discussed the remaining timeline and was advised that continued public speculation and reporting about the process made it prudent to bring the bidding process to a timely resolution while there was substantial competitive pressure on the remaining bidders. Members of the Company’s senior management and financial advisors advised the Board that the latest proposals from L3Harris and Bidder C reflected attractive valuations for the Company relative to Aerojet Rocketdyne’s historical trading and standalone strategic plan. The Board was also advised that even though both proposals were already favorable in terms of both price and contract provisions relative to the merger agreement in the Lockheed Martin transaction, there was still the potential to further improve them in the final stage of the strategic process. The Board directed members of the Company’s senior management and advisors to continue negotiating with L3Harris and Bidder C, with the goal of securing a favorable agreement for consideration for final Board approval over the weekend of December 17 and 18, 2022.
In accordance with the Board’s direction, representatives of Citi and Evercore instructed L3Harris and Bidder C that they remained in the process and should work towards finalizing any remaining due diligence requirements, open contract points and the submission of their further revised bids.
Between December 10 and December 16, 2022, Wachtell Lipton continued to negotiate the terms of the merger agreement with counsel for L3Harris and Bidder C. Members of the Company’s senior management, Citi and Evercore continued to engage with L3Harris and Bidder C to answer any remaining diligence questions and coordinate additional site visits as requested by Bidder C. In accordance with the Board’s direction and recognizing that the Board was expected to meet the forthcoming weekend, the representatives of Citi and Evercore informed L3Harris and Bidder C that they should expeditiously complete their remaining due diligence and submit their best and final bid as soon as possible.
On December 15, 2022, the Board met again and, among other things, received an update on the strategic process. Mr. Corcoran and Director AA recused themselves from the entirety of the meeting. At the meeting, representatives of Citi and Evercore provided a brief update on the continued engagement from each of L3Harris and Bidder C and Wachtell Lipton provided, among other things, an updated summary of the revised terms as negotiated with each party. Wachtell Lipton noted that the Company was close to an agreement on terms with each of L3Harris and Bidder C and that the terms provided by L3Harris were generally more favorable for the Company than those provided by Bidder C.
On December 16, 2022, L3Harris submitted a final bid with revised drafts of the transaction documents, reiterating its previous $57.00 per share all-cash offer. The representatives of Citi and Evercore informed Bidder C that another party had submitted a further revised bid that the Board was prepared to consider and invited Bidder C to submit its best and final bid. The closing price per share of Aerojet Rocketdyne Common Stock on December 16, 2022, was $54.89.
On December 17, 2022, Bidder C indicated that it was not prepared to increase its price above its previous $52.00 per share all-cash offer and did not submit revised drafts of the transaction documents.
Between December 16 and December 17, 2022, the Company and L3Harris and their respective advisors worked to finalize the definitive transaction documents, with all remaining open points having been substantially resolved by the morning of December 17, 2022.
The Board met on December 17 to consider the final bids and whether to approve Aerojet Rocketdyne’s entry into definitive transaction documents providing for, among other things, the merger of Aerojet Rocketdyne. Mr. Corcoran and Director AA again recused themselves from the entirety of the meeting. At the meeting, Wachtell Lipton provided an overview of, among other things, the regulatory risk associated with each of L3Harris and Bidder C and summarized their positions on certain closing certainty provisions in the transaction documents, including on the reverse break fee and affirmative covenants on each potential buyer between signing and consummation of the transaction. The Board was also presented with an updated comparison of the merger agreement terms agreed with L3Harris to those agreed in the Lockheed Martin transaction.
With advice from members of the Company’s senior management and financial advisors, the Board reviewed and compared the final bids from L3Harris and Bidder C, and discussed, among other things, that Bidder C’s final bid was substantially lower in value. The financial advisors were asked and they each indicated their view that the Company had made an outreach to all logical buyers and, to the extent any potential buyer had been overlooked, the public speculation and reporting about the process and the public awareness of Elliott’s equity stake in the Company since August 2022 provided ample opportunity for any other interested potential buyer to come forward if they had not been contacted. The fact that Bidder A had continued to be provided with access to diligence and had been told that a renewed bid was welcome was also discussed.
Representatives of Citi and Evercore reviewed their preliminary valuation analyses and answered questions from the Board regarding the valuation of Aerojet Rocketdyne represented by the $57.00 per share all-cash offer from L3Harris. Wachtell Lipton also discussed with the Board, among other things, its fiduciary duties under Delaware law in connection with considering the approval of a potential sale of Aerojet Rocketdyne and also reviewed the respective relationship disclosures from Citi and Evercore. Wachtell Lipton summarized the terms of the Merger Agreement, the regulatory clearance process for the proposed transaction and the authorizing resolutions that the Board would approve and answered questions from the Board. The Board discussed with members of the Company’s senior management and the financial and legal advisors their perspectives on the proposed transaction, including that Bidder C had not submitted revised drafts of the transaction documents. The Board also discussed, with input from its financial and legal advisors, that the proposed Merger with L3Harris was more favorable to the Company in terms of price and transactional certainty and protections than the prior merger agreement in the Lockheed Martin transaction, and that the terms presented a favorable price for Company stockholders in comparison to the price at which the Company’s Common Stock was likely to trade in the absence of a transaction. At the conclusion of the meeting, Ms. Drake recommended to the Board that the

Company proceed to finalize a transaction with L3Harris over the balance of the day and that she be authorized to call Mr. Kubasik to negotiate a final offer and, among other things, request an increase in the offer price to ensure that the Board had taken all steps reasonable and appropriate to secure for the Company and its stockholders the highest price reasonably achievable from any of the potential buyers in the strategic process. After further discussion, the Board agreed to proceed as recommended by Ms. Drake.
After the meeting, Ms. Drake reached out to Mr. Kubasik to convey Aerojet Rocketdyne’s position. After such discussion, Mr. Kubasik agreed to increase the merger consideration to $58.00 per share without any change in the other terms of the merger agreement in order to bring finality to the negotiations with L3Harris and other potential buyers. Mr. Kubasik further agreed that a joint press release would be issued to announce the transaction, that L3Harris would commit to being diligent in seeking regulatory clearance and that L3Harris would remain a merchant supplier.
During the afternoon of December 17, 2022, the Board met again. Mr. Corcoran and Director AA recused themselves from the entirety of the meeting. The Board again reviewed the summary of proposed terms of the Merger Agreement with L3Harris previously considered in the morning meeting. Representatives of Citi reviewed its final financial analysis of the proposed consideration in the proposed transaction with L3Harris, reflecting the increased price per share of $58.00, as summarized below under “— Opinion of Citigroup Global Markets, Inc.” Representatives of Evercore then reviewed its final financial analysis of the proposed consideration in the proposed transaction with L3Harris, reflecting the increased price per share of $58.00, as summarized below under “— Opinion of Evercore Group L.L.C.” After discussion among the Board, Citi, Evercore and Wachtell Lipton, Citi and Evercore rendered to the Board their respective oral opinions, which were later confirmed by the delivery of Citi’s written opinion, dated December 17, 2022, and the delivery of Evercore’s written opinion, dated December 17, 2022, to the Board to the effect that, as of such date and based upon and subject to the various factors, assumptions, limitations and qualifications set forth therein, the consideration of $58.00 per share to be paid to holders of Common Stock in the proposed Merger was fair, from a financial point of view, to such stockholders. After additional discussions of the proposed transaction and the matters summarized for the Board at the meeting, the Board (1) approved, adopted and declared advisable the Merger Agreement and the Transactions, including the Merger, (2) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, the Company and its stockholders, (3) directed that the Merger Agreement be submitted to the Company’s stockholders for their approval and (4) resolved, subject to the terms and conditions of the Merger Agreement, to recommend that the Company’s stockholders approve the Merger Agreement.
Later in the evening on December 17, 2022, Aerojet Rocketdyne and L3Harris executed and delivered the Merger Agreement.
On the afternoon of December 18, 2022, Aerojet Rocketdyne and L3Harris issued a joint press release announcing the transaction.
Reasons for the Merger; Recommendation of the Aerojet Rocketdyne Board
The Board evaluated, with the assistance of its legal and financial advisors, the Merger Agreement and the Transactions, including the Merger, and, on December 17, 2022, determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, the Company and its stockholders and approved, adopted and declared advisable the Merger Agreement and the Transactions, including the Merger.
In the course of making the recommendation, the Board considered a range of factors, including those below (which are not necessarily in order of relative importance) relating to the Merger Agreement and the Transactions, including the Merger, each of which the Board believed supported its decision:
•
the Board’s assessment of Aerojet Rocketdyne’s business, assets, current and projected financial performance and condition, earnings, prospects and outlook, including taking into account Aerojet Rocketdyne’s potential for, and risks and uncertainties to, future growth and value creation;

•
the fact that the Merger Consideration is all cash, which provides the Company’s stockholders immediate certainty of value and liquidity for their shares of Common Stock and enables the Company’s stockholders to realize value that has been created at the Company while eliminating long-term business and execution risk;

•
the current and historical market prices of the shares of Common Stock, including the market performance of the shares of Common Stock relative to those of other participants in the Company’s industry and general market indices and the fact that the Merger Consideration of $58.00 per share represented a premium of approximately 37% to Aerojet Rocketdyne’s closing stock price on August 15, 2022 (the last full day of unaffected trading of Aerojet Rocketdyne’s Common Stock), and reflected an implied transaction multiple within the range of select precedent transaction multiples used in the Company’s financial advisors’ analyses;

•
the Board’s concern regarding the potential impact of any potential economic downturn on the price of shares of Common Stock (and on the potential valuation that counterparties would be willing to pay);

•
the course and history of the negotiations between Aerojet Rocketdyne and L3Harris, as described under “— Background of the Merger,” including the fact that the Merger Consideration reflects a substantial premium and a favorable valuation relative to various metrics and methodologies and the Board’s belief that L3Harris’s offer of $58.00 per share was L3Harris’s best and final offer;

•	the belief of the Board that the terms of the Merger Agreement include the most favorable terms for the Company, in the aggregate, to which L3Harris was willing to agree;
•
the fact that there was a substantial multi-phased, auction-style pre-signing market check that included both strategic and financial bidders, providing confidence that it was unlikely a higher offer price could have been obtained;

•
the high degree of certainty that the closing will be achieved in a timely manner, in view of the terms of the Merger Agreement, including, among other things, the provisions and protections increasing the level of certainty afforded to the Merger ultimately being consummated;

•	the fact that the price of $58.00 per share in cash and the terms of the Merger Agreement were both superior to the offer price and terms of the Lockheed Martin transaction;
•
the opinions of Citi and Evercore rendered to the Board on December 17, 2022, that, as of such date and based upon and subject to the various factors, assumptions, limitations and qualifications set forth therein, the consideration of $58.00 per share to be paid to holders of Common Stock in the proposed Merger was fair, from a financial point of view, to such stockholders, as more fully described in the section of this proxy statement entitled “— Opinion of Citigroup Global Markets Inc.” and “— Opinion of Evercore Group L.L.C.”;

•	the terms and conditions of the Merger Agreement and the other transaction documents, including:
•	the requirement that the Merger Agreement be approved by the holders of a majority of all the votes entitled to be cast to approve the Merger Agreement;
•	the conditions to closing contained in the Merger Agreement, which the Board believed are reasonable and customary in number and scope;
•
the fact that the terms and conditions of the Merger Agreement minimize, to the extent reasonably practical, the risk that a condition to closing would not be satisfied and also provide reasonable flexibility to operate Aerojet Rocketdyne’s business during the pendency of the Merger, including as to actions in response to the COVID-19 pandemic and otherwise;

•
the provision of the Merger Agreement allowing the Board, subject to certain conditions, to provide information to and engage in discussions or negotiations with a third party that makes a bona fide, written unsolicited Alternative Proposal;

•
the provision of the Merger Agreement allowing the Board, subject to certain conditions, to withdraw or change its recommendation of the Merger Agreement and to terminate the Merger Agreement, in certain circumstances relating to the presence of a Superior Proposal (or to effect a Change of Recommendation in response to an Intervening Event) subject, in certain cases, to paying the Company Termination Fee;

•	the absence of a financing condition in the Merger Agreement and L3Harris’s ability to finance the Merger without difficulty;

•	the customary nature of the representations, warranties and covenants of Aerojet Rocketdyne in the Merger Agreement;
•	the ability of Aerojet Rocketdyne to specifically enforce L3Harris’s obligations under the Merger Agreement, including L3Harris’s obligations to complete the Merger;
•	the belief that the Termination Date, as it may be extended, if applicable, allows for sufficient time to complete the Merger;
•
the fact that L3Harris agreed to use its reasonable best efforts to obtain all necessary governmental approvals as to the Merger, including agreeing to remedies as necessary to obtain any such approval, subject to certain limitations as to the remedies and actions that L3Harris would be required to take, which limitations and other relevant provisions are further described under the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger”;

•
the requirement that, in the event of a failure of the Merger to be consummated under certain circumstances, L3Harris will pay the Company the Parent Termination Fee as more fully described under the section of this proxy statement entitled “The Merger Agreement — Parent Termination Fee”; and

•
the Board’s view that the terms of the Merger Agreement would be unlikely to deter interested third parties from making a Superior Proposal, including the Merger Agreement’s terms and conditions related to a Change of Recommendation, the Company’s right to terminate the Merger Agreement in favor of an alternative Superior Proposal if certain provisions were satisfied, the payment by the Company of a Company Termination Fee (the amount of which was on the lower end of the customary range) in connection with the termination of the Merger Agreement under certain circumstances, and the Board’s belief that the overall terms relating to the foregoing were appropriate and favorable to the Company and its stockholders taking into account the specific circumstances involved (see the section of this proxy statement entitled “The Merger Agreement — Alternative Proposals; Non-Solicitation”).

In addition, the Board also weighed the advantages and benefits against a variety of risks and other potentially negative factors (which are not necessarily in order of relative importance), including the following:
•
the fact that the Company’s stockholders generally will have no ongoing equity participation in the Company following the Merger, and that such stockholders will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of shares of Common Stock, and will not participate in any potential future sale of the Company to a third party;

•	the risk of incurring substantial expenses related to the Merger, including in connection with any litigation that may result from the announcement or pendency of the Merger;
•
the risk that there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied, and as a result, it is possible that the Merger may not be completed even if the Merger Agreement is approved by the Company’s stockholders;

•	the risk that certain HSR Act clearance required to consummate the Merger may not be obtained;
•
the Merger Agreement’s restrictions on the conduct of the Company’s business before the completion of the Merger, generally requiring the Company to conduct its business in the ordinary course, subject to specific limitations and certain exceptions, which may nevertheless delay or prevent the Company from pursuing otherwise attractive business opportunities and taking other actions as to its business that the Company may consider advantageous pending completion of the Merger;

•
the risks and costs to the Company if the Merger does not close, including the diversion of management and employee attention, potential effects on the ability to retain employees and the potential effect on business and customer and supplier relationships;

•	the fact that the receipt of cash in exchange for shares of Common Stock under the Merger will be a taxable transaction for U.S. federal income tax purposes;

•
the fact that certain of the Company’s directors and executive officers may have interests in the Merger that may be different from, or in addition to, those of the Company’s stockholders, as further described in the section of this proxy statement entitled “— Interests of Aerojet Rocketdyne’s Directors and Executive Officers in the Merger”;

•
the covenants in the Merger Agreement prohibiting the Company from soliciting other potential acquisition proposals, and restricting its ability to entertain other potential acquisition proposals, unless certain conditions are satisfied;

•
the requirement that the Company pay the Company Termination Fee, under certain circumstances following termination of the Merger Agreement, including if the Company terminates the Merger Agreement to accept a Superior Proposal, as further described in the section of this proxy statement entitled “The Merger Agreement — Company Termination Fee”; and

•
the fact that the announcement of the Merger Agreement and pendency of the Merger, or the failure to complete the Merger, may cause substantial harm to the Company’s relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), suppliers and customers and may divert employees’ attention away from the Company’s day-to-day business operations.

After considering the foregoing factors, the Board concluded that, overall, the potentially beneficial factors relating to the Merger Agreement and the Transactions, including the Merger, outweighed the risks and potentially negative factors.
The foregoing discussion of the information and factors considered by the Board is not exhaustive but is intended to reflect the material factors considered by the Board in its consideration of the Merger Agreement and the Transactions, including the Merger. In view of the complexity and the large number of factors considered, the Board, individually and collectively, did not quantify or assign any relative or specific weight to the various factors. Rather, the Board based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of the Board may have given different weights to different factors.
The foregoing discussion of the information and factors considered by the Board is forward-looking in nature. This information should be read in light of the factors described under the caption “Cautionary Statement Concerning Forward-Looking Statements.”
THE BOARD RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL.
Opinion of Citigroup Global Markets Inc.
Aerojet Rocketdyne retained Citi to provide financial advisory services in connection with a possible transaction involving Aerojet Rocketdyne. In connection with Citi’s engagement, Aerojet Rocketdyne’s board of directors requested that Citi evaluate the fairness, from a financial point of view, to the holders of shares of Aerojet Rocketdyne Common Stock of the consideration of $58.00 per share to be received in the proposed Merger by such holders pursuant to the terms and subject to the conditions set forth in the Merger Agreement. On December 17, 2022, at a meeting of the Aerojet Rocketdyne board of directors held to evaluate the proposed Merger, Citi rendered to the Aerojet Rocketdyne board of directors an oral opinion, subsequently confirmed by delivery of a written opinion, dated December 17, 2022, to the effect that, as of the date of Citi’s written opinion and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in its written opinion, the consideration of $58.00 per share was fair, from a financial point of view, to the holders of shares of Aerojet Rocketdyne Common Stock.
The full text of Citi’s written opinion, dated December 17, 2022, to the Aerojet Rocketdyne board of directors, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated herein by reference in its entirety. The summary of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was rendered to the Aerojet Rocketdyne board of directors (in its capacity as such) in connection with its evaluation of the proposed Merger and was limited to the fairness, from a financial point of view, as of the date of the opinion, to the holders of shares of Aerojet Rocketdyne Common Stock of the consideration of $58.00 per share. Citi’s opinion did not address any other terms, aspects or implications of the proposed Merger or the Merger Agreement. Citi’s opinion did not address the underlying business decision of Aerojet Rocketdyne to effect the proposed Merger, the relative merits of the proposed Merger as compared to any alternative business strategies that might have existed for Aerojet Rocketdyne or the effect of any other transaction in which Aerojet Rocketdyne might have engaged. Citi’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger.
In arriving at its opinion, Citi:
•	reviewed a draft, dated December 17, 2022, of the Merger Agreement;
•	held discussions with certain senior officers, directors and other representatives and advisors of Aerojet Rocketdyne concerning the business, operations and prospects of Aerojet Rocketdyne;
•
examined certain publicly available business and financial information relating to Aerojet Rocketdyne as well as certain financial forecasts (the “Projections,” as defined and summarized in the section in this proxy statement captioned “The Merger — Certain Aerojet Rocketdyne Unaudited Prospective Financial Information” beginning on page 55) and other information and data relating to Aerojet Rocketdyne which were provided to or discussed with Citi by the management of Aerojet Rocketdyne;

•
reviewed the financial terms of the proposed Merger as set forth in the Merger Agreement in relation to, among other things, current and historical market prices of Aerojet Rocketdyne Common Stock, historical and projected earnings and other operating data of Aerojet Rocketdyne, and the capitalization and financial condition of Aerojet Rocketdyne;

•	considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the proposed Merger;
•
analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of Aerojet Rocketdyne; and

•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.
In connection with Citi’s engagement and at the direction of Aerojet Rocketdyne, Citi was requested to approach, and Citi held discussions with, third parties to solicit indications of interest in the possible acquisition of all or a part of Aerojet Rocketdyne. The issuance of Citi’s opinion was authorized by Citi’s fairness opinion committee.
In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi, and upon the assurances of the management of Aerojet Rocketdyne that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to the Projections and other information and data relating to Aerojet Rocketdyne provided to or otherwise reviewed by or discussed with Citi, Citi was advised by the management of Aerojet Rocketdyne that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Aerojet Rocketdyne as to the future financial performance of Aerojet Rocketdyne.
Citi assumed, with the consent of the Aerojet Rocketdyne board of directors, that the proposed Merger would be consummated in accordance with the terms, conditions and agreements set forth in the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third-party approvals, consents and releases for the proposed Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Merger meaningful to its opinion and analysis. Representatives of Aerojet Rocketdyne advised Citi, and Citi further assumed, with the consent of the Aerojet Rocketdyne board of directors, that the final terms of the Merger Agreement would not vary materially from those set forth in the draft reviewed by Citi. Citi did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Aerojet Rocketdyne nor did Citi make any physical inspection of the properties or assets of Aerojet Rocketdyne. Citi’s opinion did not address the underlying business decision of Aerojet Rocketdyne to effect the proposed Merger, the relative merits of the proposed Merger as compared to any alternative business strategies that might have existed for Aerojet Rocketdyne or the effect of any other transaction in which Aerojet Rocketdyne might have engaged. Citi also expressed no view as to, and Citi’s opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the proposed Merger, or any class of such persons, relative to the merger consideration or otherwise. Citi’s opinion was necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing, as of the date of its opinion. The credit, financial and stock markets, the industries in which Aerojet Rocketdyne operates, and the securities of Aerojet Rocketdyne have experienced and may continue to experience volatility and Citi expressed no view or opinion as to any potential effects of such volatility on Aerojet Rocketdyne or the Merger.
In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Citi arrived at its opinion based on the results of all analyses undertaken by it and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion.
In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Aerojet Rocketdyne. No company, business or transaction reviewed is identical or directly comparable to Aerojet Rocketdyne or the Merger, and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed or the results of any particular analysis.
The estimates used by Citi for purposes of its analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi’s analyses are inherently subject to substantial uncertainty.
Citi was not requested to, and it did not, recommend or determine the specific consideration payable in the Merger. The type and amount of consideration payable in the proposed Merger was determined through negotiations between Aerojet Rocketdyne, on the one hand, and L3Harris and its affiliates, on the other hand, and Aerojet Rocketdyne’s decision to enter into the Merger Agreement was solely that of the Aerojet Rocketdyne board of directors. Citi’s opinion was only one of many factors considered by the Aerojet Rocketdyne board of directors in its evaluation of the Merger and should not be viewed as determinative of the views of the Aerojet Rocketdyne board of directors or the management of Aerojet Rocketdyne with respect to the proposed Merger, merger consideration or any other aspect of the transactions contemplated by the Merger Agreement.
Financial Analyses
The following is a summary of the material financial analyses prepared for and reviewed with the Aerojet Rocketdyne board of directors in connection with Citi’s opinion, dated December 17, 2022, to the Aerojet Rocketdyne board of directors. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may be different from those described, and such differences may be material. Approximate implied equity value per share reference ranges derived from the financial analyses described below and other per share ranges presented for reference purposes only were rounded to the nearest $0.25, except for data relating to intraday trading share prices. Except as otherwise noted, financial data utilized for Aerojet Rocketdyne in the financial analyses described below were based on the Projections and other information and data relating to Aerojet Rocketdyne provided to or discussed with Citi and approved for Citi’s use by Aerojet Rocketdyne and as further summarized in the section of this proxy statement captioned “The Merger — Certain Aerojet Rocketdyne Unaudited Prospective Financial Information” beginning on page 55. For purposes of the financial analyses described below, the term “EBITDA,” when used with respect to any company, other than Aerojet Rocketdyne, generally refers to that company’s earnings before interest, taxes, depreciation and amortization expenses; the term “adjusted EBITDA,” when used with respect to Aerojet Rocketdyne, generally refers to EBITDA excluding EBITDA attributable to its real estate segment and income/(expense) related to re-measurement of net environmental remediation asset/liability.
Discounted Cash Flow Analysis
Citi conducted a discounted cash flow analysis of Aerojet Rocketdyne using the Projections. Based on the Projections, Citi calculated a range of present values (as of September 30, 2022) of the estimated unlevered after-tax free cash flows that Aerojet Rocketdyne was forecasted to generate under the Projections during the fourth quarter of the fiscal year ending December 31, 2022 through the full fiscal year ending December 31, 2031 (such cash flows referred to as the “projected cash flows”). For purposes of this analysis, the projected cash flows provided by Aerojet Rocketdyne’s management were adjusted with management’s approval to exclude the impact of cash pension contributions and reimbursements, net environmental remediation cash flows and real estate cash flows (collectively, the “additional cash flow items”). The additional cash flow items were excluded from the projected cash flows on the basis that they are significant items that Aerojet Rocketdyne’s management believes are non-perpetual. The impact of each of the cash pension contributions and reimbursements and net environmental cash flows were reflected as a liability on Aerojet Rocketdyne’s balance sheet, and real estate cash flows were reflected as assets. For purposes of this analysis, stock-based compensation was treated as a cash expense. Citi also calculated a range of estimated terminal values for Aerojet Rocketdyne by applying an illustrative range of perpetuity growth rates of 2.0% to 3.0% to Aerojet Rocketdyne’s estimated terminal year unlevered after-tax free cash flows (excluding the additional cash flow items). The illustrative range of perpetuity growth rates applied was selected by Citi based on its professional judgment and experience. The range of estimated terminal values for Aerojet Rocketdyne was then discounted to present values (as of September 30, 2022) and added to the estimated present values of the projected cash flows in order to derive ranges of implied adjusted firm values for Aerojet Rocketdyne.
In calculating the ranges of implied adjusted firm values for Aerojet Rocketdyne, Citi discounted the projected cash flows and estimated terminal values using discount rates ranging from 9.2% to 10.1%. Citi derived this range of discount rates based on a calculation of the weighted average cost of capital of Aerojet Rocketdyne it performed utilizing the capital asset pricing model with inputs that Citi determined were relevant based on publicly available data and Citi’s professional judgment. From the range of implied adjusted firm values it derived, Citi subtracted Aerojet Rocketdyne’s reported net debt and other as of September 30, 2022 (calculated as debt, plus the tax-effected net present value of net Cost Accounting Standards (“CAS”) reimbursements and cash pension contributions/other post-employment benefits (“OPEB”) payments and net cash settlement of stock appreciation rights, less cash, cash equivalents, reported value of real estate assets held for entitlement and leasing and reported tax effected net environmental asset/(liability)), and divided the results by the number of shares of Aerojet Rocketdyne Common Stock outstanding on a fully diluted basis, calculated using the treasury share method, based on information provided by Aerojet Rocketdyne’s management. The net present value of net CAS reimbursements and cash pension contributions/OPEB payments was calculated by discounting CAS reimbursements and cash pension contributions/OPEB payments reflected in the Projections using, at the direction of Aerojet Rocketdyne’s management, a 5.4% after tax cost of debt and 0% perpetuity growth rate. This analysis indicated the following approximate implied per share equity value reference ranges for Aerojet Rocketdyne (rounded to the nearest $0.25), as compared to the consideration of $58.00 per share:

Implied per Share Equity Value Reference Range
$48.50 - $60.25
Present Value of Future Share Price Analysis
Citi performed an analysis to derive a range of illustrative present values per share of Aerojet Rocketdyne Common Stock as of December 16, 2022 based on theoretical future prices calculated by Citi for the shares of Aerojet Rocketdyne Common Stock under the Projections. Citi derived a range of theoretical future values per share for the shares of Aerojet Rocketdyne Common Stock as of December 31 of each of 2023, 2024 and 2025. Based on the Projections, Citi derived this range of theoretical future values per share by (i) applying illustrative one year forward adjusted firm value to Adjusted EBITDA (as defined, and as calculated as described, in the section of this proxy statement captioned “The Merger — Certain Aerojet Rocketdyne Unaudited Prospective Financial Information”) multiples of 9.6x to 11.6x to estimates of the Adjusted EBITDA of Aerojet Rocketdyne for each of calendar years 2024, 2025 and 2026, as reflected in the Projections, (ii) adjusting the resulting range of firm values to a range of equity values by subtracting Aerojet Rocketdyne’s estimated net debt and other for each period ending as of December 31 (calculated as estimated debt, plus estimated tax effected unfunded pension/OPEB liability and net cash settlement of stock appreciation rights, less estimated cash, cash equivalents, estimated value of real estate assets held for entitlement and leasing and estimated tax effected net environmental asset/(liability)), and (iii) dividing the resulting range of equity values by the number of shares of Aerojet Rocketdyne Common Stock outstanding on a fully diluted basis, calculated using the treasury share method, based on information provided by Aerojet Rocketdyne’s management. The firm value to Adjusted EBITDA multiples used by Citi were derived based on Citi’s professional judgment and experience and taking into account historical firm value to Adjusted EBITDA multiples of Aerojet Rocketdyne during the period from December 19, 2017 through December 18, 2020, the last full trading day prior to announcement of the proposed merger of Aerojet Rocketdyne with affiliates of Lockheed Martin Corporation. By applying a discount rate of 9.9%, reflecting a mid-point estimate of Aerojet Rocketdyne’s cost of equity, Citi discounted to present value as of December 16, 2022 the theoretical future values per share it derived for Aerojet Rocketdyne, to yield a range of illustrative present values per share of Aerojet Rocketdyne Common Stock. This analysis indicated the following approximate implied per share equity value reference ranges for Aerojet Rocketdyne (rounded to the nearest $0.25), as compared to the consideration of $58.00 per share:
Implied per Share Equity Value Reference Range
$43.25 - $58.75
Selected Public Companies Analysis
Citi reviewed certain financial and stock market information relating to Aerojet Rocketdyne and the thirteen publicly traded companies listed below whose operations, for the purposes of Citi’s analysis and based on its experience and professional judgment, Citi considered generally relevant in evaluating those of Aerojet Rocketdyne, based on business sector participation, operational characteristics and financial metrics (such companies collectively, the “selected companies”).
For the selected companies, Citi calculated and reviewed, among other information, firm values (calculated as fully diluted market equity value, plus net debt, preferred equity and non-controlling interests, tax effected unfunded pension liabilities and less unconsolidated investments and non-operating assets, as applicable) as multiples of estimated calendar year 2023 EBITDA. All calculations in this review were based on closing share prices on December 16, 2022 and, with respect to the selected companies, financial data (pro forma as applicable) were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Citi also calculated and reviewed the firm value of Aerojet Rocketdyne as a multiple of its estimated Adjusted EBITDA of Aerojet Rocketdyne for calendar year 2023, based on publicly available Wall Street research analysts’ estimates, as well as based on the Projections. The estimated calendar year 2023 EBITDA multiples observed for the selected companies and for Aerojet Rocketdyne were as follows:
Selected Company	Firm Value / 2023E EBITDA
AeroVironment, Inc.	22.9x
Kratos Defense & Security Solutions, Inc.	21.2x

Selected Company	Firm Value / 2023E EBITDA
Northrop Grumman Corporation	18.4x
Mercury Systems, Inc.	16.5x
Lockheed Martin Corporation	14.3x
General Dynamics Corporation	14.1x
Elbit Systems Ltd.	13.5x
L3Harris Technologies, Inc.	13.1x
CACI International Inc.	12.0x
Leidos Holdings, Inc.	11.8x
Avio S.p.A.	10.8x
Chemring Group PLC	10.3x
OHB SE	8.9x
Low	8.9x
Median	13.5x
High	22.9x

Aerojet Rocketdyne (For Reference)	Firm Value / 2023E Adj. EBITDA
Aerojet Rocketdyne (Wall Street Research)	13.6x
Aerojet Rocketdyne (Wall Street Research – unaffected trading price as of August 15, 2022)	10.7x
Aerojet Rocketdyne (Projections)	12.3x
Based on the multiples calculated and observed for the selected companies as described above and its professional judgment and experience, Citi identified and applied a selected illustrative range of firm value to calendar year 2023 EBITDA multiples of 8.9x to 13.5x to Aerojet Rocketdyne’s estimated calendar year 2023 Adjusted EBITDA, reflected in the Projections, to derive a range of implied adjusted firm values for Aerojet Rocketdyne. From the range of implied adjusted firm values it derived, Citi subtracted Aerojet Rocketdyne’s reported net debt and other as of September 30, 2022 (calculated as debt, plus tax effected reported unfunded pension/OPEB liability and net cash settlement of stock appreciation rights, less cash, cash equivalents, reported value of real estate assets held for entitlement and leasing and reported tax effected net environmental asset/(liability)) and divided the results by the number of shares of Aerojet Rocketdyne Common Stock outstanding on a fully diluted basis, calculated using the treasury share method, based on information provided by Aerojet Rocketdyne’s management. This analysis indicated the following approximate implied per share equity value reference ranges for Aerojet Rocketdyne (rounded to the nearest $0.25), as compared to the consideration of $58.00 per share:
Implied per Share Equity Value Reference Range
$39.50 - $60.25
Selected Transactions Analysis
Using publicly available information, Citi reviewed certain financial data relating to the twelve transactions listed below involving target companies whose operations, for the purposes of Citi’s analysis and based on its experience and professional judgment, Citi considered generally relevant in evaluating those of Aerojet Rocketdyne, based on business sector participation, operational characteristics and financial metrics (such transactions collectively, the “selected transactions”).
Citi calculated and reviewed, among other information, the implied firm value for the target company involved in each transaction at the time of announcement (calculated based on (i) the aggregate consideration paid or to be paid in such transaction, or, if and as applicable, (ii) the fully diluted equity value implied by the per share purchase price in such transaction, plus net debt, preferred equity and non-controlling interests, and less unconsolidated investments and non-operating assets, as applicable) as a multiple of the applicable target company’s publicly available EBITDA (or metric functionally equivalent thereto) for the last twelve-month period (“LTM”) prior to the announcement of the applicable transaction (such multiples, “Firm Value / LTM EBITDA”). The Firm Value / LTM EBITDA multiples observed for the selected transactions were as follows:
Announced	Acquiror	Target	Firm Value / LTM EBITDA
12/16/2022	Advent International Corporation	Maxar Technologies Inc.	15.3x
10/03/2022	L3Harris Technologies, Inc.	Viasat’s Tactical Data Link Business	14.0x
08/16/2021	Cobham Limited	Ultra Electronics Holdings plc	17.5x
03/31/2021	Veritas Capital & Evergreen Coast Capital Corporation	Cubic Corporation	17.5x
02/01/2021	Eaton Corporation plc	Cobham Mission Systems Limited	14.0x
01/04/2021	Teledyne Technologies Incorporated	FLIR Systems, Inc.	17.2x
01/20/2020	BAE Systems plc	Collins Aerospace’s Military Global Positioning System Business	14.1x(1)
12/17/2019	Leidos Holdings, Inc.	Dynetics, Inc.	12.6x(2)
07/25/2019	Advent International Corporation	Cobham plc	13.2x
10/14/2018	Harris Corporation	L3 Technologies, Inc.	14.6x
09/18/2017	Northrop Grumman Corporation	Orbital ATK, Inc.	14.4x
09/04/2017	United Technologies Corporation	Rockwell Collins, Inc.	15.9x
(1)	Based on announced management estimates for 2019 EBITDA given lack of publicly reported LTM financials.
(2)	Represents an NTM multiple given lack of publicly reported LTM financials.
Based on the multiples calculated and observed for the selected transactions and its professional judgment and experience, Citi identified and applied a selected illustrative range of Firm Value / LTM EBITDA multiples of 12.6x to 17.5x to Aerojet Rocketdyne’s LTM Adjusted EBITDA (as defined, and as calculated as described, in the section of this proxy statement captioned “The Merger — Certain Aerojet Rocketdyne Unaudited Prospective Financial Information”) for the twelve-month period ended September 30, 2022, to derive a range of implied adjusted firm values for Aerojet Rocketdyne. From the range of implied adjusted firm values it derived, Citi subtracted Aerojet Rocketdyne’s reported net debt and other as of September 30, 2022 (calculated as described above under the section entitled “The Merger — Opinion of Citigroup Global Markets Inc. — Selected Public Companies Analysis”), and divided the results by the number of shares of Aerojet Rocketdyne Common Stock outstanding on a fully diluted basis, calculated using the treasury share method, based on information provided by Aerojet Rocketdyne’s management. This analysis indicated the following approximate implied per share equity value reference range for Aerojet Rocketdyne (rounded to the nearest $0.25), as compared to the consideration of $58.00 per share:
Implied per Share Equity Value Reference Range
$44.00 - $61.50
Other Information
Citi observed certain other information with respect to Aerojet Rocketdyne that was not considered part of its financial analyses with respect to its opinion, but was noted for reference purposes only, including the following:
•
historical intraday trading prices of Aerojet Rocketdyne Common Stock for the period beginning on February 13, 2022, the date of termination of the proposed merger of Aerojet Rocketdyne with affiliates of Lockheed Martin Corporation, and ended December 16, 2022, which indicated an overall low to high intraday trading share price range of $35.47 to $56.00 per share over the period;

•
historical intraday trading prices of Aerojet Rocketdyne Common Stock for the period beginning on February 13, 2022, the date of termination of the proposed merger of Aerojet Rocketdyne with affiliates of Lockheed Martin Corporation, and ended on August 15, 2022, the last full day of unaffected trading of Aerojet Rocketdyne’s Common Stock, which indicated an overall low to high intraday trading share price range of $35.47 to $44.34 per share over the period;
•
publicly available Wall Street research analysts’ one-year forward price targets, prepared and published in relation to Aerojet Rocketdyne Common Stock on or around August 15, 2022, the last full day of unaffected trading of Aerojet Rocketdyne’s Common Stock, which indicated an overall low to high price target range of $37.00 to $50.00 per share;

•
publicly available Wall Street research analysts’ one-year forward price targets, prepared and published in relation to Aerojet Rocketdyne Common Stock and available as of December 16, 2022, which indicated an overall low to high price target range of $45.00 to $62.00 per share, implying a range of approximately $41.00 to $56.50 per share on a discounted basis (rounded to the nearest $0.25) when discounted one year at a discount rate of 9.9%, reflecting a mid-point estimate of Aerojet Rocketdyne’s cost of equity;

•
the per share consideration of $51.00 proposed to be paid to holders of Aerojet Rocketdyne’s Common Stock by Lockheed Martin on December 20, 2020 (net of a one-time cash dividend of $5.00 per share declared by Aerojet Rocketdyne’s board of directors to be paid prior to closing of such proposed transaction) and the implied per share equity value of $52.50 derived from the implied firm value of Aerojet Rocketdyne, calculated based on the multiple of LTM EBITDA implied by such transaction of 14.9x, as compared to the consideration of $58.00 per share; and

•
for the years 2010 through 2022 (as of December 16, 2022), Citi calculated, using publicly available information, the median one-day unaffected stock price premia paid for acquisition transactions announced during the period from 2010 through 2022 (as of December 16, 2022) involving 100% cash consideration with a transaction value between $1 billion to $10 billion that Citi deemed appropriate in its professional judgment, which indicated a median one-day unaffected stock price premium of 31.4%. Based on the foregoing review and its professional judgment and experience, Citi applied a premia reference range of 20% to 40% to the unaffected closing share price of Aerojet Rocketdyne Common Stock on August 15, 2022 of $42.49. This analysis indicated an illustrative range of prices per share of Aerojet Rocketdyne Common Stock (rounded to the nearest $0.25) of $51.00 to $59.50.

Miscellaneous
Aerojet Rocketdyne has agreed to pay Citi for its services in connection with the Merger an aggregate fee of $35.8 million, $2.5 million of which became payable upon delivery of Citi’s opinion to the Aerojet Rocketdyne board of directors and the remainder of which is payable contingent upon the consummation of the proposed Merger. In addition, Aerojet Rocketdyne agreed to reimburse Citi for certain expenses incurred by Citi in performing its services, and to indemnify Citi and related parties against certain liabilities arising out of Citi’s engagement. Citi and its affiliates in the past have provided services to Aerojet Rocketdyne unrelated to the proposed Merger, for which services Citi and such affiliates have received compensation, including, without limitation, during the two year period prior to the date of Citi’s opinion, having acted as financial advisor in connection with the terminated merger of Aerojet Rocketdyne with affiliates of Lockheed Martin Corporation.
As Aerojet Rocketdyne’s board of directors was aware, Citi and its affiliates in the past have provided and currently are providing certain services to L3Harris unrelated to the proposed Merger, for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, during the two-year period prior to the date of Citi’s opinion, having acted as financial advisor in connection with the acquisition by affiliates of L3Harris of Viasat, Inc.’s Tactical Data Links product line, as joint underwriter in connection with the issuance of certain notes and as lender in connection with certain loans. For the services described above for L3Harris and its affiliates, Citi and its affiliates received, during the two-year period prior to the date of Citi’s opinion, aggregate fees of approximately $0.3 million.
In the ordinary course of Citi’s business, Citi and its affiliates may actively trade or hold the securities of Aerojet Rocketdyne or L3Harris for Citi’s own account or for the account of Citi’s customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Aerojet Rocketdyne, L3Harris and their respective affiliates.

Aerojet Rocketdyne’s board of directors selected Citi as a financial advisor in connection with the Merger based on Citi’s reputation, experience and familiarity with Aerojet Rocketdyne and its business. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and other purposes.
Opinion of Evercore Group L.L.C.
Aerojet Rocketdyne retained Evercore to provide financial advisory services in connection with the Merger. As part of this engagement, Aerojet Rocketdyne requested that Evercore evaluate the fairness, from a financial point of view, of the consideration of $58.00 per share to be received by the holders of shares of Aerojet Rocketdyne Common Stock. On December 17, 2022, at a meeting of the Board held to evaluate the proposed Merger, Evercore rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated December 17, 2022, to the effect that, as of such date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the consideration of $58.00 per share to be received by holders of shares of Aerojet Rocketdyne Common Stock in the Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Evercore, dated December 17, 2022, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Aerojet Rocketdyne encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Board (in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Board or to any other persons in respect of the Merger, including as to how any holder of shares of Aerojet Rocketdyne Common Stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Aerojet Rocketdyne, nor does it address the underlying business decision of Aerojet Rocketdyne to engage in the Merger.
In connection with rendering its opinion, Evercore, among other things:
•	reviewed certain publicly available business and financial information relating to Aerojet Rocketdyne that it deemed to be relevant, including publicly available research analysts’ estimates;
•
reviewed certain internal projected financial data relating to Aerojet Rocketdyne prepared and furnished to Evercore by management of Aerojet Rocketdyne, as approved for Evercore’s use by Aerojet Rocketdyne (the “Projections”, as defined and summarized in the section in this proxy statement captioned “The Merger — Certain Aerojet Rocketdyne Unaudited Prospective Financial Information” beginning on page 55);

•
discussed with management of Aerojet Rocketdyne their assessment of the past and current operations of Aerojet Rocketdyne, the current financial condition and prospects of Aerojet Rocketdyne, and the Projections;

•	reviewed the reported prices and the historical trading activity of Aerojet Rocketdyne Common Stock;
•	compared the financial performance of Aerojet Rocketdyne and its stock market trading multiples with those of certain other publicly traded companies that it deemed relevant;
•
compared the financial performance of Aerojet Rocketdyne and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that it deemed relevant;

•	reviewed the financial terms and conditions of a draft, dated December 17, 2022, of the Merger Agreement; and
•	performed such other analyses and examinations and considered such other factors that it deemed appropriate.
Set forth below is a summary of the material financial analyses reviewed by Evercore with Aerojet Rocketdyne’s board of directors on December 17, 2022 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before December 16, 2022 (the last full trading date prior to the rendering of Evercore’s opinion), and is not necessarily indicative of current market conditions.
For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of Aerojet Rocketdyne. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.
For purposes of its analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and Evercore has not assumed responsibility or liability for any independent verification of such information), and Evercore further relied upon the assurances of the management of Aerojet Rocketdyne that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Projections, Evercore assumed with Aerojet Rocketdyne’s consent that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Aerojet Rocketdyne as to the future financial performance of Aerojet Rocketdyne and the other matters covered thereby. Evercore expressed no view as to the Projections or the assumptions on which they were based.
For purposes of its analysis and opinion, Evercore assumed, in all respects material to its analysis, that the final executed agreement would not differ from the draft of the Merger Agreement reviewed by Evercore, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on Aerojet Rocketdyne or the consummation of the Merger or reduce the contemplated benefits to the holders of Aerojet Rocketdyne Common Stock of the Merger.
Evercore did not conduct a physical inspection of the properties or facilities of Aerojet Rocketdyne and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of Aerojet Rocketdyne, nor was Evercore furnished with any such valuations or appraisals, nor has Evercore evaluated the solvency or fair value of Aerojet Rocketdyne under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion is necessarily based upon information made available to Evercore as of the date of its opinion and financial, economic, market and other conditions as they existed and as could be evaluated on the date of its opinion. It is understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm this opinion.
Evercore was not asked to pass upon, and Evercore expressed no opinion with respect to, any matter other than the fairness, from a financial point of view, of the merger consideration to the holders of Aerojet Rocketdyne Common Stock. Evercore did not express any view on, and its opinion did not address, the fairness of the proposed transaction to, or any consideration to be received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Aerojet Rocketdyne, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Aerojet Rocketdyne, or any class of such persons, whether relative to the merger consideration or otherwise. Evercore was not asked to, nor did Evercore express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Aerojet Rocketdyne, nor does it address the underlying business decision of Aerojet Rocketdyne to engage in the Merger. Evercore’s opinion did not constitute a recommendation to the Board or to any other persons in respect of the Merger, including as to how any holder of shares of Aerojet Rocketdyne Common Stock should vote or act in respect of the Merger. Evercore was not expressing any opinion as to the prices at which shares of Aerojet Rocketdyne Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Aerojet Rocketdyne or the Merger or as to the impact of the Merger on the solvency or viability of Aerojet Rocketdyne or the ability of Aerojet Rocketdyne to pay its obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by Aerojet Rocketdyne and its advisors with respect to legal, regulatory, accounting and tax matters.
The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.
Summary of Evercore’s Financial Analyses
Discounted Cash Flow Analysis
Evercore performed a discounted cash flow analysis of Aerojet Rocketdyne to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Aerojet Rocketdyne was forecasted to generate during Aerojet Rocketdyne’s fiscal years 2023 through 2031 based on the Projections. For purposes of this analysis, the projected cash flows provided by Aerojet Rocketdyne’s management were adjusted with management’s approval to exclude the impact of cash pension contributions net of reimbursements, net environmental remediation cash flows and real estate cash flows (collectively, the “additional cash flow items”). The additional cash flow items were excluded from the projected cash flows on the basis that they are significant items that Aerojet Rocketdyne’s management believes are non-perpetual. The impact of cash pension contributions net of reimbursements and net environmental remediation cash flows were reflected as liabilities on Aerojet Rocketdyne’s balance sheet, and the real estate cash flows were reflected as an asset. Evercore calculated terminal values for Aerojet Rocketdyne by applying perpetuity growth rates of 2.0% to 3.0%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that Aerojet Rocketdyne was forecasted to generate based on the Projections. The cash flows and terminal values in each case were then discounted to present value as of December 31, 2022 using discount rates ranging from 8.75% to 9.75%, which were based on an estimate of Aerojet Rocketdyne’s weighted average cost of capital, and the mid-year cash flow discounting convention. Based on this range of implied enterprise values, Aerojet Rocketdyne’s total debt (net of unamortized deferred financing costs), cash and marketable securities (excluding restricted cash and adjusted for stock appreciation rights exercised through December 15, 2022, and for cash settlement of outstanding stock appreciation rights as of December 15, 2022, per Aerojet Rocketdyne’s management) and net environmental remediation liability position resulting from government and other reimbursements, in each case, as of September 30, 2022, as reported in Aerojet Rocketdyne’s financial statements, Aerojet Rocketdyne’s present value of forecast cash contributions to fund pension liabilities, net of federal government reimbursement for certain pension expenses, for fiscal years 2023 through 2031, as reflected in the Projections, Aerojet Rocketdyne’s value of real estate held for entitlement and leasing as of September 30, 2022 as reflected in Aerojet Rocketdyne’s financial statements, and the number of fully diluted shares of Aerojet Rocketdyne Common Stock as provided by Aerojet Rocketdyne’s management, this analysis indicated a range of implied equity values per share of Aerojet Rocketdyne Common Stock rounded to the nearest $0.25 of $51.00 to $65.50, as compared to the consideration of $58.00 per share of Aerojet Rocketdyne Common Stock.

Selected Public Company Trading Analysis
Evercore reviewed and compared certain financial information of Aerojet Rocketdyne to corresponding financial multiples and ratios for the following selected publicly traded companies in the defense industry (the “selected companies”) which Evercore deemed most relevant to consider in relation to Aerojet Rocketdyne, based on its professional judgment and experience, because they are public companies with operations that, for purposes of its analysis, Evercore considered similar to the operations of Aerojet Rocketdyne.
For each of the selected companies, Evercore calculated, based on closing share prices as of December 16, 2022, enterprise value (defined as equity market capitalization plus total debt, plus after-tax unfunded pension and other post-employment benefits (“OPEB”) obligations as of December 31, 2021, plus minority interest, less cash and cash equivalents and investments in unconsolidated affiliates, all as of latest available publicly filed balance sheets unless otherwise noted) as a multiple of estimated 2023 Adjusted EBITDA (as defined in the section of this proxy statement captioned “The Merger — Certain Aerojet Rocketdyne Unaudited Prospective Financial Information,” provided that when used with respect to companies other than Aerojet Rocketdyne, no adjustments attributable to the Aerojet Rocketdyne real estate segment and income/(expense) related to re-measurement of net environmental remediation liability are included in such definition), which we refer to as “2023E Adjusted EBITDA”. Estimated financial data of the selected companies (pro forma as applicable) were based on publicly available research analysts’ estimates.
This analysis indicated the following:
EV/2023E Adjusted EBITDA
Northrop Grumman Corporation	18.4x
Lockheed Martin Corporation	14.3x
General Dynamics Corporation	14.1x
Raytheon Technologies Corporation	14.0x
L3Harris Technologies, Inc.	13.0x
Huntington Ingalls Industries, Inc.	11.9x
Thales SA	8.4x
Median	14.0x
Based on the multiples it derived for the selected companies and based on its professional judgment and experience, Evercore selected a reference range of enterprise value/Adjusted EBITDA multiples of 9.5x - 11.5x and applied this range of multiples to Aerojet Rocketdyne’s estimated fiscal year 2023 Adjusted EBITDA based on the Projections.
Based on these ranges of implied enterprise values, Aerojet Rocketdyne’s total debt (net of unamortized deferred financing costs), cash and marketable securities (excluding restricted cash and adjusted for stock appreciation rights exercised through December 15, 2022, and for cash settlement of outstanding stock appreciation rights as of December 15, 2022, per Aerojet Rocketdyne’s management), and net environmental liability position resulting from government and other reimbursements, Aerojet Rocketdyne’s after-tax unfunded pension and OPEB liabilities as of December 31, 2021, Aerojet Rocketdyne’s value of real estate held for entitlement and leasing as of September 30, 2022, in each case, as reported in Aerojet Rocketdyne’s financial statements, and the number of fully diluted shares of Aerojet Rocketdyne Common Stock, in each case as provided by Aerojet Rocketdyne’s management, this analysis indicated a range of implied equity values per share of Aerojet Rocketdyne Common Stock rounded to the nearest $0.25 of $44.50 to $53.50, compared to the consideration of $58.00 per share of Aerojet Rocketdyne Common Stock.
Although none of the selected companies are directly comparable to Aerojet Rocketdyne, Evercore selected these companies because they are publicly traded defense companies that Evercore, in its professional judgment and experience, considered generally relevant to Aerojet Rocketdyne for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.
Selected Transactions Analysis
Evercore reviewed, to the extent publicly available, financial information related to the following selected transactions involving target companies in the defense and aerospace industries announced since 2015 (the “selected transactions”). For each selected transaction, Evercore calculated the implied enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt, plus minority interest and after-tax unfunded pension and OPEB liabilities (post-Financial Accounting Standards Board Accounting Standards Update 2017-07 effective date, if relevant), less cash and cash equivalents and net of acquired tax benefits, if relevant) as a multiple of last twelve-month (LTM) Adjusted EBITDA for the target company at the time of the announcement of the applicable transaction, which we refer to as “LTM Adjusted EBITDA.” Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Any transactions reported in non-USD values reflect the applicable foreign exchange rate as of the date of announcement of the relevant transaction.
The selected transactions reviewed by Evercore, the date each was announced, and the results of this analysis were as follows:
Date	Acquiror	Target	EV/LTM Adjusted EBITDA
December 16, 2022	Advent International Corporation	Maxar Technologies Inc.	15.2x
October 3, 2022	L3Harris Technologies, Inc.	Viasat, Inc.’s Tactical Data Links Business	14.0x
July 23, 2021	Cobham Limited	Ultra Electronics Holdings plc	17.5x
February 8, 2021	Veritas Capital and Evergreen Coast Capital Corporation	Cubic Corporation	17.5x
February 1, 2021	Eaton Corporation plc	Cobham Mission Systems Limited	14.0x
January 4, 2021	Teledyne Technologies Incorporated	FLIR Systems, Inc.	17.1x
December 20, 2020	Lockheed Martin Corporation	Aerojet Rocketdyne Holdings, Inc.	14.9x
January 20, 2020	BAE Systems plc	Collins Aerospace’s GPS Business	14.1x
December 17, 2019	Leidos Holdings, Inc.	Dynetics, Inc.	12.6x
July 25, 2019	Advent International Corporation	Cobham plc	13.2x
October 14, 2018	Harris Corporation	L3 Technologies, Inc.	14.2x
September 18, 2017	Northrop Grumman Corporation	Orbital ATK, Inc.	14.4x
September 5, 2017	United Technologies Corporation	Rockwell Collins, Inc.	16.0x
February 24, 2017	MacDonald, Dettwiler and Associates Ltd. (rebranded as Maxar Technologies Inc.)	DigitalGlobe, Inc.	9.3x
March 17, 2016	KKR & Co. L.P.	Airbus Group SE’s Defense Electronics Business (rebranded as HENSOLDT)	11.6x
July 19, 2015	Lockheed Martin Corporation	Sikorsky Aircraft Corporation	10.3x
February 6, 2015	Harris Corporation	Exelis Inc.	9.3x
		Mean	13.8x
		Median	14.1x
Based on the multiples it derived from the selected transactions and based on its professional judgment and experience, Evercore selected a reference range of enterprise value to LTM Adjusted EBITDA multiples of 13.0x to 16.0x and applied this range of multiples to Aerojet Rocketdyne’s LTM Adjusted EBITDA as of September 30, 2022 based on Aerojet Rocketdyne’s financial statements and to Aerojet Rocketdyne’s estimated 2022 Adjusted EBITDA based on the Projections. Based on this range of implied enterprise values, Aerojet

Rocketdyne’s total debt (net of unamortized deferred financing costs), cash and marketable securities (excluding restricted cash and adjusted for stock appreciation rights exercised through December 15, 2022, and for cash settlement of outstanding stock appreciation rights as of December 15, 2022, per Aerojet Rocketdyne’s management) and net environmental liability position resulting from government and other reimbursements as of September 30, 2022, Aerojet Rocketdyne’s after-tax unfunded pension and OPEB liabilities as of December 31, 2021, Aerojet Rocketdyne’s value of real estate held for entitlement and leasing as of September 30, 2022, in each case, as reflected in Aerojet Rocketdyne’s financial statements, and the number of fully diluted shares of Aerojet Rocketdyne Common Stock as provided by Aerojet Rocketdyne’s management, this analysis indicated a range of implied equity values per share of Aerojet Rocketdyne Common Stock rounded to the nearest $0.25 of $47.75 to $58.50 and $51.00 to $62.50, respectively, compared to the consideration of $58.00 per share of Aerojet Rocketdyne Common Stock.
Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to Aerojet Rocketdyne and none of the selected transactions is directly comparable to the Merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to Aerojet Rocketdyne for purposes of its financial analyses. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.
Other Factors
Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:
Illustrative Sponsor Ability to Pay Analysis
Evercore performed an illustrative sponsor ability to pay analysis to determine the range of price per share of Aerojet Rocketdyne Common Stock at which a financial sponsor might effect a leveraged buyout of Aerojet Rocketdyne based on the Projections. For purposes of its analysis, Evercore assumed a required internal rate of return in the range of 17.5% to 22.5%, a range of total leverage ratios of 5.0x to 5.5x to the Company’s estimated LTM Adjusted EBITDA as of December 31, 2022, and an applied exit multiple of 12.7x to the Company’s estimated 2027 LTM Adjusted EBITDA, in each case based on the Projections. Evercore selected the internal rates of return, leverage ratios and exit multiples based upon the application of its professional judgment and experience. This analysis indicated a range of implied equity values per share of Aerojet Rocketdyne Common Stock rounded to the nearest $0.25 of $45.50 to $52.00, compared to the consideration of $58.00 per share of Aerojet Rocketdyne Common Stock.
Historical Trading Range
Evercore reviewed historical trading prices of shares of Aerojet Rocketdyne Common Stock during the period beginning on February 13, 2022, the date of termination of the proposed merger of Aerojet Rocketdyne with affiliates of Lockheed Martin Corporation, and ended December 16, 2022, noting that the low and high closing prices during such period ranged from $36.59 to $54.89 per share of Aerojet Rocketdyne Common Stock.
Equity Research Analyst Price Targets
Evercore reviewed selected public market trading price targets for the shares of Aerojet Rocketdyne Common Stock prepared and published by equity research analysts that were publicly available as of (i) December 16, 2022, the last full trading day prior to the delivery by Evercore of its opinion to the Board, and (ii) August 15, 2022, the last full day of unaffected trading of Aerojet Rocketdyne’s Common Stock. These price targets reflect analysts’ estimates of the future public market trading price of the shares of Aerojet Rocketdyne Common Stock at the time the price target was published. The range of selected equity research analyst price targets per share of Aerojet Rocketdyne Common Stock was $45.00 to $62.00 as of December 16, 2022, the last full trading day prior to the delivery by Evercore of its opinion to the Board, and $37.00 to $50.00 as of August 15, 2022, the last full day of unaffected trading of Aerojet Rocketdyne’s Common Stock. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Aerojet Rocketdyne Common Stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of Aerojet Rocketdyne and future general industry and market conditions.
Premiums Paid Analysis
Using publicly available information, Evercore reviewed 29 all-cash transactions and announced bids for control of U.S. public targets by strategic acquirors with an aggregate transaction value between $2 billion and $6 billion announced since January 1, 2017 (excluding financial, REIT, master limited partnership and pharmaceutical targets, mergers of equals, acquisitions by financial sponsors, and transactions between related parties). Using publicly available information, Evercore calculated the premiums paid as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded the closing market prices per share of the target companies one day prior to announcement of each transaction.
This analysis indicated the following:
1 Day Prior
25th Percentile	26.3%
Median	36.9%
Mean	38.3%
75th Percentile	51.6%
Based on the results of this analysis and its professional judgment and experience, Evercore applied a premium range of 25% to 50% to $42.49, the closing market price per share of Aerojet Rocketdyne Common Stock on August 15, 2022, representing the last full day of unaffected trading of Aerojet Rocketdyne’s Common Stock. This analysis indicated a range of implied equity values per share of Aerojet Rocketdyne Common Stock rounded to the nearest $0.25 of $53.00 to $63.75, compared to the merger consideration of $58.00 per share of Aerojet Rocketdyne Common Stock.
Illustrative Present Value of Future Share Price
Evercore performed an illustrative analysis of the implied present value of the future price per share of Aerojet Rocketdyne Common Stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of that company’s next twelve month Adjusted EBITDA, which we refer to as “NTM Adjusted EBITDA,” and an assumed enterprise value to NTM Adjusted EBITDA multiple.
In calculating the implied present value of the future price per share of Aerojet Rocketdyne Common Stock, Evercore first calculated the implied future enterprise value of the Company by multiplying the Company’s estimated NTM Adjusted EBITDA as of the end of each of calendar years 2022, 2023, 2024 and 2025, based on the Projections, by an illustrative enterprise value to NTM Adjusted EBITDA multiple range of 9.7x to 11.7x, which was selected based on Evercore’s professional judgment and experience, to derive an implied future enterprise value reference range for Aerojet Rocketdyne. Based on this range of implied enterprise values, Aerojet Rocketdyne’s total debt (net of unamortized deferred financing costs) as of the end of the applicable year, cash and marketable securities (excluding restricted cash and adjusted for stock appreciation rights exercised through December 15, 2022, and for cash settlement of outstanding stock appreciation rights as of December 15, 2022, per Aerojet Rocketdyne’s management) as of the end of the applicable year and net environmental liability position resulting from government and other reimbursements as of the end of the applicable year, Aerojet Rocketdyne’s after-tax unfunded pension and OPEB liabilities as of as of the end of the applicable year, Aerojet Rocketdyne’s value of real estate held for entitlement and leasing as of as of the end of the applicable year, in each case, as based on the Projections, Evercore calculated a reference range of implied future equity values for Aerojet Rocketdyne. Evercore then divided the implied future equity values of Aerojet

Rocketdyne for each such year by the number of estimated fully diluted shares of Aerojet Rocketdyne Common Stock outstanding for such year, as provided by Aerojet Rocketdyne’s management, to calculate a reference range of implied future equity values per share for the Company. Evercore then discounted the implied share prices back to December 31, 2022 using discount rates ranging from 9.0% to 10.0%, which were based on an estimate of Aerojet Rocketdyne’s cost of equity. This analysis indicated a range of implied equity values per share of Aerojet Rocketdyne Common Stock rounded to the nearest $0.25 of $43.25 to $60.75, compared to the merger consideration of $58.00 per share of Aerojet Rocketdyne Common Stock.
Miscellaneous
The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Board. In connection with the review of the Merger by Aerojet Rocketdyne’s board of directors, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of Aerojet Rocketdyne Common Stock. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.
Evercore prepared these analyses for the purpose of providing an opinion to the Board as to the fairness, from a financial point of view, of the consideration of $58.00 per share to the holders of shares of Aerojet Rocketdyne Common Stock. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Board (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.
Evercore did not recommend any specific amount of consideration to the Board or Aerojet Rocketdyne’s management or that any specific amount of consideration constituted the only appropriate consideration in the Merger for the holders of Aerojet Rocketdyne Common Stock.
Pursuant to the terms of Evercore’s engagement letter with Aerojet Rocketdyne, Aerojet Rocketdyne has agreed to pay Evercore a fee for its services in the amount of approximately $35.8 million, of which $2.5 million was paid upon delivery of Evercore’s opinion, and the balance of which will be payable contingent upon the consummation of the Merger. Aerojet Rocketdyne has also agreed to reimburse Evercore for certain expenses and to indemnify Evercore against certain liabilities arising out of its engagement.
During the two-year period prior to the date of its opinion, Evercore and its affiliates have provided financial advisory services to Aerojet Rocketdyne and received fees for the rendering of these services. During the two-year period prior to the date of its opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to L3Harris and Evercore has not received any compensation from L3Harris during such period. Evercore may provide financial advisory or other services to Aerojet Rocketdyne and L3Harris in the future, and in connection with any such services Evercore may receive compensation.
Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to Aerojet Rocketdyne, L3Harris, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of Aerojet Rocketdyne or L3Harris.
Aerojet Rocketdyne engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions to its clients in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.
Certain Aerojet Rocketdyne Unaudited Prospective Financial Information
While Aerojet Rocketdyne has from time to time provided limited financial guidance to investors, Aerojet Rocketdyne has not, as a matter of course, otherwise publicly disclosed internal projections by year as to future performance, earnings or other results beyond the then current annual period, and is especially wary of making projections for extended periods, due to, among other reasons, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty of underlying assumptions and estimates. However, Aerojet Rocketdyne is including in this proxy statement a summary of certain limited unaudited prospective financial information of Aerojet Rocketdyne on a standalone basis, without giving effect to the Merger (the “Projections”), prepared by Aerojet Rocketdyne’s management, solely because such financial information was given to the Aerojet Rocketdyne Board and Citi and Evercore as described below. Aerojet Rocketdyne advised the recipients of the Projections that its internal financial forecasts are subjective in many respects, and the inclusion of the Projections in this proxy statement should not be regarded as an indication of future results or an accurate prediction of future results, and should not be relied on as such.
The Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines established by the American Institute of Certified Public Accountants for preparation and presentations of financial projections. This information is prospective and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the Projections. The Projections have been prepared by, and are the responsibility of, the Company’s management. Neither the Company’s independent registered public accounting firm, nor any independent accountants, have examined, compiled or performed any procedures with respect to the Projections and, accordingly, the Company’s independent registered accounting firm does not express an opinion or any other form of assurance on the Projections or their achievability, and assumes no responsibility for, and disclaims any association with, the Projections. Aerojet Rocketdyne’s independent registered public accounting firm’s report, contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated by reference into this proxy statement, relates to Aerojet Rocketdyne’s historical financial information and does not extend to the Projections and should not be read to do so. Furthermore, the Projections do not take into account any circumstances or events occurring after the date they were prepared.
While presented with numeric specificity, the Projections reflect numerous assumptions with respect to company performance, industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond Aerojet Rocketdyne’s control. Multiple factors, including those described in the section “Cautionary Statement Concerning Forward-Looking Statements,” could cause the Projections or the underlying assumptions to be inaccurate. As a result, actual results may differ materially from those contained in the Projections, and accordingly, there can be no assurance that the projected results summarized below will be realized. Aerojet Rocketdyne’s stockholders are urged to review Aerojet Rocketdyne’s most recent SEC filings for a description of the reported and anticipated results of operations and financial condition and capital resources, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Aerojet Rocketdyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this proxy statement.
The inclusion of a summary of the Projections in this proxy statement should not be regarded as an indication that any of Aerojet Rocketdyne, L3Harris or their respective officers, directors, affiliates, advisors or other representatives considered the Projections to necessarily be predictive of actual future events, and the Projections should not be relied upon as such nor should the information contained in the Projections be considered appropriate for other purposes. None of Aerojet Rocketdyne, L3Harris or their respective officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from the Projections. Aerojet Rocketdyne undertakes no obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error.
The Company has not made and makes no representation to L3Harris, Merger Sub or any other person, in the Merger Agreement or otherwise, concerning the Projections or regarding Aerojet Rocketdyne’s ultimate performance compared to the information contained in the Projections or that the projected results will be achieved. Aerojet Rocketdyne urges all of its stockholders to review Aerojet Rocketdyne’s most recent SEC filings for a description of the Company’s reported financial results.
Projections
The following is a summary of the unaudited Aerojet Rocketdyne prospective financial information for fiscal years 2022 through 2031 that was prepared by the Company’s management. The Projections were prepared by Aerojet Rocketdyne’s management in August 2022 and were provided to the Board in connection with its consideration and evaluation of a potential transaction with L3Harris. The Projections were also provided to Citi and Evercore and the Board approved the use of, and reliance upon, the Projections by Citi and Evercore in connection with each firm’s financial analysis and opinion, as discussed in the sections entitled “The Merger — Opinion of Citigroup Global Markets Inc.” and “The Merger — Opinion of Evercore Group L.L.C.”, respectively. The Projections are based solely on the information available to Aerojet Rocketdyne’s management at those times, and do not give effect to the Merger. The summary of the Projections included in this proxy statement are presented to give Aerojet Rocketdyne stockholders access to the financial projections that were made available to the Board, Citi and Evercore. Such information may not be appropriate for other purposes, and is not included to influence your decision, if you are an Aerojet Rocketdyne stockholder, to vote for the Merger Proposal, the Compensation Proposal or the Adjournment Proposal.
	Year Ending December 31,
	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E
	($ in millions)
Total Revenue	$2,303	$2,453	$2,644	$2,824	$3,253	$3,343	$3,487	$3,602	$3,713	$3,866
EBITDA(1)	$320	$368	$394	$423	$499	$502	$525	$537	$558	$578
Capital Expenditures	$47	$50	$53	$56	$64	$67	$70	$72	$74	$77
Unlevered Free Cash Flow(2)	($26)	$63	$158	$401	$287	$279	$347	$361	$382	$400
(1)
EBITDA is defined as operating income plus depreciation and amortization. EBITDA is not a GAAP financial measure as it includes amounts not included in operating income, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to operating income, net income (loss) or other measures derived in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.

(2)
Unlevered Free Cash Flow is defined as EBITDA minus capital expenditures and taxes, and adjusted for changes in working capital and estimated pension and other postemployment benefits contributions, net of stock-based compensation and other net adjustments. Unlevered Free Cash Flow is not a GAAP financial measure as it excludes amounts included in cash flow from operations, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to cash flow from operations or other measures derived in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.

Citi and Evercore Adjustments in Respect of the Projections. The following table sets forth for fiscal years 2022 through 2031 the estimated amounts of the Adjusted EBITDA and Adjusted Unlevered Free Cash Flow of Aerojet Rocketdyne, as calculated by Citi and Evercore in respect of, and based on information included in, the Projections provided by Aerojet Rocketdyne management for purposes of (and as approved by Aerojet Rocketdyne management for use by Citi and Evercore in connection with) Citi and Evercore’s financial analyses and opinions described in the section of this proxy statement entitled “The Merger - Opinion of Citigroup Global Markets Inc.” and “The Merger— Opinion of Evercore Group L.L.C.”, respectively (amounts may reflect rounding):
	Year Ending December 31,
	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E
	($ in millions)
Adjusted EBITDA(1)	$314	$374	$398	$445	$502	$506	$529	$541	$563	$582
Adjusted Unlevered Free Cash Flow(2)	($45)	$64	$167	$409	$300	$285	$350	$360	$378	$391
(1)
Adjusted EBITDA refers to EBITDA excluding EBITDA attributable to Aerojet Rocketdyne real estate segment and income/(expense) related to re-measurement of net environmental remediation asset/liability. Adjusted EBITDA is not a GAAP financial measure as it includes amounts not included in operating income, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to operating income, net income (loss) or other measures derived in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.

(2)
Adjusted Unlevered Free Cash Flow is defined as Adjusted EBITDA less Cost Accounting Standards recoveries, less capital expenditures, less cash taxes, less changes in net working capital and adjusted for other operating adjustments. Adjusted Unlevered Free Cash Flow excludes cash flows associated with Aerojet Rocketdyne real estate segment, cash pension and other postemployment benefits contribution payments, and cash flows associated with environmental liabilities. Adjusted Unlevered Free Cash Flow is not a GAAP financial measure as it excludes amounts included in cash flow from operations, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to cash flow from operations or other measures derived in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.

General
Important factors that may affect actual results and cause the Projections not to be achieved include risks and uncertainties relating to Aerojet Rocketdyne’s business and other factors described under “Cautionary Statement Concerning Forward-Looking Statements,” as well as the risk factors with respect to the Company’s business contained in its most recent SEC filings, which shareholders are urged to review, which may be found as described under “Where You Can Find More Information.” In addition, the Projections cover multiple future years, and such information by its nature is less reliable in predicting each successive year. The Projections also do not take into account any circumstances or events occurring after the date on which they were prepared and do not give effect to the Transactions, including the Merger, and also do not take into account the effect of any failure of the Merger to be completed. The Projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the Projections. Accordingly, there can be no assurance that the Projections will be realized or that actual results will not be significantly lower than projected.
The inclusion of the Projections in this proxy statement should not be regarded as an indication that any of Aerojet Rocketdyne or its affiliates, advisors or representatives considered the Projections to be predictive of actual future events, and the Projections should not be relied on as such. None of Aerojet Rocketdyne or its affiliates, advisors, officers, employees, directors or representatives can give you any assurance that actual results will not differ from the Projections, and none of those persons undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were prepared or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error. The Company does not intend to publicly update or make any other revision to the Projections. None of Aerojet Rocketdyne or any of its affiliates, advisors, officers, employees, directors or representatives has made or makes any representation to L3Harris, Merger Sub or any other person regarding Aerojet Rocketdyne’s ultimate performance compared to the Projections or that the results reflected therein will be achieved. For the reasons described above, readers of this proxy statement are cautioned not to place undue, if any, reliance on the Projections.

Interests of Aerojet Rocketdyne’s Directors and Executive Officers in the Merger
When considering the recommendation of Aerojet Rocketdyne’s Board that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that Aerojet Rocketdyne directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement and the transactions contemplated thereby be adopted by stockholders, Aerojet Rocketdyne’s Board was aware of and considered these interests, among other matters.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•	the relevant price per share of Aerojet Rocketdyne Common Stock is $58.00, which is the per share merger consideration ;
•	the effective time as referenced in this section occurs on January 23, 2023, which is the assumed date of the effective time solely for purposes of the disclosure in this section; and
•
the employment of each executive officer of Aerojet Rocketdyne was terminated by the surviving corporation without cause or due to the executive officer’s resignation for good reason (as such terms are defined in the relevant plans and agreements), in either case immediately following the Merger and on the assumed date of the effective time of January 23, 2023.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above, and do not reflect certain compensation actions that may occur before completion of the Merger.
Treatment of Outstanding Equity Awards
The Merger Agreement provides for the treatment set forth below as to the awards held by Aerojet Rocketdyne directors and executive officers at the Effective Time of the Merger.
Restricted Stock
At the Effective Time, each outstanding unvested Aerojet Rocketdyne Restricted Stock Award will automatically (i) vest and be canceled and (ii) be converted into the right to receive (subject to any applicable withholdings) an amount in cash equal to the product of the Price Per Share multiplied by the total number of shares subject to such Restricted Stock Award, together with any accrued and unpaid dividends corresponding to such Restricted Stock Award. The total number of shares subject to a performance-based Restricted Stock Award will be based on deemed achievement of maximum performance.
As of January 23, 2023, the Company’s executive officers held an aggregate of 458,868 shares of Common Stock subject to unvested Restricted Stock Awards and RSU Awards (all of which RSU Awards are Pre-Signing RSUs Awards (as defined below)), and the Company’s non-employee directors held an aggregate of 24,925 shares of Common Stock subject to unvested Restricted Stock Awards.
SARs
At the Effective Time, each outstanding SAR with respect to shares of Aerojet Rocketdyne Common Stock will be canceled and converted into the right to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the total number of shares of Aerojet Rocketdyne Common Stock subject to such SAR multiplied by (ii) the excess, if any, of the Price Per Share over the per share base price of such SAR. Each outstanding SAR with respect to which the per share base price equals or exceeds the Price Per Share will be canceled for no consideration at the Effective Time.
As of January 23, 2023, the Company’s executive officers held an aggregate of 211,577 SARs, and the Company’s non-employee directors did not hold any SARs.

RSU Awards
At the Effective Time, each outstanding unvested Aerojet Rocketdyne RSU Award granted before the execution of the Merger Agreement will automatically (i) vest and be canceled and (ii) be converted into the right to receive (subject to any applicable withholdings) an amount in cash equal to the product of the Price Per Share multiplied by the total number of shares subject to such vested RSU Award, together with any accrued and unpaid dividends corresponding to such vested RSU Award. The total number of shares subject to a performance-based RSU Award will be based on deemed achievement of maximum performance.
At the Effective Time, each outstanding unvested Post-Signing RSU Award, excluding any such award granted to a non-employee director, will be canceled. With respect to each canceled Post-Signing RSU Award:
•
for each former Post-Signing RSU Award holder who remains employed with L3Harris or its subsidiaries as of the L3Harris RSU Award grant date (which grant date will be within 30 days of the closing date), L3Harris will grant a L3Harris RSU Award with respect to a number of shares of L3Harris common stock, rounded up to the nearest whole number equal to the product of the total number of shares of Aerojet Rocketdyne Common Stock subject to such canceled Post-Signing RSU Award multiplied by the Equity Award Exchange Ratio (as defined in the Merger Agreement), where (x) such L3Harris RSU Award will vest

•	on the same vesting schedule as the canceled Post-Signing RSU Award, based on continued service following the Effective Time through each applicable vesting date, and
•
upon an earlier termination of employment or service by L3Harris or its affiliates without cause or, solely with respect to any member of the Executive Leadership Team, an earlier resignation for good reason, and

(y)
such L3Harris RSU Award will otherwise continue to have, and be subject to, the same terms and conditions as applied to the corresponding Post-Signing RSU Award immediately prior to the Effective Time, or

•
for each former Post-Signing RSU Award holder who is employed by Aerojet Rocketdyne as of immediately prior to the Effective Time and who does not remain employed with L3Harris and its subsidiaries as of the L3Harris RSU Award grant date, such former holder will be entitled to receive (subject to any applicable withholdings), an amount in cash equal to the product of the Price Per Share multiplied by the total number of shares of Aerojet Rocketdyne Common Stock subject to such canceled Post-Signing RSU Award, together with any accrued and unpaid dividends corresponding to such Post-Signing RSU Award.

Quantification of Payments
For an estimate of the amounts that would be payable to each of Aerojet Rocketdyne’s named executive officers in respect of their unvested equity awards, see the section entitled “The Merger — Interests of Aerojet Rocketdyne’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” below. The estimated aggregate amount that would be payable to Aerojet Rocketdyne’s one executive officer who is not a named executive officer in respect of his 7,735 currently outstanding and unvested Restricted Stock Awards and RSU Awards at the Effective Time is $434,398. The estimated aggregate amount that would be payable to Aerojet Rocketdyne’s seven (7) non-employee directors in respect of their 24,925 currently outstanding and unvested Restricted Stock Awards at the Effective Time is $1,399,788.
Insurance and Indemnification of Directors and Executive Officers
The Merger Agreement provides that all rights to exculpation, indemnification and advancement of expenses now existing in favor of current or former directors or officers of Aerojet Rocketdyne or any of its subsidiaries (or directors or officers of Aerojet Rocketdyne or any of its subsidiaries to the extent serving as fiduciaries with respect to any employee benefit plan maintained by Aerojet Rocketdyne or any of its subsidiaries) as provided in their respective organizational documents or in any agreements will survive the Merger and will continue at and after the Effective Time in full force and effect. For a period of six (6) years after the Effective Time, L3Harris will maintain in effect the exculpation, indemnification and advancement of expenses provisions of Aerojet Rocketdyne’s and any of its subsidiaries’ articles or certificates of incorporation and bylaws or similar organizational documents or in any indemnification agreements, in each case, as in effect immediately prior to the Effective Time.
Golden Parachute Payment Mitigation
In connection with the execution of the Merger Agreement, the Organization & Compensation Committee of the Board approved the following actions, effective December 1, 2022, to, in part, mitigate the impact of adverse tax consequences to the Company and to certain Aerojet Rocketdyne executive officers under the golden parachute provisions of Sections 280G and 4999 of the Code: (1) accelerated payment of annual cash incentive awards under the Aerojet Rocketdyne 2022 Short-Term Incentive Program at 90% of target for each of Aerojet Rocketdyne’s executive officers, with any remaining amount earned to be certified by the committee and paid in 2023; (2) accelerated vesting of performance-based restricted stock grants awarded under the Aerojet Rocketdyne 2020 Long-Term Incentive Plan at the 145% payout level for each of Aerojet Rocketdyne’s executive officers, with any remaining amount earned under such awards to be certified by the committee and vested in 2023; (3) accelerated vesting of performance-based restricted stock grants awarded under the Aerojet Rocketdyne 2021 Long-Term Incentive Plan and 2022 Long-Term Incentive Plan, in each case at the 200% payout level, for each of Aerojet Rocketdyne’s executive officers, conditioned on execution of an agreement pursuant to which such accelerated awards may be clawed back under certain circumstances; and (4) accelerated vesting of time-based equity awards held by each of Aerojet Rocketdyne’s executive officers that were otherwise scheduled to vest based on continued employment in 2023, 2024 and 2025.
The estimated aggregate amount realized by Aerojet Rocketdyne’s executive officer who is not a named executive officer under the accelerated vesting described in clauses (2), (3) and (4) of the preceding paragraph (based upon the closing stock price on December 15, 2022, the date of vesting acceleration) was $317,071. For an estimate of the amounts that would be payable to each of Aerojet Rocketdyne’s named executive officers under the accelerated vesting described above, see the section entitled “The Merger - Interests of Aerojet Rocketdyne’s Directors and Executive Officers in the Merger - Golden Parachute Compensation” below.
Payments Upon Termination Following Change-in-Control
Aerojet Rocketdyne is party to an employment agreement with Ms. Drake (the “Drake Employment Agreement”) under which, if Ms. Drake’s employment is terminated by Aerojet Rocketdyne without cause (including due to a death or disability) or by Ms. Drake for good reason within the period commencing six months before and ending 24 months following a “change in control,” then Ms. Drake will be entitled to the following payments and benefits: (i) accrued obligations; (ii) annual target bonus for the pro-rated portion of the fiscal year before the change in control, paid in a lump sum; (iii) a severance payment equal to three times the sum of (x) Ms. Drake’s base salary and (y) annual target bonus, paid in a lump sum; (iv) to the extent unvested at the time of Ms. Drake’s termination of employment, immediate full vesting of all of Ms. Drake’s equity awards (at the maximum level of performance, if applicable); (v) the opportunity to continue to participate in the Aerojet Rocketdyne life insurance policy in which she is enrolled before the date of termination at an amount of one times base salary for a period of 12 months following the date of termination; (vi) provided Ms. Drake timely elects and is eligible for COBRA coverage, payment of the premiums associated with 24 months of Ms. Drake’s continued participation, without any required contributions from Ms. Drake (but subject to all other plan terms, including co-payments and deductibles) in the health benefit plans in which Ms. Drake is enrolled before the date of termination; (vii) the opportunity to continue to participate in the Aerojet Rocketdyne Executive Physical Program for a period of 24 months following termination; and (viii) outplacement services provided by the company-designated outplacement firm for a period of 18 months starting no later than ninety (90) days from Ms. Drake’s date of termination, with a maximum value of $25,000 (in each case, as such terms are defined in the Drake Employment Agreement). Receipt of such compensation and benefits is contingent on Ms. Drake’s timely execution of a release in the form attached to the Drake Employment Agreement.

Aerojet Rocketdyne also maintains an executive change in control severance policy (the “CIC Policy”), which provides all Aerojet Rocketdyne executive officers, other than Ms. Drake, with compensation and benefits upon a termination of their employment by us without cause or by the executive for good reason (including due to an executive’s death or “disability”) within the six-month period before a “change in control” (or, if earlier, following the signing of a definitive agreement that, if consummated, would result in a change in control) through the 24-month period following a “change in control” (in each case, as such terms are defined in the CIC policy). In the event of an applicable termination of employment, the executive officer will be entitled to the following:
•
lump sum payment equal to two times the sum of (x) the executive officer’s annual base salary and (y) the executive officer’s target incentive under the Aerojet Rocketdyne short-term incentive plan (“STIP”);

•
prorated portion of incentive compensation under the STIP for the performance year in which the termination date occurs (prorated based on length of employment during such performance year), at the greater of target and actual performance;

•	full STIP payment for the year before the termination date, if unpaid as of the termination date, based upon actual performance;
•	continued participation in the Aerojet Rocketdyne Executive Physical Program for a period of 24 months following termination;
•	payment of COBRA benefit premiums until the earlier of the 24-month anniversary of the termination date or when eligible for health insurance coverage through another employer;
•	to the extent unvested, immediate full vesting of all of the executive officer’s equity awards (at the maximum level of performance, if applicable); and
•	outplacement services for a period of 12 months starting no later than 90 days from date of termination, with a maximum value of $15,000.
Receipt of compensation and benefits under the CIC Policy is contingent on the executive officer’s timely execution of a release in a form prescribed by the Company.
The Merger will constitute a “change in control” for purposes of each of these arrangements.
The estimated aggregate amount that would be payable under the CIC Policy to Aerojet Rocketdyne’s executive officer who is not a named executive officer upon the Effective Time of the Merger is $2,336,348. For an estimate of the amounts that would be payable to Ms. Drake under the Drake Employment Agreement and to each of Aerojet Rocketdyne’s named executive officers under the CIC Policy, see the section entitled “The Merger — Interests of Aerojet Rocketdyne’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” below.
Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to each Aerojet Rocketdyne named executive officer in connection with the Merger. Please see the previous portions of this section for further information regarding this compensation. Aerojet Rocketdyne executive officers will not receive pension, non-qualified deferred compensation, tax reimbursement or other benefits in connection with the Merger.
The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the Merger. The ultimate values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below. For purposes of calculating such amounts, the following assumptions were used:
•	the relevant price per share of Aerojet Rocketdyne Common Stock is $58.00, which is the per share merger consideration;
•	the effective time as referenced in this section occurs on January 23, 2023, which is the assumed date of the effective time solely for purposes of the disclosure in this section; and

•
the employment of each executive officer of Aerojet Rocketdyne was terminated by the surviving corporation without cause or due to the executive officer’s resignation for good reason (as such terms are defined in the relevant plans and agreements), in either case immediately following the Merger and on the assumed date of the effective time of January 23, 2023.

Name	Cash($)(1)	Equity Award Vesting ($)(2)	Perquisites / benefits ($)(3)	Total Payments ($)
Eileen P. Drake	7,170,205	31,314,883	45,307	38,530,395
Daniel L. Boehle	1,876,940	3,679,047	52,088	5,608,076
John D. Schumacher	1,560,979	3,996,569	17,226	5,574,774
(1)
Cash. Amounts reflect estimated double-trigger payments of the lump-sum cash severance that would be provided to the named executive officer under the terms of the Drake Employment Agreement or the CIC Policy, as applicable, calculated as (i) a pro-rated annual bonus for 2023, assuming target performance and (ii) three times, in the case of Ms. Drake, or two times, in the case of Mr. Boehle and Mr. Schumacher, base salary plus target short-term incentive compensation. For each of Ms. Drake and Messrs. Boehle and Schumacher, the pro-rata bonus component is $4,020,205, $818,692, and $626,529, respectively, and the cash severance component is $3,150,000, $1,058,248 and $934,449, respectively.

(2)
Equity. Reflects single trigger vesting acceleration in connection with the merger, as described above in “The Merger - Interests of Aerojet Rocketdyne’s Directors and Executive Officers in the Merger - Treatment of Outstanding Equity Awards.” In addition, the amounts reflect the aggregate value, based on the closing stock price on December 15, 2022, of the equity awards that vested subject to acceleration on December 15, 2022 for each of the named executive officers as described above in “The Merger - Interests of Aerojet Rocketdyne’s Directors and Executive Officers in the Merger - Golden Parachute Payment Mitigation.” The amounts include the following for each named executive officer: For Ms. Drake, $10,491,665 for Restricted Stock Awards and RSU Awards that vested on December 15, 2022, and $26,155,077 for Restricted Stock Awards and RSU Awards that will vest upon consummation of the Merger. For Mr. Boehle, $1,624,977 for Restricted Stock Awards and RSU Awards that vested on December 15, 2022, and $2,054,070 for Restricted Stock Awards and RSU Awards that will vest upon consummation of the Merger. For Mr. Schumacher, $708,143 for Restricted Stock Awards and RSU Awards that vested on December 15, 2022, and $5,192,151 for Restricted Stock Awards and RSU Awards that will vest upon consummation of the Merger.

(3)
Includes (i) payment for COBRA premiums, (ii) outplacement benefits, and (iii) for Ms. Drake only, continued participation in the Aerojet Rocketdyne Executive Physical Program and the company-provided life insurance policy, as described above in “The Merger - Interests of Aerojet Rocketdyne’s Directors and Executive Officers in the Merger - Payments Upon Termination Following Change-in-Control.” For each of Ms. Drake and Messrs. Boehle and Schumacher, the COBRA premium component is $19,107, $37,088, and $2,226, respectively, and the outplacement benefits component is $25,000, $15,000 and $15,000, respectively.

Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of certain material U.S. federal income tax consequences of the Merger that may be relevant to U.S. holders (as defined below) of Common Stock whose shares are exchanged for cash pursuant to the Merger. This discussion does not address U.S. federal income tax consequences to holders other than U.S. holders. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (referred to as the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (referred to as the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), nor does it address any considerations under state, local or foreign tax laws or U.S. federal tax laws other than those pertaining to U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, the conclusions set forth in this discussion could be subject to challenge, which challenge could be sustained. No ruling has been or will be sought from the IRS with respect to the Merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	a citizen or resident individual of the United States;
•
a corporation, or other entity or arrangement treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.
This discussion applies only to U.S. holders of shares of Common Stock who hold such shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, U.S. holders subject to any alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, governmental agencies or instrumentalities, tax-qualified retirement plans or other tax-deferred accounts, banks and other financial institutions, mutual funds, certain former citizens or former long-term residents of the United States, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations or other pass-through entities or investors in such partnerships or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of Common Stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, U.S. holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, and U.S. holders who acquired their shares of Common Stock through the exercise of employee stock options or other compensation arrangements).
If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of Common Stock, you should consult your tax advisor.
This discussion of material U.S. federal tax consequences is for general information purposes only and is not tax advice. Holders of Common Stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the Merger, including the applicability and effect of any alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, state, local, foreign income or other tax laws.
The receipt of cash by U.S. holders in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. holder’s adjusted tax basis in its shares of Common Stock surrendered in exchange. A U.S. holder’s adjusted tax basis in shares of Common Stock will generally equal the amount that such U.S. holder paid for such shares.
Any such gain or loss will generally be capital gain or loss, and will generally be long-term capital gain or loss if a U.S. holder’s holding period in the shares of Common Stock surrendered in the Merger is greater than one year as of the date of the Merger. Long-term capital gains of certain non-corporate U.S. holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Common Stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately as to each block of Common Stock.

Information Reporting and Backup Withholding
Payments made in exchange for shares of Common Stock pursuant to the Merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded by the IRS or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.
Regulatory Approvals
Antitrust Clearance. Under the HSR Act and related rules and regulations, certain transactions, including the Merger, may not be completed until certain waiting period requirements have expired or been terminated. The HSR Act requires that each party must file a pre-merger notification with the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) and the FTC. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar waiting period following the parties’ filings of their respective HSR Act notification forms or the early termination of that waiting period. In certain circumstances the review period may be extended by either the parties or the Antitrust Division or FTC. Completion of the Merger is conditioned on the expiration or early termination of the applicable waiting period under the HSR Act. The Company and L3Harris filed their respective Notification and Report Forms with the Antitrust Division and the FTC on January 10, 2023. The applicable waiting period will expire on February 9, 2023, unless extended or terminated earlier.
At any time before or after the expiration of the statutory waiting periods under the HSR Act, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the Merger, to rescind the Merger or to conditionally permit completion of the Merger subject to regulatory conditions or other remedies. In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
Commitments to Obtain Antitrust Approval. The Company, L3Harris, and Merger Sub are each required to, and to cause their respective affiliates to, use reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Transactions prior to the Termination Date, subject to certain limitations. As to the remedies and actions that L3Harris would be required to take, which limitations and other relevant provisions are further described under the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger.”
Filing Fees. L3Harris has agreed to bear the cost of all filing fees payable to any governmental authority in connection with any filings made to obtain regulatory approval.
Closing and Effective Time of the Merger
The closing of the Merger will take place no later than the second business day following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to closing of the Merger (as described in the section of this proxy captioned “The Merger Agreement — Conditions to the Merger”), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions, unless another date is agreed to in writing by the parties.
The effective time of the Merger will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at such other time as is agreed upon in writing by L3Harris and Aerojet Rocketdyne and specified in the certificate of merger in accordance with the DGCL (the “Effective Time”).

Delisting and Deregistration of the Common Stock
If the Merger is completed, the Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.
Appraisal Rights
Under Delaware law, holders of record of Aerojet Rocketdyne common stock who do not vote in favor of approving and adopting the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the Merger is completed, but only if they perfect their appraisal rights by precisely complying with the required procedures under Section 262 of the DGCL. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the Merger Agreement. To exercise appraisal rights under Delaware law, stockholders must submit a written demand for appraisal to Aerojet Rocketdyne prior to the vote on the proposal to approve and adopt the Merger Agreement, must not vote in favor of the proposal to approve and adopt the Merger Agreement and must continue to hold the shares of Aerojet Rocketdyne common stock of record through the Effective Time. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. Please see the section entitled “Appraisal Rights” and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex D to this proxy statement. You are encouraged to read these provisions carefully and in their entirety.

THE MERGER AGREEMENT
The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about Aerojet Rocketdyne or modify or supplement any factual disclosures about Aerojet Rocketdyne in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding the actual state of any facts and circumstances relating to Aerojet Rocketdyne. The Merger Agreement contains representations and warranties by, and covenants of, Aerojet Rocketdyne, L3Harris and Merger Sub, and they were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Aerojet Rocketdyne’s public disclosures. The representations, warranties and covenants in the Merger Agreement and any descriptions thereof should be read in conjunction with the disclosures in Aerojet Rocketdyne’s periodic and current reports, proxy statements and other documents filed with the SEC. See the section of this proxy statement entitled “Where You Can Find Additional Information.” Moreover, the description of the Merger Agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein in its entirety.
Additional information about Aerojet Rocketdyne may be found elsewhere in this proxy statement and Aerojet Rocketdyne’s other public filings. See the section of this proxy statement entitled “Where You Can Find Additional Information.”
Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
At the Effective Time, Merger Sub will merge with and into Aerojet Rocketdyne, and the separate corporate existence of Merger Sub will cease. Aerojet Rocketdyne will be the Surviving Corporation in the Merger and will continue its corporate existence as a Delaware corporation and a wholly owned subsidiary of L3Harris. At the Effective Time, the articles of incorporation of the Surviving Corporation will be amended and restated in its entirety and will be substantially in the form of the articles of incorporation that are attached to the Merger Agreement as Exhibit A, until amended in accordance with applicable law. Also at the Effective Time, the bylaws of the Surviving Corporation in effect immediately before the Effective Time, will be the bylaws of the Surviving Corporation, until amended in accordance with applicable law, except that the name of the Surviving Corporation in both the articles of incorporation and the bylaws will be “Aerojet Rocketdyne Holdings, Inc.” or such other name as designated by L3Harris.
The directors of Merger Sub immediately before the Effective Time will become the initial directors of the Surviving Corporation and the officers of Merger Sub immediately before the Effective Time or such other individuals as designated by L3Harris before the Effective Time will become the initial officers of the Surviving Corporation.

When the Merger Becomes Effective
The closing of the Merger will take place via the exchange of electronic documents and executed signature pages and the electronic transfer of funds no later than the second business day following the satisfaction or waiver of all of the conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions at such time), unless another date is agreed to in writing by the parties. For purposes of the Merger Agreement, “business day” refers to any day except a Saturday, a Sunday or any other day on which the banks in the State of New York are authorized by law or executive order to be closed.
On the closing date, Aerojet Rocketdyne and L3Harris will file a certificate of merger with the Delaware Secretary of State. The Merger will become effective at the time when the certificate of merger has been duly filed with the Delaware Secretary of State, or at such later time as may be agreed by the parties in writing and specified in the certificate of merger.
Effect of the Merger on the Common Stock
At the Effective Time, each share of Common Stock will cease to be outstanding and will automatically be canceled and retired and cease to exist, and converted into the right to receive the Merger Consideration, without interest and subject to any required tax withholdings, upon surrender of certificates or book-entry shares, other than the following: (i) the Canceled Shares, which will be automatically canceled without payment of any consideration therefor and will cease to exist; and (ii) shares of common stock, other than the Canceled Shares, that are held by a stockholder of record who did not vote in favor of the Merger Proposal as to such shares and is entitled to demand and validly demands appraisal of such shares of Common Stock under, and complies in all respects with, Section 262 of the DGCL.
Treatment of Outstanding Equity Awards
Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, outstanding Aerojet Rocketdyne equity-based awards will be treated as follows, subject to all required withholding taxes:
At the Effective Time, each outstanding unvested Aerojet Rocketdyne Restricted Stock Award will automatically (i) vest and be canceled and (ii) be converted into the right to receive (subject to any applicable withholdings) an amount in cash equal to the product of the Price Per Share multiplied by the total number of shares subject to such Restricted Stock Award, together with any accrued and unpaid dividends corresponding to such Restricted Stock Award. The total number of shares subject to a performance-based Restricted Stock Award will be based on deemed achievement of maximum performance.
At the Effective Time, each outstanding SAR with respect to shares of Aerojet Rocketdyne Common Stock will be canceled and converted into the right to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the total number of shares of Aerojet Rocketdyne Common Stock subject to such SAR multiplied by (ii) the excess, if any, of the Price Per Share over the per share base price of such SAR. Each outstanding SAR with respect to which the per share base price equals or exceeds the Price Per Share will be canceled for no consideration at the Effective Time.
At the Effective Time, each outstanding unvested Aerojet Rocketdyne RSU Award granted before the execution of the Merger Agreement will automatically (i) vest and be canceled and (ii) be converted into the right to receive (subject to any applicable withholdings) an amount in cash equal to the product of the Price Per Share multiplied by the total number of shares subject to such vested RSU Award, together with any accrued and unpaid dividends corresponding to such vested RSU Award. The total number of shares subject to a performance-based RSU Award will be based on deemed achievement of maximum performance.

At the Effective Time, each outstanding unvested Post-Signing RSU Award, excluding any such award granted to a non-employee director, will be canceled. With respect to each canceled Post-Signing RSU Award:
•
for each former Post-Signing RSU Award holder who remains employed with L3Harris or its subsidiaries as of the L3Harris RSU Award grant date (which grant date will be within 30 days of the closing date), L3Harris will grant a L3Harris RSU Award with respect to a number of shares of L3Harris common stock, rounded up to the nearest whole number equal to the product of the total number of shares of Aerojet Rocketdyne Common Stock subject to such canceled Post-Signing RSU Award multiplied by the Equity Award Exchange Ratio (as defined in the Merger Agreement), where (x) such L3Harris RSU Award will vest

•	on the same vesting schedule as the canceled Post-Signing RSU Award, based on continued service following the Effective Time through each applicable vesting date, and
•
upon an earlier termination of employment or service by L3Harris or its affiliates without cause or, solely with respect to any member of the Executive Leadership Team, an earlier resignation for good reason, and

(y)
such L3Harris RSU Award will otherwise continue to have, and be subject to, the same terms and conditions as applied to the corresponding Post-Signing RSU Award immediately prior to the Effective Time, or

•
for each former Post-Signing RSU Award holder who is employed by Aerojet Rocketdyne as of immediately prior to the Effective Time and who does not remain employed with L3Harris and its subsidiaries as of the L3Harris RSU Award grant date, such former holder will be entitled to receive (subject to any applicable withholdings), an amount in cash equal to the product of the Price Per Share multiplied by the total number of shares of Aerojet Rocketdyne Common Stock subject to such canceled Post-Signing RSU Award, together with any accrued and unpaid dividends corresponding to such Post-Signing RSU Award.

In the case of any Aerojet Rocketdyne Equity Award that is subject to Section 409A of the Code, all payments as to such Aerojet Rocketdyne Equity Award will be made in accordance with and at the earliest time as is consistent with the requirements of Section 409A of the Code, and may otherwise be treated in an alternate method to the extent required by law or agreed by the parties.
Payment for Common Stock in the Merger
At or before the Effective Time, L3Harris will deposit, or cause to be deposited, with a paying agent in trust for the benefit of holders of shares of Common Stock, cash sufficient to pay the aggregate Merger Consideration.
Certificates. As soon as reasonably practicable (and no later than two business days) after the Effective Time, L3Harris will cause the paying agent to mail to each holder of record of a certificate that immediately before the Effective Time represented shares of Common Stock (other than Canceled Shares and Dissenting Shares) (i) a letter of transmittal and (ii) instructions for effecting the surrender of such certificates to the paying agent in exchange for payment of the Merger Consideration. Upon surrender to the paying agent of certificates, together with the letter of transmittal, duly completed and validly executed, and such other customary documents as may be reasonably required, the holder of such certificates will be entitled to receive in exchange therefor the amount of Merger Consideration to which the holder is entitled to under the Merger Agreement (without interest and after giving effect to any required tax withholding).
Book-Entry. As soon as reasonably practicable (and no later than two business days) after the Effective Time, L3Harris will cause the paying agent to mail to each holder of record of book-entry shares whose shares of Common Stock were converted into the right to receive the Merger Consideration instructions for effecting the surrender of such book-entry shares to the paying agent in exchange for payment of the Merger Consideration. Upon surrender to the paying agent of such book-entry shares, the holder of such book-entry shares will be entitled to receive in exchange therefor the amount of Merger Consideration to which the holder is entitled to under the Merger Agreement (without interest and after giving effect to any required tax withholding).

Representations and Warranties
The Merger Agreement contains representations and warranties of Aerojet Rocketdyne, subject to certain exceptions in the Merger Agreement, in the Company’s confidential disclosure letter delivered in connection with the Merger Agreement and in Aerojet Rocketdyne’s public filings, as to, among other things:
•	qualification, organization and subsidiaries;
•	capitalization;
•	corporate power and authority relating to the execution, delivery and performance of the Merger Agreement and the Transactions;
•
consents and approvals relating to the execution, delivery and performance of the Merger Agreement and consummation of the Merger and the Transactions, and the absence of certain violations related thereto;

•
the forms, documents and reports required to be filed or furnished with the SEC, accuracy of the consolidated financial statements of the Company included in such documents, the establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting, the absence of material unresolved complaints, allegations, assertions or claims regarding the Company’s accounting or auditing practices, compliance in all material respects with applicable listing and corporate governance rules and regulations of the NYSE and absence of certain off-balance sheet arrangements;

•	compliance in all material respects with the Exchange Act requirements applicable to the documents filed by Aerojet Rocketdyne with the SEC in connection with the Merger;
•	the absence of certain changes or events;
•	the absence of certain legal actions, proceedings or orders;
•	title to assets;
•	real property, equipment and leasehold matters;
•	intellectual property;
•	material contracts;
•	Company products;
•	certain of the Company’s major customers and suppliers;
•	the absence of undisclosed liabilities or indebtedness;
•	compliance with applicable laws and the Company’s permits;
•	governmental authorizations;
•	tax returns and other tax matters;
•	employee benefit plans and other agreements, plans and policies with or concerning employees;
•	the absence of certain liabilities relating to, and violations of, environmental laws;
•	government contracts;
•	insurance;
•	the Required Company Stockholder Vote;
•	takeover statutes and the absence of a stockholder rights plan;
•	the opinions of the Company’s financial advisors; and
•	financial advisors’ fees.
The Merger Agreement also contains representations and warranties of L3Harris and Merger Sub, subject to certain exceptions in the Merger Agreement and L3Harris’s confidential disclosure letter delivered in connection with the Merger Agreement and in L3Harris’s public filings, as to, among other things:

•	qualification, organization and subsidiaries;
•	corporate power and authority relating to the execution, delivery and performance of the Merger Agreement and the Transactions;
•	the absence of certain investigations, litigation, proceedings or orders;
•	the accuracy of the information supplied for the purposes of this proxy statement;
•	the capitalization of Merger Sub;
•	that no vote of the L3Harris’s or any of its subsidiaries’ stockholders is required to consummate the Merger;
•	finders or brokers fees;
•	access to sufficient funds to consummate the Transactions and make required payments, including payment of the Merger Consideration;
•	the absence of beneficial ownership of shares of Common Stock by L3Harris and its subsidiaries;
•	the absence of certain equity ownership of more than ten percent in any of Aerojet Rocketdyne’s competitors; and
•	solvency.
Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” or “Parent Material Adverse Effect” qualification, as discussed below.
For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any event, change, occurrence or development that has had, or would reasonably be expected to have, a materially adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole. However, none of the following will constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:
•
any change in the market price or trading volume of the Company’s Common Stock (provided, however, that the underlying causes thereof, to the extent not otherwise excluded by the definition of Company Material Adverse Effect, may be deemed to contribute to a Company Material Adverse Effect);

•
the execution, announcement, consummation, existence or pendency of the Merger Agreement or its terms (including the identity of L3Harris or Merger Sub) or the announcement, pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company with employees, labor unions, works councils, financing sources, customers, franchisees, suppliers, partners, governmental entities or other business relationships (except as to Aerojet Rocketdyne’s representations and warranties concerning the execution and delivery of the Merger Agreement, or the pendency or consummation of the Transactions);

•
the general conditions or trends in the industries in which the Company and its subsidiaries operate or in the economy generally or other general business, financial or market conditions, including competition in geographic, product or service areas;

•	domestic, foreign or global political conditions, economic, regulatory, financial or capital markets conditions (including interest rates, exchange rates, tariffs, trade wars and credit markets);
•	any natural or manmade disasters, epidemics, pandemics, or disease outbreaks (including COVID-19) or any acts of God;
•
any act of civil unrest, civil disobedience, protests, public demonstrations, insurrection, terrorism, war, cyberterrorism, military activity, sabotage, national or international calamity or any other similar event, including an outbreak or escalation of hostilities involving the United States or any other governmental entity or the declaration by the United States or any other governmental entity of a national emergency or war, or any worsening of any such conditions threatened or existing on the date of the Merger Agreement;

•	compliance by the Company and its subsidiaries with (i) any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shutdown, closure, sequester or any other applicable law, order, directive or guideline or recommendation of a governmental authority, in each case in connection with or in response to COVID-19 or any other global or regional health event, including the CARES Act, Families First Act and American Rescue Plan Act of 2021 or (ii) any other reasonable measures, changes in business operations or other practices, affirmative or negative, adopted in good faith by the Company and its subsidiaries for the protection of the health or safety of the employees, partners, patients, vendors, service providers of the Company and its subsidiaries, to preserve the assets used in connection with the business of the Company and its subsidiaries or in a manner otherwise substantially consistent with the actions taken by others in the industries or geographic regions in which the affected business of the Company or any of its subsidiaries operate, in each case, in connection with or in response to COVID-19 or any other related global or regional health event or circumstance (collectively, “COVID-19 Measures”);
•
compliance by the Company and its subsidiaries with (i) any measures enacted or regulations promulgated by a governmental entity relating to cybercrime, cyberterrorism, ransomware, malware, privacy or the protection of personally identifiable information, and (ii) any reasonable measures, changes in business operations or other practices, affirmative or negative, adopted in good faith by the Company and its subsidiaries in response to a cybersecurity attack, breach or incident, for the protection of its information technology or any stored personally identifiable information (collectively, “Cybersecurity Measures”);

•
the failure of the Company to meet internal or analysts’ expectations or projections, forecasts, guidance, estimates or budgets (provided, however, that the underlying causes of such failure, to the extent not otherwise excluded by the definition of Company Material Adverse Effect, may be deemed to contribute to a Company Material Adverse Effect and, provided further, that the Company does not make any representation or warranty as to any internal or analysts’ expectations or projections, forecasts, guidance, estimates or budgets);

•	any action or proceeding based on allegations of a breach of fiduciary duty or violation of applicable law relating to or resulting from the Merger Agreement or the transactions contemplated by it;
•
actions required to be taken by the Company at the written request of L3Harris or actions required to be taken by the Company, L3Harris or Merger Sub under the requirements of the Merger Agreement or the failure of the Company to take any action that the Company is prohibited by the terms of the Merger Agreement from taking, or which the Company did not take on account of any unreasonably withheld consent from L3Harris;

•	any breach by L3Harris or Merger Sub of the Merger Agreement;
•	any matter set forth in the Company’s confidential disclosure letter; and
•
any change in, or any compliance with, any applicable law or GAAP or any other publicly available accounting principles or standards (or any publicly available interpretation of any applicable law or GAAP or any other publicly available applicable accounting principles or standards) after the date of the Merger Agreement.

However, as to the matters described in the third, fourth, fifth, sixth, seventh, eighth and fourteenth bullets above, such effects may be taken into account to the extent that they have, or would reasonably be expected to have, individually or in the aggregate, a disproportionately adverse effect on the business, financial condition or results of operations of Aerojet Rocketdyne and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which Aerojet Rocketdyne and its subsidiaries operate, in which case only the incremental disproportionate adverse impact on Aerojet Rocketdyne and its subsidiaries may be taken into account.
For purposes of the Merger Agreement, a “Parent Material Adverse Effect” means any effect that, individually or in the aggregate, would prevent or materially delay the closing or materially impair the ability of L3Harris or Merger Sub to satisfy the conditions to the Merger, to obtain financing for the Merger or to consummate the Merger and the Transactions.
Conduct of Business Pending the Merger
The Merger Agreement provides that, from and after the date of the Merger Agreement and before the earlier of the Effective Time or termination of the Merger Agreement, except (i) as may be required by applicable law, (ii) with L3Harris’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned), (iii) as required, contemplated or permitted by the Merger Agreement, (iv) as set forth in the Company’s confidential disclosure letter, or (v) actions taken, or omitted to be taken, to comply with any COVID-19 Measures or Cybersecurity Measures, Aerojet Rocketdyne will, and will cause its subsidiaries to, use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business consistent with past practices.
In addition, the Company will not, and will cause its subsidiaries not to, other than under the exceptions above, take any of the following actions:
•
authorize or pay any dividends on or make any distribution as to the Company’s outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its subsidiaries), except for (A) dividends and distributions paid by wholly owned subsidiaries of the Company to the Company or to any of its other wholly owned Subsidiaries, or (B) dividends and distributions by wholly owned subsidiaries paid on a pro rata basis to its equityholders;

•
split, combine or reclassify any of the Company’s capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company’s capital stock, except for any such transaction by a wholly owned subsidiary of the Company that remains a wholly owned subsidiary after consummation of such transaction;

•
except as required by existing written agreements or Company Employee Plans, (A) enter into or amend any Collective Bargaining Agreement (other than, as to a preexisting bargaining unit that is covered by a preexisting Collective Bargaining Agreement in effect as of the date of the Merger Agreement, (x) as required under a Collective Bargaining Agreement in effect as of the date of the Merger Agreement or (y) where such actions are made in the ordinary course of business consistent with past practice), (B) except in the ordinary course of business for any employee or individual independent contractor who is not a member of the Executive Leadership Team (and in any case, with such increases in compensation or other benefits not to result in increased costs to the Company in any calendar year of more than five percent (5%) in the aggregate for all such increases or twenty percent (20%) for any individual employee or individual independent contractor above the amount payable by the Company during the prior calendar year), increase the compensation or other benefits payable or provided to the Company’s directors or employees, provided that the cost of compensation and benefits of a new hire will not constitute an increase in compensation or benefits in the year of hire, unless there is an increase of compensation and benefits above the initial new hire package in the year of hire, (C) enter into or expand the coverage of any employment, change of control, severance, transaction or retention agreement or plan with any employee of the Company or any of its Subsidiaries (except (x) for an agreement with an employee or individual independent contractor with annual base compensation of less than $200,000 that is entered into in the ordinary course of business or (y) for severance agreements entered into with employees in the ordinary course of business in connection with terminations of employment and under a Company Employee Plan in effect as of the date of the Merger Agreement, which in each case do not include severance payments that would exceed one times the individual’s annual base compensation), (D) materially amend, adopt, establish, agree to establish, enter into, terminate, increase or accelerate the vesting or payment of benefits under, or modify any funding arrangement as to, any material Company Employee Plan as to any director, officer or employee of the Company or its subsidiaries, (E) terminate the employment (other than for cause) or hire any employee whose annual base compensation is in excess of $250,000 per year, (F) effectuate a “plant closing,” “mass layoff,” or similar action under the WARN Act, or (G) issue, grant, or authorize the issuance or grant of Company Equity Awards to employees and directors of the Company;

•
enter into or make any loans or advances to any directors, employees, agents or consultants (other than loans or advances in the ordinary course of business consistent with past practice) or make any change in existing borrowing or lending arrangements for or on behalf of any of such Persons, except as required by the terms of any Company Employee Plan;

•
materially change financial accounting policies or procedures or any methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or SEC rule or policy;

•
except as required by the rules or requirements of any stock exchange, adopt any amendments to the Company’s certificate of incorporation or bylaws or any material amendments to the certificate of incorporation or bylaws (or equivalent organizational documents) of any of the Company’s subsidiaries;

•
except for transactions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or lien of, any shares of the Company’s capital stock or other ownership interests or any rights, warrants or options to acquire any such shares of capital stock or other ownership interests in any subsidiaries of the Company or any securities convertible into, exercisable for or exchangeable for any such shares or ownership interests or take any action to cause to be vested any otherwise unvested Company Equity Award (except as otherwise provided by the terms of the Merger Agreement or the express terms of any such Company Equity Award, in each case, outstanding as of the date of this Agreement), other than (A) issuances of shares in respect of any exercise of or settlement of Company Equity Awards outstanding on the date of the Merger Agreement or as may be granted after the date of the Merger Agreement as permitted thereunder, (B) any Permitted Liens and (C) sales or issuances of shares of Common Stock under the ESPP in accordance with the Merger Agreement;

•
except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, directly or indirectly, purchase, redeem or otherwise acquire any shares of capital stock or any rights, warrants or options to acquire any such shares, other than the acquisition of shares from a holder of a Company Equity Award in satisfaction of withholding obligations or the payment of exercise price;

•
incur, assume, modify on terms that are adverse in any material respect to the Company and its Subsidiaries, taken as a whole, or guarantee, any indebtedness for borrowed money or enter into any “keep well” or other contract to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than: (i) any indebtedness among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, (ii) any indebtedness incurred to replace, renew, extend, refinance or refund any indebtedness of the Company or its Subsidiaries in existence on the date of the Merger Agreement (including indebtedness incurred to repay or refinance related fees, expenses, premiums and accrued interest), which indebtedness will not (x) increase the aggregate amount of indebtedness permitted to be outstanding thereunder and be on terms other than customary commercial terms consistent in all material respects with or more beneficial than the indebtedness being replaced, renewed, extended, refinanced or refunded, (y) contain any prepayment penalties or premiums or original issue discount or (z) be no-call for any period of time, (iii) guarantees or credit support provided by the Company or any of its subsidiaries for indebtedness of the Company or any of its subsidiaries, to the extent such indebtedness is (I) in existence on the date of the Merger Agreement or (II) incurred in the ordinary course of business consistent with past practice, (iv) indebtedness incurred under agreements in effect before the execution of the Merger Agreement (or amendments, replacements, renewals, extensions, or refinancings thereof in compliance with the Merger Agreement) and (v) indebtedness not to exceed $10 million in aggregate principal amount outstanding at any time incurred by the Company or any of its subsidiaries other than in accordance with clauses (i) through (iv) above;

•
acquire (by purchase, merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, exchange offer, recapitalization, reorganization, share exchange, business combination or similar transaction) any business or material amount of assets outside the ordinary course of business consistent with past practices from any other person other than: (i) acquisitions under contracts in effect on the date of the Merger Agreement and set forth in the Company’s confidential disclosure letter, (ii) acquisitions from the Company or a wholly owned subsidiary of the Company or (iii) any such acquisition (x) that, individually or in the aggregate, would not reasonably be expected to prevent, delay, impede or otherwise adversely affect the consummation of the Merger and the contemplated transactions and (y) under which the total value or purchase price paid or payable by the Company and its subsidiaries would not exceed $15 million individually or $30 million in the aggregate;

•	except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, sell, lease, license, transfer, exchange or swap, or subject to any lien (other than permitted liens) or otherwise dispose of any material portion of material properties or assets, including the capital stock of subsidiaries, other than: (i) non-exclusive licenses, inventory and obsolete assets in the ordinary course of business, (ii) under existing agreements in effect before the execution of the Merger Agreement (or refinancings thereof permitted under the Merger Agreement), or (iii) as may be required by any governmental entity in order to permit or facilitate the consummation of the Transactions;
•
modify, amend, terminate or waive any rights under any material contract in any material respect in a manner that is adverse to the Company and its subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practices;

•
enter into any contract with a term greater than one year, that may not be terminated by the Company or any of its subsidiaries without cause, that, if existing on the date hereof, would be a material contract other than in the ordinary course of business and consistent with past practices;

•
enter into any contract that contains a change of control or similar provision that would require a material payment to the other party or parties thereto in connection with the Merger and the other contemplated transactions;

•
except as set forth in the capital budgets set forth in the Company’s confidential disclosure letter and consistent therewith, make or authorize any payment of, accrual or commitment for, any capital expenditure in excess of $5 million, individually, or $10 million, in the aggregate;

•
except with respect to actions or claims brought by the stockholders of the Company (which are separately addressed in the Merger Agreement), settle, pay, discharge or satisfy any action, other than: (i) any action relating to taxes or (ii) any action (A) that does not relate to any action brought by the stockholders of the Company against the Company and/or its directors relating to the Transactions or a breach of the Merger Agreement or any other agreements contemplated by the Merger Agreement, and (B) the settlement payment, discharge or satisfaction of which does not result in the imposition of equitable or other non-monetary relief on, or the admission of wrongdoing by, the Company or any of its subsidiaries and either (1) results solely in a monetary obligation involving only the payment of monies by the Company and its subsidiaries of not more than $5 million, individually, or $15 million, in the aggregate (excluding any settlements made under the following clause (2)); (2) results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, the Company or any of its subsidiaries and the payment of monies by the Company or any of its subsidiaries is not more than $5 million, individually, or $15 million in the aggregate (not funded by an indemnity obligation or through insurance policies); or (3) results in no monetary obligation of the Company or any of its subsidiaries and their receipt of payment;

•	adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization other than intercompany transactions;
•
(i) other than in the ordinary course of business, adopt, change or revoke any material method of tax accounting or make any material tax election, in each case, in a manner that is inconsistent with the corresponding position taken, election made or method used, if any, in preparing or filing tax returns as to periods ending before the closing, except as required by GAAP; (ii) settle or otherwise compromise any tax proceeding or enter into, cancel or modify any formal written closing agreement as to a tax proceeding, in each case, for an amount materially in excess of amounts reserved therefor in accordance with GAAP; (iii) request any formal written ruling from a governmental entity as to material taxes; (iv) extend or waive the period of assessment or collection for any material taxes (in each case other than routine extensions or waivers, extensions or waivers in connection with routine tax return filings, and automatically granted extensions or waivers); or (v) enter into any material tax sharing agreement, in the case of each of clauses (i) and (iv), if such action would result in a material net increase in the tax liability of the Company and its subsidiaries; and

•	agree, in writing or otherwise, to take any of the foregoing actions.

Access
Subject to compliance with applicable laws, from the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement, upon reasonable advance notice (i) Aerojet Rocketdyne will give to L3Harris and its representatives reasonable access, during normal business hours, to Aerojet Rocketdyne’s and its subsidiaries’ employees, officers, properties, contracts, commitments, books and records, other than any such matters that relate to the negotiation and execution of the Merger Agreement, including as to the consideration or valuation of the Merger or any financial or strategic alternatives, or that relate to any Alternative Proposal or Superior Proposal, in each case, for purposes reasonably related to consummating the Merger or carrying out post-Merger integration.
The foregoing will not require Aerojet Rocketdyne to permit access or disclose any information if such access or disclosure (i) would, in the Company’s good-faith discretion, (x) unreasonably disrupt the operations of the Company or any of its subsidiaries, (y) jeopardize any attorney-client or other legal privilege or trade secret protection or (z) contravene any applicable law, fiduciary duty or binding agreement entered into before the date of the Merger Agreement (in each case, provided that the Company will use commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure in a manner that would not result in such effect), (ii) would relate to the minutes of the meetings of the Board or its committees where the Board or any applicable committee discussed the Transactions or any similar transaction between the Company and any other person (including any presentations or other materials prepared by or for the Board, whether in connection with a specific meeting, or otherwise relating to such subject matter), (iii) would result in the disclosure of information or access that is reasonably pertinent or likely to be reasonably pertinent to a litigation where the Company or any of its affiliates, on the one hand, and L3Harris or any of its affiliates, on the other hand, are adverse parties or reasonably likely to become adverse parties, or (iv) may be reasonably required, in the Company’s determination, to be subject to a joint defense agreement in customary form for the purpose of complying with applicable antitrust laws.
All information provided by the Company must be held in confidence in accordance with the confidentiality agreement between L3Harris and the Company, which will remain in full force and effect until the closing (and terminate upon closing).
Alternative Proposals; Non-Solicitation
From the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, the Company will not, and will cause each of its subsidiaries, affiliates and representatives not to, directly or indirectly:
•
solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing or providing access to nonpublic information) the making or submission of, any indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any Alternative Proposal;

•
enter into, continue or otherwise participate in any discussion or negotiations regarding an Alternative Proposal or furnish (or continue to furnish) any nonpublic information regarding the Company or any of its subsidiaries to any person (other than L3Harris, Merger Sub and their respective representatives) that has made or, to the knowledge of the Company, is considering making an Alternative Proposal (except, in each case, solely to clarify the terms and conditions of any proposal or offer made by any person solely to determine whether such proposal or offer constitutes or could reasonably be expected to lead to a Superior Proposal); or

•
enter into any letter of intent or agreement in principle or any other agreement (whether written or oral, binding or non-binding, preliminary or definitive) relating to, or that is intended to or would reasonably be expected to lead to, any Alternative Proposal (except for confidentiality agreements permitted under the Merger Agreement).

The Company will, and will cause its subsidiaries, affiliates and representatives, to (i) immediately following the execution of the Merger Agreement, cease and cause to be terminated any solicitations, discussion or negotiations with any person (other than L3Harris, Merger Sub and their respective representatives) in connection with any Alternative Proposal, (ii) terminate access to any physical or electronic data rooms hosted by or on behalf of the Company by any person (other than L3Harris, Merger Sub and their respective representatives) and (iii) deliver written notice to each such person requesting that such person (other than L3Harris, Merger Sub and their respective representatives) return or destroy all confidential information regarding the Company and its subsidiaries in accordance with the applicable confidentiality agreement between the Company and such person.
The Company must enforce, and not waive, terminate, amend or modify without L3Harris’s prior written consent, any confidentiality, standstill or similar provision in any confidentiality, standstill or other agreement (if any) to which the Company is a party, in each case, that prohibits or purports to prohibit a proposal being made to the Board, provided that the Company may grant waivers of standstill and similar provisions to the extent the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.
The Company will promptly (and in any event within 48 hours of receipt) notify L3Harris in writing of (i) the receipt by the Company of an Alternative Proposal or (ii) any proposal or offer received by the Company with respect to, or that would reasonably be expected to lead to, an Alternative Proposal, which notice will include (A) a copy of any such Alternative Proposal, offer or proposal made in writing (including any draft agreements or term sheets, financing commitments and other agreements submitted therewith) and (B) a summary of the material terms and conditions of any such Alternative Proposal, offer or proposal not made in writing. In addition, from and after the date hereof, the Company will (x) notify L3Harris in writing if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Alternative Proposal in accordance with certain provisions of the Merger Agreement, (y) keep L3Harris reasonably informed in all material respects of the status and terms (including any material change to the terms of any such Alternative Proposal) of any such Alternative Proposal, offer or proposal and (z) provide L3Harris promptly after the receipt or delivery of copies of all written proposals, offers or draft agreements sent or provided to the Company, its affiliates or its representatives from any person that describes any of the terms or conditions of any such Alternative Proposal, inquiry, offer or proposal.
However, at any time from the date of the Merger Agreement and before the time the Required Company Stockholder Vote is obtained, if the Company receives a bona fide written unsolicited Alternative Proposal that the Board determines in good faith, after consultation with its outside legal counsel and financial advisors could reasonably be expected to result in a Superior Proposal, the Company may, subject to compliance with certain provisions of the Merger Agreement: (x) furnish nonpublic information to the third party making such Alternative Proposal, as well as its representatives and potential financing sources, if, and only if, before so furnishing such information, the third party has executed a confidentiality agreement with the Company having provisions as to confidential treatment of information and other terms that are not materially less favorable in the aggregate to the Company than the confidentiality provisions and other terms of the confidentiality agreement between L3Harris and the Company (provided that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making or amendment of any Alternative Proposal on a confidential basis, but such confidential basis, but such confidentiality agreement will not prohibit the Company or its subsidiaries from providing any information contemplated by the Merger Agreement to L3Harris, Merger Sub or their respective representatives) (provided further, that any such nonpublic information has previously been provided to L3Harris or is provided to L3Harris before or substantially concurrently with the time such information is furnished to such third party), and (y) engage in discussions or negotiations with the third party as to the Alternative Proposal, in each case, subject to the requirement that the Company must:
•	give L3Harris written notice of such determination promptly (and in any event within 48 hours) after the Board makes such determination; and
•
make available to L3Harris and Merger Sub any information or data concerning the Company or its subsidiaries that is provided to any such person, or its representatives, prospective debt and equity financing sources and/or their respective representatives, before or substantially concurrently with such deliveries, which was not previously made available to L3Harris or Merger Sub.

An “Alternative Proposal” means any indication of interest, inquiry, proposal or offer from a person or group of persons (other than L3Harris or its subsidiaries), made after the date of the Merger Agreement relating to, in a single transaction or series of related transactions:
•	any merger, reorganization share exchange, consolidation, business combination, recapitalization or similar transaction involving the Company;

•
the direct or indirect acquisition by any person of (A) more than twenty percent (20%) of the assets of the Company and its subsidiaries, on a consolidated basis, or (B) assets of the Company and its subsidiaries to which more than twenty percent (20%) of the revenues or earnings of the Company and its subsidiaries, on a consolidated basis, are attributable for the most recent fiscal year for which the audited financial statements are then available; or

•
the direct or indirect acquisition by any person of, or a tender offer or exchange offer that if consummated would result in any person beneficially owning, more than twenty percent (20%) of the outstanding shares.

A “Superior Proposal” means an unsolicited Alternative Proposal substituting in the definition thereof “fifty percent (50%)” for “twenty percent (20%)” in each place it appears, that the Board determines in good faith, after consultation with the Company’s outside financial and legal advisors, and considering such factors as the Board considers in good faith to be relevant (including the conditionality, timing and likelihood of consummation of such proposal), to be more favorable, from a financial point of view, to the Company’s stockholders than the Transactions (after taking into account any changes thereto committed to by L3Harris under the Merger Agreement).
Change in the Aerojet Rocketdyne Board Recommendation
The Board has recommended that Aerojet Rocketdyne stockholders vote “FOR” the Merger Proposal. The Merger Agreement provides that, subject to the exceptions noted below, the Board may not:
•
withhold or withdraw (or modify in any manner adverse to L3Harris or Merger Sub), or propose publicly to withhold or withdraw (or modify in any manner adverse to L3Harris or Merger Sub), the Board Recommendation;

•	approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Alternative Proposal;
•	fail to include the Board Recommendation in this proxy statement;
•
fail to publish, send or provide to the holders of shares of Common Stock, under Rule 14e-2(a) under the Exchange Act, a statement recommending against any Alternative Proposal that is a tender or exchange offer and publicly reaffirm the Recommendation within ten (10) business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer or fail to maintain such recommendation against such offer at any time before such offer has expired or been withdrawn; or

•	resolve or agree to do any of the foregoing.
Any action referred to in the clauses above is a “Change of Recommendation.”
Notwithstanding the foregoing limitations, before obtaining the Required Company Stockholder Vote, the Merger Agreement permits the Board to, in response to a bona fide written unsolicited Alternative Proposal received by the Company after the date of the Merger Agreement, make a Change of Recommendation or cause the Company to terminate the Merger Agreement in order to enter into an acquisition agreement providing for such Superior Proposal, subject to the requirements that:
•
the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such Alternative Proposal constitutes a Superior Proposal after giving effect to all of the adjustments to the terms of the Merger Agreement that have been irrevocably offered by L3Harris in accordance with the terms of the Merger Agreement;

•
the Company provides prior written notice to L3Harris, at least three business days in advance, that it intends to effect a Change of Recommendation and/or terminate the Merger Agreement to enter into a Superior Proposal, which notice specifies the identity of the person making such proposal and a summary of the material terms thereof and includes a copy of the proposed Superior Proposal and the proposed acquisition agreement, if any, with respect thereto;

•
during the three business day period following the date on which notice was received (or the two business day extension, in the event of any change to (i) the financial terms or (ii) other material terms of such Superior Proposal), the Company and its representatives negotiate with L3Harris in good faith to consider amendments to the terms and conditions of the Merger Agreement as L3Harris may propose;

•
upon the conclusion of the three business day period, the Board consider in good faith any revisions to the terms of the Merger Agreement proposed in writing by L3Harris and determine, after consultation with the Company’s outside legal counsel and financial advisors, that the Superior Proposal continues to constitute a Superior Proposal; and

•
provided that in the event of any modification of the financial terms or any other material modifications to the terms of such Superior Proposal, the Company delivers a new written notice to L3Harris and again complies with the requirements of such notice, except that the notice period in such instance will only be two business days.

In addition, the Board may also effect a Change of Recommendation (before obtaining the Required Company Stockholder Vote) in response to an Intervening Event if the Board determines in good faith after consultation with its outside legal counsel and financial advisors that the failure to effect a Change of Recommendation would reasonably likely be inconsistent with its fiduciary duties under applicable law except that the Board will not be entitled to make such a Change of Recommendation (i) unless the Company has given L3Harris at least two business days’ written notice (an “Intervening Event Notice”) advising L3Harris of its intention to make such a Change of Recommendation, which Intervening Event Notice will include a description of the applicable Intervening Event, (ii) unless during such two (2) Business Day period, if requested by L3Harris, the Company, its Subsidiaries and their respective Representatives will engage with L3Harris and its Representatives to consider amendments to the terms and conditions of this Agreement in such a manner that would permit the board of directors, consistent with its fiduciary duties, not to make such Change of Recommendation and (iii) unless, at the end of such notice period, after taking into account any proposals irrevocably made by L3Harris in writing to amend the terms of this Agreement during the period following delivery of such Intervening Event Notice, the board of directors determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such Intervening Event remains in effect and that the failure of the board of directors to make such Change of Recommendation contemplated by clause (i) or (iii) of the definition thereof would reasonably likely continue to be inconsistent with its fiduciary duties under applicable law.
An “Intervening Event” means any event, change, occurrence or development first occurring or arising after the date of the Merger Agreement that is material to the Company and its subsidiaries, taken as a whole, and that (i) is unknown and not reasonably foreseeable to the Board as of the date of the Merger Agreement, the material consequences of which were not known and reasonably foreseeable to the Board as of the date of the Merger Agreement and (ii) does not involve or relate to an Alternative Proposal.
Company Stockholders Meeting
Aerojet Rocketdyne has agreed to take all action required by the NYSE, the SEC and under the DGCL and the Company’s articles of incorporation and bylaws to duly call, give notice of, convene and hold the Special Meeting promptly following the mailing of this proxy statement to consider and vote upon the approval of the Merger Proposal and if so desired and mutually agreed, other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger agreement or the transactions contemplated by such agreement; provided that Aerojet Rocketdyne may not adjourn, recess, postpone or otherwise delay the Special Meeting without L3Harris’s consent. Notwithstanding the foregoing:
•
if the Company reasonably believes that there will be insufficient shares represented (either virtually or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting or to obtain the Required Company Stockholder Vote, the Company may adjourn, recess or postpone the Special Meeting, for a reasonable time, in any case, no longer than 10 business days, to solicit additional proxies;

•
if L3Harris reasonably believes that there will be insufficient shares represented (either virtually or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting or to obtain the Required Company Stockholder Vote, the Company may adjourn, recess or postpone the Special Meeting for a reasonable time, in any case, no longer than 10 business days, to solicit additional proxies; and

•
if and to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Special Meeting, the Company may adjourn, recess, or postpone the Special Meeting.

Subject to the Board’s right to make a Change of Recommendation, as described in the section of this proxy statement entitled “— Alternative Proposals; Non-Solicitation — Change in the Aerojet Rocketdyne Board Recommendation,” the Aerojet Rocketdyne Board must include its recommendation regarding the Merger Proposal in this proxy statement.
Financing
L3Harris has agreed to do all things necessary, proper or advisable to obtain funds sufficient to fund (i) all amounts required to be paid as Merger Consideration in the Merger, (ii) any fees and expenses of or payable by L3Harris or Merger Sub in connection with the consummation of the Transactions, (iii) all amounts in connection with any repayment or refinancing of any outstanding indebtedness of the Company and/or its subsidiaries in connection with the consummation of the transactions contemplated by the Merger Agreement and (iv) all other amounts required to be paid under the Merger Agreement by L3Harris or Merger Sub (such amounts, collectively, the “Financing Amounts”) on or before the closing under the terms of the Merger Agreement.
Employee Matters
For twelve (12) months following the Effective Time, L3Harris is required to provide each current and former Aerojet Rocketdyne employee with (i) base compensation and annual cash incentive opportunities that, in each case, are no less favorable than were provided to such employee immediately before the Effective Time and (ii) all other compensation and employee benefits (excluding transaction bonus payments, defined benefit pension, non-qualified deferred compensation and retiree medical coverage, but including annual long-term target equity incentive opportunity) that are substantially similar in the aggregate to those provided to Aerojet Rocketdyne employees immediately before the Effective Time. L3Harris is required to provide to each Aerojet Rocketdyne employee whose employment terminates during the one (1)-year period following the Effective Time severance benefits equal to the severance benefits that would have been provided to such employee under the Aerojet Rocketdyne severance arrangements in effect immediately prior to the Effective Time, and during such one (1)-year period following the Effective Time, severance benefits offered to each Aerojet Rocketdyne employee must be determined without taking into account any reduction after the Effective Time in compensation paid or benefits provided to such employee. Compensation and employee benefits for Aerojet Rocketdyne employees covered by a collective bargaining agreement as of immediately prior to the Effective Time will be provided in accordance with the applicable collective bargaining agreement as in effect from time to time.
For all purposes (including for purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of L3Harris providing benefits to any Aerojet Rocketdyne employees after the Effective Time (the “New Plans”), L3Harris will credit each current and former Aerojet Rocketdyne employee with his or her years of service with Aerojet Rocketdyne and its subsidiaries and their respective predecessors before the Effective Time, to the same extent as such employee was entitled, before the Effective Time, to credit for such service under any similar Aerojet Rocketdyne employee plan in which such employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing will not apply with respect to benefit accrual under any final average pay defined benefit pension plan or to the extent that its application would result in a duplication of benefits. In addition, (i) each current and former Aerojet Rocketdyne employee will be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to an Aerojet Rocketdyne plan in which such employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing health benefits to any Aerojet Rocketdyne employee, L3Harris will waive all preexisting condition exclusions and actively-at-work requirements of such New Plan for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Aerojet Rocketdyne plans in which such employee participated immediately prior to the Effective Time, and L3Harris will cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements.
Efforts to Complete the Merger
The Company, L3Harris, and Merger Sub are each required to, and to cause their respective affiliates to, use all reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger and the other Transactions before the End Date, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any governmental entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any actions, lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Merger and the other Transactions, including seeking to have any stay, temporary restraining order or injunction entered by any court or other governmental entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions; provided, however, that in no event will the Company or any of its subsidiaries be required (nor, without the prior written consent of L3Harris, will the Company and its subsidiaries be permitted) to pay before the Effective Time any fee, penalty or other consideration (other than customary filing and notification fees with governmental entities and other nominal amounts) to any third party for any consent or approval required for or triggered by the consummation of the Transactions under any contract or agreement or otherwise.
The Company, L3Harris and Merger Sub have agreed to cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions and any other actions pursuant to certain provisions of the Merger Agreement, subject to applicable legal limitations and the instructions of any governmental entity. Subject to applicable law relating to the exchange of information, the Company, on the one hand, and L3Harris and Merger Sub, on the other hand, will permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed notifications or filings and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any governmental entity except that materials may be redacted (x) to remove references concerning the valuation of the businesses of the Company and its subsidiaries, or proposals from third parties with respect thereto, (y) as necessary to comply with contractual agreements and (z) as necessary to address reasonable privilege or confidentiality concerns. The parties, as they deem advisable and necessary, may designate any competitively sensitive material provided to the other under certain provisions of the Merger Agreement as “Antitrust Counsel Only Material,” and such materials and the information contained therein must be given only to outside antitrust counsel of the recipient and may not be disclosed to other representatives of the recipient unless express written permission is obtained in advance from the source of the materials or its legal counsel. Each of the Company, L3Harris and Merger Sub agreed not to participate in any meeting or discussion, either in person, by videoconference, or by telephone, with any governmental entity in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such governmental entity, gives the other party the opportunity to attend and participate.
Antitrust Matters. The Company and L3Harris have agreed to (i) promptly, but in no event later than fifteen (15) business days after the date of the Merger Agreement, file or cause to be filed any and all required notification and report forms under the HSR Act as to the Merger and the other Transactions, and use all reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, (ii) supply or cause to be supplied to any governmental entity as promptly as practicable any additional information or documentary material that may be requested under any law or by such governmental entity and (iii) take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Transactions, including taking all such further action as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities, or any other governmental entity or person may assert under any law as to the Merger and the other Transactions, and to avoid or eliminate each and every impediment under any law that may be asserted by any governmental entity as to the Merger so as to enable the closing to occur as promptly as practicable (and in any event no later than the End Date), including (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, license, hold separate or disposition of any and all of the share capital or other equity voting interest, assets (whether tangible or intangible), businesses, divisions, operations, products or product lines of L3Harris or its subsidiaries or affiliates or of the Company or its subsidiaries and (y) otherwise taking or committing to take any actions that after the closing would limit L3Harris’s or its subsidiaries’ (including the Surviving Corporation’s) or affiliates’ freedom of action as to, or their ability to retain, one or more of their subsidiaries’ (including the Surviving Corporation’s), assets (whether tangible or intangible), businesses, divisions, operations, products or product lines, in each case as may be required in order to satisfy the conditions to closing or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action that would otherwise have the effect of preventing the closing, delaying the closing in any material respect or delaying the closing beyond the End Date (individually or collectively, a “Remedial Action”).
Notwithstanding the above, neither the Company, L3Harris nor any of their respective subsidiaries will be required to become subject to, or consent or agree to or otherwise take any action as to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets (whether tangible or intangible), businesses, divisions, operations, products or product lines of the Company, L3Harris or any of their respective affiliates, unless such requirement, condition, understanding, agreement or order is conditioned upon the occurrence of the closing or is or becomes effective on or after the closing; provided that, notwithstanding anything in the Merger Agreement to the contrary, nothing will require any of L3Harris or any of its affiliates to (A) waive any of the conditions set forth in the Merger Agreement as they apply to L3Harris or Merger Sub or (B) agree or otherwise be required to, take any action, including any Remedial Action that, individually or in the aggregate together with one or more other Remedial Actions, would reasonably be expected to have a material adverse effect on the business, operations or financial condition of L3Harris, the Company, and their respective subsidiaries, taken as a whole and after giving effect to the Merger (it being understood that, for purposes of determining under this clause (B) whether such Remedial Action would reasonably be expected to have such a material adverse effect (aa) L3Harris, the Company and their respective subsidiaries, taken as a whole and after giving effect to the Merger, will be deemed to be the same size as the Company and its subsidiaries, taken as a whole and before giving effect to the Merger, and (bb) any proceeds received, or expected to be received, from effecting any Remedial Action will not be taken into consideration). In no event will the Company propose, negotiate, effect or agree to any Remedial Action without the prior written consent of L3Harris. Except as otherwise permitted under the Merger Agreement, the Company, L3Harris and Merger Sub will not (and will cause their subsidiaries and affiliates not to) make, or agree to make, any acquisition, or knowingly take, or agree to take, any other action outside the ordinary course of business consistent with past practice, in each case, that would be reasonably likely to prevent or materially delay the closing.
Indemnification and Insurance
L3Harris and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or its subsidiaries as provided in their respective articles or certificates of incorporation or bylaws or other organizational documents or in any agreement will survive the Merger and will continue at and after the Effective Time in full force and effect. For a period of six (6) years after the Effective Time, L3Harris and the Surviving Corporation will maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any of its subsidiaries’ articles or certificates of incorporation and bylaws or similar organizational documents as in effect immediately before the Effective Time or in any indemnification agreements of the Company or its subsidiaries with any of their respective directors, officers or employees as in effect immediately before the Effective Time, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its subsidiaries; provided, that all rights to indemnification in respect of any action pending or asserted or any claim made within such period will continue until the final disposition of such action or resolution of such claim, even if beyond such six (6)-year period. From and after the Effective Time, L3Harris will assume, be jointly and severally liable for, and honor, guarantee and stand surety for, and will cause the Surviving Corporation and its subsidiaries to honor their obligations under the Merger Agreement.
In addition, before the Effective Time, Aerojet Rocketdyne will obtain, and prepay the premium for, a six year “tail” insurance policy for claims against the Company’s and its subsidiaries current and former directors and officers arising from facts, acts, events or omissions that occurred on or before the Effective Time. Any such tail policy must have at least the same coverage and amounts and contain terms and conditions that are no less favorable to the covered individuals as the Company’s and its subsidiaries’ existing directors’ and officers’ insurance policy with a claims period of six years from the Effective Time. Notwithstanding the foregoing, in no event will such tail policy have a total premium amount greater than 300% of the annual premium most recently paid by the Company for its existing directors’ and officers’ insurance policy as of the date of the Merger Agreement (such amount, the “Maximum Amount”). If such tail policy is not reasonably available or the premium of such tail policy exceeds the Maximum Amount, the Company will obtain a tail policy with the greatest coverage available for a total premium not exceeding the Maximum Amount. If the Company fails to obtain such tail policy before the Effective Time, L3Harris or the surviving corporation will obtain such a tail policy.
Coordination on Transaction Litigation
Before the earlier of the Effective Time or termination of the Merger Agreement, the Company will control the defense of any litigation brought by stockholders of the Company against the Company and/or its directors relating to the Merger Agreement, the Merger or the other Transactions (whether directly or on behalf of the Company and its subsidiaries or otherwise); provided, that the Company will reasonably promptly notify L3Harris of any such stockholder action, keep L3Harris reasonably informed as to the status thereof (including by providing copies of all pleadings with respect thereto) and give L3Harris the right to review and comment on all material filings or responses to be made by the Company in connection with any such litigation, and the right to consult on the settlement, release, waiver or compromise of any such litigation, and the Company will in good faith take such comments into account, and no such settlement, release, waiver or compromise of such litigation will be agreed to without L3Harris’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
Other Covenants and Agreements
The Merger Agreement also contains additional covenants, including covenants concerning (i) the control of operations of the Company before the Effective Time, (ii) the filing of this proxy statement, (iii) public announcements as to the Transactions, (iv) the approval of L3Harris as the sole stockholder of Merger Sub, (iv) notices of certain events, (v) other actions related to takeover statutes, delisting, and reporting requirements under Section 16 of the Exchange Act and (vi) treatment of certain indebtedness.
Conditions to Completion of the Merger
Each party’s obligation to complete the Merger is subject to the satisfaction or waiver at or before the Effective Time of the following conditions (all of the conditions below, collectively, the “Mutual Conditions”):
•	the Prohibition Condition;
•	receipt of the Required Company Stockholder Vote; and
•	the Antitrust Condition.

The respective obligations of L3Harris and Merger Sub to complete the Merger are subject to the satisfaction or waiver by L3Harris and Merger Sub on or before the Effective Time of certain additional conditions, including:
•
the accuracy of the representations and warranties of the Company as of the date of the Merger Agreement and the closing date (except to the extent such representation and warranty speaks as of any earlier date, in which case such representation and warranty will be true and correct as of such earlier date), subject to certain materiality standards described in the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Merger”;

•	the performance by the Company in all material respects of the covenants and obligations required to be performed or complied with under the Merger Agreement at or before the closing; and
•	the absence of any Company Material Adverse Effect that has occurred and is continuing.
The obligation of the Company to complete the Merger is subject to the satisfaction or waiver by the Company on or before the Effective Time of certain additional conditions, including:
•
the accuracy of the representations and warranties of L3Harris and Merger Sub as of date of the Merger Agreement and the closing date (except to the extent such representation and warranty speaks as of any earlier date, in which case such representation and warranty will be true and correct as of such earlier date), subject to certain materiality standards described in the section of this proxy statement entitled “The Merger Agreement — Conditions to Completion of the Merger”; and

•
the performance by each of L3Harris and Merger Sub in all material respects of the covenants and obligations required to be performed or complied with under the Merger Agreement at or before the closing.

Termination
The Merger Agreement may be terminated by either party and the Merger may be abandoned in certain circumstances, including if (i) the Merger is not completed on or before the Termination Date, subject to certain extensions and limitations, (ii) Aerojet Rocketdyne’s stockholders fail to approve the Merger Proposal, (iii) the Legal Restraint Right is applicable and exercised or (iv) the other party breaches its representations, warranties or covenants in the Merger Agreement which causes the failure of a closing condition, subject in certain cases to the right of the breaching party to cure the breach. L3Harris and the Company may also terminate the Merger Agreement by mutual written consent. The Company may also terminate the Merger Agreement before obtaining the Required Company Stockholder Vote in order to enter into an acquisition agreement providing for a Superior Proposal, subject to compliance with the Company’s obligations under the non-solicitation provisions of the Merger Agreement. L3Harris may also terminate the Merger Agreement if the Board has made a Change of Recommendation.
Company Termination Fee
Aerojet Rocketdyne will pay the Company Termination Fee if:
•	the Company terminates the Merger Agreement before obtaining the Required Company Stockholder Vote in order to enter into an acquisition agreement providing for a Superior Proposal;
•	L3Harris terminates the Merger Agreement because the Board has made a Change of Recommendation; or
•	if all of the following conditions are satisfied:
•
L3Harris or the Company terminates the Merger Agreement as a result of the closing having not occurred on or before the Termination Date as extended, if applicable, or the Required Company Stockholder Vote having not been obtained;

•
after the date of the Merger Agreement and (i) before the Special Meeting (in the case of a termination before obtaining the Required Company Stockholder Vote or (ii) before the Termination Date (in the case of a termination due to not receiving the required antitrust approvals), an Alternative Proposal is publicly proposed or publicly disclosed, or any person has publicly announced an intention (whether or not conditional) to make an Alternative Proposal, before, and not withdrawn before the Termination Date (or at least two business days before the Special Meeting in the case of a termination as a result of the Required Company Stockholder Vote having not been obtained); and
•
Concurrently with or within 12 months of termination of the Merger Agreement, (xx) the Company has entered into a definitive agreement providing for a transaction that constitutes an Alternative Proposal (which transaction is subsequently consummated, whether during or following such twelve-month period) or (yy) the Company will have completed a transaction that constitutes an Alternative Proposal.

(For purposes of the above, all references in the definition of “Alternative Proposal” to twenty percent (20%) are fifty percent (50%) and the word “inquiry” will be disregarded. In no event will the Company be required to pay a termination fee on more than one occasion.)
Parent Termination Fee
L3Harris will pay the Company the Parent Termination Fee if:
•
L3Harris or the Company terminates the Merger Agreement because the Merger is not consummated on or before the Termination Date as extended, if applicable, and at such time (i) one or more of the Prohibition Condition or the Antitrust Condition (in the case of the Prohibition Condition, only as a result of an order or injunction issued or granted in respect of the Transaction by a governmental entity pursuant to applicable antitrust law) have not been satisfied or waived, (ii) the Required Company Stockholder Vote has been obtained, (iii) all of the other conditions to L3Harris’s obligation to close the Transaction have been satisfied (other than any such conditions that by their nature are to be satisfied at the closing (if such conditions would be satisfied were the closing to occur at such time) and other than with respect to such covenants that, by their nature, are only applicable if the closing were to occur) or waived, and (iv) no breach by the Company of its interim operating covenants or its efforts obligations under the Merger Agreement has been the principal cause of the failure to be satisfied of all or any of the conditions in clause (i) above; or

•
L3Harris or the Company terminates the Merger Agreement under the Legal Restraint Right only as the result of an order or injunction issued or granted in connection with the Transaction by a governmental entity in connection with the required antitrust approvals and at the time of such termination, (i) one or more of the Prohibition Condition or the Antitrust Condition (in the case of the Prohibition Condition, only as a result of an order or injunction issued or granted in respect of the Transaction by a governmental entity pursuant to applicable antitrust law) have not been satisfied or waived, (ii) no event has occurred such that the condition relating to the receipt of the Required Company Stockholder Vote or the conditions to L3Harris’s obligation to close the Transaction are not capable of being satisfied and (iii) no breach by the Company of its interim operating covenants or its efforts obligations under the Merger Agreement has been the principal cause of the imposition of such order or injunction.

In no event will L3Harris be required to pay L3Harris’s termination fee on more than one occasion.
Limitation on Remedies
In the event the Merger Agreement is terminated in accordance with the provisions described in the section of this proxy statement entitled “The Merger Agreement — Termination,” the Merger Agreement will become void and have no further force or effect, with no liability to any person on the part of L3Harris, Merger Sub or the Company or their respective subsidiaries, except that no such termination will relieve (i) Aerojet Rocketdyne of any liability to pay the Company Termination Fee or L3Harris to pay the Parent Termination Fee as required under the Merger Agreement or (ii) L3Harris, Merger Sub or the Company of any liability for damages arising out of any willful and material breach; provided that the payment of the Company Termination Fee or the Parent Termination Fee, as applicable, and, if applicable, termination expenses and interest, will be the sole and exclusive remedy of L3Harris against the Company or the Company against L3Harris, as applicable. In addition, certain sections of the Merger Agreement, including, among others, sections relating to the confidentiality obligations of Aerojet Rocketdyne, L3Harris and Merger Sub and expenses will survive termination.

Expenses
Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the Transactions will be paid by the party incurring the expense, except that all expenses incurred in connection with the printing, filing and mailing of this proxy statement (including applicable SEC filing fees) will be borne by the Company and all filing fees payable to any governmental authority in connection with any filings made to obtain any required regulatory approval will be borne by L3Harris. Except as otherwise provided in the Merger Agreement, all transfer, documentary, sales, use, stamp, registration and other similar taxes imposed on the Company or any of its subsidiaries as to the transfer of shares of Common Stock pursuant to the Merger will be borne by the surviving corporation.
Amendment and Modification
Subject to the provisions of applicable law, at any time before the Effective Time, the Merger Agreement may be amended or waived if the amendment or waiver is in writing and signed by the Company, L3Harris and Merger Sub; provided that, following receipt of the Required Company Stockholder Vote, any amendment or waiver that requires the further approval of the stockholders of the Company under the rules and regulations of the NYSE or other applicable law will not be effective unless and until such further approval is obtained.
Governing Law and Venue, Waiver of Jury Trial; Specific Performance
The parties agreed that the Merger Agreement will be governed by Delaware law, without giving effect to any conflict of law provision, rule or principles (whether of the State of Delaware or any other jurisdiction). Each party agreed to irrevocably and unconditionally submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware for purposes of any suit, action or other proceeding arising out of the Merger Agreement or the Transactions, provided that if subject matter jurisdiction over such suit, action or other proceeding is vested exclusively in the U.S. federal courts, such suit, action or other proceeding will be heard in the U.S. District Court for the District of Delaware. Each party further irrevocably and unconditionally waived any right such party may have to a trial by jury as to any action, suit or proceeding directly or indirectly arising out of or relating to the Merger Agreement or the Transactions.
The Company, L3Harris and Merger Sub have agreed that irreparable damage would occur in the event that the parties do not perform or otherwise breach the provisions of the Merger Agreement (including failing to take such actions as are required of them in order to consummate the Merger and effect the closing) in accordance with its specified terms. The Company, L3Harris and Merger Sub have acknowledged and agreed that they are entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. Any party seeking an order or injunction to prevent and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION
As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Aerojet Rocketdyne is providing its stockholders with a separate advisory (non-binding) vote to approve the Compensation Proposal, as described in the table in the section of this proxy statement entitled “The Merger — Interests of Aerojet Rocketdyne’s Directors and Executive Officers in the Merger — Quantification of Payments,” including the footnotes to the table and related narrative discussion.
The Board recommends that the stockholders of Aerojet Rocketdyne approve the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to Aerojet Rocketdyne’s named executive officers in connection with the Merger, and the agreements or understandings under which such compensation may be paid or become payable, in each case, as disclosed under Item 402(t) of Regulation S-K in the table in the section of this proxy statement entitled “The Merger — Interests of Aerojet Rocketdyne’s Directors and Executive Officers in the Merger — Quantification of Payments,” including the footnotes to the table and the related narrative discussion, is hereby APPROVED.”
The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to adopt the Merger Agreement and vote not to approve the Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on either Aerojet Rocketdyne or L3Harris. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation may be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of Aerojet Rocketdyne stockholders.
The above resolution approving the Merger-related compensation of Aerojet Rocketdyne’s named executive officers on an advisory (non-binding) basis requires the affirmative vote of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and that vote thereon.
The Board recommends that the stockholders of Aerojet Rocketdyne vote “FOR” the Compensation Proposal.

VOTE ON ADJOURNMENT
The Company’s stockholders are being asked to approve the Adjournment Proposal. If the Adjournment Proposal is approved, the Special Meeting could be adjourned by the Board to any date (subject to certain limitations in the Merger Agreement). Aerojet Rocketdyne may not postpone, recess or adjourn the Special Meeting without L3Harris’s prior written consent. Notwithstanding the foregoing, (i) if Aerojet Rocketdyne reasonably believes that there will be insufficient shares represented (either virtually or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting or to obtain the Required Company Stockholder Vote, Aerojet Rocketdyne may adjourn, recess or postpone the Special Meeting for a reasonable time, in any case, no longer than 10 business days, to solicit additional proxies or (ii) if L3Harris reasonably believes that there will be insufficient shares represented (either virtually or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting or to obtain the Required Company Stockholder Vote, L3Harris may request that Aerojet Rocketdyne adjourn, recess or postpone the Special Meeting for a reasonable time, in any case, no longer than 10 business days, to solicit additional proxies. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time before their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the Merger Proposal but do not indicate a choice on the Adjournment Proposal, your shares of Common Stock will be voted in favor of the Adjournment Proposal.
The Company does not anticipate calling a vote on this proposal if the Merger Proposal is approved by the requisite number of shares of Common Stock at the Special Meeting.
The vote on the Adjournment Proposal is a vote separate and apart from the vote on Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Adjournment Proposal and vice versa.
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of Common Stock present virtually or represented by proxy at the Special Meeting and that vote thereon.
The Board recommends that the stockholders of Aerojet Rocketdyne vote “FOR” the Adjournment Proposal, if a vote on the Adjournment Proposal is called.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of January 23, 2023, regarding the beneficial ownership of 80,909,126 shares of Common Stock as to:
•	each person that is a beneficial owner of more than 5% of the outstanding Common Stock;
•	each director;
•	each named executive officer; and
•	all directors and executive officers as a group.
The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated, each of the beneficial owners has, to our knowledge, sole voting and investment power as to the indicated shares of Common Stock. In addition, except as otherwise indicated, the address of each of the directors and executive officers of the Company is c/o Aerojet Rocketdyne, Inc., 222 N. Pacific Coast Highway, Suite 500, El Segundo, CA 90245. The below beneficial ownership information includes shares of Common Stock issuable upon the exercise of options within 60 days of January 23, 2023. There are no longer any stock options outstanding.
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Common Stock Outstanding
5% Shareholders
BlackRock, Inc.(2)	12,897,322	15.9%
The Vanguard Group(3)	8,071,724	10.0%
GAMCO Investors, Inc.(4)	5,733,107	7.1%
Millennium Management LLC(5)	4,323,063	5.3%

Non-Employee Directors
Gail Baker	3,294	*
Marion C. Blakey	5,413	*
Charles F. Bolden Jr.	4,352	*
Kevin P. Chilton(6)	26,820	*
Thomas A. Corcoran(7)	115,980	*
Deborah Lee James(8)	5,442	*
Lance W. Lord(6)	48,560	*

Executive Officers
Eileen P. Drake(9)	5,733,107	*
Daniel L. Boehle	56,778	*
John D. Schumacher	88,911	*
Joseph E. Chontos(10)	16,038	*
All Non-Employee Directors and Executive Officers as a group (11 persons)	731,905	*
*	Less than 1%.
(1)
Includes restricted share awards granted under the 1999 Equity and Performance Incentive Plan, the 2009 Equity and Performance Incentive Plan, the 2018 Incentive Plan, the 2019 Incentive Plan and shares owned outright for the Non-Employee Directors and Executive Officers.

(2)
BlackRock, Inc. reported sole voting power with respect to 12,787,382 shares and sole dispositive power with respect to 12,897,322 shares. The foregoing information is according to Amendment No. 14 to a Schedule 13G dated January 26, 2023, and filed with the SEC on January 26, 2023.

(3)
The Vanguard Group reported sole voting power with respect to 0 shares, shared voting power with respect to 123,856 shares, sole dispositive power with respect to 7,889,612 shares, and shared dispositive power with respect to 182,112 shares. The foregoing information is according to Amendment No. 5 to a Schedule 13G dated February 9, 2022, and filed with the SEC on February 9, 2022.

(4)
Includes shares beneficially owned by Mario J. Gabelli and various affiliated entities, including Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., GGCP, Inc., Gabelli & Company Investment Advisers, Inc., Gabelli Foundation, Inc., Associated Capital Group, Inc., MJG Associates, Inc. and GAMCO Investors, Inc. Gabelli Funds, LLC reported sole voting power and sole dispositive power with respect to 1,873,699 shares. GAMCO Asset Management Inc. reported sole voting power with respect to 2,871,829 shares and sole dispositive power with respect to 2,898,429 shares. Teton Advisors, Inc. reported sole voting power and sole dispositive power with respect to 507,000 shares. GGCP, Inc. reported sole voting power and sole dispositive power with respect to 18,000 shares. Gabelli & Company Investment Advisers, Inc. reported sole voting power and sole dispositive power with respect to 305,617 shares. MJG Associates, Inc. reported sole voting power and sole dispositive power with respect to 85,000 shares, Gabelli Foundation, Inc. reported sole voting power and sole dispositive power with respect to 10,500 shares. Associated Capital Group, Inc. reported sole voting power and sole dispositive power with respect to 22,762 shares. Mario J. Gabelli reported sole voting power and sole dispositive power with respect to 11,100 shares. GAMCO Investors, Inc. reported sole voting power and sole dispositive power with respect to 1,000 shares. Mr. Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing beneficial owners. Associated Capital Group, Inc., GAMCO Investors, Inc. and GGCP, Inc. are deemed to have beneficial ownership of the shares owned beneficially by each of the foregoing beneficial owners other than Mr. Gabelli and Gabelli Foundation, Inc. All of the foregoing information is according to Amendment No. 59 to a Schedule 13D dated September 8, 2022 and filed with the SEC on September 8, 2022.

(5)
Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander, reported sole voting power and sole dispositive power with respect to 0 shares and shared voting power and shared dispositive power with respect to 4,323,063 shares. The foregoing information is according to a Schedule 13G dated March 17, 2022, and filed with the SEC on March 18, 2022. According to the Schedule 13G, the shares reported beneficially owned are held by entities subject to voting control and investment discretion by Millennium Management LLC and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC).

(6)	These shares are held in the name of the Rabbi Trust.
(7)	Includes 109,046 shares held in the Thomas A. Corcoran TTEE U/A DTD 07/16/2001.
(8)	Includes 29 shares held in the Deborah Lee James Living Trust.
(9)	Includes 214,000 shares held in the EPD 2018 Trust dated August 7, 2018.
(10)	Mr. Chontos was appointed Vice President, General Counsel and Corporate Secretary, effective September 8, 2022.

APPRAISAL RIGHTS
If the Merger is completed, stockholders who have complied exactly with the procedures set forth in Section 262 of the DGCL, including stockholders who: (i) do not vote in favor of the adoption of the Merger Agreement and the transactions contemplated thereby; (ii) continuously hold their shares of our Common Stock through the Effective Time of the Merger; and (iii) properly demand appraisal of their shares of Common Stock in compliance with the requirements of Section 262 are entitled to exercise appraisal rights in connection with the Merger under Section 262.
The following discussion is not a complete statement of the law pertaining to appraisal rights under Section 262 and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D and incorporated herein by reference. The following summary does not constitute legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Common Stock is entitled to demand appraisal rights for the shares registered in such holder’s name. A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.
Under Section 262, holders of shares of Common Stock who: (i) do not vote in favor of the adoption of the Merger Agreement and the transactions contemplated thereby; (ii) continuously hold their shares of Common Stock through the Effective Time of the Merger; and (iii) otherwise follow exactly the procedures set forth in Section 262, will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time of the Merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days before the meeting, must notify each of its stockholders entitled to exercise appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Aerojet Rocketdyne’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex D. In connection with the Merger, any holder of shares of Common Stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex D carefully.
Failure to comply exactly with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL.
A stockholder who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Aerojet Rocketdyne believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.
Stockholders wishing to exercise the right to seek an appraisal of their shares of common stock must, among other requirements, do ALL of the following:
•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement and the transactions contemplated thereby;
•	the stockholder must deliver to Aerojet Rocketdyne a written demand for appraisal that complies with Section 262 before the vote on the Merger Agreement at the Special Meeting; and
•	the stockholder must continuously hold the shares of Common Stock through the Effective Time of the Merger.

The stockholder or the Surviving Corporation must also file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Common Stock within 120 days after the Effective Time of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.
Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement and the transactions contemplated thereby, abstain or not vote its shares.
Filing Written Demand
Any holder of shares of Common Stock wishing to exercise appraisal rights must deliver to Aerojet Rocketdyne, before the vote on the adoption of the Merger Agreement and the transactions contemplated thereby, at the Special Meeting at which the proposal to adopt the Merger Agreement and the transactions contemplated thereby will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the adoption of the Merger Agreement and the transactions contemplated thereby. A holder of shares of common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made, and must continue to hold the shares of record through the Effective Time of the Merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement and the transactions contemplated thereby and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the Merger Agreement and the transactions contemplated thereby or abstain from voting on the adoption of the Merger Agreement and the transactions contemplated thereby. Neither voting against the adoption of the Merger Agreement and the transactions contemplated thereby nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement and the transactions contemplated thereby will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement and the transactions contemplated thereby. A stockholder’s failure to make the written demand before the taking of the vote on the adoption of the Merger Agreement and the transactions contemplated thereby at the Special Meeting will result in a loss of appraisal rights under the DGCL.
Only a holder of record of shares of Common Stock is entitled to demand appraisal rights for the shares registered in such holder’s name. A demand for appraisal in respect of shares of our common stock should be executed by or on behalf of the holder of record and must reasonably inform Aerojet Rocketdyne of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares of common stock in connection with the Merger. If the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.
STOCKHOLDERS WHO HOLD THEIR SHARES OF COMMON STOCK IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES OF COMMON STOCK. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal under Section 262 should be delivered to:
Aerojet Rocketdyne Holdings, Inc.
Attn: Corporate Secretary
222 N. Pacific Coast Highway, Suite 500
El Segundo, California 90245
Any holder of shares of Common Stock may withdraw his, her or its demand for appraisal and accept the consideration offered under the Merger Agreement by delivering to Aerojet Rocketdyne a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time of the Merger will require written approval of the Surviving Corporation.
No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that such dismissal will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time of the Merger.
Notice by the Surviving Corporation
If the Merger is completed, within ten days after the Effective Time of the Merger, the Surviving Corporation will notify each holder of shares of common stock who has made a written demand for appraisal under Section 262 and who has not voted in favor of the adoption of the Merger Agreement and the transactions contemplated thereby that the Merger has become effective and the effective date thereof, and include with such notice a copy of Section 262.
Filing a Petition for Appraisal
Within 120 days after the Effective Time of the Merger, the Surviving Corporation or any holder of shares of Common Stock who has complied with Section 262 and is entitled to exercise appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations as to the fair value of the shares of common stock. Accordingly, any holders of shares of Common Stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of common stock within the time and in the manner prescribed by Section 262. The failure of a holder of shares of common stock to file such a petition within the period specified in Section 262 will nullify the stockholder’s previous written demand for appraisal.
Within 120 days after the Effective Time of the Merger, any holder of shares of Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and the transactions contemplated thereby as to which Aerojet Rocketdyne has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.
If a petition for an appraisal is duly filed by a holder of shares of Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the

Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to exercise appraisal rights thereunder. The Delaware Court of Chancery may require stockholders demanding appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder. The Delaware Court of Chancery will dismiss the appraisal proceeding unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of common stock eligible for appraisal or (ii) the value of the consideration provided in the merger for such total number of shares of common stock exceeds $1 million.
Determination of Fair Value
After determining the holders of Common Stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time of the Merger and the date of payment of the judgment. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the former Aerojet Rocketdyne stockholders entitled to receive the same (in the case of shares represented by certificates, payment will not be made until such certificates are surrendered to the surviving corporation). At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each former stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time.
In determining fair value, and, if applicable, interest, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”
Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive under the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Aerojet Rocketdyne believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Aerojet Rocketdyne nor L3Harris anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of Aerojet Rocketdyne and L3Harris reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.
If any stockholder who demands appraisal of his, her or its shares of Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, such stockholder’s shares of Common Stock will be deemed to have been converted at the Effective Time of the Merger into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time of the Merger or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262.
From and after the Effective Time of the Merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Common Stock, if any, payable to stockholders as of a time before the Effective Time of the Merger. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.
Failure to comply exactly with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS
In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. Each stockholder will receive a separate proxy card. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to the Company, in care of the Corporate Secretary, at Aerojet Rocketdyne, Inc., 222 N. Pacific Coast Highway, Suite 500, El Segundo, CA 90245 or calling us at (310) 252-8100. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS
If the Merger is completed in the first half of 2023, the Company does not expect to hold a 2023 annual meeting of stockholders. However, if the Merger is not completed in the first half of 2023, the Company expects to hold a 2023 annual meeting of stockholders.
Any stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2023 must have been received by us within 10 calendar days after the announcement of the date of such annual meeting, at the Office of the Corporate Secretary at our headquarters, 222 N. Pacific Coast Highway, Suite 500, El Segundo, CA 90245, in order to be eligible for inclusion in our proxy materials.
In addition, under the Company’s bylaws, any proposal for consideration at the annual meeting of stockholders to be held in 2023 submitted by a stockholder other than under Rule 14a-8 will be considered timely if it was received by Aerojet Rocketdyne’s Corporate Secretary in writing at the above address on or after [   ], 2023 and on or before [   ], 2023, and is otherwise in compliance with the requirements set forth in the Company’s bylaws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Aerojet Rocketdyne is subject to the reporting requirements of the Exchange Act. Accordingly, Aerojet Rocketdyne files annual, quarterly and current reports, proxy statements and other information with the SEC. Aerojet Rocketdyne’s SEC filings are available to the public at the Internet website maintained by the SEC at www.sec.gov. Aerojet Rocketdyne also makes available free of charge through its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished under Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Aerojet Rocketdyne’s Internet website address is www.rocket.com. The information located on, or hyperlinked or otherwise connected to, Aerojet Rocketdyne’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.
The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the Special Meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):
•	Aerojet Rocketdyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 18, 2022, as amended on Form 10-K/A, filed with the SEC on May 2, 2022;
•
Aerojet Rocketdyne’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 4, 2022, August 1, 2022 and November 1, 2022, respectively; and

•
Aerojet Rocketdyne’s Current Reports on Form 8-K, in each case to the extent filed and not furnished with the SEC on February 14, 2022, April 7, 2022, April 21, 2022, July 6, 2022, July 15, 2022, September 8, 2022, September 29, 2022, and December 19, 2022 (with reference to the information under Item 1.01 only).

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THE MERGER OR THE SPECIAL MEETING OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. THIS PROXY STATEMENT IS DATED [   ]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT AND WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER

by and among

L3HARRIS TECHNOLOGIES, INC.,

AQUILA MERGER SUB INC.

and

AEROJET ROCKETDYNE HOLDINGS, INC.

Dated as of December 17, 2022

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER, dated as of December 17, 2022 (this “Agreement”), by and among L3Harris Technologies, Inc., a Delaware corporation (“Parent”), Aquila Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub, and the Company are referred to herein as the “parties” and each, a “party.”
W I T N E S S E T H :
WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, in furtherance of such acquisition of the Company by Parent, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, and (c) resolved to recommend that the stockholders of the Company adopt this Agreement and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholders’ Meeting;
WHEREAS, the boards of directors of Parent and Merger Sub have approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;
WHEREAS, Parent, as the sole stockholder of Merger Sub, has approved this Agreement; and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified in this Agreement in connection with this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, Parent, Merger Sub and the Company agree as follows:
ARTICLE 1

THE MERGER
Section 1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall merge with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under the laws of the State of Delaware as the surviving corporation in the Merger (the “Surviving Corporation”) and a direct wholly owned Subsidiary of Parent.
Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place (a) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, at 10:00 a.m., local time, or remotely by exchange of documents and signatures (or their electronic counterparts) on the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver of such conditions) or (b) at such other place, time and date as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
Section 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, each of the Company and Merger Sub shall file a certificate of merger (the “Certificate of Merger”) with the Delaware Secretary of State and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such later date or time as may be agreed by the Company and Parent and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being referred to as the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.
Section 1.5 Organizational Documents of the Surviving Corporation. Subject to Section 5.10, at the Effective Time:
(a) the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit A; and
(b) the bylaws of Merger Sub as in effect immediately prior to the Effective Time (but amended so that the name of the Surviving Corporation shall be “Aerojet Rocketdyne Holdings, Inc.” or such other name as designated by Parent), as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL and such bylaws.
Section 1.6 Directors of the Surviving Corporation. Subject to applicable Law, the directors of Merger Sub as of immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.
Section 1.7 Officers of the Surviving Corporation. The officers of Merger Sub as of immediately prior to the Effective Time or such other individuals as designated by Parent prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.
ARTICLE 2

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES
Section 2.1 Effect on Capital Stock.
(a) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:
(i) Conversion of Common Stock. Each share of common stock, par value $0.10 per share, of the Company (such shares, collectively, the “Common Stock,” and each, a “Share”) that is outstanding immediately prior to the Effective Time, but excluding Canceled Shares and Dissenting Shares, shall be converted automatically into the right to receive (A) $58.00 per Share in cash, plus (B) the Additional Consideration (collectively, the “Merger Consideration”). All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1(a) shall be automatically Canceled upon the conversion thereof and shall cease to exist, and the holders of Book-Entry Shares or Certificates that immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration.
(ii) Cancellation of Shares. Each Share that is owned by the Company or any wholly owned Subsidiary of the Company as treasury stock or otherwise, but excluding for the avoidance of doubt any shares of Common Stock held by any Company Employee Plan or trust related thereto (other than, for the avoidance of doubt, shares of Common Stock reserved for issuance under any of the Company Equity Plans or the ESPP), or held, directly or indirectly, by Parent or Merger Sub or any wholly owned Subsidiary of Parent immediately prior to the Effective Time (the “Canceled Shares”) shall be Canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(iii) Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
(b) Dissenters’ Rights. Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time (other than the Canceled Shares) and that are held by holders of such Shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and is entitled to demand and properly demands appraisal of such Shares, as applicable (the “Dissenting Shares”), pursuant to, and who has properly exercised and perfected his or her demand for appraisal rights under and complies in all respects with, Section 262 of the DGCL (the “Appraisal Rights”) shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the Appraisal Rights (it being understood and acknowledged that such Dissenting Shares shall no longer be outstanding, shall automatically be Canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the appraised value of such Dissenting Shares to the extent afforded by the Appraisal Rights); provided, however, that if any such holder (including any holder of Proposed Dissenting Shares) shall fail to perfect or otherwise shall waive, withdraw or lose the right to payment of the fair value of such Dissenting Shares under the Appraisal Rights, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted into, and to have become exchangeable solely for the right to receive, without interest or duplication, the Merger Consideration pursuant to Section 2.1(a), without interest thereon. “Proposed Dissenting Shares” means shares of Common Stock whose holders provide demands for appraisal to the Company prior to the Company Stockholders’ Meeting and do not vote in favor of the adoption of this Agreement, in each case in accordance with the Appraisal Rights. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the Appraisal Rights and as provided in the first sentence of this Section 2.1(b). The Company shall give Parent (i) notice and copies of any demands received by the Company for appraisals of Shares and (ii) the reasonable opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands, approve any withdrawal of any such demands, waive any failure to timely deliver a written demand for appraisal or to otherwise comply with the provisions of Section 262 of the DGCL, or agree to do any of the foregoing.
(c) Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding Shares of the Company shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change; provided, however, that nothing in this Section 2.1(c) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.
Section 2.2 Exchange of Certificates.
(a) Paying Agent. No later than the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed by Parent to act as a paying agent hereunder and approved in advance by the Company (such approval not to be unreasonably withheld, conditioned or delayed) in writing (the “Paying Agent”), in trust for the benefit of holders of the Shares, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Canceled Shares and Dissenting Shares), payable upon due surrender of the certificates that, immediately prior to the Effective Time, represented Shares (“Certificates”) (or effective affidavits of loss in lieu thereof) or noncertificated Shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of this Article 2 (such cash being referred to as the “Exchange Fund”).

(b) Payment Procedures.
(i) As soon as reasonably practicable after the Effective Time and in any event not later than the second (2nd) Business Day following the Closing Date, Parent shall cause the Paying Agent to mail to each holder of record of Shares whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may mutually reasonably agree), and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration.
(ii) Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares shall be entitled to receive in exchange therefor an amount in cash equal to the product of (x) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares and (y) the Merger Consideration. No interest shall be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of Merger Consideration upon due surrender of a Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.
(iii) The Paying Agent, the Company, Parent and Merger Sub (and their respective Affiliates or agents), as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable under this Agreement such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of state, local or foreign Tax Law with respect to the making of such payment. To the extent that such amounts are so deducted or withheld and paid over to the relevant Governmental Entity within the time and in the manner required by applicable Law, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
(c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, the holder of any such Certificates or Book-Entry Shares shall be given a copy of the letter of transmittal referred to in Section 2.2(b) and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled pursuant to this Article 2.
(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares on the first (1st) anniversary of the Effective Time shall thereafter be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Shares in accordance with this Article 2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares.
(e) Abandoned Property; No Liability. Any portion of the Merger Consideration remaining unclaimed by the former holders of Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the fullest extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto. Anything in this Agreement to the contrary notwithstanding, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(f) Investment of Exchange Fund. The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government; provided, further, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to this Article 2, and following any losses from any such investment, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Shares of the Company. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation pursuant to Section 2.2(d).
(g) Lost Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.
Section 2.3 Treatment of Company Equity Awards.
(a) At the Effective Time, and without any action on the part of Parent, the Company or any other Person, each Company SAR, whether vested or unvested, shall be Canceled, and the holder thereof shall be entitled to receive (subject to any applicable withholdings), an amount in cash equal to the product of (i) the total number of shares of Common Stock subject to such Company SAR multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the per Share base price of such Company SAR. The payment described in this Section 2.3(a) shall be made by the Surviving Corporation within three (3) Business Days after the Effective Time. For the avoidance of doubt, each Company SAR with respect to which the per Share base price equals or exceeds the Merger Consideration shall be Canceled for no consideration at the Effective Time.
(b) Except as set forth in Section 2.3(c) below, at the Effective Time, and without any action on the part of Parent, the Company or any other Person, each unvested Company RSU Award and each unvested Company Restricted Stock Award that is outstanding immediately prior to the Effective Time shall automatically vest and be Canceled, and the holder thereof shall be entitled to receive (subject to any applicable withholdings) an amount in cash equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of Shares subject to such vested Company RSU Award or vested Company Restricted Stock Award, as applicable, together with any accrued and unpaid dividends corresponding to such vested Company RSU Award or vested Company Restricted Stock Award, as applicable. For purposes of clause (ii) of the immediately preceding sentence, the total number of Shares subject to a performance-based Company RSU Award or Company Restricted Stock Award shall be based on deemed achievement of maximum performance. The payment described in this Section 2.3(b) shall be made by the Surviving Corporation within three (3) Business Days after the Effective Time or at such later date required to avoid the imposition of Taxes under Section 409A of the Code.
(c) At the Effective Time, each unvested Company RSU Award granted on or after the date of this Agreement (each, a “Company Post-Signing RSU Award”) that is outstanding immediately prior to the Effective Time, excluding any such award granted to a non-employee director of the Company, shall be Canceled and extinguished. With respect to each Canceled and extinguished Company Post-Signing RSU Award:
(i) for each former holder thereof who remains employed with Parent and its Subsidiaries as of the Parent RSU Award grant date (which grant date shall in all events be within thirty (30) days of the Closing Date), Parent shall grant an award of Parent restricted stock units (each such replacement award, a “Parent RSU Award”) with respect to a number of shares of Parent Common Stock, rounded up to the nearest whole number equal to the product of (A) the total number of shares of Company Common Stock subject to such Canceled and forfeited Company Post-Signing RSU Award, multiplied by (B) the Equity Award Exchange Ratio, where (x) such Parent RSU Award shall be eligible to vest

(I) on the same vesting schedule applicable to such Canceled and extinguished Company Post-Signing RSU Award, based on continued service following the Effective Time through each applicable vesting date and (II) upon an earlier termination of employment or service by Parent or its Affiliates without “Cause” or, solely with respect to any individual listed on Section 2.3(c)(i) of the Company Disclosure Letter, an earlier resignation for “Good Reason” (with each of “Cause” and “Good Reason” as defined in Section 2.3(c)(i) of the Company Disclosure Letter), and (y) such Parent RSU Award shall otherwise continue to have, and shall be subject to, the same terms and conditions as applied to the corresponding Company Post-Signing RSU Award immediately prior to the Effective Time; or
(ii) for each former holder thereof who is employed by the Acquired Companies as of immediately prior to the Effective Time and who does not remain employed with Parent and its Subsidiaries as of the Parent RSU Award grant date (which grant date shall in all events be within thirty (30) days of the Closing Date), such former holder shall be entitled to receive (subject to any applicable withholding or other Taxes, or other amounts required by applicable Law to be withheld) an amount in cash equal to the product of (A) the per Share Merger Consideration multiplied by (B) the total number of shares of Company Common Stock subject to such Canceled and forfeited Company Post-Signing RSU Award, together with any accrued and unpaid dividends corresponding to such Company Post-Signing RSU Award, which amount shall be paid by the Surviving Corporation within ten (10) Business Days after the termination of such former holder’s employment.
Following the Effective Time, any such Canceled and extinguished Company Post-Signing RSU Award shall entitle the former holder of such Company Post-Signing RSU only to the payments and, if applicable, Parent RSU Awards described in this Section 2.3(c).
(d) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the ESPP) shall adopt such resolutions or take such other actions as may be required so that (i) participation in the ESPP shall be limited to those employees who are participants on the date of this Agreement, (ii) participants may not increase their payroll deduction elections or rate of contributions from those in effect on the date of this Agreement or make any separate non-payroll contributions to the ESPP on or following the date of this Agreement, (iii) no offering period shall be commenced after the date of this Agreement, and (iv) the ESPP shall terminate, effective on the earlier of the first purchase date following the date of this Agreement and the fifth trading day before the Effective Time, but subsequent to the exercise of purchase rights on such purchase date (in accordance with the terms of the ESPP).
(e) Prior to the Effective Time, each of Parent and the Company shall take all actions necessary to effectuate the provisions set forth in this Section 2.3.
(f) As soon as practicable following the Closing Date (but in no event more than five Business Days following the Closing Date), Parent shall file a registration statement on Form S-8 (or any successor form) with respect to the issuance of the shares of Parent Common Stock subject to the Parent RSU Awards and shall use reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Parent RSU Awards remain outstanding.
ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Parent and Merger Sub as follows, it being understood that the representations and warranties contained in this Article 3 are subject to: (a) the exceptions and disclosures set forth in the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”); and (b) any information set forth in any Company SEC Report filed with the SEC at least two (2) Business Days prior to the date of this Agreement and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) on or after January 1, 2020 (the “Filed SEC Reports”) (but excluding any disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer and any other information, statement or other disclosure that is similarly cautionary, predictive or forward-looking and not a statement of historical or current facts); provided in the case of disclosure in a Filed SEC Report that such disclosure shall be deemed to relate to and qualify only those particular representations and warranties contained in this Article 3 where it is reasonably apparent on its face from the substance of the matter disclosed that the information relates or is relevant to that representation or warranty:
Section 3.1 Qualification, Organization, Subsidiaries.
(a) Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification or licensing, except (other than with respect to the Company’s due organization, valid existence, good standing or corporate power and authority), in each case, as does not, individually or in the aggregate, constitute a Company Material Adverse Effect.
(b) All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Company’s Subsidiaries are duly authorized, fully paid and non-assessable and have been validly issued and are owned by the Company, by another Subsidiary of the Company or by the Company and another Subsidiary of the Company, free and clear of all Liens other than restrictions imposed by applicable securities Laws or the organizational documents of any such Subsidiary or any Permitted Liens.
(c) The Company has made available to Parent complete and correct copies of the certificate of incorporation and bylaws (or equivalent organizational documents) of the Company and each of its Subsidiaries, each as amended to the date of this Agreement, and each as so made available is in full force and effect. The Company is not in material violation of any provision of its certificate of incorporation or bylaws.
Section 3.2 Capitalization.
(a) The authorized capital stock of the Company consists of: (i) 150,000,000 shares of Common Stock, of which 80,649,750 shares (excluding shares of Company Restricted Stock Awards, but including 776,778 shares of Common Stock subject to issuance and/or delivery pursuant to Company RSU Awards that have vested and Company RSU Awards, in each case, credited to the Directors Deferred Compensation Plan) have been issued and are outstanding as of December 15, 2022 (the “Measurement Time”); and (ii) 15,000,000 shares of Company Preferred Stock, of which no shares have been issued or are outstanding as of the date of this Agreement. From the Measurement Time until and including the date of this Agreement, the Company has not issued any shares of Common Stock. As of the Measurement Time, 1,929,647 shares of Common Stock are held by the Company as treasury stock. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except for the shares of Common Stock held by the Company as treasury stock, there are no shares of Common Stock held by any of the Acquired Companies. There is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Common Stock or capital stock of any of the Company’s Subsidiaries, except for the Confidentiality Agreement. Except as set forth in Section 3.2(a) of the Company Disclosure Letter, none of the Acquired Companies is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Common Stock or other securities of the Company (including any Company Equity Awards, except pursuant to the forfeiture conditions of such Company Equity Awards or the cashless exercise or Tax withholding provisions of or authorizations related to such Company Equity Awards as in effect as of the date of this Agreement).
(b) As of the close of business on the Measurement Time:
(i) 60,778 shares of Common Stock are reserved for future issuance pursuant to outstanding options in respect of the current “offering period” under the Company’s Amended and Restated 2013 Employee Stock Purchase Plan (the “ESPP”);
(ii) 2,036,008 shares of Common Stock are subject to issuance and/or delivery pursuant to Company RSU Awards granted and outstanding under the Company Equity Plans (including Company RSU Awards that vest based on time-based vesting requirements and performance-based vesting requirements assuming deemed achievement of maximum performance) (including 776,778 shares of Common Stock subject to issuance and/or delivery pursuant to Company RSU Awards that have vested and Company RSU Awards, in each case, credited to the Directors Deferred Compensation Plan);
(iii) 194,088 shares of Common Stock subject to Company Restricted Stock Awards are outstanding under the Company Equity Plans (including Company Restricted Stock Awards that vest based on time-based vesting requirements and performance-based vesting requirements assuming deemed achievement of maximum performance);
(iv) 519,082 Company SARs (denominated in shares of Common Stock) with a weighted average base price of $22.22 are granted and outstanding under the Company Equity Plans (all of which are cash-settled Company SARs);
(v) no Company Equity Awards are outstanding other than those granted under the Company Equity Plans and the ESPP and referenced in the preceding clauses (i) through (iv);
(vi) 4,238,947 shares of Common Stock are reserved for future issuance pursuant to Company Equity Awards not yet granted under the Company Equity Plans and the ESPP; and
(vii) 653 phantom shares of Common Stock are credited to accounts under and pursuant to the Company’s Deferred Bonus Plan.
From the Measurement Time until and including the date of this Agreement, the Company has not issued any equity awards of the type described in the preceding sentence, except with respect to any Company SAR exercised by current or former employees of any Acquired Company during such period.
(c) Except as set forth in Section 3.2(b) and Section 3.2(c) of the Company Disclosure Letter and for shares of Common Stock issued following the Measurement Time pursuant to the exercise or vesting of Company Equity Awards outstanding as of the Measurement Time and the issuance of shares pursuant to the ESPP, as of the date of this Agreement there is no: (i) outstanding equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Companies (including any subscription or other right to purchase shares of Common Stock under the ESPP); (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Companies; (iii) Contract under which any of the Acquired Companies is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that, to the Knowledge of the Company, gives rise to or provides a reasonable basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Companies.
(d) Except as set forth on Section 3.2(d) of the Company Disclosure Letter, all outstanding shares of Common Stock, options, warrants, equity-based compensation awards (whether payable in equity, cash or otherwise) and other securities of the Acquired Companies have been issued and granted in compliance in all material respects with: (i) all applicable securities laws and other applicable Laws; and (ii) all requirements set forth in applicable Contracts.
(e) Except as set forth on Section 3.2(e) of the Company Disclosure Letter, all of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, and are owned beneficially and of record by the Company or another Acquired Company, free and clear of any Liens.
(f) Section 3.2(f) of the Company Disclosure Letter sets forth the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person other than securities in a publicly traded company held for investment by the Company or any of its Subsidiaries consisting of less than one percent (1%) of the outstanding capital stock of each company.
Section 3.3 Corporate Authority; Binding Nature of This Agreement. The Company has the necessary corporate power and authority, and has taken all corporate action necessary, to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated in this Agreement, subject, in the case of the consummation of the Merger, only to the adoption of this Agreement by the Required Company Stockholder Vote. The Company’s Board of Directors (at a meeting duly called and held) on or prior to the date of this Agreement has: (a) determined that the Merger is advisable and fair to, and in the best interests of, the Company and its stockholders; (b) authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger; (c) recommended the adoption of this Agreement by the holders of Common Stock (the “Recommendation”) and directed that this Agreement be submitted for adoption by the Company’s stockholders at the Company Stockholders’ Meeting; and (d) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar applicable Law that otherwise might apply to the Merger or any of the other Contemplated Transactions. Subject to Section 5.4(e), the Company’s Board of Directors has not rescinded, modified or withdrawn any of the actions referred to in the immediately preceding sentence in any respect. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
Section 3.4 Non-Contravention; Consents. Except as may be required by (i) the Exchange Act, (ii) the DGCL and (iii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (“HSR Act”) (clauses (i), (ii) and (iii), collectively, the “Specified Approvals”), neither the execution, delivery or performance of this Agreement by the Company nor the consummation of the Merger or any of the other transactions contemplated in this Agreement by the Company, will directly or indirectly (with or without notice or lapse of time):
(a) subject, in the case of the consummation of the Merger, only to the adoption of this Agreement by the Required Company Stockholder Vote, contravene, conflict with or result in a violation of the certificate of incorporation, bylaws or other charter or organizational or governing documents of the Company or any of its significant Subsidiaries;
(b) subject to any filings, notices or Consents referenced in the following sentence, contravene, conflict with or result in a violation of any Law or Order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is subject;
(c) subject to any filings, notices or Consents set forth in Section 3.4(c) of the Company Disclosure Letter, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Company Contract; (ii) a penalty under any Company Contract; (iii) accelerate the maturity or performance of any Company Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of any Company Contract; or
(d) except as set forth in Section 3.4(d) of the Company Disclosure Letter result in the creation of any Lien (other than Permitted Liens) upon any asset owned or used by any of the Acquired Companies;
except, in the case of clauses (b), (c) and (d) above, for any such filings, notices or Consents (or lack thereof), contraventions, conflicts, violations, breaches, defaults, rights or Liens that do not, individually or in the aggregate, constitute a Company Material Adverse Effect and would not reasonably be expected to prevent, materially delay or materially impede the Merger or any of the Contemplated Transactions.
Except as may be required by the Exchange Act, the DGCL, the Specified Approvals, and except as set forth in Section 3.4-1 of the Company Disclosure Letter, none of the Acquired Companies is required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Entity in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the Merger or any of the other Contemplated Transactions, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, and would not reasonably be expected to prevent, materially delay or materially impede the Merger or any of the Contemplated Transactions.
Section 3.5 Reports and Financial Statements.
(a) All forms, documents and reports required to have been filed or furnished by the Company with the SEC since January 1, 2020 (the “Company SEC Reports”) have been so filed and, as of the date hereof, are publicly available on EDGAR. None of the Company’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act (as the

case may be); and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated in such Company SEC Report or necessary in order to make the statements in such Company SEC Report, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no unresolved written comments issued by the staff of the SEC with respect to any of the Company SEC Reports. As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Reports is the subject of any ongoing review by the SEC.
(b) The consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Reports: (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by the SEC); and (ii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered in each statement.
(c) The Company maintains disclosure controls and procedures and internal control over financial reporting required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act and internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f) under the Exchange Act) as required by the Exchange Act. Such disclosure controls and procedures are sufficient to provide reasonable assurances (i) that all material information concerning the Acquired Companies is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents and (ii) as to the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s Board of Directors and in a Company SEC Report (i) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or any other employee who has (or has had) a significant role in the Company’s internal control over financial reporting. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of the New York Stock Exchange and, since January 1, 2020, has not received any notice from the New York Stock Exchange asserting any non-compliance with such rules and regulations.
(d) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act applicable to it. No Acquired Company has outstanding, or has arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.
(e) Between January 1, 2020 and the date of this Agreement, there have been no changes in any of the Company’s accounting policies or in the methods of making accounting estimates or changes in estimates that, individually or in the aggregate, are material and adverse to the Company’s financial statements (including, any related notes thereto) contained in the Company SEC Reports, except as described in the Company SEC Reports. The reserves reflected in such financial statements contained in the Company SEC Reports have been determined and established in accordance with GAAP applied on a consistent basis.
(f) Between January 1, 2020 and the date of this Agreement, there have not been any transactions, agreements, arrangements or understandings between any Acquired Company and any other Person that would be required to be disclosed in filings with the SEC under the Securities Act or the Exchange Act pursuant to Item 404 of Regulation S-K which has not been disclosed in a Filed SEC Report.
Section 3.6 Absence of Changes.
(a) From January 1, 2022 through the date of this Agreement, no event, change, occurrence or development has occurred that, individually or in the aggregate, constitutes a Company Material Adverse Effect.

(b) From September 30, 2022 through the date of this Agreement, the Acquired Companies have conducted their respective businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary course of such businesses consistent with past practice.
(c) From September 30, 2022 through the date of this Agreement, except for events giving rise to and the discussion and negotiation of this Agreement, none of the Company or any of its Subsidiaries has taken any action, or authorized, approved, committed or agreed to take any action, that if taken during the period from the date of this Agreement until the Closing, would require Parent’s consent under Section 5.1(b)(vi) (with respect to the Company itself), Section 5.1(b)(ix) or (solely with respect to the foregoing provisions) Section 5.1(b)(xvii).
Section 3.7 Legal Proceedings; Orders.
(a) Except as set forth in Section 3.7(a) of the Company Disclosure Letter, there is no pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves any of the Acquired Companies or any of the assets owned or used by any of the Acquired Companies, except for Legal Proceedings that, individually or in the aggregate, would not reasonably be expected to be material and adverse to the Acquired Companies taken as a whole; or (ii) that, as of the date of this Agreement, challenges, or that may reasonably be expected to have the effect of preventing, delaying or otherwise interfering with, the Merger or any of the Contemplated Transactions. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that reasonably would be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding.
(b) There is no Order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is subject, except for Orders that, individually or in the aggregate, are not and would not reasonably be expected to be material and adverse to the Acquired Companies taken as a whole. To the Knowledge of the Company, no officer of any of the Acquired Companies is subject to any Order that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Companies.
Section 3.8 Title to Assets. Except for Owned Real Property and Development Real Property for which the representations with respect to title are the subject of Section 3.9, the Acquired Companies own, and have good and valid title to, all assets purported to be owned by them that are material to the Acquired Companies taken as a whole. Except as set forth in Section 3.8 of the Company Disclosure Letter, all of the material tangible personal assets are owned by the Acquired Companies free and clear of any Liens, except for Permitted Liens.
Section 3.9 Real Property; Equipment; Leasehold.
(a) Section 3.9(a)-1 of the Company Disclosure Letter sets forth the address of each parcel of real property owned by the Acquired Companies as of the date of this Agreement (excluding the Development Real Property which is addressed in Section 3.9(e) below) (the “Owned Real Property”). Except as set forth in Section 3.9(a)-1 of the Company Disclosure Letter, none of the Acquired Companies owns any real property or any interest in real property as of the date of this Agreement. The Acquired Companies are the sole owners of the Owned Real Property and, subject to the Permitted Liens, have good and valid fee simple title and, to the Knowledge of the Company, marketable title to the Owned Real Property, and the Owned Real Property is free and clear of any Liens, except for Permitted Liens. Section 3.9(a)-2 of the Company Disclosure Letter sets forth a list of each material real property lease, sublease, license or occupancy agreement pursuant to which any of the Acquired Companies leases, subleases, licenses or occupies real property from any other Person as of the date of this Agreement (the “Leases”). The Acquired Companies are the sole holders of good and valid leasehold interests in and to all of the Leased Real Property, and the Acquired Companies’ interests in the Leased Real Property are free and clear of any Liens, except for Permitted Liens. All of the Leases are (i) valid, binding on and enforceable against the applicable Acquired Company and, to the Knowledge of the Company, each of the parties thereto, subject to the Enforceability Exceptions, and (ii) are in full force and effect, have not been modified, amended or supplemented, in writing or otherwise, and all material rents, additional rents and other amounts due to date pursuant to each Lease have been paid, except, in each case, as would not reasonably be expected to be, individually or in the aggregate, material and adverse to the Acquired Companies taken as a whole. To the Knowledge of the Company, no Acquired Company has received any written notice of a material breach or default under any Lease to which it is a party, nor, to the Knowledge of the Company, has any other party to any Lease breached such Lease in any material respect, nor has any event or omission occurred which with the giving of notice or the lapse of time, or both, would constitute a material breach or default under any Lease. The Company has made available to Parent, as of the date hereof, accurate and complete (in all material respects) copies of all Leases.
(b) Except as would not reasonably be expected to be, individually or in the aggregate, material and adverse to the Acquired Companies taken as a whole, other than as set forth on Section 3.9(b)(i) of the Company Disclosure Letter, no Acquired Company has made any alterations, additions or improvements to the Leased Real Property that are required to be removed at the termination of the applicable lease term and, to the Knowledge of the Company, the present use and operation of the Owned Real Property and the Leased Real Property is authorized by, and is in compliance with all applicable zoning, land use, building, fire, health, labor, safety and health laws and other applicable Laws. To the Knowledge of the Company, the Company has not received written notice of a pending or threatened Legal Proceeding that challenges or adversely affects, or would challenge or adversely affect, the continuation of the present use or operation of any material Owned Real Property or Leased Real Property. To the Knowledge of the Company, the Company has not received any written notice of any pending rezoning, condemnation or eminent domain proceedings relating to any Owned Real Property or Leased Real Property. To the Knowledge of the Company, and except as set forth in Section 3.9(b)(ii) of the Company Disclosure Letter, there are no variances, special zoning exceptions, conditions or agreements affecting the Owned Real Property or any part thereof, that would have a material and adverse effect on the use of the Owned Real Property and, to the Knowledge of the Company, the Company’s use of the Leased Real Property as of the date of this Agreement.
(c) Except as set forth in Section 3.9(c) of the Company Disclosure Letter, and except for customary access rights or easements or licenses granted in the ordinary course of owning or operating the Owned Real Property or Leased Real Property, as applicable, that are deemed to constitute Permitted Liens pursuant to the terms of this Agreement, (i) there are no leases, subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any of the Owned Real Property or Leased Real Property to any Person other than the Acquired Companies, (ii) there is no Person in possession of any of the Owned Real Property or Leased Real Property other than the Acquired Companies, and (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase any of the Owned Real Property or any portion thereof or interest therein.
(d) Except as set forth in Section 3.9(d) of the Company Disclosure Letter, all buildings, structures, fixtures, material items of equipment and other material tangible assets owned by or leased to the Acquired Companies (including the Leased Real Property) are adequate for the conduct of the businesses of the Acquired Companies in the manner in which such businesses are currently being conducted and are in good condition and repair in all material respects (ordinary wear and tear excepted).
(e) Section 3.9(e)-(1) of the Company Disclosure Letter sets forth an accurate and complete description of the projects within each parcel of undeveloped real property owned by the Acquired Companies, as of the date of this Agreement, that is held for development or anticipated to be sold by an Acquired Company for development (the “Development Real Property”). The Acquired Companies are the sole owners of the Development Real Property and, subject to Permitted Liens, have good, valid and marketable fee simple title to the Development Real Property, and the Development Real Property is free and clear of any Liens, except for Permitted Liens. Section 3.9(e)-1 of the Company Disclosure Letter sets forth the current zoning of each parcel of the Development Real Property and the status of entitlements for each parcel of Development Real Property. Except as set forth on Section 3.9(e)-1 of the Company Disclosure Letter, no parcel of any of the Development Real Property is subject to any restrictions applicable to any parcel of the Development Real Property that would restrict in any material respect the development of such parcel for commercial or residential use, except for Permitted Liens. Except as set forth on Section 3.9(e)-2 of the Company Disclosure Letter, no portion of the Development Real Property is subject to a Contract for sale and no third party has the right to use or occupy any portion of the

Development Real Property. Section 3.9(e)-3 sets forth (i) each parcel of Development Real Property that is currently under development and (ii) the anticipated use of such parcel. The Acquired Companies have not encumbered, sold or agreed to sell or encumber any development rights, air rights or other similar rights except for Permitted Liens.
Section 3.10 Intellectual Property.
(a) Section 3.10(a) of the Company Disclosure Letter accurately identifies: (i) (A) each item of material Registered IP in which any Acquired Company has (or purports to have) an ownership interest, (B) each item of material Registered IP in which any Acquired Company has (or purports to have) any material exclusive license or similar exclusive right, in any field or territory, and (C) each item of material Registered IP in which any Acquired Company has (or purports to have) an ownership interest as to which material rights have been granted to another Person pursuant to a material Company Outbound License, in each case including the jurisdiction in which such item of material Registered IP has been registered or filed and the applicable application, registration or serial number and date and the record owner and, if different, the legal owner and beneficial owner, (ii) each material Company Inbound License; and (iii) each material Company Outbound License, in each case as of the date of this Agreement.
(b) Except as set forth in Section 3.10(b) of the Company Disclosure Letter, the Acquired Companies exclusively own all right, title and interest in and to the material Company IP, free and clear of any Liens, except for Permitted Liens. Without limiting the generality of the foregoing: (i) all documents and instruments necessary to perfect the rights of the Acquired Companies in the Company IP that is material Registered IP have been validly executed, delivered and filed with the appropriate Governmental Entity at a time so as not to cause a loss or impairment of such material Registered IP; (ii) each Person who is or was involved in the creation or development of any material Intellectual Property or material Intellectual Property Rights in the course of that Person’s work with or for any Acquired Company has validly and irrevocably assigned to an Acquired Company all such material Intellectual Property and Intellectual Property Rights and is bound by confidentiality provisions protecting such Intellectual Property and Intellectual Property Rights; (iii) no Governmental Entity, university, college, or other educational institution or research center has or purports to have any (A) ownership in any material Company IP or (B) any rights to any material Company IP delivered pursuant to a Government Contract other than rights granted to the U.S. government in the ordinary course of business; (iv) each Acquired Company has taken the steps reasonably required under any Government Contract and applicable Law to assert, protect and support its rights in material Company IP so that no more than the rights or licenses intended to be provided by each Acquired Company under such applicable Laws and Government Contract terms will have been provided to the relevant prime contractor or Governmental Entity, including to list material Software and material technical data covered by Company IP in any required assertions table and to include the proper and required restrictive legends on copies of such material Software and material technical data delivered under any Government Contract; (v) each Acquired Company has taken commercially reasonable steps to maintain the confidentiality of its material trade secrets and other material confidential information, and to otherwise protect, maintain and preserve its material Intellectual Property and Intellectual Property Rights, and, to the Knowledge of the Company, since January 1, 2020, there has been no material violation, infringement or unauthorized access or disclosure of the foregoing; (vi) none of the Acquired Companies: (1) is or has been a member of, made any submission or contribution to, or is subject to any Contract with any forum, consortium, patent pool, standards body or similar Person (each, a “Standards Organization”) that does or would obligate any Acquired Company to grant or offer a license or other right to, or otherwise impair its control of, any material Company IP; or (2) has received a request in writing from any Person for any license or other right to any material Company IP in connection with the activities of or participation in any Standards Organization; (vii) no material Company IP is subject to any commitment that does or would require the grant of any license or right to any Person, or otherwise limit any Acquired Company’s control, of any material Company IP; (viii) except for Intellectual Property Rights licensed to Acquired Companies under Company Inbound Licenses, and except for Intellectual Property Rights in components, Software, and technical data supplied to the Acquired Companies by their suppliers, the Acquired Companies own all material Intellectual Property Rights in each Company Product; and (ix) the Acquired Companies own or otherwise have sufficient rights in, and after the Closing the Surviving Corporation will continue to own and otherwise have sufficient rights in, all material Intellectual Property Rights necessary to conduct the business of the Acquired Companies as currently conducted.

(c) All Company IP that is material Registered IP is subsisting, and, to the Knowledge of the Company, valid and enforceable. Without limiting the generality of the foregoing: (i) with respect to each item of Company IP that is material Registered IP, all necessary (A) fees, payments and filings have been timely submitted to the relevant Governmental Entity; and (B) other actions have been timely taken, in the case of each of clauses (A) and (B), so as to maintain such material Registered IP in full force and effect; and (ii) no Legal Proceeding is pending, has since January 1, 2020 been pending or, to the Knowledge of the Company, has since January 1, 2020 been threatened, in which the ownership, scope, validity or enforceability of any material Company IP is being, has been, or reasonably would be expected to be contested or challenged, except for Legal Proceedings before a government patent or trademark office for the ordinary-course prosecution of Registered IP.
(d) Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, any of the following (including if a Consent is required to avoid any of the following): (i) a loss of, or Lien on, any material Company IP; (ii) a breach of, default under, termination of, or reduction or limitation on the scope of any license under any material Company Inbound License or a breach of, default under, termination of, or expansion of the scope of any material Company Outbound License; (iii) the grant, assignment or transfer to any other Person of any license or other right, immunity, or interest under, in or to any material Company IP or material Intellectual Property Rights owned by Parent, the Surviving Corporation or any of their Affiliates or the satisfaction of any condition as a result of which any Person would be permitted to exercise any license or other right, immunity, or interest under, in or to any material Company IP or material Intellectual Property Right owned by Parent, the Surviving Corporation or any of their Affiliates; (iv) Parent, the Surviving Corporation or any of their Affiliates being bound by, or subject to, any exclusivity commitment, non-competition agreement or other limitation or restriction on the operation of their respective businesses or the use, exploitation, assertion or enforcement of material Intellectual Property or Intellectual Property Rights anywhere in the world; (v) a reduction of any royalties or other payments that an Acquired Company otherwise would be entitled to with respect to any material Company IP; or (vi) Parent, the Surviving Corporation or any of their Affiliates being obligated by the terms of any Company Contract related to Intellectual Property to pay any material royalties or other material amounts to any Person in excess of those payable by the Acquired Companies prior to the Closing.
(e) No Acquired Company has ever infringed, misappropriated or otherwise violated or made unlawful use (directly, contributorily, by inducement or otherwise) of any Intellectual Property or Intellectual Property Right of any other Person, and none of the Company Products or the conduct of the business of any Acquired Company infringes, violates or makes unlawful use of any Intellectual Property Right of any other Person, and no Company Product contains any Intellectual Property misappropriated from any other Person, in each case in a manner that would, or would be reasonably expected to, create a material Liability for any of the Acquired Companies. Without limiting the generality of the foregoing: (i) no infringement, misappropriation, unlawful use or similar Legal Proceeding is pending or threatened in writing (or to the Knowledge of the Company otherwise threatened) against any Acquired Company or, to the Knowledge of the Company, pending or threatened against any other Person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by any Acquired Company with respect to such Legal Proceeding; and (ii) to the Knowledge of the Company, since January 1, 2020, no Acquired Company has received any written notice or other communication relating to any actual, alleged or suspected infringement, misappropriation, violation or unlawful use by any Company Product, or by any Acquired Company, of any Intellectual Property or Intellectual Property Right of another Person, in the case of each of clauses (i) and (ii), that would, or would be reasonably expected to, create a material Liability for any of the Acquired Companies.
(f) Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, or reasonably would be expected to, with or without notice or lapse of time, result in the delivery, license or disclosure of (or a requirement that any Acquired Company or other Person deliver, license, or disclose) any Source Material for any material Company IP to any escrow agent or other Person. To the Knowledge of the Company, no event has occurred or circumstance or condition exists that, with or without notice or lapse of time, will, or reasonably would be expected to, give rise to or serve as a basis for an obligation to deliver, license or disclose any Source Material for any material Company IP that any Acquired Company maintains, or desires to maintain, as confidential or proprietary to any escrow agent or other Person.
(g) No material Company Software contains, is derived from, is distributed or made available with, or is being or was developed using Open Source Software in a manner such that the terms under which such Open Source Software is licensed impose or purport to impose a requirement or condition that an Acquired Company grant a license under or to, or refrain from asserting or enforcing, its material Intellectual Property Rights or that any other Software included in any material Company IP, or part thereof, be: (i) disclosed, distributed or made available in source code form; (ii) licensed for the purpose of making modifications or derivative works; or (iii) redistributable at no or minimal charge. Each Acquired Company has at all times complied with, and is currently in compliance with, all of the licenses, conditions, and other requirements applicable to Open Source Software in all material respects.
(h) The Acquired Companies’ receipt, use, disclosure, collection, confidentiality, processing, transfer or security of Protected Information has since January 1, 2020 complied, and complies with, in all material respects: (i) each Company Contract; (ii) applicable Information Privacy and Security Laws; and (iii) applicable policies and procedures adopted by the Acquired Companies relating to Protected Information.
(i) Except as set forth in Section 3.10(i) of the Company Disclosure Letter, the Acquired Companies have adopted, and are and since January 1, 2020 have been in compliance in all material respects with, reasonable policies and procedures that apply to the Acquired Companies with respect to privacy, data protection, processing, security and the collection and use of Protected Information gathered or accessed in the course of the operations of the Acquired Companies.
(j) Each Acquired Company appropriately protects in all material respects the confidentiality, integrity and security of its Protected Information and its IT Systems against any unauthorized use, access, interruption, modification or corruption. Each Acquired Company has implemented and maintains an information security program that: (i) complies in all material respects with all applicable Information Privacy and Security Laws and prevailing industry standards; (ii) reasonably identifies internal and external risks to the security of any proprietary or confidential information, including Protected Information; (iii) monitors and protects Protected Information and all material IT Systems against any unauthorized use, access, interruption, modification or corruption, in each case in conformance with applicable Information Privacy and Security Laws in all material respects; (iv) reasonably implements, monitors and maintains appropriate administrative, organizational, technical and physical safeguards to control the risks described in clauses (ii) and (iii) above; (v) is described in written data security policies and procedures; (vi) reasonably assesses each of the Acquired Companies’ data security practices, programs and risks; and (vii) maintains incident response and notification procedures in compliance in all material respects with applicable Information Privacy and Security Laws. Each Acquired Company is taking, and has since January 1, 2020 taken, reasonable measures to ensure that any Protected Information collected or handled by authorized third parties acting on behalf of such Acquired Company provides similar safeguards, in each case, in compliance in all material respects with applicable Information Privacy and Security Laws and consistent with general industry standards.
(k) Each Acquired Company has taken reasonable and appropriate measures to secure all Company Technology prior to selling, distributing, deploying or providing it to customers, in each case in all material respects and, in any event, as required by applicable Company Contracts, or in the case of any Company Technology sold, distributed, or provided to customers, in all material respects and, in any event, as required by applicable Company Contracts and in accordance with industry standards. No Company Technology or IT System contains any listening or recording device of which the user or the customer is not made aware, “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry), software routine, disabling codes or instructions or other vulnerabilities, faults or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, Protected Information, information processed by Company Technology or IT Systems, or a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent. To the Knowledge of the Company, since January 1, 2020, there has been no material data security breach or other third-party violation (including ransomware), of any IT System, or material unauthorized acquisition, access, use or disclosure of any Protected Information, owned, transmitted, used, stored, received or controlled by or on behalf of any of the Acquired Companies, or investigation, audit, complaint or litigation relating to any data security breach or violation of applicable Information Privacy and Security Laws by any Acquired Company. All material IT Systems function as necessary to conduct the business of the Acquired Companies as currently conducted in all material respects, and since January 1, 2020 there has not been any outage or malfunction of an IT System that would, or would be reasonably expected to, create a material Liability for any of the Acquired Companies, except as has been remediated in all material respects.
Section 3.11 Material Contracts.
(a) Section 3.11(a)-1 of the Company Disclosure Letter identifies, as of the date of this Agreement, each of the following Company Contracts:
(i) any Company Contract relating to the development, sale or disposition of any Owned Real Property or Development Real Property;
(ii) any Company Contract: (A) involving a material joint venture, strategic alliance, partnership or sharing of profits or revenue; or (B) for any capital expenditure over the remaining life of such Company Contract in excess of $3,000,000 that is not included in the Company’s capital expenditure budget set forth in Section 3.11(a)-1(iv) of the Company Disclosure Letter;
(iii) any Company Contract entered into since January 1, 2018, relating to the acquisition, transfer, sale, development (including joint development) or joint ownership of any material Company IP (other than assignments of Intellectual Property to the Acquired Companies from their employees or contractors on standard forms used by such Acquired Companies);
(iv) any Company Contract entered into at any time since January 1, 2020: (A) relating to the disposition or acquisition by any Acquired Company of any business, product line or other assets outside the ordinary course of business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) for consideration in excess of $15,000,000 individually or $30,000,000 in the aggregate for all such Company Contracts; or (B) pursuant to which any Acquired Company will acquire any interest, or will make an investment, other than short term investments including but not limited to money market funds, bank deposits, commercial paper and other money market instruments as disclosed in the Company Balance Sheet or the notes thereto, or incurred in the ordinary course consistent with past practice since the date of the Company Balance Sheet, for consideration in excess of $15,000,000 in any other Person, other than another Acquired Company;
(v) any Company Contract relating to the disposition or acquisition by any Acquired Company of any business, product line or other material assets of the Acquired Company or another Entity outside the ordinary course of business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) with continuing material indemnification obligations of any Acquired Company, or any material remaining “earn out” or other contingent payment or consideration of any Acquired Company that has not been substantially satisfied prior to the date of this Agreement;
(vi) any Company Contract containing any “standstill” or similar provisions that limit or restrict; (A) the ability of a Person to acquire any securities or assets of an Acquired Company or (B) the ability of an Acquired Company to acquire any securities or assets of a Person that is not an Acquired Company;
(vii) any Company Contract that by its terms materially limits the ability of any Acquired Company (or, by its terms, following the Closing would limit the ability of Parent or any of its Subsidiaries of Parent (other than the Acquired Companies)): (A) to engage in any line of business or compete with, or provide any product or service to, any other Person or in any geographic area; (B) to acquire any product or other asset or any service from any Person, sell any product or other asset to or perform any service for any other Person, or transact business or deal in any other manner with any other Person; or (C) to develop, sell, supply, distribute, offer, support or service any product or other asset or license any Intellectual Property Right to or for any other Person;
(viii) any Company Contract that by its terms: (A) grants exclusive rights to market, sell or deliver any material product or service of any Acquired Company; (B) contains any “most favored nation” or similar provision in favor of the counterparty for a material product or service of any Acquired Company; (C) contains a right of first refusal, first offer or first negotiation or any similar right with respect to a material asset owned by an Acquired Company; or (D) provides for a “sole source” or similar relationship or contains any provision that requires the purchase of all or a material portion of an Acquired Company’s requirements from any third party; or any Company Contract that, by its terms, following the Closing would grant, contain or provide, or purport to grant, contain or provide, any of the foregoing rights in respect of Parent or any Subsidiary of Parent (other than those Subsidiaries constituting Acquired Companies);
(ix) any Bid in excess of $30,000,000 submitted by an Acquired Company that, if awarded to the Acquired Company, would result or be expected to result, in a Company Contract contemplated by any of the foregoing clauses (i) through (x);
(x) any Company Contract that involves or includes, as the case may be: (A) a fixed price development work with a completion criteria in excess of $5,000,000 over the remaining life of such Company Contract; or (B) as of September 30, 2022, an anticipated loss for the remaining life of the Company Contract determined in accordance with GAAP in excess of $5,000,000;
(xi) any settlement, conciliation or similar Company Contract arising out of a Legal Proceeding or threatened Legal Proceeding: (A) that materially restricts or imposes any material obligation on any Acquired Company or materially disrupts the business of any of the Acquired Companies as currently conducted; or (B) that would require any of the Acquired Companies to pay consideration valued at more than $10,000,000 in the aggregate following the date of this Agreement; and
(xii) any other Company Contract (other than any other Material Contract), if a termination of such Company Contract, individually or in the aggregate, constitutes a Company Material Adverse Effect.
For purposes of this Agreement (except as otherwise set forth in this Agreement), Company Contracts of the type required to be set forth in Section 3.9(a)-2, Section 3.10(a)(ii)-(iii), Section 3.11(a)-1, Section 3.14(b), Section 3.18(d) and Section 3.20(a) of the Company Disclosure Letter and any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act), in each case as of the date of this Agreement shall be deemed to constitute a “Material Contract.” Except as set forth on Section 3.11(a)-2 of the Company Disclosure Letter, the Company has made available to Parent an accurate and complete copy of each Material Contract.
(b) Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, each Company Contract that constitutes a Material Contract is in full force and effect and is valid, binding and enforceable in accordance with its terms against each Acquired Company which is a party thereto, subject to the Enforceability Exceptions and assuming the validity, binding nature and enforceability against the counterparty or counterparties thereto. None of the Acquired Companies, and, to the Knowledge of the Company, no other Person, has violated or breached, or committed any default under, any Material Contract, where such violation, breach or default, individually or in the aggregate, constitutes a Company Material Adverse Effect. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) reasonably would be expected to: (i) result in a material default, violation or breach of any of the provisions of any Material Contract; (ii) give any Person the right to declare a material default or exercise any remedy under any Material Contract; (iii) give any Person the right to receive or require a penalty under any Material Contract; (iv) give any Person the right to accelerate the maturity or performance of any Material Contract (or any material obligation thereunder); or (v) give any Person the right to cancel, terminate or modify any Material Contract. Since January 1, 2020, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication regarding an actual or alleged material breach by an Acquired Company of, or default by an Acquired Company under, any Material Contract.

Section 3.12 Company Products. To the Knowledge of the Company, each Company Product sold, delivered, provided or otherwise made available by any Acquired Company or accepted by any customer of any Acquired Company since January 1, 2020 (a) conforms and complies in all material respects with the terms and requirements of any applicable warranty or other Contract terms and (b) is free of any material design defect, manufacturing or construction defect or other defect or deficiency at the time it was sold, delivered, provided or otherwise made available, in each case except for any such non-conformities, non-compliance, defects or deficiencies that would either (i) individually, not reasonably be expected to result in liabilities in excess of $2,000,000; or (ii) in the aggregate, not reasonably be expected to result in liabilities in excess of $20,000,000. Notwithstanding anything to the contrary contained in this Section 3.12, the Company makes no representations or warranties with respect to any Parent Contracts and Bids in this Section 3.12.
Section 3.13 Major Customers and Suppliers.
(a) Section 3.13(a) of the Company Disclosure Letter sets forth an accurate and complete list of each customer who was one of the five largest sources of revenues for the Acquired Companies for each of 2021 and 2022, based on amounts paid or payable as of the date of this Agreement (each, a “Major Customer”). No Acquired Company has any pending material dispute with any Major Customer. Since January 1, 2020 no Acquired Company has received any written notice or, to the Knowledge of the Company, other communication from any Major Customer to the effect that such Major Customer likely will not continue as a customer of any of the Acquired Companies or to the effect that such Major Customer intends to terminate or materially modify any existing Contract with any of the Acquired Companies in any manner materially adverse to any Acquired Company, including by materially reducing the scale of the business conducted with, any of the Acquired Companies. To the Knowledge of the Company, the Acquired Companies have satisfied all material commitments, as and when such material commitments have been required to be satisfied, under each Contract with a Major Customer with respect to Company Products, including commitments relating to delivery schedules and product performance.
(b) Section 3.13(b) of the Company Disclosure Letter sets forth an accurate and complete list of each supplier who was one of the 10 largest suppliers of the Acquired Companies for each of 2021 and 2022, based on amounts paid or payable to such suppliers as of the date of this Agreement (each, a “Major Supplier”). No Acquired Company has any pending material dispute with any Major Supplier. Since January 1, 2020, no Acquired Company has received any written notice or, to the Knowledge of the Company, other communication from any Major Supplier to the effect that such Major Supplier will likely not continue as a supplier of any of the Acquired Companies or to the effect that such Major Supplier intends to terminate or materially modify any existing Contract with any of the Acquired Companies in any manner materially adverse to any Acquired Company, including by materially reducing the scale of the business conducted with, any of the Acquired Companies.
(c) Notwithstanding anything to the contrary contained in this Section 3.13, the Company makes no representations or warranties with respect to any Parent Contracts and Bids in this Section 3.13.
Section 3.14 Liabilities; Indebtedness.
(a) None of the Acquired Companies has any Liability that would be required to be recorded as a liability on a balance sheet prepared in accordance with GAAP (or required to be disclosed in the footnotes thereto under GAAP), except for: (i) Liabilities reflected, reserved against or otherwise included or disclosed in the Company Balance Sheet or the notes thereto; (ii) Liabilities that have been incurred by the Acquired Companies since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practices; (iii) Liabilities for performance of obligations of the Acquired Companies not yet due under Company Contracts; (iv) Liabilities described and in the amounts stated in Section 3.14(a) of the Company Disclosure Letter; (v) Liabilities incurred in connection with the Contemplated Transactions and (vi) other Liabilities that, individually or in the aggregate, are not material and adverse to the Acquired Companies taken as a whole.
(b) Section 3.14(b) of the Company Disclosure Letter lists all indebtedness of the Acquired Companies for borrowed money outstanding as of the date of this Agreement in excess of $250,000,000 in the aggregate (other than any such indebtedness owed to another Acquired Company).

Section 3.15 Compliance with Laws.
(a) Each of the Acquired Companies is, and at all times since January 1, 2020 has been, in compliance with all applicable Laws, except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect. Since January 1, 2020, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Entity or other Person regarding any actual or alleged violation of, or failure to comply with, any applicable Law, except for such actual or alleged violations or failures to comply as do not, individually or in the aggregate, constitute a Company Material Adverse Effect. Notwithstanding anything to the contrary contained in this Section 3.15(a), the Company makes no representations or warranties in this Section 3.15(a) with respect to any applicable Laws pertaining to Government Contracts or Government Bids.
(b) None of the Acquired Companies, and no director or officer or other employee acting on behalf of an Acquired Company or, to the Knowledge of the Company, agent or third party acting on behalf of any of the Acquired Companies, has directly or indirectly: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, or authorized any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of any applicable anti-corruption or anti-bribery Law, including the Foreign Corrupt Practices Act of 1977, as amended, and the United Kingdom Bribery Act of 2010 and any other comparable law of a jurisdiction outside the United States; or (iii) made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment. For purposes of this Section 3.15(b), an “unlawful payment” shall include any transfer of funds or any other thing of value, such as a gift, transportation or entertainment, which transfer is contrary to any applicable Law, including any payment to a third party all or part of the proceeds of which is used for a corrupt payment. Since January 1, 2020, none of the Acquired Companies or any other Entity under their control has been charged, prosecuted or, to the Knowledge of the Company, investigated, for any violation of any applicable Law in respect of the matters contemplated by this Section 3.15(b). Since January 1, 2020, none of the Acquired Companies or any Entity under their control has disclosed to any Governmental Entity information that establishes or indicates that an Acquired Company violated or would reasonably be expected to have violated any applicable Law in respect of the matters contemplated by this Section 3.15(b), and to the Knowledge of the Company, no circumstances exist that would reasonably be expected to give rise to such a violation in the future.
(c) Since January 1, 2020, each of the Acquired Companies and, to the Knowledge of the Company, each Entity under their control (i) has been and is in compliance in all material respects with all U.S. Export and Import Laws and all applicable Foreign Export and Import Laws; and (ii) has complied in all material respects with, all of its licenses, registrations and other authorizations for export, re-export, deemed export or re-export, transfer or import required in accordance with U.S. Export and Import Laws and Foreign Export and Import Laws for the conduct of its business. Since January 1, 2020, none of the Acquired Companies has been cited or fined for a material failure to comply with any U.S. Export and Import Law or Foreign Export and Import Law, and no economic sanctions-related, export-related or import-related Legal Proceeding, investigation or inquiry is, or has been pending or, to the Knowledge of the Company, threatened against any Acquired Company or any officer or director of any Acquired Company (in his or her capacity as an officer or director of any Acquired Company) by or before (or, in the case of a threatened matter, that would come before) any Governmental Entity.
(d) Since January 1, 2020 (except where otherwise expressly indicated below), none of the Acquired Companies nor, to the Knowledge of the Company, any Entity under their control or any of their respective directors, officers, employees or agent acting on behalf of any Acquired Company (i) is or has been a Person with whom transactions are prohibited or limited under any U.S. Export and Import Law or Foreign Export and Import Law, including those administered by OFAC, the Bureau of Industry and Security of the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other similar Governmental Entity; (ii) has violated or made a disclosure (voluntary or otherwise) to a responsible Governmental Entity regarding compliance with any U.S. Export and Import Law or Foreign Export and Import Law; (iii) has engaged in any transaction or otherwise dealt directly or indirectly with the Crimea Region of Ukraine/Russia since December 19, 2014, or with Cuba, Iran, North Korea, Sudan or Syria since October 5, 2015 with respect to any goods, Software or services, or any other country against which the U.S. maintains an arms embargo if the proposal or transaction involved goods, Software, services or technology controlled by ITAR or the Export Administration Regulations, 15 C.F.R. Parts 730-774 (“EAR”); or (iv) has employed or is currently employing at any of its facilities a foreign person within the meaning of the ITAR and EAR who is a national of Cuba, Iran, North Korea, Sudan or Syria, or a person ordinarily resident in the Crimea region of Ukraine/Russia.
Section 3.16 Governmental Authorizations.
(a) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies taken as a whole: (i) the Acquired Companies hold, and since January 1, 2020 have held, all Governmental Authorizations, and have made all filings required under applicable Laws, necessary to enable the Acquired Companies to conduct their respective businesses in the manner in which such businesses are currently being conducted; (ii) all such Governmental Authorizations are valid and in full force and effect or expired at a time when such Governmental Authorizations no longer were required and (iii) each Acquired Company is, and since January 1, 2020 has been, in compliance with the terms and requirements of such Governmental Authorizations. Since January 1, 2020, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Entity regarding (i) any actual or alleged material violation of or material failure to comply with any term or requirement of any material Governmental Authorization or (ii) any actual or threatened revocation, withdrawal, suspension, cancellation or termination of any material Governmental Authorization.
(b) Section 3.16(b) of the Company Disclosure Letter describes the material terms of each material grant, incentive, tax reduction or deferral arrangement or subsidy provided or made available to or for the benefit of any of the Acquired Companies by any Governmental Entity or otherwise, which is in effect as of the date of this Agreement. Each of the Acquired Companies is in compliance in all material respects with all of the terms and requirements of each grant, incentive, tax reduction or deferral arrangement or subsidy identified or required to be identified in Section 3.16(b) of the Company Disclosure Letter, except where the failure to be in compliance would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole. Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger or any of the other Contemplated Transactions will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive, tax reduction or deferral arrangement or subsidy identified or required to be identified in Section 3.16(b) of the Company Disclosure Letter.
Section 3.17 Tax Matters. Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect:
(a) Each of the Tax Returns filed, or required to be filed, by or on behalf of the Company and its Subsidiaries with any Governmental Entity (A) has been filed on or before the applicable due date (taking into account any available extensions of such due date) and (B) is accurate and complete.
(b) Each of the Company and its Subsidiaries has timely paid all Taxes due and payable, except for Taxes for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP.
(c) Each of the Company and its Subsidiaries has withheld from each payment or deemed payment made to any employee, independent contractor, supplier, creditor, stockholder or other Person all Taxes and other deductions required to be withheld under applicable Law and has, within the time and in the manner required by applicable Law, paid over such withheld amounts to the proper Governmental Entity.
(d) There are no Liens for Taxes upon any of the assets of the Company or its Subsidiaries except for Permitted Liens.
(e) Neither the Company nor any of its Subsidiaries has, except for automatically granted extensions or waivers, consented to any extension or waiver of the period of assessment or collection of any Tax of the Company or any of its Subsidiaries, which extension or waiver is currently outstanding.

(f) No audit, claim, examination, investigation or proceeding with respect to Taxes or Tax Returns of the Company or any of its Subsidiaries (a “Tax Proceeding”) is pending or has been threatened in writing against or with respect to the Company or any of its Subsidiaries. No deficiency for any Tax has been asserted or assessed, in each case, in writing by a Governmental Entity against the Company or any of its Subsidiaries that has not been settled, paid or withdrawn.
(g) No claim has been made in writing within the past four (4) years by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file a type of Tax Return that the Company or any of its Subsidiaries is or may be subject to such type of taxation by or required to file such type of Tax Return in that jurisdiction, which claim has not been resolved.
(h) In the two (2) years prior to the date hereof, neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in connection with a distribution of stock intended to be governed by Section 355 of the Code.
(i) In the four (4) years prior to the date hereof, neither the Company nor any of its Subsidiaries has (i) been a member of an affiliated group filing a consolidated, joint, unitary or combined Tax Return (other than (I) the “affiliated group” as defined in Section 1504(a) of the Code, or any similar group under other applicable Tax Law, the common parent of which is the Company or any Subsidiary of the Company or (II) any group that includes only the Company and/or its present or former Subsidiaries) or (ii) become liable for the Taxes of any Person other than the Company or any of its Subsidiaries under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), as a transferee or successor.
(j) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
(k) Neither the Company nor any of its Subsidiaries is a party to or is bound by any written Tax indemnity Contract, Tax sharing Contract or Tax allocation Contract the primary purpose of which relates to Taxes (other than (i) any such Contract that is solely among the Acquired Companies or (ii) for the absence of doubt, any (A) lease, (B) commercial Contract for the provision of goods or services entered into in the ordinary course of business or (C) purchase Contract the principal subject of which is not Taxes) (a “Tax Sharing Agreement”).
(l) Neither the Company nor any of its Subsidiaries will be required to include any amounts in, or exclude items of deduction from, taxable income in a taxable period (or portion thereof) beginning after the Closing Date as a result of (i) any adjustment required by reason of a change in method of accounting under Section 481 of the Code occurring prior to the Closing, (ii) an installment sale arising in a taxable period (or portion thereof) ending on or before the Closing Date or (iii) a “closing agreement” as described in Section 7121 of the Code executed on or prior to the Closing Date.
(m) Neither the Company nor any of its Subsidiaries has elected to defer the payment of any “applicable employment taxes” pursuant to Section 2302 of the CARES Act or claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act. Notwithstanding anything to the contrary in this Agreement, Section 3.16(b) (Governmental Authorizations) (to the extent specifically related to Taxes), this Section 3.17 (Tax Matters) and Section 3.18 (Employee and Labor Matters; Benefit Plans) (to the extent specifically related to Taxes) contain the sole and exclusive representations and warranties of the Company in this Agreement regarding Tax matters, liabilities or obligations or compliance with Laws relating thereto.
Section 3.18 Employee and Labor Matters; Benefit Plans.
(a) Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, each Acquired Company is, and since January 1, 2020 has been, in compliance in all respects with all applicable Laws respecting labor and employment, including hiring practices, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including applicable Laws relating to discrimination, equal pay, wages and hours, overtime, business expense reimbursements, labor relations, leaves of absence, paid sick leave laws, work breaks, classification of employees (including exempt and independent contractor status), occupational health and safety, immigration, privacy, fair credit reporting, harassment, retaliation, disability rights and benefits, reasonable accommodation, equal employment, fair employment practices, immigration, wrongful discharge or violation of personal rights including the Worker Adjustment and Retraining Notification Act (and any similar foreign, provincial, state or local statute or regulation) (collectively, the “WARN Act”).
(b) Except as set forth in Section 3.18(b) of the Company Disclosure Letter, none of the Acquired Companies is or since January 1, 2020 has been a party to, subject to, or under any obligation to bargain for, any Collective Bargaining Agreement, and there are no labor organizations representing or purporting to represent any employees of the Acquired Companies, nor does any Union hold bargaining rights with respect to any employees of the Acquired Companies by way of certification, interim certification, voluntary recognition or succession rights, or has applied or, to the Knowledge of the Company, threatened to apply to be certified as the bargaining agent of any Company associate. There are no organizing, election, certification petitions or campaigns pending or, to the Knowledge of the Company, threatened by or on behalf of any Union with respect to any employees of the Acquired Companies. Except as set forth in Section 3.18(b) of the Company Disclosure Letter, no Acquired Company has agreed to recognize any Union, nor has any Union been certified as the exclusive bargaining representative of any employees of the Acquired Companies. Except as made available to Parent, there is no Union that, pursuant to any applicable Law, must be notified, consulted or with which negotiations need to be conducted in connection with any of the Contemplated Transactions. Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, since January 1, 2020, no Acquired Company has been the subject of a slowdown, strike, picketing, boycott, group work stoppage, labor dispute, attempt to organize or Union organizing activity, or any similar activity or dispute, affecting any of the Acquired Companies or any of their employees.
(c) No formal allegation, complaint, charge or claim of sexual harassment, sexual assault, sexual misconduct or gender discrimination has been made since January 1, 2020 against any Person who is or was a member of the board of directors, officer or direct report of an officer of the Company (a “Sexual Misconduct Allegation”), where “formal” refers to an allegation, complaint, charge or claim made through the Company’s ethics hotline or to a Human Resources employee designated to take complaints in his or her official capacity or to any of the individuals listed in the definition of Knowledge. No Acquired Company has entered into any settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement or non-disclosure agreement, or any Contract or provision similar to any of the foregoing, relating directly or indirectly to any Sexual Misconduct Allegation.
(d) Section 3.18(d) of the Company Disclosure Letter contains an accurate and complete list, as of the date of this Agreement, of each material Company Employee Plan. The Company has made available to Parent, in each case, to the extent applicable and as of the date of this Agreement: (i) accurate and complete copies of all documents setting forth the terms of each material Company Employee Plan including all amendments thereto and all related trust documents; (ii) the most recent summary plan description, together with summaries of the material modifications thereto, if any, required under ERISA with respect to each material Company Employee Plan; (iii) all trust agreements, insurance contracts and funding agreements relating to each material Company Employee Plan, including all amendments thereto; (iv) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code; and (v) all material, non-routine filings, notices, correspondence or other communications relating to any Company Employee Plan that was submitted to or received from the IRS, the PBGC, the DOL, the SEC, or any other Governmental Entity since January 1, 2020 to the date of this Agreement.
(e) Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, since January 1, 2020, each Company Employee Plan has been established, maintained, funded and operated in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code. Each Company Employee Plan intended to be qualified under Section 401(a) of the Code and the trust (if any) intended to be qualified under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and, to the Knowledge of the Company, nothing has occurred since the date of the most recent determination that reasonably would be expected to result in the loss of such qualification.
(f) Except as set forth on Section 3.18(f) of the Company Disclosure Letter, since January 1, 2020, none of the Acquired Companies, and no ERISA Affiliate, has maintained, established, sponsored,

participated in, or contributed to, or been obligated to contribute to or has any Liability in respect of, any: (i) Plan subject to Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; (iii) plan described in Section 413(c) of the Code; or (iv) a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code. Except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, no Liability under Title IV (other than any Liability for premiums due to the PBGC (which premiums have been paid when due)) has been incurred by the Acquired Companies or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Acquired Companies or any ERISA Affiliate of incurring any such Liability.
(g) Except as set forth in Section 3.18(g) of the Company Disclosure Letter or as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, other than claims for benefits in the ordinary course, there are no pending or, to the Knowledge of the Company, threatened, claims, audits, investigations, litigations, actions, hearings or other proceedings (i) involving any Company Employee Plan or its assets or (ii) by or on behalf of any current or former employee of any Acquired Company relating to his or her employment, termination of employment, compensation or employee benefits.
(h) Except as set forth in Section 3.18(h) of the Company Disclosure Letter, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in combination with another event, whether contingent or otherwise): (i) result in any payment (whether of bonus, change in control, retention, severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee of any Acquired Company; or (ii) create any limitation or restriction on the right of any Acquired Company to merge, amend or terminate any Company Employee Plan. Without limiting the generality of the foregoing, except as set forth on Section 3.18(h) of the Company Disclosure Letter, no amount payable to any current or former employee of any Acquired Company as a result of the execution and delivery of this Agreement or the consummation of any of the Contemplated Transactions (either alone or in combination with any other event) would be an “excess parachute payment” within the meaning of Section 280G or would be nondeductible under Section 280G of the Code. No Acquired Company has any obligation to gross-up or otherwise reimburse or compensate any current or former employee of any Acquired Company for any Taxes incurred by such individual under or pursuant to Section 409A, Section 4999, or otherwise.
(i) Section 3.18(i) of the Company Disclosure Letter accurately sets forth the following information with respect to each Company Equity Award outstanding as of the Measurement Time: (A) the Company Equity Plan (if any) pursuant to which such Company Equity Award was granted; (B) the name, or, to the extent required by applicable Information Privacy and Security Laws, an employee identification number, of the holder of such Company Equity Award; (C) the number of shares of Common Stock subject to such Company Equity Award (including, for Company Equity Awards subject to performance-based vesting requirements, the target and maximum number of shares of Common Stock); (D) the exercise price (if any) of such Company Equity Award; (E) the grant date of such Company Equity Award; and (F) the extent to which such Company Equity Award is vested and/or exercisable.
Section 3.19 Environmental Matters.
(a) Except as set forth on Section 3.19(a) of the Company Disclosure Letter, and except as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, each of the Acquired Companies is, and since January 1, 2018 has been, in compliance with all applicable Environmental Law, which compliance includes timely applying for, possessing, maintaining, and complying with the terms and conditions of all Environmental Authorizations. No notice or consent is required for any such Environmental Authorization to remain in full force and effect following consummation of the Contemplated Transactions.
(b) Except as set forth on Section 3.19(b) of the Company Disclosure Letter or as does not, individually or in the aggregate, constitute a Company Material Adverse Effect, (i) there has been no Release of Hazardous Substances at, on under or from (A) any real property currently owned, operated or leased by any Acquired Company or (B) to the Knowledge of the Company, at any real property formerly owned, operated or leased by the Acquired Company during its ownership, operation or tenancy, or any other real property for which any Acquired Company may be liable, and (ii) none of the Acquired Companies has assumed or retained, under or as a result of any Contract, any Liability under any Environmental Law or regarding any Hazardous Substances.
Section 3.20 Government Contracts.
(a) Section 3.20(a) of the Company Disclosure Letter contains an accurate and complete list, as of the date of this Agreement, of (i) each Government Contract to which an Acquired Company is a party and for which the period of performance has not expired or terminated or for which final payment has not yet been received, in each case, accounting for revenues for the period from January 1, 2022 through September 30, 2022 in excess of $20,000,000, (ii) each pending Government Bid that any Acquired Company has submitted with an aggregate contract value, if awarded to the Acquired Company, in excess of $75,000,000 and (iii) each Government Contract to which an Acquired Company is a party accounting for revenues for the period from January 1, 2022 through September 30, 2022 in excess of $20,000,000, and that requires the other contracting party’s consent for a change in control or ownership of an Acquired Company, or permits the other contracting party to terminate or cancel a Government Contract upon a change in control or ownership of an Acquired Company.
(b) As of the date of this Agreement, no Acquired Company has received written notice that any Government Contracts or Government Bids are the subject of bid or award protest proceedings or that the counterparty to any such Government Contract intends to materially reduce future expenditures under or refrain from exercising any material options under such Government Contracts.
(c) Except as set forth on Section 3.20(c) of the Company Disclosure Letter: (i) each Acquired Company has complied in all material respects with all applicable Laws pertaining to all Government Contracts or Government Bids (and in any certificate, statement, list, schedule, or other documents submitted or furnished to a Governmental Entity in connection with the foregoing), including the FAR; the Defense Federal Acquisition Regulation Supplement (“DFARS”); Cost Accounting Standards; the Service Contract Act of 1963 (including requirements for paying applicable Service Contract Act wage rate and fringe benefit rates); the Truth in Negotiations Act; and the Anti-Kickback Act, where and as applicable to each Government Contract or Government Bid; (ii) no Acquired Company has received any written notice from a Governmental Entity regarding any alleged violation by the Company of the Civil False Claims Act, Procurement Integrity Act, Anti-Kickback Act, Truth in Negotiations Act, Buy American Act, Trade Agreements Act, Service Contract Act, or labor category qualification and billing contract requirements that reasonably could be expected to be material and adverse to the Acquired Companies taken as a whole; (iii) each Acquired Company is in compliance in all material respects with all national security requirements, including NISPOM and the data security, cybersecurity, and physical security systems and procedures required by its Government Contracts, including the National Institute of Standard and Technology Special Publication 800-171 (Protecting Controlled Unclassified Information in Nonfederal Information Systems and Organizations), DFARS 252.204-7008 (Compliance with Safeguarding Covered Defense Information Controls (Oct 2016)), DFARS 252.204-7012 (Safeguarding Covered Defense Information and Cyber Incident Reporting (Oct 2016)), and with the information security requirements of FAR 52.204-21 (Basic Safeguarding of Covered Contractor Information Systems (June 2016)); (iv) in the past five (5) years, any data security, cybersecurity or physical security breach related to any Government Contract has been reported to the necessary Governmental Entity or higher tier contractor, as required by the terms of the Government Contract or applicable Law; (v) each Acquired Company has complied in all material respects with all representations and certifications set forth in such Government Contracts or Government Bids; (vi) neither the U.S. Government nor any prime contractor, subcontractor, or other Person has notified any Acquired Company in writing that the Acquired Company has breached or violated in any material respect any applicable Law, term or condition pertaining to any Government Contracts or Government Bids; and (vii) each Acquired Company has flowed down or otherwise included all required terms of its Government Contracts to any subcontractors or suppliers under those contracts.
(d) Except as set forth on Section 3.20(d) of the Company Disclosure Letter, since August 14, 2020, no Acquired Company has provided covered telecommunications equipment or services to Governmental Entities in the performance of a Government Contract. Since August 14, 2021, to the Knowledge of the

Company, no Acquired Company has used covered telecommunications equipment or services, or used any equipment, system, or service that uses covered telecommunications equipment or services. For purposes of this section, the term “covered telecommunications equipment or services” shall have the meaning prescribed in FAR clause 52.204-25.
(e) In the past five (5) years, all facts set forth in or acknowledged in any disclosure statements, representations, warranties, certifications or other documents made, submitted, or furnished to any Governmental Entity with respect to any Government Contract or Government Bid (including all representations and certifications contained in each Acquired Company’s System for Award Management Registration and all representations and certifications submitted to any prime contractor or higher-tier subcontractor) were correct, current, and complete in all material respects as of their submission date. Except as set forth on Section 3.20(e) of the Company Disclosure Letter, no termination for convenience, termination for default, cure notice, show cause notice, letter of concern, assessment of liquidated damages, claim, request for equitable adjustment, or material dispute is currently in effect, has been issued or made since January 1, 2020, or, to the Knowledge of the Company, has been threatened in writing since January 1, 2020, in each case, with respect to any Government Contract in excess of $150,000,000.
(f) Except as set forth on Section 3.20(f) of the Company Disclosure Letter, at all times since January 1, 2020 and to the extent applicable and required: (i) the Company’s cost accounting and “contractor business systems” (as defined in DFARS 252.242-7005) have complied in all material respects with all applicable Laws and with the requirements of the Company’s Government Contracts; and (ii) the Company has not received written notice of a finding of fraud or any claim of any material Liability as a result of defective pricing, labor mischarging, or improper payments on the part of any Acquired Company in connection with any Government Contracts or Government Bids. To the Knowledge of the Company, there are no indirect rate variances for open cost accounting periods that, individually or in the aggregate, reasonably would be expected to result in a rate adjustment in excess of current reserves, in the aggregate, on the costs allocated to the Company’s Government Contracts. All material costs, fees, profit, and other charges and expenses of any nature that have been charged or invoiced under each Government Contract were properly chargeable or invoiced to such Government Contract, were charged or invoiced in amounts consistent in all material respects with all applicable contract requirements and applicable Law (including all requirements relating to allowability, allocability, allocation, and reasonableness) and no material refunds are or will become due under any Government Contract based on failure to comply with the relevant Government Contract, reconciliation of indirect rates or disallowance of incurred costs.
(g) Since January 1, 2020, (i) no Acquired Company or any of its directors or officers, or, to the Knowledge of the Company, employees, is or has been (except as to routine security investigations) under administrative, civil, or criminal investigation, indictment, or audit (other than a routine Defense Contract Audit Agency audit in the ordinary course of business) by any Governmental Entity with respect to any Acquired Company’s Government Contracts or Government Bids; and (ii) the Company has not received any written communication from any Governmental Entity that the Company will be subject to any administrative, civil, or criminal investigation, indictment, or audit with respect to any Acquired Company’s Government Contracts or Government Bids; and (iii) there have been no written document requests, subpoenas, search warrants, or civil investigative demands received by any Acquired Company or any of its officers, directors or, to the Knowledge of the Company, employees with respect to any Acquired Company’s Government Contracts or Government Bids.
(h) Except as set forth on Section 3.20(h) of the Company Disclosure Letter, within the five (5) year period immediately preceding the date of this Agreement, no customer under a Government Contract has assigned any Acquired Company a rating below “Satisfactory” in connection with any contractor performance assessment report, past performance questionnaire, or similar evaluation of past performance. Summaries of all level III and level IV Corrective Action Requests issued by Defense Contract Management Agency to any Acquired Company since January 1, 2020 to the date of this Agreement, and any related summary of corrective action responses and plans, have been made available to Parent.
(i) Since January 1, 2018, no Acquired Company or any of its “Principals” (as defined in FAR 52.209-5) is presently indicted or has been convicted of, had a civil judgment rendered against them, or have had a finding of fault and Liability rendered against them in any administrative or civil proceeding for: (i) commission of fraud or a criminal offense in connection with the obtaining, attempting to obtain, or performing a Government Contract; (ii) violation of Federal or State antitrust laws relating to submission of offers; or (iii) commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, Tax evasion, violating Federal criminal Tax Laws, or receiving stolen property. Since January 1, 2018, no Acquired Company has had a disposition in a criminal, civil, or administrative proceeding by consent or compromise with an acknowledgment of fault by the Acquired Company if the proceeding could have led to any of the outcomes specified in clauses (i) through (iii) of the preceding sentence.
(j) No Acquired Company or any of its Principals (as defined FAR 52.209-5) has been or is now debarred, suspended, proposed for suspension or debarment, deemed nonresponsible, or otherwise excluded from participation in, or the award of, Government Contracts or from doing business with any Governmental Entity, nor does any other condition exist that would require disclosure under FAR 52.209-5. To the Knowledge of the Company, there exist no facts or circumstances that would warrant the institution of suspension, debarment or exclusion proceedings or the finding of non-compliance, non-responsibility or ineligibility on the part of any Acquired Company or its “Principals” (as defined in FAR 52.209-5).
(k) Except as set forth in Section 3.20(k) of the Company Disclosure Letter, since January 1, 2020, neither the Company nor any of its Representatives has made a written voluntary disclosure with respect to any alleged, potential, or actual irregularity, misstatement, noncompliance, or omission arising under or relating to a Government Contract or Government Bid, nor made any disclosure to any Governmental Entity pursuant to the FAR mandatory disclosure provisions (FAR 9.406-2, 9.407-2 & 52.203-13) and, to the Knowledge of the Company, no facts and circumstances exist that would require a mandatory disclosure pursuant to FAR 52.203-13.
(l) Since January 1, 2020, no Acquired Company has provided to any third party any Intellectual Property developed under any Government Contract in violation of such Government Contract. No Acquired Company has delivered or granted, agreed to deliver or grant, or entered into any Government Contract that requires the delivery or granting to any Governmental Entity of unlimited or government purpose rights (as defined in FAR 52.227-14, DFARS 252.227-7013, DFARS 252.227-7014 or similar clauses) in any material Company IP or any portion thereof. No prime contractor or Governmental Entity has challenged or disputed an Acquired Company’s Intellectual Property assertions under or related to a Government Contract, except as set forth in Section 3.20(l) of the Company Disclosure Letter.
(m) To the Knowledge of the Company, (i) there are no Government Contracts or Government Bids (or mitigation plans under such Government Contracts or Government Bids) that include one or more terms or provisions that identify specific contracts, program, or work and restrict any Acquired Company’s ability to bid on or perform work on future Contracts or programs or for specific periods of time based upon “organizational conflicts of interest,” as defined in FAR Subpart 9.5, (ii) there are no activities or relationships between, on the one hand, an Acquired Company and, on the other hand, Parent, that reasonably would be expected to result in an organizational or personal conflict of interest, as defined in the FAR, as a result of this Agreement or the consummation of the Contemplated Transactions, and (iii) the Acquired Companies are and have been at all times since January 1, 2018 in compliance in all material respects with all organizational or personal conflict of interest (as defined in the FAR) mitigation plans entered into by an Acquired Company in connection with any active program or proposal. Since January 1, 2020, no Acquired Company has received any written notice of any failure to comply with such plans or the existence of any prohibited organizational or personal conflict of interest in connection with any Government Contract or Government Bid.
(n) Each Acquired Company, and their respective employees hold, and have held during all required periods such security clearances as are required to perform any Government Contract. There is no existing information, fact, condition, or circumstance that would cause any Acquired Company to lose any facility security clearance. Each Acquired Company is, and has since January 1, 2020, been in compliance in all material respects with all applicable requirements regarding national security, including those obligations specified in the National Industrial Security Program Operating Manual (as codified at 32 CFR Part 117), and any supplements, amendments or revised editions thereof.
(o) Except as set forth on Section 3.20(o) of the Company Disclosure Letter, no Government Contract or Government Bid (i) is expected to exceed its ceiling or result in a loss in excess of $5,000,000 to any

Acquired Company over the entire term of the Government Contract or proposed term of any Government Contract resulting from a Government Bid, or (ii) is currently experiencing, or is reasonably likely to experience in the twelve (12) months following the date of this Agreement, any cost, schedule, technical or quality problem.
Section 3.21 Insurance. Set forth on Section 3.21 of the Company Disclosure Letter is a list of all material self-insurance programs of the Company, as of the date of this Agreement. The Company has made available to Parent all material insurance policies with third party insurers relating to the business, assets and operations of the Acquired Companies as of the date of this Agreement. Each of the material insurance policies relating to the business, assets and operations of the Acquired Companies is in full force and effect, no written notice of a material default or termination has been received by any Acquired Company in respect thereof and all premiums due thereon have been paid in full. Since January 1, 2021, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication regarding any: (a) cancellation or invalidation of or material increase in any premiums associated with any material insurance policy or (b) except as set forth on Section 3.21 of the Company Disclosure Letter, refusal of any coverage or rejection of any material claim under any insurance policy.
Section 3.22 Takeover Statutes; No Rights Plan. There are no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statutes or regulations (each, a “Takeover Statute”) applicable to this Agreement, as it relates to the Merger or any of the Contemplated Transactions. The Company has no stockholder rights plan, “poison pill” or similar agreement or arrangement that is, or at the Effective Time will be, applicable to this Agreement, the Merger or the Contemplated Transactions.
Section 3.23 Vote Required. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date for the Company Stockholders’ Meeting in favor of adopting this Agreement (the “Required Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock, or any holders of any other securities of the Company, necessary to adopt this Agreement and approve the Merger.
Section 3.24 Fairness Opinions. The Company’s Board of Directors has received the respective oral opinions of Citigroup Global Markets Inc. and Evercore Group L.L.C., financial advisors to the Company, to be confirmed by delivery of the respective written opinions of each of Citigroup Global Markets Inc. and Evercore Group L.L.C. to the Company’s Board of Directors, each to the effect that as of the date of the respective written opinion, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth in each of the respective written opinions, the Merger Consideration is fair, from a financial point of view, to the holders of Shares of the Company. The Company will make an accurate and complete copy of each such written opinion available to Parent for informational purposes only promptly following the receipt thereof and execution of this Agreement, and it is understood and agreed by Parent and Merger Sub that such opinions may not be relied upon by Parent and Merger Sub.
Section 3.25 Financial Advisors’ Fees. Except for Citigroup Global Markets Inc. and Evercore Group L.L.C., no broker, finder or investment banker is entitled to any brokerage, finder’s, success, completion or similar fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Companies. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Citigroup Global Markets Inc. and Evercore Group L.L.C.
Section 3.26 Disclosure. None of the information included or incorporated by reference in the Proxy Statement, at the time the Proxy Statement is filed with the SEC, at the time the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders’ Meeting (or any adjournment or postponement thereof), as amended or supplemented at that time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in the light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements included in the Proxy Statement based on information provided to the Company by Parent in writing and specifically for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

Section 3.27 No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT (INCLUDING THE RELATED PORTIONS OF THE DISCLOSURE LETTERS) OR IN ANY CERTIFICATE DELIVERED BY THE COMPANY PURSUANT TO THIS AGREEMENT, THE COMPANY DOES NOT MAKE ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY TO PARENT OR MERGER SUB, INCLUDING WITH RESPECT TO VALUE, CONDITION, MERCHANTABILITY OR SUITABILITY, WITH RESPECT TO THE COMPANY, ANY OTHER ACQUIRED COMPANY, ANY OF THEIR RESPECTIVE BUSINESSES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as disclosed in the disclosure letter delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of the Parent Disclosure Letter to the extent that the relevance thereof is reasonably apparent), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:
Section 4.1 Qualification, Organization, Subsidiaries. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, in each case, as would not, individually or in the aggregate, prevent or materially delay the Closing or prevent or materially delay or materially impair the ability of Parent or Merger Sub to satisfy the conditions precedent to the Merger, to obtain financing for the Merger or to consummate the Merger and the other transactions contemplated by this Agreement (a “Parent Material Adverse Effect”). Parent has made available to the Company prior to the date of this Agreement a true and complete copy of the certificates of incorporation and bylaws or other equivalent organizational documents of Parent and Merger Sub, each as amended through the date hereof.
Section 4.2 Corporate Authority Relative to This Agreement; No Violation.
(a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, have been duly and validly authorized by the boards of directors of Parent and Merger Sub and by Parent, as the sole stockholder of Merger Sub, and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.
(b) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, by Parent and Merger Sub do not and will not require Parent, Merger Sub or their Subsidiaries to procure, make or provide any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity or other third party, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) compliance with the HSR Act, (iii) compliance with the applicable requirements of the Exchange Act and compliance with the rules and regulations of the NYSE, (iv) compliance with any applicable foreign or state securities or blue sky laws and (v) the other consents and/or notices set forth on Section 4.2(b) of the Parent Disclosure Letter (clauses (i) through (v), collectively, the “Parent Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, Parent has no reason to believe that any Parent Approval will not be granted or received in a timely manner or will be subject to any material conditions or qualifications.
(c) Assuming the receipt of the Parent Approvals, the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement, do not and will not (i) contravene or conflict with the organizational or governing documents of Parent or any of its Subsidiaries, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Contract, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such contravention, conflict, violation, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.3 Investigations; Litigation. As of the date hereof, there is no investigation or review pending (or, to the Knowledge of Parent, threatened) by any Governmental Entity with respect to Parent or any of its Subsidiaries that would have, individually or in the aggregate, a Parent Material Adverse Effect, and there are no Actions pending (or, to the Knowledge of Parent, threatened) against or affecting Parent or any of Parent’s Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity, in each case that would have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.4 Proxy Statement; Other Information. None of the information supplied by or on behalf of Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement will, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading.
Section 4.5 Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent. Merger Sub does not have outstanding any option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.
Section 4.6 No Vote of Parent Stockholders. No vote of the stockholders of Parent or the holders of any other securities of Parent or any of its Affiliates (equity or otherwise) is required by any applicable Law, the certificate of incorporation or bylaws or other equivalent organizational documents of Parent or the applicable rules of any exchange on which securities of Parent are traded, in order for Parent to consummate the transactions contemplated by this Agreement.
Section 4.7 Finders or Brokers. Except for Barclays Capital Inc. and Goldman Sachs & Co. LLC, neither Parent nor any of its Subsidiaries (including Merger Sub) has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger.

Section 4.8 No Additional Representations.
(a) Each of Parent and Merger Sub acknowledges and agrees that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company that it and its Representatives have requested to review and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company.
(b) Parent and Merger Sub agree and acknowledge that, except for the representations and warranties contained in Article 3, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates. Parent and Merger Sub agree and acknowledge that in making the decision to enter into this Agreement and consummate the transactions contemplated by this Agreement, Parent and Merger Sub have relied exclusively on the express representations and warranties contained in Article 3 and have not relied on any other representation or warranty, express or implied. Parent and Merger Sub agree and acknowledge that neither the Company nor any Person has made, and neither Parent nor Merger Sub has relied on, any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or its Subsidiaries furnished or made available to Parent and its Representatives except as expressly set forth in Article 3 (which includes the Company Disclosure Letter and the Company SEC Reports, as applicable), and neither the Company nor its Subsidiaries, its or their directors, officers, employees, agents or other Representatives, nor any other Person, shall be subject to any liability to Parent or any other Person resulting from the Company’s making available to Parent or Parent’s use of any information, including any information, documents or material made available to Parent in the due diligence materials provided to Parent, including in the data room, other management presentations (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement, except with respect to the express representations and warranties set forth in Article 3 (which includes the Company Disclosure Letter and the Company SEC Reports, as applicable). Without limiting the foregoing, the Company makes no representation or warranty to Parent or Merger Sub with respect to any business or financial projection, guidance or forecast relating to the Company or any of its Subsidiaries, whether or not included in the data room or any management presentation. Each of Parent and Merger Sub, on its behalf and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters.
Section 4.9 Certain Arrangements. As of the date hereof, there are no contracts, undertakings, commitments, agreements, obligations or understandings, whether written or oral, between Parent or Merger Sub or any of their Affiliates, on the one hand, and any beneficial owner of more than five percent (5%) of the outstanding Shares or any member of the Company’s management or the Board of Directors, on the other hand, relating in any way to the Company, the transactions contemplated by this Agreement or to the operations of the Surviving Corporation after the Effective Time.
Section 4.10 Ownership of Common Stock. None of Parent, Merger Sub or any of their respective Subsidiaries or Affiliates beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any Shares or other securities convertible into, exchangeable for or exercisable for Shares or any securities of any Subsidiary of the Company, and none of Parent, Merger Sub or any of their respective Subsidiaries or Affiliates has any rights to acquire, directly or indirectly, any Shares, except pursuant to this Agreement.
Section 4.11 Other Businesses. None of Parent, Merger Sub or any of their respective Affiliates (i) directly competes with, or has direct or indirect capital or other interests of more than ten percent in any other corporation, partnership, limited liability company, joint venture or business organization that directly competes with the Company or (ii) has entered (or are in negotiations to enter) into any agreement or otherwise agreed to acquire or make any investment in any corporation, partnership, limited liability company, joint venture or other business organization or any division or assets thereof, that directly competes with the Company.
Section 4.12 Sufficient Funds. As of the Effective Time, Parent will have sufficient cash, available lines of credit or other sources of readily available funds to enable it to pay (i) all amounts required to be paid as Merger Consideration in the Merger, (ii) any fees and expenses of or payable by Parent or Merger Sub in connection with the consummation of the transactions contemplated by this Agreement, (iii) all amounts in connection with any repayment or refinancing of any outstanding indebtedness of the Company and/or its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement and (iv) all other amounts required to be paid under this Agreement by Parent or Merger Sub (such amounts, collectively, the “Financing Amounts”).
Section 4.13 Solvency. Parent is not entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of itself or any of its Affiliates. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement, Parent and each of its Subsidiaries will be Solvent.
ARTICLE 5

COVENANTS AND AGREEMENTS
Section 5.1 Conduct of Business by the Company and Parent.
(a) From and after the date hereof and prior to the earlier of the Effective Time and the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be contemplated, required or permitted by this Agreement, (iv) as set forth in Section 5.1(a) of the Company Disclosure Letter or (v) for any action taken, or omitted to be taken, pursuant to any COVID-19 Measures or Cybersecurity Measures the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business and consistent with past practices; provided, however, that this sentence shall in no event apply to (A) termination of any current or former employee of any Acquired Company in the ordinary course of business consistent with past practices, or (B) allowing any Company Contracts with employees, service providers, suppliers, customers, distributors, and other Persons having business relationships with the Acquired Companies to expire in accordance with their terms in the ordinary course of business and consistent with past practices; provided, further, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.
(b) From and after the date hereof and prior to the earlier of the Effective Time and the Termination Date, and except (v) as may be required by applicable Law, (w) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (x) as may be contemplated, required or permitted by this Agreement, (y) as set forth in Section 5.1(b) of the Company Disclosure Letter or (z) for any action taken, or omitted to be taken, pursuant to any COVID-19 Measures or Cybersecurity Measures, the Company:
(i) shall not, and shall not permit any of its Subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), except for (A) dividends and distributions paid by wholly owned Subsidiaries of the Company to the Company or to any of its other wholly owned Subsidiaries, or (B) dividends and distributions by wholly owned Subsidiaries paid on a pro rata basis to its equityholders;
(ii) shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company that remains a wholly owned Subsidiary after consummation of such transaction;
(iii) except as required by existing written agreements or Company Employee Plans, shall not, and shall not permit any of its Subsidiaries to (A) enter into or amend any Collective Bargaining Agreement (other than, with respect to a preexisting bargaining unit that is covered by a preexisting Collective Bargaining Agreement in effect as of the date hereof, (x) as required pursuant to a Collective Bargaining Agreement in effect as of the date hereof or (y) where such actions are made in the ordinary course of business consistent with past practice), (B) except in the ordinary course of business for any employee or individual independent contractor who is not a member of the Executive

Leadership Team (and in any case, with such increases in compensation or other benefits for such employees or individual independent contractors not to result in increased costs to the Company in any calendar year of more than five percent (5%) in the aggregate for all such increases or twenty percent (20%) for any individual employee or individual independent contractor above the amount payable by the Company during the prior calendar year), increase the compensation or other benefits payable or provided to the Company’s directors or employees, it being understood that the cost of compensation and benefits of a new hire shall not constitute an increase in compensation or benefits in the year of hire, unless there is an increase of compensation and benefits above the initial new hire package in the year of hire, (C) enter into or expand the coverage of any employment, change of control, severance, transaction or retention agreement or plan with any employee of the Company or any of its Subsidiaries (except (x) for an agreement with an employee or individual independent contractor with annual base compensation of less than $200,000 that is entered into in the ordinary course of business or (y) for severance agreements entered into with employees in the ordinary course of business in connection with terminations of employment and pursuant to a Company Employee Plan in effect as of the date of this Agreement, which in each case do not include severance payments that would exceed one times the individual’s annual base compensation), (D) materially amend, adopt, establish, agree to establish, enter into, terminate, increase or accelerate the vesting or payment of benefits under, or modify any funding arrangement with respect to, any material Company Employee Plan with respect to any director, officer or employee of any Acquired Company, (E) terminate the employment (other than for cause) or hire any employee whose annual base compensation is in excess of $250,000 per year, (F) effectuate a “plant closing,” “mass layoff,” or similar action under the WARN Act, or (G) issue, grant, or authorize the issuance or grant of Company Equity Awards to employees and directors of the Company;
(iv) shall not, and shall not permit any of its Subsidiaries to, enter into or make any loans or advances to any of its directors, employees, agents or consultants (other than loans or advances in the ordinary course of business consistent with past practice) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, except as required by the terms of any Company Employee Plan;
(v) shall not, and shall not permit any of its Subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or SEC rule or policy;
(vi) except as required by the rules or requirements of any stock exchange, shall not adopt any amendments to the Company’s certificate of incorporation or bylaws or any material amendments to the certificate of incorporation or bylaws (or equivalent organizational documents) of any of the Company’s Subsidiaries;
(vii) except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or Lien of, any shares of its capital stock or other ownership interests or any rights, warrants or options to acquire any such shares of capital stock or other ownership interests in any Subsidiaries of the Company or any securities convertible into, exercisable for or exchangeable for any such shares or ownership interests or take any action to cause to be vested any otherwise unvested Company Equity Award (except as otherwise provided by the terms of this Agreement or the express terms of any such Company Equity Award, in each case, outstanding as of the date of this Agreement), other than (A) issuances of Shares in respect of any exercise of or settlement of Company Equity Awards outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 5.1(b), (B) any Permitted Liens and (C) sales or issuances of shares of Common Stock pursuant to the ESPP in accordance with Section 2.3(d) of this Agreement;
(viii) except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries shall not, and shall not permit any of its Subsidiaries to,

directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares, other than the acquisition of Shares from a holder of a Company Equity Award in satisfaction of withholding obligations or the payment of exercise price;
(ix) shall not, and shall not permit any of its Subsidiaries to, incur, assume, modify on terms that are adverse in any material respect to the Company and its Subsidiaries, taken as a whole, or guarantee, any indebtedness for borrowed money or enter into any “keep well” or other Contract to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for (A) any indebtedness among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (B) any indebtedness incurred to replace, renew, extend, refinance or refund any indebtedness of the Company or its Subsidiaries in existence on the date of this Agreement (including indebtedness incurred to repay or refinance related fees, expenses, premiums and accrued interest), which indebtedness shall not (x) increase the aggregate amount of indebtedness permitted to be outstanding thereunder and be on terms other than customary commercial terms consistent in all material respects with or more beneficial than the indebtedness being replaced, renewed, extended, refinanced or refunded, (y) contain any prepayment penalties or premiums or original issue discount or (z) be no-call for any period of time, (C) guarantees or credit support provided by the Company or any of its Subsidiaries for indebtedness of the Company or any of its Subsidiaries, to the extent such indebtedness is (I) in existence on the date of this Agreement or (II) incurred in the ordinary course of business consistent with past practice, (D) indebtedness incurred pursuant to agreements in effect prior to the execution of this Agreement (or amendments, replacements, renewals, extensions, or refinancings thereof in compliance with this Section 5.1(b)(ix)) and (E) indebtedness not to exceed $10,000,000 in aggregate principal amount outstanding at any time incurred by the Company or any of its Subsidiaries other than in accordance with clauses (A) through (D);
(x) shall not, and shall not permit any of its Subsidiaries to, acquire (by purchase, merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, exchange offer, recapitalization, reorganization, share exchange, business combination or similar transaction) any business or material amount of assets outside the ordinary course of business consistent with past practices from any other Person other than (A) acquisitions pursuant to Contracts in effect on the date hereof and set forth in Section 5.1(b)(x) of the Company Disclosure Letter, (B) acquisitions from the Company or a wholly owned Subsidiary of the Company or (C) any such acquisition (x) that, individually or in the aggregate, would not reasonably be expected to prevent, delay, impede or otherwise adversely affect the consummation of the Merger and the other Contemplated Transactions and (y) pursuant to which the total value or purchase price paid or payable by the Company and its Subsidiaries would not exceed $15,000,000 individually or $30,000,000 in the aggregate;
(xi) except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, transfer, exchange or swap, or subject to any Lien (other than Permitted Liens) or otherwise dispose of any material portion of its material properties or assets, including the capital stock of Subsidiaries, other than (A) non-exclusive licenses, inventory and obsolete assets in the ordinary course of business, (B) pursuant to existing agreements in effect prior to the execution of this Agreement (or refinancings thereof permitted pursuant to Section 5.1(b)(ix)(D)), or (C) subject to Section 5.7, as may be required by any Governmental Entity in order to permit or facilitate the consummation of the transactions contemplated by this Agreement;
(xii) shall not, and shall not permit any of its Subsidiaries to, (A) modify, amend, terminate or waive any rights under any Material Contract in any material respect in a manner that is adverse to the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practices, (B) enter into any Contract with a term greater than one year, that may not be terminated by the Company or any of its Subsidiaries without cause, that, if existing on the date hereof, would be a Material Contract other than in the ordinary course of business and consistent with past practices or (C) enter into any Contract that contains a change of control or similar provision that would require a material payment to the other party or parties thereto in connection with the Merger and the other Contemplated Transactions;

(xiii) except as set forth in the capital budgets set forth in Section 5.1(b)(xiii) of the Company Disclosure Letter and consistent therewith, shall not, and shall not permit any of its Subsidiaries to, make or authorize any payment of, accrual or commitment for, any capital expenditure in excess of $5,000,000, individually, or $10,000,000, in the aggregate;
(xiv) shall not, and shall not permit any of its Subsidiaries to, settle, pay, discharge or satisfy any Action, other than (x) any Action relating to Taxes or (y) any Action (A) that does not relate to any Action brought by the stockholders of the Company against the Company and/or its directors relating to the transactions contemplated by this Agreement or a breach of this Agreement or any other agreements contemplated by this Agreement, and (B) the settlement payment, discharge or satisfaction of which does not result in the imposition of equitable or other non-monetary relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries and either (1) results solely in a monetary obligation involving only the payment of monies by the Company and its Subsidiaries of not more than $5,000,000, individually, or $15,000,000, in the aggregate (excluding any settlements made under the following clause (2)); (2) results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, the Company or any of its Subsidiaries and the payment of monies by the Company or any of its Subsidiaries is not more than $5,000,000, individually, or $15,000,000 in the aggregate (not funded by an indemnity obligation or through insurance policies); or (3) results in no monetary obligation of the Company or any of its Subsidiaries and their receipt of payment; provided, however, that the settlement, release, waiver or compromise of any Action or claim brought by the stockholders of the Company against the Company and/or its directors relating to the transactions contemplated by this Agreement shall be subject to Section 5.11 rather than this Section 5.1(b);
(xv) shall not, and shall not permit any of its Subsidiaries to, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (except for such transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries);
(xvi) shall not, and shall not permit any of its Subsidiaries to, (A) other than in the ordinary course of business, adopt, change or revoke any material method of Tax accounting or make any material Tax election, in each case, in a manner that is inconsistent with the corresponding position taken, election made or method used, if any, in preparing or filing Tax Returns with respect to periods ending prior to the Closing, except as required by GAAP; (B) settle or otherwise compromise any Tax Proceeding or enter into, cancel or modify any formal written closing agreement with respect to a Tax Proceeding, in each case, for an amount materially in excess of amounts reserved therefor in accordance with GAAP; (C) request any formal written ruling from a Governmental Entity with respect to material Taxes; (D) extend or waive the period of assessment or collection for any material Taxes (in each case other than routine extensions or waivers, extensions or waivers in connection with routine Tax Return filings, and automatically granted extensions or waivers); or (E) enter into any material Tax Sharing Agreement, in the case of each of clauses (A) and (D), if such action would result in a material net increase in the Tax liability of the Company and its Subsidiaries (it being agreed and understood that none of clauses (i) through (xv) nor clause (xvii) of this Section 5.1(b) shall apply to Tax compliance matters other than clause (xvii) insofar as it relates to this clause (xvi)); and
(xvii) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions.
Section 5.2 Control of Operations. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.3 Access.
(a) Subject to compliance with applicable Laws, the Company shall afford to Parent and to its officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (collectively, “Representatives”) reasonable access during normal business hours, upon reasonable advance notice, throughout the period prior to the earlier of the Effective Time and the Termination Date, to the Company’s and its Subsidiaries’ employees, officers, properties, contracts, commitments, books and records, other than any such matters that relate to the negotiation and execution of this Agreement, including with respect to the consideration or valuation of the Merger or any financial or strategic alternatives thereto, or that relate to any Alternative Proposal or Superior Proposal, in each case, for purposes reasonably related to consummating the Merger or carrying out post-Merger integration (but without limiting the Company’s obligations under Section 5.4 in respect of an Alternative Proposal or Superior Proposal). The foregoing notwithstanding, the Company shall not be required to afford such access (i) if such access would, in the Company’s good-faith discretion, (x) unreasonably disrupt the operations of the Company or any of its Subsidiaries, (y) jeopardize any attorney-client or other legal privilege or trade secret protection or (z) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which the Company or any of its Affiliates is a party); provided, however, that the Company shall use commercially reasonable efforts to make appropriate substitute arrangements under circumstances in which any of the foregoing restrictions apply to allow access in a manner that does not result in such effect, or (ii) to such information that relates to the minutes of the meetings of the Board of Directors or its committees where the Board of Directors or any applicable committee discussed the transactions contemplated by this Agreement or any similar transaction between the Company and any other Person (including any presentations or other materials prepared by or for the Board of Directors, whether in connection with a specific meeting, or otherwise relating to such subject matter). Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be required to provide any access or make any disclosure pursuant to this Section 5.3 to the extent such access or information is reasonably pertinent to a litigation where the Company or any of its Affiliates, on the one hand, and Parent, Merger Sub or any of their respective Affiliates, on the other hand, are adverse parties or reasonably likely to become adverse parties. To the extent that the Company determines doing so may be reasonably required for the purpose of complying with applicable antitrust Laws, information disclosed pursuant to this Section 5.3 may be disclosed subject to execution of a joint defense agreement in customary form, and disclosure may be limited to external counsel for Parent, provided, that such disclosure would reasonably permit the disclosure of information without violating applicable Law or jeopardizing applicable legal privilege. Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its obligations set forth above to provide access to employees, officers, properties, contracts, commitments, books and records and any other documents and information by electronic means if physical access is not reasonably feasible or would not be permitted under the applicable Law (including any COVID-19 Measures).
(b) Parent agrees that all information provided to it or any of its Representatives in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be deemed to be Confidential Information, as such term is used in, and shall be treated in accordance with, the confidentiality agreement, dated as of September 20, 2022, between the Company and Parent (the “Confidentiality Agreement”).
Section 5.4 No Solicitation.
(a) Subject to the provisions of this Section 5.4, from the date hereof until the earlier of the Effective Time and the Termination Date, the Company agrees that it shall not, and shall cause its Subsidiaries, Affiliates and Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing or providing access to non-public information) the making or submission of, any indication of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, any Alternative Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding an Alternative Proposal or furnish (or continue to furnish) any nonpublic information regarding the Company or any of its Subsidiaries to any Person (other than Parent, Merger Sub and their respective Representatives) that has made or, to the Knowledge of the Company, is considering making an Alternative Proposal (except, in each case, solely to clarify the terms and conditions of any proposal or offer made by any Person solely to determine whether such proposal or offer constitutes or could reasonably be expected to lead to a Superior Proposal), or (iii) enter into any letter of intent or agreement in principle or any other agreement (whether written or oral, binding or non-binding, preliminary or definitive) relating to, or that is intended to or would reasonably be expected to lead to, any Alternative Proposal (except for confidentiality agreements permitted under Section 5.4(d)). From the date hereof until the earlier of the Effective Time and the Termination Date, the Company shall not, and shall cause its Subsidiaries not to, terminate, amend, modify or waive any standstill, non-use or non-disclosure provision with respect to an Alternative Proposal of any confidentiality agreement, standstill or similar agreement to which the Company or any of its Subsidiaries entered into with the intent of exploring a potential Alternative Proposal; provided, that the Company may grant waivers of standstill and similar provisions to the extent the Board of Directors of the Company shall have determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.
(b) The Company agrees that it shall, and shall cause its Subsidiaries, Affiliates and Representatives, to (i) immediately following the execution of this Agreement cease and cause to be terminated any solicitations, discussions or negotiations with any Person (other than Parent, Merger Sub and their respective Representatives) in connection with any Alternative Proposal, (ii) terminate access to any physical or electronic data rooms hosted by or on behalf of the Company by any Person (other than Parent, Merger Sub and their respective Representatives) and (iii) deliver written notice to each such Person requesting that such Person (other than Parent, Merger Sub and their respective Representatives) return or destroy all confidential information regarding the Company and its Subsidiaries in accordance with the applicable confidentiality agreement between the Company and such Person.
(c) The Company shall promptly (and in any event within 48 hours of receipt) notify Parent in writing of (i) the receipt by the Company of an Alternative Proposal or (ii) any proposal or offer received by the Company with respect to, or that would reasonably be expected to lead to, an Alternative Proposal, which notice shall include (A) a copy of any such Alternative Proposal, offer or proposal made in writing (including any draft agreements or term sheets, financing commitments and other agreements submitted therewith) and (B) a summary of the material terms and conditions of any such Alternative Proposal, offer or proposal not made in writing. In addition, from and after the date hereof, the Company shall (x) notify Parent in writing if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Alternative Proposal in accordance with Section 5.4(d), (y) keep Parent reasonably informed in all material respects of the status and terms (including any material change to the terms of any such Alternative Proposal) of any such Alternative Proposal, offer or proposal and (z) provide Parent promptly after the receipt or delivery of copies of all written proposals, offers or draft agreements sent or provided to the Company, its Affiliates or its Representatives from any Person that describes any of the terms or conditions of any such Alternative Proposal, inquiry, offer or proposal.
(d) Notwithstanding anything in this Section 5.4 to the contrary, if at any time following the date hereof and prior to the receipt of the Required Company Stockholder Vote the Company receives a bona fide, written unsolicited Alternative Proposal and that the Board of Directors determines in good faith after consultation with its outside legal and financial advisors could reasonably be expected to result in a Superior Proposal, the Company may, subject to compliance with Section 5.4(c) in all material respects, take the following actions: (x) furnish nonpublic information to the third party making such Alternative Proposal, as well as its Representatives and potential financing sources, if, and only if, prior to so furnishing such information, the third party has executed a confidentiality agreement with the Company having provisions as to confidential treatment of information and other terms that are not materially less favorable in the aggregate to the Company than the confidentiality provisions and other terms of the Confidentiality Agreement (it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making or amendment of any Alternative Proposal on a confidential basis, but such confidentiality agreement shall not prohibit the Company or its Subsidiaries from providing any information contemplated by this Section 5.4 to Parent, Merger Sub or their respective Representatives) (provided, however, that any such non-public information has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with the time such information is furnished to such third party), and (y) engage in discussions or negotiations with the third party with respect to the Alternative Proposal. It is understood and agreed that any contacts, disclosures, discussions or negotiations to the extent permitted under this Section 5.4(d) shall not, in and of itself, constitute a Change of Recommendation or constitute a basis for Parent to terminate this Agreement pursuant to Section 7.1(g)(ii).
(e) Except as set forth in this Section 5.4, the Board of Directors shall not (i) withhold or withdraw (or modify in any manner adverse to Parent or Merger Sub), or propose publicly to withhold or withdraw (or modify in any manner adverse to Parent or Merger Sub), the Recommendation, (ii) approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, any Alternative Proposal, (iii) fail to include the Recommendation in the Proxy Statement or (iv) fail to publish, send or provide to the holders of Shares, pursuant to Rule 14e-2(a) under the Exchange Act a statement recommending against any Alternative Proposal that is a tender or exchange offer and publicly reaffirm the Recommendation within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer or fail to maintain such recommendation against such offer at any time before such offer has expired or been withdrawn or (v) resolve or agree to do any of the foregoing (any such action, a “Change of Recommendation”). Anything to the contrary set forth in this Agreement notwithstanding, prior to obtaining the Required Company Stockholder Vote, the Board of Directors may, in response to a bona fide, written unsolicited Alternative Proposal received by the Company after the date of this Agreement and that the Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel would, if consummated, constitute a Superior Proposal after giving effect to all of the adjustments to the terms of this Agreement that have been offered by Parent in accordance with this Section 5.4(e) (x) make a Change of Recommendation with respect to such Superior Proposal or (y) cause the Company to terminate this Agreement pursuant to Section 7.1(g)(i) in order to enter into a definitive written agreement providing for such Superior Proposal substantially concurrently with such termination; provided, however, that the Board of Directors shall not be entitled to make such a Change of Recommendation or cause such termination of this Agreement pursuant to Section 7.1(g)(i) unless, in each case, (A) the Company shall have given Parent at least three (3) Business Days’ written notice (a “Superior Proposal Notice”) advising Parent of its intention to make such a Change of Recommendation or terminate this Agreement, which Superior Proposal Notice shall include a description of the terms and conditions of the Superior Proposal that is the basis for the proposed action of the Board of Directors, the identity of the Person making the Superior Proposal and a copy of any written offer or proposal, proposed definitive agreement, proposed or committed financing documentation and any other related documents for such Superior Proposal, if any, (B) during such three (3) Business Day period, if requested by Parent, the Company, its Subsidiaries and their respective Representatives shall engage with Parent and its Representatives to consider amendments to the terms and conditions of this Agreement in such a manner so that such Alternative Proposal would cease to constitute a Superior Proposal and (C) at the end of such notice period, after taking into account any proposals irrevocably made by Parent in writing to amend the terms of this Agreement during the period following delivery of such Superior Proposal Notice, the Board of Directors concludes in good faith after consultation with its financial advisors and outside legal counsel that the Superior Proposal giving rise to the Superior Proposal Notice continues to constitute a Superior Proposal; provided that in the event of any modification of the financial terms or any other material modifications to the terms of such Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to again comply with the requirements of this Section 5.4(e) with respect to such new written notice, except that the notice period under clause (A) shall be two (2) Business Days.
(f) Anything to the contrary set forth in this Agreement notwithstanding, prior to obtaining the Required Company Stockholder Vote, the Board of Directors may, in response to an Intervening Event, make a Change of Recommendation contemplated by clause (i) or (iii) of the definition thereof if the Board of Directors determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that an Intervening Event has occurred and is continuing and that the failure of the Board of Directors to make a Change of Recommendation in response to such Intervening Event would reasonably likely be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Board of Directors shall not be entitled to make such a Change of Recommendation (i) unless the Company shall have given Parent at least two (2) Business Days’ written notice (an “Intervening Event Notice”) advising Parent of its intention to make such a Change of Recommendation, which Intervening Event Notice shall include a description of the applicable Intervening Event, (ii) unless during such two (2) Business Day period, if requested by Parent, the Company, its Subsidiaries and their respective Representatives shall engage with Parent and its Representatives to consider amendments to the terms and conditions of this Agreement in such a manner that would permit the Board of Directors, consistent with its fiduciary duties, not to make such Change of Recommendation and (iii) unless, at the end of such notice period, after taking into account any proposals irrevocably made by Parent in writing to amend the terms of this Agreement during the period following delivery of such Intervening Event Notice, the Board of Directors determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such Intervening Event remains in effect and that the failure of the Board of Directors to make such Change of Recommendation contemplated by clause (i) or (iii) of the definition thereof would reasonably likely continue to be inconsistent with its fiduciary duties under applicable Law.
(g) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from (i) taking or disclosing to its stockholders a position contemplated by Rules 14d-9, 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Board of Directors to make such disclosure would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholders under applicable Law; provided, that (A) any such action or disclosure that constitutes a Change of Recommendation may only be made in accordance with the applicable provisions of Section 5.4(e) and Section 5.4(f) and (B) any public disclosure made by or on behalf of the Company that refers to an Alternative Proposal will be deemed to be a Change of Recommendation (including for purposes of Section 7.1(g)(ii)) unless the Board of Directors expressly reaffirms the Recommendation in such disclosure. A “stop, look and listen” disclosure pursuant to Section 14d-9(f) under the Exchange Act in connection with a tender or exchange offer shall not constitute a Change of Recommendation.
(h) “Alternative Proposal” means any indication of interest, inquiry, proposal or offer made by any Person or group of Persons (other than Parent or its Subsidiaries) for or that would result in (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization or similar transaction involving the Company, (ii) the direct or indirect acquisition by any Person of (A) more than twenty percent (20%) of the assets of the Company and its Subsidiaries, on a consolidated basis, or (B) assets of the Company and its Subsidiaries to which more than twenty percent (20%) of the revenues or earnings of the Company and its Subsidiaries, on a consolidated basis, are attributable for the most recent fiscal year for which the audited financial statements are then available, or (iii) the direct or indirect acquisition by any Person of, or a tender offer or exchange offer that if consummated would result in any Person beneficially owning, more than twenty percent (20%) of the outstanding Shares, in each of the foregoing clauses (i), (ii) and (iii), whether in a single or series of related transactions.
(i) “Superior Proposal” means an unsolicited Alternative Proposal, substituting in the definition thereof “fifty percent (50%)” for “twenty percent (20%)” in each place it appears, that the Board of Directors determines in good faith, after consultation with the Company’s outside financial and legal advisors, and considering such factors as the Board of Directors considers in good faith to be relevant (including the conditionality, timing and likelihood of consummation of such proposal), to be more favorable, from a financial point of view, to the Company’s stockholders than the transactions contemplated by this Agreement (after taking into account any changes thereto committed to by Parent pursuant to Section 5.4(e)).
(j) “Intervening Event” means any event, change, occurrence or development first occurring or arising after the date hereof that is material to the Company and its Subsidiaries, taken as a whole, and that (i) is unknown and not reasonably foreseeable to the Board of Directors as of the date hereof, or if known and reasonably foreseeable to the Board of Directors as of the date hereof, the material consequences of which were not known and reasonably foreseeable to the Board of Directors as of the date hereof and (ii) does not involve or relate to an Alternative Proposal.

Section 5.5 Filings; Other Actions.
(a) As promptly as reasonably practicable (and in any event within thirty (30) Business Days) after the date hereof, the Company shall prepare and file with the SEC the Proxy Statement, which shall, subject to Section 5.4, include the Recommendation, and shall use reasonable best efforts to respond to any comments by the SEC staff in respect of the Proxy Statement as promptly as reasonably practicable after the receipt thereof, and shall cause the definitive Proxy Statement to be mailed to the Company’s stockholders promptly following the time the Proxy Statement is cleared by the SEC for mailing to the Company’s stockholders (and in any event within ten (10) Business Days of such time). Parent and Merger Sub shall provide to the Company such information concerning themselves and their Affiliates as is customarily included in a proxy statement prepared in connection with a transaction of the type contemplated by this Agreement or as otherwise required by Law, requested by the SEC or its staff or as the Company may reasonably request. Subject to applicable Law, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any written comments of the SEC staff with respect thereto, the Company shall provide Parent and its counsel a reasonable opportunity to review and to propose comments on such document or response and consider in good faith such comments reasonably proposed by Parent or its counsel for inclusion therein.
(b) Subject to the other provisions of this Agreement, the Company shall (i) take all action required by the NYSE and the SEC rules and as required by the DGCL and its articles of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders promptly following the mailing of the Proxy Statement for the purpose of obtaining (A) the Required Company Stockholder Vote and (B) if so desired and mutually agreed, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger agreement or the transactions contemplated by such agreement (the “Company Stockholders’ Meeting”), and (ii) use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement (it being understood that the foregoing shall not require the Company’s Board of Directors to recommend in favor of the adoption of this Agreement, if a Change of Recommendation has been effected in accordance with Section 5.4). The Company shall not, without the prior written consent of Parent, adjourn, recess, postpone or otherwise delay the Company Stockholders’ Meeting; provided, that (x) the Company may adjourn, recess, or postpone, and at the request of Parent it shall adjourn, recess or postpone, the Company Stockholders’ Meeting for a reasonable period to solicit additional proxies, if the Company or Parent, respectively, reasonably believes there will be insufficient Shares represented (either virtually or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting or to obtain the Required Company Stockholder Vote (provided that, unless agreed in writing by the Company and Parent, all such adjournments, recesses or postponements shall be for periods of no more than ten (10) Business Days each) and (y) the Company may adjourn, recess, or postpone the Company Stockholders’ Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders’ Meeting.
Section 5.6 Employee Matters.
(a) From and after the Effective Time, the Company shall, and Parent shall cause the Company to, honor all Company Employee Plans in accordance with their terms as in effect immediately before the Effective Time. For a period of twelve (12) months following the Effective Time, Parent shall provide, or shall cause to be provided, to each current and former employee of the Company and its Subsidiaries (“Company Employees”) (i) base compensation and annual cash incentive opportunities that, in each case, are no less favorable than were provided to the Company Employee immediately before the Effective Time and (ii) all other compensation and employee benefits (excluding transaction bonus payments, defined benefit pension, non-qualified deferred compensation and retiree medical coverage, but including annual long-term target equity incentive opportunity ) that are substantially similar in the aggregate to those provided to Company Employees immediately before the Effective Time. Without limiting the generality of the immediately preceding sentence, (A) Parent shall or shall cause the Surviving Corporation to provide to each Company Employee whose employment terminates during the one (1)-year period following the Effective Time severance benefits equal to the severance benefits that would have been provided to the Company Employee under the Company’s severance arrangements in effect immediately prior to the

Effective Time, and (B) during such one (1)-year period following the Effective Time, severance benefits offered to each Company Employee shall be determined without taking into account any reduction after the Effective Time in compensation paid or benefits provided to such Company Employee. Notwithstanding the foregoing, compensation and employee benefits for Company Employees covered by a Collective Bargaining Agreement as of immediately prior to the Effective Time shall be provided in accordance with the applicable Collective Bargaining Agreement as in effect from time to time. For the avoidance of doubt, subject to the applicable terms of any Company Employee Plan, Parent shall not be prohibited by this Section 5.6(a) from terminating the employment of or changing or modifying the terms and conditions of employment for any Company Employee following the Closing Date.
(b) For all purposes (including for purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Employee Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply with respect to benefit accrual under any final average pay defined benefit pension plan or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Employee Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(c) Parent acknowledges that a “change in control” (or similar phrase) within the meaning of the Company Employee Plans will occur at or immediately prior to the Effective Time, as applicable.
(d) Without limiting the generality of Section 8.9, the provisions of this Section 5.6 are solely for the benefit of the parties to this Agreement, and no current or former director, employee or consultant or any other person shall be a third-party beneficiary of this Agreement, and nothing in this Agreement shall be construed as an amendment to, or limiting the ability to amend, any Company Employee Plan or other compensation or benefit plan or arrangement for any purpose. The provisions of this Section 5.6 shall survive the consummation of the Merger.
Section 5.7 Efforts.
(a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use (and shall cause their respective Subsidiaries and Affiliates to use) all reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement prior to the End Date, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods, including the Specified Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any Actions, lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the

Merger and the other transactions contemplated by this Agreement, including seeking to have any stay, temporary restraining order or injunction entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall the Company or any of its Subsidiaries be required (nor, without the prior written consent of Parent, shall the Company and its Subsidiaries be permitted) to pay prior to the Effective Time any fee, penalty or other consideration (other than customary filing and notification fees with Governmental Entities and other nominal amounts) to any third party for any consent or approval required for or triggered by the consummation of the transactions contemplated by this Agreement under any contract or agreement or otherwise.
(b) Subject to the terms and conditions in this Agreement and without limiting the foregoing, the Company and Parent shall (and shall cause their respective Subsidiaries and Affiliates to) (i) promptly, but in no event later than fifteen (15) Business Days after the date hereof, file or cause to be filed any and all required notification and report forms under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement, and use all reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, (ii) supply or cause to be supplied to any Governmental Entity as promptly as practicable any additional information or documentary material that may be requested pursuant to any Law or by such Governmental Entity and (iii) take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including taking all such further action as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities, or any other Governmental Entity or Person may assert under any Law with respect to the Merger and the other transactions contemplated by this Agreement, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as promptly as practicable after the date hereof (and in any event no later than the End Date), including (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, license, hold separate or disposition of any and all of the share capital or other equity voting interest, assets (whether tangible or intangible), businesses, divisions, operations, products or product lines of Parent or its Subsidiaries or Affiliates or of the Company or its Subsidiaries and (y) otherwise taking or committing to take any actions that after the Closing Date would limit Parent’s or its Subsidiaries’ (including the Surviving Corporation’s) or Affiliates’ freedom of action with respect to, or their ability to retain, one or more of their Subsidiaries’ (including the Surviving Corporation’s), assets (whether tangible or intangible), businesses, divisions, operations, products or product lines, in each case as may be required in order to satisfy the conditions to Closing or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any Action that would otherwise have the effect of preventing the Closing, delaying the Closing in any material respect or delaying the Closing beyond the End Date (individually or collectively, a “Remedial Action”); provided, that neither the Company, Parent nor any of their respective Subsidiaries shall be required to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets (whether tangible or intangible), businesses, divisions, operations, products or product lines of the Company, Parent or any of their respective Affiliates, unless such requirement, condition, understanding, agreement or order is conditioned upon the occurrence of the Closing or is or becomes effective on or after the Closing; provided further that, notwithstanding anything in this Agreement to the contrary, nothing in this Section 5.7 or any other provision of this Agreement shall require any of Parent or any of its Affiliates to (A) waive any of the conditions set forth in Article 6 as they apply to Parent or Merger Sub or (B) agree or otherwise be required to, take any action, including any Remedial Action that, individually or in the aggregate together with one or more other Remedial Actions, would reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Parent, the Company, and their respective Subsidiaries, taken as a whole and after giving effect to the Merger (it being understood that, for purposes of determining pursuant to this clause (B) whether such Remedial Action would reasonably be expected to have such a material adverse effect (aa) Parent, the Company and their respective Subsidiaries, taken as a whole and after giving effect to the Merger, shall be deemed to be the same size as the Company and its Subsidiaries, taken as a whole and prior to giving effect to the Merger, and (bb) any proceeds received, or expected to be received, from effecting any Remedial Action shall not be taken into consideration). Without limiting Parent’s obligations under this Section 5.7, in no event shall the Company propose, negotiate, effect or agree to any Remedial Action without the prior written consent of Parent. Except as otherwise permitted under this Agreement, the Company, Parent and Merger Sub shall not (and shall cause their Subsidiaries and Affiliates not to) make, or agree to make, any acquisition, or knowingly take, or agree to take, any other action outside the ordinary course of business consistent with past practice, in each case, that would be reasonably likely to prevent or materially delay the Closing.
(c) The Company, Parent and Merger Sub shall cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions and any other actions pursuant to this Section 5.7(c), and, subject to applicable legal limitations and the instructions of any Governmental Entity, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries or Affiliates, from any third party and/or any Governmental Entity with respect to such transactions. Subject to applicable Law relating to the exchange of information, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed notifications or filings and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any Governmental Entity; provided, however, that materials may be redacted (x) to remove references concerning the valuation of the businesses of the Company and its Subsidiaries, or proposals from third parties with respect thereto, (y) as necessary to comply with contractual agreements and (z) as necessary to address reasonable privilege or confidentiality concerns. The parties, as they deem advisable and necessary, may designate any competitively sensitive material provided to the other under this Section 5.7(c) as “Antitrust Counsel Only Material,” and such materials and the information contained therein shall be given only to outside antitrust counsel of the recipient and will not be disclosed to other Representatives of the recipient unless express written permission is obtained in advance from the source of the materials or its legal counsel. Each of the Company, Parent and Merger Sub agrees not to participate in any meeting or discussion, either in Person, by videoconference, or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate.
(d) The Company and Parent shall jointly develop and cooperate with one another with respect to developing the (i) strategy and timing for obtaining all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods, including the Specified Approvals and the Parent Approvals, (ii) response to any request from, inquiry by, or investigation by (including the timing, nature and substance of all such responses) any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement and (iii) strategy for the defense and settlement of any action brought by or before any Governmental Entity that has authority to enforce the applicable antitrust Laws; provided, in the event of any conflict or disagreement between the Company and Parent with respect to clauses (i), (ii) and (iii) above, Parent shall have the right to direct the matter that is the cause of any such conflict or disagreement, acting reasonably and following consultation with the Company and after considering in good faith all comments and advice of the Company (and its counsel).
(e) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.7, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Law, subject to the limitations set forth in the other provisions of this Section 5.7 (including Section 5.7(b)), each of the Company, Parent and Merger Sub shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such Action or proceeding and to have vacated, lifted, reversed or overturned any Action, decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger and the other transactions contemplated by this Agreement.

Section 5.8 Takeover Statute. If any “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated by this Agreement, each of the Company, Parent and Merger Sub and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated by this Agreement.
Section 5.9 Public Announcements. The Company, Parent and Merger Sub shall consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated in this Agreement and shall not issue any such press release or other public statement or comment prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or as may be requested by a Governmental Entity; provided that the restrictions in this Section 5.9 shall not apply to any Company communication regarding an Alternative Proposal or from and after a Change of Recommendation, in each case, to the extent permitted by Section 5.4. Parent and the Company agree to issue a joint press release as the first public disclosure of this Agreement.
Section 5.10 Indemnification and Insurance.
(a) Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or its Subsidiaries (or directors or officers of an Acquired Company to the extent serving as fiduciaries with respect to any Company Employee Plan maintained by any Acquired Company) as provided in their respective articles or certificates of incorporation or bylaws or other organizational documents or in any agreement shall survive the Merger and shall continue at and after the Effective Time in full force and effect. For a period of six (6) years after the Effective Time, Parent and the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any of its Subsidiaries’ articles or certificates of incorporation and bylaws or similar organizational documents as in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors, officers or employees as in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the final disposition of such Action or resolution of such claim, even if beyond such six (6)-year period. From and after the Effective Time, Parent shall assume, be jointly and severally liable for, and honor, guarantee and stand surety for, and shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.10.
(b) For a period of six (6) years after the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses) each current and former director, officer or employee of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or its Subsidiaries (or directors or officers of an Acquired Company to the extent serving as fiduciaries with respect to any Company Employee Plan), in each case, at or prior to the Effective Time (each, together with such Person’s heirs, executors or administrators, and successors and assigns, an “Indemnified Party”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any Action to each Indemnified Party to the fullest extent permitted by Law following receipt of a written undertaking by or on behalf of such Person to repay such amount if it is ultimately determined that such Person was not entitled to indemnification under this Section 5.10(b)), judgments, fines, losses, claims, damages, obligations, costs, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an

“Action”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions in connection with such Persons serving as an officer, director, employee or other fiduciary in any entity if such service was at the request or for the benefit of the Company or its Subsidiaries). In the event of any such Action, Parent and the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such Action.
(c) For a period of six (6) years from and after the Effective Time, Parent and the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’, employment practices and fiduciary liability insurance maintained by or for the benefit of the Company and its Subsidiaries and their respective current and former directors and officers or provide substitute policies for the Company and its Subsidiaries and their respective current and former directors and officers who are currently covered by the directors’ and officers’, employment practices and fiduciary liability insurance coverage currently maintained by or for the benefit of the Company and its Subsidiaries, in either case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the directors’ and officers’, employment practices and fiduciary liability insurance coverage currently maintained by or for the benefit of the Company and its Subsidiaries and their respective current and former directors and officers with respect to claims arising from facts or events that occurred at or before the Effective Time (regardless of when such claims are brought) (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’, employment practices and fiduciary liability insurance), except that in no event shall Parent or the Surviving Corporation be required to pay with respect to such insurance policies more than 300% of the aggregate annual premium most recently paid by the Company and its Subsidiaries (the “Maximum Amount”). If the Surviving Corporation is unable to obtain the insurance required by this Section 5.10(c) because its cost exceeds the Maximum Amount, it shall obtain as much comparable insurance as possible for the years within such six (6)-year period for a premium equal to the Maximum Amount. In lieu of such insurance, prior to the Closing Date the Company may, at its option, purchase, or Parent may, at its option cause the Company to purchase, a six-(6) year prepaid “tail” directors’ and officers’, employment practices and fiduciary liability insurance policy for the Company and its Subsidiaries and their respective current and former directors and officers who are currently covered by the directors’ and officers’, employment practices and fiduciary liability insurance coverage currently maintained by or for the benefit of the Company and its Subsidiaries, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insured persons than the directors’ and officers’, employment practices and fiduciary liability insurance coverage currently maintained by or for the benefit of the Company and its Subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, however, that in no event shall the cost of any such tail policy exceed the Maximum Amount. Parent and the Surviving Corporation shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.
(d) Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.10 (subject to the undertakings described in Section 5.10(b)).
(e) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the articles of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise. The provisions of this Section 5.10 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.
(f) In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.10.
Section 5.11 Stockholder Litigation. Prior to the earlier of the Effective Time or the valid termination of this Agreement, the Company shall control the defense of any litigation brought by stockholders of the Company against the Company and/or its directors relating to this Agreement, the Merger or the other transactions contemplated by this Agreement (whether directly or on behalf of the Company and its Subsidiaries or otherwise); provided, however, that the Company shall reasonably promptly notify Parent of any such stockholder Action, keep Parent reasonably informed with respect to the status thereof (including by providing copies of all pleadings with respect thereto) and shall give Parent the right to review and comment on all material filings or responses to be made by the Company in connection with any such litigation, and the right to consult on the settlement, release, waiver or compromise of any such litigation, and the Company shall in good faith take such comments into account, and no such settlement, release, waiver or compromise of such litigation shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). This Section 5.11 is without prejudice to the provisions in Section 2.1(b) relating to Dissenting Shares.
Section 5.12 Stock Exchange De-listing; 1934 Act Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NYSE and the SEC to enable the de-listing by the Surviving Corporation of the Common Stock from NYSE and the deregistration of the Common Stock under the Exchange Act as promptly as practicable after the Effective Time.
Section 5.13 Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.14 Obligations of Parent. Parent shall cause Merger Sub and each of Parent’s other Subsidiaries, and the Surviving Corporation, to comply with, duly perform, satisfy and discharge on a timely basis, all of their respective covenants, obligations and liabilities under this Agreement, and Parent shall be jointly and severally liable with the Subsidiaries for the due and timely performance, satisfaction and discharge of each of the said covenants, obligations and liabilities. Parent, in its capacity as the sole stockholder of Merger Sub, shall approve this Agreement by written consent immediately following its execution.
Section 5.15 Payoff of Certain Indebtedness. The Company shall use its commercially reasonable efforts to, (A) at least one (1) Business Day prior to the Closing Date, deliver to Parent a draft payoff letter and (B) cause the administrative agent under the Company Credit Agreement to deliver to Parent on the Closing Date, a fully executed payoff letter, in each case, with respect to the indebtedness identified on Section 5.15 of the Company Disclosure Letter and in form and substance customary for transactions of this type.
Section 5.16 Financing. Parent shall do all things necessary, proper or advisable to obtain funds sufficient to fund the Financing Amounts on or prior to the date on which the Merger is required to be consummated pursuant to the terms hereof.
Section 5.17 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
ARTICLE 6

CONDITIONS TO THE MERGER
Section 6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Parent and the Company to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:
(a) Stockholder Approval. The Required Company Stockholder Vote shall have been obtained.
(b) No Legal Restraints. No injunction or similar order by any Governmental Entity with competent jurisdiction over any party hereto that prohibits the consummation of the Merger and the other transactions contemplated by this Agreement shall have been entered and shall continue to be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity with competent jurisdiction over any party hereto that, in any case, prohibits or makes illegal the consummation of the Merger (any such order, injunction or Law, a “Legal Restraint”).
(c) Regulatory Approvals. Any waiting period under the HSR Act shall have expired or been earlier terminated.
Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver by the Company to the extent permitted by applicable Law) of the following conditions:
(a) The representations and warranties of Parent and Merger Sub set forth in Article 4 (without regard to any qualifications as to materiality or Parent Material Adverse Effect contained in such representations and warranties) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Parent Material Adverse Effect.
(b) Parent and Merger Sub shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.
(c) Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.
Section 6.3 Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated by this Agreement are further subject to the satisfaction (or waiver by Parent and Merger Sub to the extent permitted by applicable Law) of the following conditions:
(a) (i) The representations and warranties of the Company set forth in Section 3.2(a) (first and second sentences), Section 3.2(b) (first and second sentences), Section 3.2(c) (clauses (i), (ii) and (iii)) and Section 3.6(a) shall be true and correct in all respects, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, solely in respect of Section 3.2(a) (first and second sentences), Section 3.2(b) (first and second sentences), Section 3.2(c) (clauses (i), (ii) and (iii)), for de minimis inaccuracies; (ii) the representations and warranties of the Company set forth in Section 3.2(a) (other than first and second sentences), Section 3.3, Section 3.22, Section 3.23 and Section 3.25 shall be true and correct in all material respects, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) the other representations and warranties of the Company set forth in Article 3 (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) shall be true and correct in all respects, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to this clause (iii) where the failure of such representations and warranties to be so true and correct does not, individually or in the aggregate, constitute a Company Material Adverse Effect.
(b) The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.
(c) Since the date of this Agreement, there shall not have occurred and be continuing any Company Material Adverse Effect.
(d) The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) have been satisfied.

Section 6.4 Frustration of Closing Conditions. No party hereto may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s breach of any covenant or agreement of this Agreement in any material respect.
ARTICLE 7

TERMINATION
Section 7.1 Termination or Abandonment. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval by the stockholders of the Company of the matters presented in connection with the Merger:
(a) by the mutual written consent of the Company and Parent;
(b) by either the Company or Parent if (i) the Effective Time shall not have occurred on or before December 17, 2023 (provided that if, as of such date all conditions set forth in Section 6.1, Section 6.2 and Section 6.3 shall have been satisfied or waived (other than those conditions that are to be satisfied by action taken at the Closing) other than the conditions set forth in Section 6.1(b) or Section 6.1(c) (but only to the extent the applicable legal restraint relates to antitrust Laws), then such date shall automatically be extended to June 17, 2024; provided, further, that if, as of such extended date all conditions set forth in Section 6.1, Section 6.2 and Section 6.3 shall have been satisfied or waived (other than those conditions that are to be satisfied by action taken at the Closing) other than the conditions set forth in Section 6.1(b) or Section 6.1(c) (but only to the extent the applicable legal restraint relates to antitrust Laws), then Parent shall have the right (but not the obligation) to further extend such extended date by written notice to the Company to September 17, 2024 (as so extended, the “End Date”)) and (ii) the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have contributed to the failure to consummate the Merger on or before such date;
(c) by either the Company or Parent if any Governmental Entity with competent jurisdiction over any party hereto shall have issued a Legal Restraint, and such Legal Restraint shall have become final and nonappealable;
(d) by either the Company or Parent if the Company Stockholders’ Meeting (including any adjournments or postponements thereof) shall have concluded and the Required Company Stockholder Vote contemplated by this Agreement shall not have been obtained;
(e) by the Company, if Parent or Merger Sub shall have breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 and (ii) cannot be cured by the End Date or, if curable, is not cured within 30 Business Days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(e) and the basis for such termination; provided that, the Company is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;
(f) by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 and (ii) cannot be cured by the End Date or, if curable, is not cured with 30 Business Days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(f) and the basis for such termination; provided that Parent or Merger Sub is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement; and
(g) (i) by the Company prior to the receipt of the Required Company Stockholder Vote at the Company Stockholders’ Meeting, in order to enter into a written definitive agreement providing for a Superior Proposal if (A) the Company has complied in all material respects with Section 5.4, (B) prior to or substantially concurrently with such termination the Company pays the Company Termination Fee due to

Parent in accordance with Section 7.3(a) and (C) promptly after such termination, the Company enters into such written definitive agreement providing for such Superior Proposal or (ii) by Parent, if a Change of Recommendation shall have occurred (whether or not in compliance with Section 5.4).
Section 7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, the terminating party shall forthwith give written notice thereof to the other party or parties and this Agreement shall terminate, and the transactions contemplated by this Agreement shall be abandoned, without further action by any of the parties hereto. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates, or their respective former, current or future directors, partners, stockholders, managers or members, except that (i) no such termination shall relieve any party of its obligation to pay the Company Termination Fee or the Parent Termination Fee, if, as and when required pursuant to Section 7.3; (ii) subject to Section 7.3, no such termination shall relieve any party for liability for such party’s willful and material breach of any covenant or agreement of this Agreement prior to its termination; and (iii) the Confidentiality Agreement, this Section 7.2, Section 7.3 and Article 8 shall survive the termination hereof.
Section 7.3 Termination Fee.
(a) Company Termination Fee. Any provision in this Agreement to the contrary notwithstanding, if (i) the Company shall have terminated this Agreement pursuant to Section 7.1(g)(i), (ii) Parent shall have terminated this Agreement pursuant to Section 7.1(g)(ii), or (iii) (A) after the date of this Agreement but (x) prior to the Company Stockholders’ Meeting (in the case of a termination pursuant to Section 7.1(d)) or (y) prior to the End Date (in the case of a termination pursuant to Section 7.1(b)) provided that the condition set forth in Section 6.1(a) is not satisfied, an Alternative Proposal (disregarding the word “inquiry” in the definition thereof) is publicly proposed or publicly disclosed, or any Person shall have publicly announced an intention (whether or not conditional) to make an Alternative Proposal (disregarding the word “inquiry” in the definition thereof), prior to, and not withdrawn at least two (2) Business Days prior to, the Company Stockholders’ Meeting (in the case of a termination pursuant to Section 7.1(d)) or prior to the End Date (in the case of a termination pursuant to Section 7.1(b)), (B) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b) or Section 7.1(d) and (C) concurrently with or within twelve (12) months after such termination, (xx) the Company shall have entered into a definitive agreement providing for a transaction that constitutes an Alternative Proposal (which transaction is subsequently consummated, whether during or following such twelve (12)-month period) or (yy) the Company shall have completed a transaction that constitutes an Alternative Proposal (it being understood that, for purposes of this clause (C), such transaction need not be with the same Person that made the Alternative Proposal under clause (A) and that references to “twenty percent (20%)” in the definition of Alternative Proposal shall be “fifty percent (50%)” for any fee to be payable under this Section 7.3(a)), then the Company shall pay, by wire transfer of immediately available funds to an account designated by Parent, a fee of $95,600,000 in cash (the “Company Termination Fee”), such payment to be made prior to or concurrently with, and as a condition to the effectiveness of, termination in the case of clause (i) above, within three (3) Business Days after such termination in the case of clause (ii) above, or within three (3) Business Days after the last to occur of the events set forth in clause (iii) above; it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. Upon the payment by the Company of the Company Termination Fee as and when required by this Section 7.3(a), together with any fees, costs, expenses and interest payable pursuant to Section 7.3(c), none of the Company, its Subsidiaries or their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates and Representatives shall have any further liability with respect to this Agreement or the transactions contemplated by this Agreement to Parent, Merger Sub or their respective Affiliates or Representatives, except to the extent provided in Section 7.2. Payment of the Company Termination Fee pursuant to this Section 7.3(a) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or Representatives or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and, upon payment of the Company Termination Fee, none of Parent, Merger Sub, any of their respective Affiliates (collectively, “Parent Related Parties”) or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates arising out of or in connection with this Agreement, any of the transactions contemplated by this Agreement or any matters forming the basis for such termination, except to the extent provided in Section 7.2. Parent’s right to receive payment from the Company of the Company Termination Fee pursuant to this Section 7.3(a) shall be the sole and exclusive remedy of the Parent Related Parties in circumstances where the Company Termination Fee is payable pursuant to this Section 7.3(a) against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, employees, partners, stockholders, optionholders, managers, members, other Representatives or Affiliates (collectively, “Company Related Parties”) for any loss suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Company Termination Fee, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement, except, in each case, to the extent provided in Section 7.2.
(b) Parent Termination Fee. Any provision in this Agreement to the contrary notwithstanding, in the event that:
(i) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b) and, at the time of such termination, (A) one or more of the conditions set forth in Section 6.1(b) and Section 6.1(c) (with respect to Section 6.1(b), only as the result of a Legal Restraint issued or granted in respect of the Merger or the other transactions contemplated by this Agreement by a Governmental Entity pursuant to the HSR Act or any other applicable antitrust Law) have not been satisfied or waived (B) the condition set forth in Section 6.1(a) has been satisfied, (C) all of the other conditions set forth in Section 6.1 and Section 6.3 have been satisfied (other than any such conditions that by their nature are to be satisfied at the Closing (if such conditions would be satisfied were the Closing to occur at such time) and other than with respect to such covenants that, by their nature, are only applicable if the Closing were to occur (such as, Section 5.12 and Section 5.15)) or waived and (D) no breach by the Company of its obligations under Section 5.1 or Section 5.7 has been the principal cause of the failure to be satisfied of all or any of the conditions listed in clause (A) of this Section 7.3(b)(i), then Parent shall pay the Parent Termination Fee to the Company as promptly as practicable (and, in any event, within two (2) Business Days following such termination) by wire transfer of immediately available funds; or
(ii) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(c), only as the result of an Order or injunction issued or granted in respect of the Contemplated Transactions by a Governmental Entity pursuant to the HSR Act or any other applicable antitrust Law and, at the time of such termination, (A) one or more of the conditions set forth in Section 6.1(b) and Section 6.1(c) (with respect to Section 6.1(b), only as the result of a Legal Restraint issued or granted in respect of the Merger or the other transactions contemplated by this Agreement by a Governmental Entity pursuant to the HSR Act or any other applicable antitrust Law) have not been satisfied or waived, (B) no event shall have occurred such that the conditions set forth in Section 6.1(a) or Section 6.3 shall not be capable of being satisfied and (C) no breach by the Company of its obligations under Section 5.1 or Section 5.7 has been the principal cause of the imposition of such Order or injunction, then Parent shall pay the Parent Termination Fee to the Company as promptly as reasonably practicable (and, in any event, within two (2) Business Days following such termination) by wire transfer of immediately available funds. In no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. Upon the payment by Parent of the Parent Termination Fee as and when required by this Section 7.3(b), together with any fees, costs, expenses and interest payable pursuant to Section 7.3(c), none of Parent, its Subsidiaries or their respective former, current or future officers, directors, partners, stockholders, managers, members, Affiliates and Representatives shall have any further liability with respect to this Agreement or the transactions contemplated by this Agreement to the Company or its Affiliates or Representatives, and none of the Company Related Parties or any other Person shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub or any of their respective Affiliates arising out of or in connection with this Agreement, any of the transactions contemplated by this Agreement or any matters forming the basis for such termination, except, in each case, to the extent provided in Section 7.2. The Company’s right to receive payment from Parent of the Parent Termination Fee pursuant to this Section 7.3(b) shall be the sole and exclusive remedy of the Company Related Parties in circumstances where the Parent Termination Fee is payable pursuant to this

Section 7.3(b) against the Parent Related Parties for any loss suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Parent Termination Fee, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement, except, in each case, to the extent provided in Section 7.2.
(c) Acknowledgements. Each party acknowledges that the agreements contained in this Section 7.3 are an integral part of this Agreement and that, without Section 7.3(a), Parent would not have entered into this Agreement and that, without Section 7.3(b), the Company would not have entered into this Agreement. Accordingly, if the Company or Parent fails to promptly pay any amount due pursuant to this Section 7.3, the Company or Parent, as applicable, shall pay to Parent or the Company, respectively, all fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any action initiated by such party), together with interest on the amount of the Company Termination Fee or the Parent Termination Fee, as applicable, at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made. The parties further acknowledge that neither the Company Termination Fee nor the Parent Termination Fee shall constitute a penalty but is each liquidated damages, in a reasonable amount that will compensate each party in the circumstances in which either the Company Termination Fee or Parent Termination Fee, as applicable, is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision.
ARTICLE 8

MISCELLANEOUS
Section 8.1 No Survival of Representations and Warranties. None of the representations and warranties and, subject to the following sentence, covenants and agreements, in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.
Section 8.2 Expenses. Except as set forth in Section 7.3 and Section 8.14, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring or required to incur such expenses, except that expenses incurred by any party in connection with the printing, filing and mailing of the Proxy Statement (including applicable SEC filing fees) shall be borne by the Company, and all filing fees paid by any party in respect of any HSR Act or other regulatory filing shall be borne by Parent.
Section 8.3 Counterparts; Effectiveness. This Agreement may be executed in counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, facsimile, electronic mail or otherwise as authorized by the prior sentence) to the other parties.
Section 8.4 Governing Law; Jurisdiction; Waiver of Jury Trial.
(a) This Agreement, and any action, suit or other Legal Proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the Contemplated Transactions or the legal relationship of the Parties with respect to the Contemplated Transactions (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. In any action between any of the Parties arising out of or relating to this Agreement, any of the Contemplated Transactions or the legal relationship of the Parties with respect to the Contemplated Transactions (whether at law or in equity, whether in contract or in tort or otherwise), each of the Parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any Party’s address and in the manner set forth in Section 8.6 shall be effective service of process for any such action.
(b) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, WHETHER IN CONTRACT OR IN TORT OR UNDER ANY OTHER BODY OF LAW, TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4.
Section 8.5 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. In circumstances where Parent and Merger Sub are obligated to consummate the Merger and the Merger has not been consummated, Parent and Merger Sub expressly acknowledge and agree that the Company and its stockholders shall have suffered irreparable harm, that monetary damages will be inadequate to compensate the Company and its stockholders, and that the Company on behalf of itself and its stockholders shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to enforce specifically Parent’s and Merger Sub’s obligations to consummate the Merger. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The parties acknowledge and agree that time is of the essence and that the parties would suffer ongoing irreparable injury for so long as any provision of this Agreement is not performed in accordance with its specific terms, including but not limited to as a result of any dispute over the parties’ obligations to consummate the transactions contemplated by this Agreement. It is accordingly agreed that, as to any claims or Actions in which a party seeks specific performance or other equitable relief pursuant to this Section 8.5, the parties shall use their best efforts to seek and obtain an expedited schedule for such proceedings and shall not oppose any party’s request for expedited proceedings.

Section 8.6 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by email, facsimile transmission, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:
To Parent or Merger Sub:

L3Harris Technologies, Inc.
1025 West NASA Boulevard
Melbourne, Florida 32919
Attention:	Scott Mikuen, Senior Vice President, General Counsel and Secretary
Facsimile:	(321) 727-9616
Email:	Scott.Mikuen@l3harris.com

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:	Mario Ponce
Sebastian Tiller
Facsimile:	(212) 455-2502
Email:	mponce@stblaw.com
stiller@stblaw.com

To the Company:

Aerojet Rocketdyne Holdings, Inc.
222 N. Pacific Coast Highway
Suite 500
El Segundo, CA 90245
Attention:	Joseph E. Chontos, General Counsel & Corporate Secretary
Email:	joseph.chontos@Rocket.com

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	David A. Katz
Trevor S. Norwitz
Facsimile:	(212) 403-2000
Email:	DAKatz@wlrk.com
TSNorwitz@wlrk.com
or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered (a) when received when sent by email or facsimile, provided that the recipient confirms in writing its receipt thereof, (b) upon proof of service when sent by reliable overnight delivery service, (c) upon personal delivery in the case of hand delivery or (d) upon receipt of the return receipt when sent by certified or registered mail. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.7 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties and any prohibited assignment is void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
Section 8.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
Section 8.9 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the exhibits and schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof. Except (a) for the provisions of Article 2 (which, from and after the Effective Time, shall be for the benefit of holders of the Common Stock and Company Equity Awards as of the Effective Time), and Section 5.10 (which, from and after the Effective Time, shall be for the benefit of the Indemnified Parties), and (b) for the limitations on liability of the Company Related Parties and the Parent Related Parties set forth in Section 7.3, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing in this Agreement is intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. Notwithstanding anything to the contrary in this Agreement, and without limitation to the foregoing, Parent and Merger Sub expressly acknowledge and agree that the Company shall have the right, on behalf of its stockholders, to pursue damages against Parent and/or Merger Sub for the loss of the Merger Consideration (including, for the avoidance of doubt, damages based on the loss of the economic benefits of the Merger, including the loss of the premium offered to each such holder) in the event of any breach of this Agreement by Parent or Merger Sub in respect of which the Company is entitled to bring a claim hereunder; provided that this sentence is not intended, and under no circumstances shall be deemed, to create any right of the holders of Company Common Stock or Company Equity Awards to bring an Action against Parent or Merger Sub or otherwise.
Section 8.10 Amendments; Waivers. At any time prior to the Effective Time, whether before or after receipt of the Required Company Stockholder Vote, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of the Required Company Stockholder Vote, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of NYSE require further approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable. The foregoing notwithstanding, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
Section 8.11 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 8.12 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references in this Agreement to “$” or “dollars” shall be to U.S. dollars. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to December 17, 2022. All references to information or documents having been “made available” (or words of similar import) shall mean such items or documents that have been made available to Parent or its Representatives in the electronic data room maintained by the Company, provided directly (including via email) to Parent or its Representatives or made publicly available on the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) database of the SEC, in each case, in advance of the date hereof unless otherwise expressly specified. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Each of the parties has participated in the drafting and negotiation of this Agreement. References to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder and references to specific laws, Contracts or specific provisions thereof are to such laws, Contracts or provisions as amended, restated, supplemented, re-enacted, consolidated, replaced or modified from time to time, in each case as of the applicable date or period of time; provided, that with respect to any Contract listed in the Company Disclosure Letter, such references shall only include any amendments, replacements or modifications that are made available to Parent prior to the date hereof. All accounting terms used in this Agreement and not expressly defined shall have the meanings given to them under GAAP. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.
Section 8.13 Obligations of Merger Sub. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Merger Sub to take such action.
Section 8.14 Transfer Taxes. Except as otherwise provided in Section 2.2(b), all transfer, documentary, sales, use, stamp, registration and other similar Taxes imposed on the Company or any of its Subsidiaries with respect to the transfer of Shares pursuant to the Merger shall be borne by the Surviving Corporation.
Section 8.15 Attorney-Client Privilege. (a) All attorney-client privilege and attorney work-product protection of the Company or any of its Subsidiaries as a result of legal counsel representing the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement, (b) all documents subject to the attorney-client privilege or work-product protection described in Section 8.15(a) and (c) all documents maintained by the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement shall, from and after the Closing, be held by the persons serving as directors of the Company immediately prior to the Closing, and their respective successors.
Section 8.16 Definitions. For purposes of this Agreement, the following terms (as capitalized below) will have the following meanings when used in this Agreement:
“Acquired Companies” means, collectively, the Company and the Company’s Subsidiaries.
“Additional Consideration” means (a) if the Closing Date occurs after September 17, 2023, an amount in cash equal to (i) $0.0025 multiplied by (ii) the number of calendar days elapsed after September 17, 2023 to and including the Closing Date.
“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, the Anti-Kickback Act of 1986, as amended, the UK Bribery Act of 2012, and the Anti-Bribery Laws of the People’s Republic of China or any applicable Laws of similar effect, and the related regulations and published interpretations thereunder.
“Bid” means any quotation, bid or proposal made by a Person that if accepted or awarded would lead to a Contract.
“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by law or executive order to be closed.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136) and all rules, regulations and guidance issued by any Governmental Entity with respect thereto, in each case as in effect from time to time.
“Collective Bargaining Agreement” means any collective bargaining agreement, works council, labor, voluntary recognition or similar agreement with respect to any current or former employee of any Acquired Company or other Contract with a Union, including a neutrality or accretion clause or agreement.
“Company Balance Sheet” means the consolidated balance sheet of the Company and its consolidated subsidiaries as of September 30, 2022 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, as filed with the SEC on November 1, 2022.
“Company Contract” means any Contract other than a Company Employee Plan: (a) to which any of the Acquired Companies is a party; (b) by which any of the Acquired Companies or any Company IP or any other asset of any of the Acquired Companies is or may become bound or under which any of the Acquired Companies has, or may become subject to, any obligation; or (c) under which any of the Acquired Companies has or may acquire any asset, right or interest.
“Company Credit Agreement” means that certain Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of September 28, 2022, among the Company, the lenders and other parties from time to time party thereto, and Bank of America, N.A., as administrative agent.
“Company Deferred Compensation Plans” means the Company’s Amended and Restated Deferred Compensation Plan for Directors (the “Directors Deferred Compensation Plan”) and the Company’s Deferred Bonus Plan.
“Company Employee Plan” means: (a) each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (b) any other management, employment, consulting, salary, bonus, commission, other remuneration, stock option, restricted stock, restricted stock unit, stock appreciation rights, stock purchase or other equity-based award (whether payable in cash, securities or otherwise), benefit, incentive compensation, profit sharing, savings, pension, retirement (including early retirement and supplemental retirement), disability, insurance (including life and health insurance), vacation, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, redundancy, retention, transaction bonus, change of control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, relocation, repatriation or expatriation and similar fringe, welfare or other employee benefit plan, program, agreement, contract, policy or binding arrangement (whether or not in writing) maintained or contributed to or required to be contributed to by any of the Acquired Companies for the benefit of or relating to any current or former employee of any Acquired Company, or with respect to which any Acquired Company has any Liability.
“Company Equity Award” means a Company SAR, Company Restricted Stock Award or Company RSU Award or any other stock-based award granted under a Company Equity Plan.
“Company Equity Plans” means the GenCorp Inc. Amended and Restated 2009 Equity and Performance Incentive Plan, the Company’s 2018 Equity and Performance Incentive Plan, and the Company’s 2019 Equity and Performance Incentive Plan.
“Company Inbound License” means any Contract in effect as of the date of this Agreement pursuant to which any Person has licensed any material Intellectual Property or material Intellectual Property Rights (whether or not currently exercisable and including a right to receive a license) to any Acquired Company or granted to any Acquired Company a covenant not to sue or other right or immunity under, in or to any material Intellectual Property or material Intellectual Property Right (other than nonexclusive licenses obtained in the ordinary course of business that are either (a) “shrink wrap,” “click wrap,” Software as a service, or similar licenses for unmodified “off-the-shelf” Software, (b) licenses of Open Source Software, or (c) Software or Software as a service licenses that are generally commercially available for less than one-hundred thousand U.S. dollars ($100,000), in each case under a license that permits the use and exploitation made by the Acquired Companies of such Software).
“Company IP” means all Intellectual Property and Intellectual Property Rights in which any of the Acquired Companies has (or purports to have) an ownership interest.

“Company Material Adverse Effect” means an event, change, occurrence or development that has had, or would reasonably be expected to have, a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole, but shall not include events, changes, occurrences or developments relating to or resulting from (a) any change in the market price or trading volume of the Company’s Common Stock (provided, however, that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be deemed to contribute to a Company Material Adverse Effect); (b) the execution, announcement, consummation, existence or pendency of this Agreement or the terms hereof (including the identity of Parent or Merger Sub) or the announcement, pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company with employees, labor unions, works councils, financing sources, customers, franchisees, suppliers, partners, Governmental Entities or other business relationships (provided, that this clause (b) shall not apply with respect to any representation or warranty that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby (including Section 3.4 or with respect to the condition to Closing contained in Section 6.3(a), to the extent it relates to such representations and warranties); (c) the general conditions or trends in the industries in which the Company and its Subsidiaries operate or in the economy generally or other general business, financial or market conditions, including competition in geographic, product or service areas; (d) domestic, foreign or global political conditions, economic, regulatory, financial or capital markets conditions (including interest rates, exchange rates, tariffs, trade wars and credit markets); (e) any act of civil unrest, civil disobedience, protests, public demonstrations, insurrection, terrorism, war, cyberterrorism, military activity, sabotage, national or international calamity or any other similar event, including an outbreak or escalation of hostilities involving the United States or any other Governmental Entity or the declaration by the United States or any other Governmental Entity of a national emergency or war, or any worsening of any such conditions threatened or existing on the date of this Agreement; (f) any natural or manmade disasters, epidemics, pandemics or disease outbreaks (including COVID-19) or any acts of God; (g) compliance by the Company and its Subsidiaries with COVID-19 Measures or any Cybersecurity Measures; (h) the failure of the Company to meet internal or analysts’ expectations or projections, forecasts, guidance, estimates or budgets (provided, however, that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be deemed to contribute to a Company Material Adverse Effect; provided, further, that this clause (h) shall not be construed as implying that the Company is making any representation or warranty hereunder with respect to any internal or analysts’ expectations or projections, forecasts, guidance, estimates or budgets); (i) any Action or proceeding based on allegations of a breach of fiduciary duty or violation of applicable Law relating to or resulting from this Agreement or the transactions contemplated by this Agreement; (j) any action taken by the Company at the written direction of Parent or any action required to be taken by Parent, Merger Sub or the Company pursuant to the terms of this Agreement, or the failure of the Company to take any action that the Company is prohibited by the terms of this Agreement from taking, or which the Company did not take on account of any unreasonably withheld consent from Parent (provided, that this clause (j) shall not apply with respect to any representation or warranty that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby (including Section 3.4 or with respect to the condition to Closing contained in Section 6.3(a), to the extent it relates to such representations and warranties); (k) any breach by Parent or Merger Sub of this Agreement; (l) any matter expressly set forth on Section 3.6(a) of the Company Disclosure Letter, (m) any change in, or any compliance with, any applicable Law or GAAP or any other publicly available applicable accounting principles or standards (or publicly available interpretations of any applicable Law or GAAP or any other publicly available applicable accounting principles or standards) after the date of this Agreement; provided, however, that, to the extent such events, changes, occurrence or developments referred to in clauses (c), (d), (e), (f), (g) or (m) has had or would reasonably be expected to have, individually or in the aggregate, a disproportionate adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, relative to others in the industry or industries in which the Company and its Subsidiaries operate, then the incremental disproportionate impact shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur.
“Company Outbound License” means any Contract in effect as of the date of this Agreement pursuant to which any Acquired Company has granted any Person a license, covenant not to sue, or other right or immunity under, in or to any material Company IP, other than a Contract, including a Government Contract, entered into by an Acquired Company in the ordinary course of business granting only a nonexclusive license (a) to a supplier or contractor for the sole purpose of supplying or performing services for the Acquired Companies, (b) to a customer on terms and conditions substantially the same as an Acquired Company standard form customer Contract, or (c) to a Governmental Entity, any prime contractor of a Governmental Entity, or any subcontractor at any tier under a Government Contract granting rights substantially consistent with standard Government Contract data rights clauses.
“Company Preferred Stock” means the preferred stock, $1.00 par value per share, of the Company.
“Company Product” means any model or version of any product that is being, or since January 1, 2018 has been, designed, developed, distributed, provided, licensed or sold by or on behalf of any Acquired Company.
“Company Restricted Stock Award” means each award of shares of Common Stock that is unvested and subject to a transfer restriction or is subject to a repurchase option or obligation, risk of forfeiture or other condition under any Company Equity Plan or applicable restricted stock purchase agreement or other Contract with the Company.
“Company RSU Award” means each award of restricted stock units representing the right to vest in and be issued shares of Common Stock by the Company.
“Company SAR” means a stock appreciation right with respect to shares of Common Stock.
“Company Software” means Software owned, developed (or currently being developed), used, marketed, distributed, licensed out or sold by any of the Acquired Companies at any time since January 1, 2018 (other than commercially available “off-the-shelf” software that is not incorporated or embodied in any Company Product or otherwise material to an Acquired Company’s business).
“Company Technology” means all IT Systems and Company Software or electronic hardware products or services, made available, provided, sold, licensed to customers or leased to customers by the Acquired Companies.
“Consent” means any approval, consent, ratification, permission, waiver or authorization of or from, or registration, declaration or filing with, or notice to any Governmental Entity (including any Governmental Authorization).
“Contemplated Transactions” means the transactions contemplated by the Agreement, including the Merger.
“Contract” means any legally binding, written or oral agreement, contract, subcontract, teaming agreement, note, bond, mortgage, indenture, deed of trust, lease, commitment, agreement or other obligation or arrangement.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Measures” means (i) any applicable quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other applicable Law, recommendation, decree, judgment, injunction or other order, directive, guidelines or recommendations by any Governmental Entity, public health authority or industry group, including the Centers for Disease Control and Prevention and the World Health Organization, in connection with or in response to COVID-19, including, the CARES Act, Families First Act and American Rescue Plan Act of 2021 or (ii) any other reasonable measures, changes in business operations or other practices, affirmative or negative, adopted in good faith by the Company and its Subsidiaries (A) for the protection of the health or safety of the employees, partners, patients, vendors, service providers of the Company and its Subsidiaries or any other natural persons, (B) to preserve the assets utilized in connection with the business of the Company and its Subsidiaries, or (C) that are otherwise substantially consistent with actions taken by others in the industries or geographic regions in which the affected businesses of the Company or any of its Subsidiaries operate, in each case, in connection with or in response to COVID-19 or any other related global or regional health event or circumstance.
“Cybersecurity Measures” means (i) any measures enacted or regulations promulgated by a Governmental Entity relating to cybercrime, cyberterrorism, ransomware, malware, privacy or the protection of personally identifiable information, and (ii) any reasonable measures, changes in business operations or other practices, affirmative or negative, adopted in good faith by the Company and its Subsidiaries in response to a cybersecurity attack, breach or incident, for the protection of its information technology or any stored personally identifiable information.

“DOL” means the United States Department of Labor.
“Enforceability Exceptions” means: (a) legal limitations on enforceability arising from applicable bankruptcy and other similar Laws affecting the rights of creditors generally; (b) legal limitations on enforceability arising from rules of Law governing specific performance, injunctive relief and other equitable remedies; and (c) legal limitations on the enforceability of provisions requiring indemnification against Liabilities under securities Laws in connection with the offering, sale or issuance of securities.
“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or other legal entity.
“Environmental Authorization” means any Governmental Authorization required under Environmental Laws to own or operate the business of the Acquired Companies as currently owned and operated.
“Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances.
“Equity Award Exchange Ratio” means, with respect to each Company Post-Signing RSU, the quotient determined by dividing (a) the Merger Consideration by (b) the Parent Stock Price.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any Person under common control with any of the Acquired Companies within the meaning of Sections 414(b), (c), (m) and (o) of the Code, or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Executive CIC Severance Policy” means the Amended and Restated Aerojet Rocketdyne Holdings, Inc. Executive Change in Control Severance Policy amended March 4, 2020.
“Executive Leadership Team” means the participants in the Executive CIC Severance Policy and the Chief Executive Officer of the Company.
“Foreign Export and Import Law” means any Law of a Governmental Entity (other than a U.S. Governmental Entity) regulating exports, imports or re-exports to, from or within such foreign country, including economic sanctions and the export, import, transfer or re-export of any goods, Software, services or technical data.
“GAAP” means United States generally accepted accounting principles.
“Governmental Authorization” means: (a) any permit, license, certificate, certification, franchise, approval, concession, permission, variance, clearance, registration, qualification, identification number, approval, or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any applicable Law; or (b) any right under any Contract with any Governmental Entity, and shall also include the expiration of the waiting period under the HSR Act and any required approval or clearance of any Governmental Entity pursuant to any other applicable antitrust Law.
“Governmental Entity” shall mean any federal, state, local or foreign governmental or regulatory agency, commission, court, body, entity or authority.
“Government Bid” means any Bid that, if accepted or awarded, reasonably would be expected to lead to a Government Contract between the Company, on the one hand, and any Governmental Entity, on the other hand.
“Government Contract” means any prime contract, subcontract, facility contract, purchase order, task order, delivery order, teaming agreement or arrangement, joint venture agreement, strategic alliance agreement, basic ordering agreement, pricing agreement, blanket purchase agreement, letter contract, grant, cooperative agreement or other similar arrangement, commitment or funding vehicle of any kind that is currently active in performance, or that has been active in performance at any time in the five (5) year period prior to the date of the Agreement and for which final payment has not yet been made (or has not been finally closed by the relevant Governmental Entity) or which remains subject to audit or warranty obligations with: (a) any Governmental Entity; (b) any prime contractor of a Governmental Entity in its capacity as a prime contractor; or (c) any subcontractor at any tier with respect to any contract of a type described in the foregoing clause (a) or clause (b) above. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.
“Hazardous Substance” means any substance, material or waste listed, defined, regulated, designated or classified as hazardous, toxic, radioactive or dangerous (or words of similar meaning) under any Environmental Law, including any substance to which exposure is regulated by any Governmental Entity or any Environmental Law, including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, per-and poly-fluoroalkyl substances, perchlorate, 1,4-dioxane, n-nitrosodimethylamine, asbestos or asbestos-containing material, urea formaldehyde foam insulation or polychlorinated biphenyls.
“Information Privacy and Security Laws” means all Laws relating to the processing, use, disclosure, collection, privacy, confidentiality, processing, transfer or security of Protected Information, surveillance, espionage or national security and all regulations promulgated and guidance issued by Governmental Entities thereunder.
“Intellectual Property” means any or all of the following: (a) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, methods, processes, recipes, know-how, materials, chemistries, technical data and customer lists, and all documentation relating to any of the foregoing; (b) business, technical and know-how information, non-public information, confidential information, databases and data collections; (c) works of authorship (including Software (whether in source code, object code, firmware or other form)), interfaces, integrated circuits, photomasks, architectures, designs, diagrams, documentation, files, layouts, records, schematics, specifications, Verilog files, netlists, emulation and simulation reports, IP cores, gate arrays, test vectors and hardware development tools; (d) websites; (e) logos, marks and other identifiers of source (including brand names, product names, and slogans); and (f) any other form of technology, whether or not embodied in any tangible medium.
“Intellectual Property Rights” means all rights of the following types, which may exist or be created under the Laws of any jurisdiction in the world: (a) patents and applications therefor and all reissues, divisionals, renewals, extensions, provisionals, certificates of invention and statutory invention registrations, continued prosecution applications, requests for continued examination, reexaminations, continuations and continuations-in-part thereof (“Patents”); (b) copyrights, and registrations and applications therefor, mask works, whether registered or not, and all other rights corresponding thereto throughout the world including moral and economic rights of authors, however denominated; (c) rights in industrial designs and any registrations and applications therefor; (d) rights in trademarks, logos, all identifiers of source, service marks, trade names, trade dress, fictitious business names (D/B/As) and domain names, including all goodwill therein, and any and all common law rights, registrations and applications therefor; (e) rights in trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), business, technical and know-how information, non-public information, and confidential information, including all source code, documentation, processes, technology, formulae, customer lists, business and marketing plans, inventions (whether or not patentable) and marketing information and rights to limit the use or disclosure thereof by any Person; and (f) any other proprietary rights in Intellectual Property or similar or equivalent rights to any of the foregoing.
“IRS” means the United States Internal Revenue Service.
“IT System” means any Software, hardware, network or systems owned or controlled by or on behalf of, any of the Acquired Companies, including any server, workstation, router, hub, switch, data line, desktop application, server-based application, mobile application, cloud service hosted or provided by or for any of the Acquired Companies, mail server, firewall or database.
“ITAR” means the International Traffic in Arms Regulations.

“Knowledge” means (a) with respect to Parent, the actual knowledge of the individuals listed on Section 8.16(a) of the Parent Disclosure Letter and (b) with respect to the Company, the actual knowledge of the individuals listed on Section 8.16(a) of the Company Disclosure Letter.
“Law” means any federal, state, local or foreign law (including common law), statute, ordinance, rule, regulation, judgment, order, injunction or decree of any Governmental Entity.
“Leased Real Property” means all real property leased, subleased or licensed to the Acquired Companies, including all buildings, structures, fixtures and other improvements thereon leased, subleased or licensed to the Acquired Companies.
“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative, regulatory or appellate proceeding), hearing, claim, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.
“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability is immediately due and payable.
“Lien” means a lien, mortgage, pledge, security interest, charge, title defect, claim, option to purchase or other encumbrance of any kind or nature whatsoever, but excluding any license of Intellectual Property.
“NYSE” means the New York Stock Exchange.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Open Source Software” means software that is distributed or made available under “open source” or “free software” terms, including any software distributed or made available under the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms and including any Software distributed or made available with any license term or condition that imposes or purports to impose a requirement or condition that a licensee grant a license or immunity under its Intellectual Property Rights or that any of its Software or part thereof be: (a) disclosed, distributed or made available in source code form; (b) licensed for the purpose of making modifications or derivative works; or (c) redistributable at no or nominal charge.
“Order” means any order, writ, injunction, award, judgment or decree.
“Parent Contracts and Bids” means any Company Contract, Government Contract or Government Bid, in each case between or involving any Acquired Company, on the one hand, and Parent or any of its Affiliates, on the other hand.
“Parent Common Stock” means the Common Stock, $1.00 par value per share, of Parent.
“Parent Stock Price” means the volume weighted average of the closing sale prices per share of the Parent Common Stock on the NYSE, as reported in the New York City edition of The Wall Street Journal (or, if not reported thereby, as reported in another authoritative source), on each of the five (5) full consecutive trading days ending on and including the third (3rd) Business Day prior to the Closing Date.
“Parent Termination Fee” means an amount equal to $406,300,000.
“PBGC” means the Pension Benefit Guaranty Corporation.
“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council.
“Permitted Lien” means a Lien (a) for Taxes or governmental assessments, charges or claims of payment not yet due or payable or which are being contested in good faith by appropriate proceedings, or for which adequate accruals or reserves have been established in accordance with GAAP, (b) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business for amounts not yet past due, (c) that is a zoning, entitlement or other land use or environmental regulation by any Governmental Entity that is not violated in any respect material to the Company and its Subsidiaries, taken as a whole, by the current use or occupancy of the real property subject thereto, (d) that is disclosed on the most recent consolidated balance sheet of the Company including the notes thereto (or securing liabilities reflected on such balance sheet), (e) that secures indebtedness (i) in existence on the date of this Agreement or (ii) not prohibited by Section 5.1(b)(ix) or (f) that was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of the Company and is not material to the Company and its Subsidiaries, taken as a whole.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.
“Protected Information” means any information that: (a) relates to or is reasonably capable of being linked to an identified or identifiable individual or device used by an individual; (b) is governed, regulated or protected by any Information Privacy and Security Law; (c) is covered by the PCI DSS; (d) is subject to a confidentiality obligation pursuant to a Company Contract or in which any Acquired Company has Intellectual Property Rights; or (e) is derived from Protected Information. “Protected Information” does not include (i) information that is lawfully available to the public whether through federal, state or local government records or otherwise or (ii) information that has been deidentified, aggregated or anonymized in accordance with applicable Information Privacy and Security Law and applicable Company Contracts such that the resulting information is no longer Protected Information.
“Proxy Statement” means the proxy statement to be sent to the Company’s stockholders in connection with the Company Stockholders Meeting.
“Registered IP” means all Intellectual Property Rights that are registered, filed or issued with, by or under the authority of any Governmental Entity, including all Patents, registered copyrights, registered mask works and registered trademarks, all applications for any of the foregoing and all domain name registrations.
“Release” means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, threatened release or release of Hazardous Substances from any source into, through or upon the indoor or outdoor environment.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Software” means, collectively, computer software (including drivers), firmware and other code incorporated or embodied in hardware devices, data files, source code and object codes, tools, user interfaces, manuals and other specifications and documentation and all know-how relating thereto.
“Solvent” means, with respect to any Person, that:
(a) the fair saleable value (determined on a going concern basis) of the assets of such Person is greater than the total amount of such Person’s liabilities (including all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed);
(b) such Person is able to pay its debts and obligations in the ordinary course of business as they become due; and
(c) such Person has adequate capital to carry on its businesses and all businesses in which it is about to engage.
“Source Material” means, collectively, any Software or integrated-circuit, hardware, product, or component design or programming materials, or related confidential technical documentation, expressed in source code or other human-readable form, and any elements of design or programming in netlist, hardware description language, photomask, or CAD file form, including any design databases, GDSII files, schematics, and simulations.

“Subsidiaries” means, with respect to any party, any corporation, partnership, association, trust or other form of legal entity of which (a) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party, or (b) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership).
“Tax Return” means any return, report, statement or similar filing filed or required to be filed with any Governmental Entity with respect to Taxes, including any information return, claim for refund, amended return, attached schedules or declaration of estimated Taxes.
“Taxes” means any and all federal, state, local or foreign taxes, imposts, levies or other similar assessments of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including any income, capital gains, franchise, windfall, profits, license, capital, transfer, estimated, alternative, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, severance, social security, disability, workers’ compensation, net worth, excise, withholding, environmental, registration, stamp, goods and services, ad valorem and value added taxes.
“Treasury Regulations” means the regulations promulgated under the Code.
“Union” means any labor organization, union, works council, or similar entity, or other body representing one or more current or former employees of any Acquired Company.
“U.S. Export and Import Law” means any applicable U.S. Law regulating exports, re-export, deemed (re)exports, transfers or imports of goods, services, software or technical data, including the United States Export Control Reform Act of 2018, the Export Administration Regulations, the Arms Export Control Act, ITAR, the economic sanctions laws, regulations and executive orders administered by OFAC or U.S. Department of State, the Tariff Act of 1930 the Trade Act of 1974 and anti-boycott laws and regulations implemented by the U.S. Department of Commerce and Treasury.
“U.S. Government” means the federal government of the United States of America and any agencies, instrumentalities and departments thereof.
Section 8.17 Terms Defined Elsewhere. For purposes of this Agreement, the following terms (as capitalized below) will have the following meanings when used in this Agreement:
Action	Section 5.10(b)
Agreement	Preamble
Appraisal Rights	Section 2.1(b)
Board of Directors	Recitals
Book-Entry Shares	Section 2.2(a)
Canceled Shares	Section 2.1(a)(ii)
Certificate of Merger	Section 1.3
Certificates	Section 2.2(a)
Change of Recommendation	Section 5.4(e)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 2.2(b)(iii)
Common Stock	Section 2.1(a)(i)
Company	Preamble
Company Disclosure Letter	Article 3
Company Employees	Section 5.6(a)
Company Post-Signing RSU Award	Section 2.3(c)
Company Related Parties	Section 7.3(a)
Company SEC Reports	Section 3.5(a)
Company Stockholders’ Meeting	Section 5.5(b)
Company Termination Fee	Section 7.3(a)
Confidentiality Agreement	Section 5.3(b)

Development Real Property	Section 3.9(e)
DFARS	Section 3.20(c)
DGCL	Recitals
Dissenting Shares	Section 2.1(b)
EAR	Section 3.15(d)
EDGAR	Article 3
Effective Time	Section 1.3
End Date	Section 7.1(b)
ESPP	Section 3.2(b)(i)
Exchange Fund	Section 2.2(a)
Filed SEC Reports	Article 3
Financing Amounts	Section 4.12
HSR Act	Section 3.4
Indemnified Party	Section 5.10(b)
Intervening Event Notice	Section 5.4(f)
Leases	Section 3.9(a)
Legal Restraint	Section 6.1(b)
Major Customer	Section 3.13(a)
Major Supplier	Section 3.13(b)
Material Contract	Section 3.11(a)
Maximum Amount	Section 5.10(c)
Measurement Time	Section 3.2(a)
Merger	Recitals
Merger Consideration	Section 2.1(a)(i)
Merger Sub	Preamble
New Plans	Section 5.6(b)
Old Plans	Section 5.6(b)
Owned Real Property	Section 3.9(a)
Parent	Preamble
Parent Approvals	Section 4.2(b)
Parent Disclosure Letter	Article 4
Parent Material Adverse Effect	Section 4.1
Parent Related Parties	Section 7.3(a)
Parent RSU Award	Section 2.3(c)(i)
Paying Agent	Section 2.2(a)
Proposed Dissenting Shares	Section 2.1(b)
Recommendation	Section 3.3
Remedial Action	Section 5.7(b)
Representatives	Section 5.3(a)
Required Company Stockholder Vote	Section 3.23
Sexual Misconduct Allegation	Section 3.18(c)
Share	Section 2.1(a)(i)
Specified Approvals	Section 3.4
Standards Organization	Section 3.10(b)
Superior Proposal Notice	Section 5.4(e)
Surviving Corporation	Section 1.1
Takeover Statute	Section 3.22
Termination Date	Section 5.1(a)
WARN Act	Section 3.18(a)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
L3HARRIS TECHNOLOGIES, INC.

By:	/s/ Christopher E. Kubasik
	Name:	Christopher E. Kubasik
	Title:	Chair and Chief Executive Officer

AQUILA MERGER SUB INC.

By:	/s/ Michelle L. Turner
	Name:	Michelle L. Turner
	Title:	President

AEROJET ROCKETDYNE HOLDINGS, INC.

By:	/s/ Eileen P. Drake
	Name:	Eileen P. Drake
	Title:	Chief Executive Officer and President
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Form of Form of Certificate of Incorporation of the Surviving Corporation

[see attached]

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

[   ]

   ,
FIRST. The name of the corporation is [   ]1 (the “Corporation”).
SECOND. The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle 19808. The name of its registered agent at such address is Corporation Service Company.
THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”).
FOURTH. The total number of shares that the Corporation shall have authority to issue is 1,000 shares of common stock, and the par value of each such share is $0.01.
FIFTH. The board of directors of the Corporation is expressly authorized to adopt, amend or repeal bylaws of the Corporation.
SIXTH. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.
SEVENTH. To the fullest extent permitted by the DGCL, including, without limitation, as provided in Section 102(b)(7) of the DGCL, as the same exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended after the effective date hereof to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.
EIGHTH (A) Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as such director, officer, employee, or agent, or in any other capacity while serving as such director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys’ fees, judgments, fines, other expenses and losses, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that, except as provided in paragraph (B) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article EIGHTH shall be a contract right and shall include the right of a director or officer to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its
[1]	Note to Draft: Name to be “[Aquila], Inc.” or such other name as designated by Parent.

final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, which undertaking shall itself be sufficient without the need for further evaluation of any credit aspects of the undertaking or with respect to such advancement, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by a final, non-appealable order of a court of competent jurisdiction that such director or officer is not entitled to be indemnified under this Article EIGHTH or otherwise.
(B) If a claim under paragraph (A) of this Article EIGHTH is not paid in full by the Corporation within sixty (60) days after a written claim, together with reasonable evidence as to the amount of such claim, has been received by the Corporation, except in the case of a claim for advancement of expenses (including attorneys’ fees), in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense, including attorneys’ fees, of prosecuting such suit. It shall be a defense to any such suit, other than a suit brought to enforce a claim for expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation, that the claimant has not met the standards of conduct that make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board or a committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board or a committee thereof, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the suit or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by an indemnitee to enforce a right to indemnification or to advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to such indemnification, or to such advancement of expenses, under this Article EIGHTH or otherwise shall be on the Corporation.
(C) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article EIGHTH shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, or vote of stockholders or disinterested directors, or otherwise.
(D) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.
(E) In the case of a claim for indemnification or advancement of expenses against the Corporation under this Article EIGHTH arising out of acts, events, or circumstances for which the claimant, who was at the relevant time serving as a director, officer, employee, or agent of any other entity at the request of the Corporation, may be entitled to indemnification or advancement of expenses pursuant to such other entity’s certificate of incorporation, bylaws, or other governing document, or a contractual agreement between the claimant and such entity, the claimant seeking indemnification or advancement of expenses hereunder shall first seek indemnification or advancement of expenses pursuant to any such governing document or agreement. To the extent that amounts to be paid in indemnification or advancement to a claimant hereunder are paid by such other entity, the claimant’s right to indemnification and advancement of expenses hereunder shall be reduced.

Annex B
388 Greenwich Street New York, NY 10013
December 17, 2022
The Board of Directors
Aerojet Rocketdyne Holdings, Inc.
222 N. Pacific Coast Highway, Suite 500
El Segundo, California 90245
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Aerojet Rocketdyne Holdings, Inc. (“AR Holdings”) of the Consideration (defined below) to be received by such holders pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Merger Agreement”), proposed to be entered into among AR Holdings, L3Harris Technologies, Inc. (“Parent”), and Aquila Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of Parent. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into AR Holdings (the “Merger”) and (ii) each outstanding share of the common stock, par value $0.10 per share, of AR Holdings (“AR Holdings Common Stock”) other than shares of AR Holdings Common Stock held by AR Holdings or any wholly owned subsidiary of AR Holdings or held by Parent, Merger Sub or any other wholly owned subsidiary of Parent or Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive an amount in cash equal to $58.00 (the “Consideration”) plus, if the Merger has not closed by the date specified in the Merger Agreement, the Additional Consideration (as defined in the Merger Agreement). We express no opinion on the Additional Consideration.
In arriving at our opinion, we reviewed a draft dated December 17, 2022 of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of AR Holdings concerning the business, operations and prospects of AR Holdings. We examined certain publicly available business and financial information relating to AR Holdings as well as certain financial forecasts and other information and data relating to AR Holdings which were provided to or discussed with us by the management of AR Holdings. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices of AR Holdings Common Stock; the historical and projected earnings and other operating data of AR Holdings; and the capitalization and financial condition of AR Holdings. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of AR Holdings. In connection with our engagement and at the direction of AR Holdings, we were requested to approach, and we held discussions with, third parties to solicit indications of interest in the possible acquisition of all or a part of AR Holdings. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.
In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of AR Holdings that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to AR Holdings provided to or otherwise reviewed by or discussed with us, we have been advised by the management of AR Holdings that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of AR Holdings as to the future financial performance of AR Holdings.
B-1

The Board of Directors
Aerojet Rocketdyne Holdings, Inc.
December 17, 2022

We have assumed, with your consent, that the Merger will be consummated in accordance with the terms, conditions and agreements set forth in the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Merger meaningful to our opinion and analysis. Representatives of AR Holdings have advised us, and we further have assumed, with your consent, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of AR Holdings nor have we made any physical inspection of the properties or assets of AR Holdings. Our opinion does not address the underlying business decision of AR Holdings to effect the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for AR Holdings or the effect of any other transaction in which AR Holdings might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Consideration or otherwise. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof. As you are aware, the credit, financial and stock markets, the industries in which AR Holdings operates, and the securities of AR Holdings have experienced and may continue to experience volatility and we express no view or opinion as to any potential effects of such volatility on AR Holdings or the Merger.
Citigroup Global Markets Inc. has acted as financial advisor to AR Holdings in connection with the proposed Merger and will receive a fee for such services, of which a portion is payable upon delivery of this opinion and the principal portion is contingent upon the consummation of the Merger. In addition, AR Holdings has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. We and our affiliates in the past have provided services to AR Holdings unrelated to the proposed Merger, for which services we and such affiliates have received compensation, including, without limitation, during the two year period prior to the date hereof, having acted as financial advisor in connection with the terminated merger of AR Holdings with affiliates of Lockheed Martin Corporation. As you further are aware, we and our affiliates in the past have provided, and currently provide, services to Parent unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, during the two year period prior to the date hereof, having acted as financial advisor in connection with the pending acquisition by affiliates of Parent of Viasat, Inc.’s Tactical Data Links product line, as joint underwriter in connection with the issuance of certain notes and as lender in connection with certain loans. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of AR Holdings and Parent for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with AR Holdings, Parent and their respective affiliates.
Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of AR Holdings in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger.
Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the holders of AR Holdings Common Stock.
Very truly yours,

CITIGROUP GLOBAL MARKETS INC.
B-2

Annex C

December 17, 2022
The Board of Directors
Aerojet Rocketdyne Holdings, Inc.
222 N. Pacific Coast Highway, Suite 500
El Segundo, California 90245
Members of the Board of Directors:
We understand that Aerojet Rocketdyne Holdings, Inc. (the “Company”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), with L3Harris Technologies, Inc. (“Acquiror”), and Aquila Merger Sub Inc., a wholly owned subsidiary of Parent (the “Merger Sub”). Pursuant to the Merger Agreement, the Merger Sub will merge with and into the Company, with the Company being the surviving corporation as a wholly owned subsidiary of the Acquiror (the “Merger”). As a result of the Merger, each outstanding share of common stock, par value $0.10 per share, of the Company (the “Company Common Stock”), other than shares owned by the Acquiror, Merger Sub or any other wholly owned subsidiary of Acquiror or by the Company or any wholly owned subsidiary of the Company and Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive an amount in cash equal to $58.00 per Share in cash (the “Consideration”) plus, if the Merger has not closed by the date specified in the Merger Agreement, the Additional Consideration (as defined in the Merger Agreement). We express no opinion on the Additional Consideration. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
The Board of Directors has asked us whether, in our opinion, the Consideration to be received by holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders.
In connection with rendering our opinion, we have, among other things:
(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;
(ii)	reviewed certain internal projected financial data relating to the Company prepared and furnished to us by management of the Company, as approved for our use by the Company (the “Forecasts”);
(iii)	discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Forecasts;
(iv)	reviewed the reported prices and the historical trading activity of the Company Common Stock;
(v)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;
(vi)
compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vii)	reviewed the financial terms and conditions of a draft, dated December 17, 2022, of the Merger Agreement; and
(viii)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.
For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we

The Board of Directors
Aerojet Rocketdyne Holdings, Inc.

have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby. We express no view as to the Forecasts or the assumptions on which they are based.
For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or reduce the contemplated benefits to the holders of the Company Common Stock of the Merger.
We have not conducted a physical inspection of the properties or facilities of the Company and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock, from a financial point of view, of the Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. Our opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Merger. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Merger or as to the impact of the Merger on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
We have acted as financial advisor to the Board of Directors in connection with the Merger and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to the Company and received fees for the rendering of these services. During the two year period prior to the

The Board of Directors
Aerojet Rocketdyne Holdings, Inc.

date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Acquiror and we have not received any compensation from the Acquiror during such period. We may provide financial advisory or other services to the Company and the Acquiror in the future, and in connection with any such services we may receive compensation.
Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, the Acquiror, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or the Acquiror.
Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.
This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders.
Very truly yours,

EVERCORE GROUP L.L.C.
By:
Brendan M. Panda
Senior Managing Director

Annex D
Section 262 of the General Corporation Law of the State of Delaware
Sec. 262. Appraisal rights
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, or conversion, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation or conversion nor consented thereto in writing pursuant to Sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent or converting corporation in a merger, consolidation or conversion to be effected pursuant to Sec. 251 (other than a merger effected pursuant to Sec. 251(g) of this title), Sec. 252, Sec. 254, Sec. 255, Sec. 256, Sec. 257, Sec. 258, Sec. 263, Sec. 264 or Sec. 266 of this title (other than, in each case and solely with respect to a domesticated corporation, a merger, consolidation or conversion authorized pursuant to and in accordance with the provisions of Sec. 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to Sec. 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for conversion (or, in the case of a merger pursuant to Sec. 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in Sec. 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent or converting corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, pursuant to Sec. 251, Sec. 252, Sec. 254, Sec. 255, Sec. 256, Sec. 257, Sec. 258, Sec. 263, Sec. 264 or Sec. 266 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity if such entity is a corporation as a result of the conversion, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation or conversion will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Sec. 253 or Sec. 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to Sec. 266 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation or conversion for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with Sec. 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of Sec. 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, Sec. 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation or conversion, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation or conversion shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation or conversion, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation or conversion, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation or conversion was approved pursuant to Sec. 228, Sec. 251(h), Sec. 253, or Sec. 267 of this title, then either a constituent or converting corporation before the effective date of the merger, consolidation or conversion, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent or converting corporation who is entitled to appraisal rights of the approval of the merger, consolidation or conversion and that appraisal rights are available for any or all shares of such class or series of stock of such constituent or converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of Sec. 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and Sec. 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation or conversion, shall, also notify such stockholders of the effective date of the merger, consolidation or conversion. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to Sec. 251(h) of this title, within the later of the consummation of the offer contemplated by Sec. 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation or conversion, either (i) each such constituent corporation or the converting corporation shall send a second notice before the effective date of the merger, consolidation or conversion notifying each of the holders of any class or series of stock of such constituent or converting corporation that are entitled to appraisal rights of the effective date of the merger, consolidation or conversion or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to Sec. 251(h) of this title, later than the later of the consummation of the offer contemplated by Sec. 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation or conversion, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation or conversion and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation or conversion, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation or conversion, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion. Within 120 days after the effective date of the merger, consolidation or conversion, any person who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation or conversion (or, in the case of a merger approved pursuant to Sec. 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in Sec. 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in Sec. 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation or conversion the shares of the class or series of stock of the constituent or converting corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation or conversion for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to Sec. 253 or Sec. 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation or conversion through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) From and after the effective date of the merger, consolidation or conversion, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation or conversion); provided, however, that if no petition for an appraisal is filed within the time provided in subsection (e) of this section, or if a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion within 60 days after the effective date of the merger, consolidation or conversion, as set forth in subsection (e) of this section.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Preliminary Proxy Card - Subject to Completion

AEROJET ROCKETDYNE HOLDINGS, INC.
ATTN: VERA LELEA
222 N. PACIFIC COAST HIGHWAY, SUITE 500
EL SEGUNDO, CA 90245

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [TBD], 2023 for shares held directly and by 11:59 p.m. Eastern Time on [TBD], 2023 for shares held in the Aerojet Rocketdyne Retirement Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AJRD2023SM**

You may attend the Meeting via the Internet and vote during the Meeting, but Aerojet Rocketdyne Retirement Savings Plan participants may not vote their shares in person at the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [TBD], 2023 for shares held directly and by 11:59 p.m. Eastern Time on [TBD], 2023 for shares held in the Aerojet Rocketdyne Retirement Savings Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D96137-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AEROJET ROCKETDYNE HOLDINGS, INC.

NOTE: To consider and act on such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
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D96138-TBD

AEROJET ROCKETDYNE HOLDINGS, INC.
PROXY FOR HOLDERS OF COMMON STOCK
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph E. Chontos and Daniel L. Boehle, and each of them, his or her proxy, with the power of substitution, to vote all shares of Common Stock of Aerojet Rocketdyne Holdings, Inc. which the undersigned is entitled to vote at the special meeting of stockholders to be held virtually on [TBD], 2023 at [TBD] PDT, and any adjournments or postponements thereof, and appoints the proxyholders to vote as directed below and in accordance with their sole judgment on matters incident to the conduct of the meeting and on such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND IN ACCORDANCE WITH THE PROXYHOLDERS' SOLE JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

This card also serves to instruct Fidelity Management Trust Company, the trustee of the Aerojet Rocketdyne Retirement Savings Plan (the "Plan"), to vote the shares of common stock of Aerojet Rocketdyne Holdings, Inc. attributable to the undersigned's Plan account. Voting instructions will be tabulated confidentially. Only Fidelity will have access to the undersigned's individual voting instructions. **Unless otherwise required by law, the shares attributable to the undersigned's Plan account will be voted as directed; if no direction is made, if the card is not signed, or if the card is not received by [TBD], 2023, the shares attributable to the undersigned's Plan account will be voted in the same proportion as shares for which the trustee has received voting instructions.**

Continued and to be signed on reverse side